As filed with the Securities and Exchange Commission on July 12, 2018

Registration No. 333‑223480

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-effective Amendment No. 2

to

FORM S‑1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

GRANT PARK FUTURES FUND LIMITED

PARTNERSHIP

(Exact name of Registrant as Specified in its Charter)

Illinois (State or other jurisdiction of incorporation or organization)	6799 (Primary Standard Industrial Classification Code Number)	36‑3596839 (I.R.S. Employer Identification Number)

c/o Dearborn Capital Management, L.L.C.

555 West Jackson Boulevard, Suite 600

Chicago, Illinois 60661

(312) 756‑4450

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Copies to:
David M. Kavanagh Grant Park Futures Fund Limited Partnership c/o Dearborn Capital Management, L.L.C. 555 West Jackson Boulevard, Suite 600 Chicago, Illinois 60661 (312) 756‑4450	Jennifer Durham King, Esq. Vedder Price P.C. 222 North LaSalle Street, Suite 2600 Chicago, Illinois, 60601 (312) 609‑7500

(name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post‑effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post‑effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non‑accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

SUBJECT TO COMPLETION, DATED JULY 12, 2018

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PART ONE: DISCLOSURE DOCUMENT

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

$191,606,823 Legacy 1 Class Units

$179,318,591 Legacy 2 Class Units

$119,076,039 Global Alternative Markets 1 Class Units

$158,617,364 Global Alternative Markets 2 Class Units

$199,459,166 Global Alternative Markets 3 Class Units

The Offering

Grant Park Futures Fund Limited Partnership, which is referred to in this prospectus as Grant Park, is a multi‑advisor commodity pool organized to pool assets of investors for the purpose of trading in the U.S. and international spot and derivatives markets for currencies, interest rates, stock indices, agricultural and energy products, precious and base metals and other commodities and underliers. Grant Park, which is not registered as a mutual fund under the Investment Company Act of 1940, has been in continuous operation since January 1989. It is managed by its general partner, Dearborn Capital Management, L.L.C., and invests through independent professional commodity trading advisors.

This offering consists of five classes of limited partnership units: Legacy 1 Class units, Legacy 2 Class units, Global Alternative Markets 1 (“Global 1”) Class units, Global Alternative Markets 2 (“Global 2”) Class units and Global Alternative Markets 3 (“Global 3”) Class units, each of which are being offered to new and existing investors of Grant Park. Grant Park previously publicly offered two additional classes of units: Class A units and Class B units. Although we are no longer offering Class A Units or Class B Units, existing holders of Class A and Class B Units may continue to own such units.

The offered units have different fee arrangements and restrictions on redemptions. Additionally, investments in the offered units will be allocated to different commodity trading advisors who apply different investment strategies with respect to each class of units. The Legacy 1 Class and Legacy 2 Class units and Global 1 Class and Global 2 Class units are being offered only to investors who are represented by approved selling agents who are directly compensated by the investor for services rendered in connection with an investment in Grant Park (such arrangements commonly referred to as “wrap‑accounts”).

The selling agents offer the units at a price equal to the net asset value per unit of each of the units at the close of business on each closing date, which is the last business day of each month.

The selling agents are not required to sell any specific quantity or dollar amount of units, but have agreed to use their best efforts to sell the units offered. Subscriptions approved for investment will be effective as of each closing date and will be held in Grant Park’s subscription account until invested. The offering is not contingent on a minimum aggregate level of investment and is expected to continue until all registered units are sold. The general partner may, however, in its discretion, suspend or terminate the offering at any time, or it may elect to register and offer additional units.

Summary of Risks

Before you decide whether to invest, you should read this entire prospectus carefully and consider the risk factors beginning on page 20. Several risk factors include, but are not limited to:

•	An investment in Grant Park is speculative and leveraged; as a result of this leverage, small movements in the price of a commodity interest may cause you to incur significant losses.
•

Performance can be volatile; rapid and substantial fluctuations in commodity interest prices could cause Grant Park’s trading positions to suddenly turn unprofitable and cause you to lose all or substantially all of your investment in Grant Park.

•	Grant Park’s past performance is not necessarily indicative of future results.
•	Grant Park’s use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
•

No secondary market exists for the units; redemptions of the units are prohibited during the first three months following an initial and each subsequent investment and, in the case of the Global 3 Class units, redemptions prior to the first anniversary date of an investment will result in early redemption fees.

•	Grant Park pays substantial fees and expenses, including fees paid to its trading advisors, that must be offset by trading profits and interest income.
•	A substantial portion of the trades executed for Grant Park takes place outside of the U.S., much of which exposes Grant Park to substantial credit, regulatory and foreign exchange risk.
•	You will have no right to participate in the management of Grant Park.
•	The structure and operation of Grant Park involve several conflicts of interest.
•

The commodity interest markets are the subject of regulatory scrutiny, from both a national and international perspective, and the implementation of certain proposed laws or regulations could adversely impact Grant Park’s ability to trade speculatively and implement its trading strategies.

Minimum Investment

There is a $10,000 minimum investment required to invest in the Legacy 1 Class and Legacy 2 Class units, except that, in the case of investors that are employee benefit plans and/or individual retirement accounts, the minimum investment is $1,000. The minimum investment in the Global 1 Class, Global 2 Class and Global 3 Class units is $5,000, respectively, except that in the case of investors that are employee benefit plans and/or individual retirement accounts, the minimum investment is $1,000. Any minimum initial investment amounts or wrap‑account requirements may be waived in the sole discretion of the general partner.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMODITY FUTURES TRADING COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both parts contain important information.

The date of this prospectus is                 , 2018

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, THE GENERAL PARTNER, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.

THE BOOKS AND RECORDS OF THE FUND WILL BE MAINTAINED AT ITS PRINCIPAL OFFICE, 555 WEST JACKSON BOULEVARD, SUITE 600, CHICAGO, IL 60661. LIMITED PARTNERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. EACH MONTH, THE GENERAL PARTNER WILL DISTRIBUTE REPORTS TO ALL LIMITED PARTNERS SETTING FORTH SUCH INFORMATION AS THE COMMODITY FUTURES TRADING COMMISSION (THE “CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) MAY REQUIRE BE GIVEN TO THE PARTICIPANTS IN COMMODITY POOLS WITH RESPECT TO THE FUND AND ANY SUCH OTHER INFORMATION AS THE GENERAL PARTNER MAY DEEM APPROPRIATE. THERE WILL SIMILARLY BE DISTRIBUTED TO LIMITED PARTNERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF EACH OF THE FUND’S FISCAL YEARS, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO SHARES OF THE FUND NECESSARY FOR THE PREPARATION OF LIMITED PARTNERS’ ANNUAL FEDERAL INCOME TAX RETURNS.

THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH HEREIN: “GRANT PARK FUTURES FUND LIMITED PARTNERSHIP IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER.”

You should rely only on the information contained in this prospectus. Grant Park, the general partner and the selling agents have not authorized anyone to provide you with different information, and if you receive any unauthorized information, you should not rely on it. We are not making an offer of these securities in any place where the offer is not permitted. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date of the front cover of that document, regardless of the time you receive this prospectus.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 9 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 11.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 20.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON‑UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY ENGAGE IN OFF‑ EXCHANGE FOREIGN CURRENCY TRADING. SUCH TRADING IS NOT CONDUCTED IN THE INTERBANK MARKET. THE FUNDS THAT THE POOL USES FOR OFF‑EXCHANGE FOREIGN CURRENCY TRADING WILL NOT RECEIVE THE SAME PROTECTIONS AS FUNDS USED TO MARGIN OR GUARANTEE EXCHANGE‑TRADED FUTURES AND OPTION CONTRACTS. IF THE POOL DEPOSITS SUCH FUNDS WITH A COUNTERPARTY AND THAT COUNTERPARTY BECOMES INSOLVENT, THE POOL’S CLAIM FOR AMOUNTS DEPOSITED OR PROFITS EARNED ON TRANSACTIONS WITH THE COUNTERPARTY MAY NOT BE TREATED AS A COMMODITY CUSTOMER CLAIM FOR PURPOSES OF SUBCHAPTER IV OF CHAPTER 7 OF THE BANKRUPTCY CODE AND THE REGULATIONS THEREUNDER. THE POOL MAY BE A GENERAL CREDITOR AND ITS CLAIM MAY BE PAID, ALONG WITH THE CLAIMS OF OTHER GENERAL CREDITORS, FROM ANY MONIES STILL AVAILABLE AFTER PRIORITY CLAIMS ARE PAID. EVEN POOL FUNDS THAT THE COUNTERPARTY KEEPS SEPARATE FROM ITS OWN FUNDS MAY NOT BE SAFE FROM THE CLAIMS OF PRIORITY AND OTHER GENERAL CREDITORS.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

NATIONAL FUTURES ASSOCIATION HAS NEITHER PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

A NUMBER OF JURISDICTIONS IN WHICH THE UNITS ARE OFFERED IMPOSE ON THEIR RESIDENTS HIGHER MINIMUM SUITABILITY REQUIREMENTS, WHICH ARE DESCRIBED IN APPENDIX C TO THIS PROSPECTUS. PLEASE SEE PAGES C‑3 AND C‑4 OF APPENDIX C FOR A DETAILED DESCRIPTION OF THE MINIMUM SUITABILITY REQUIREMENTS IN THE STATE IN WHICH YOU RESIDE. YOU WILL BE REQUIRED TO REPRESENT THAT YOU MEET THE REQUIREMENTS SET FORTH IN YOUR STATE OF RESIDENCE BEFORE YOUR SUBSCRIPTION TO PURCHASE UNITS WILL BE ACCEPTED. THESE SUITABILITY REQUIREMENTS ARE, IN EACH CASE, REGULATORY MINIMUMS ONLY, AND JUST BECAUSE YOU MEET SUCH REQUIREMENTS DOES NOT MEAN THAT AN INVESTMENT IN THE UNITS IS SUITABLE FOR YOU. IN NO EVENT MAY YOU INVEST MORE THAN 10% OF YOUR NET WORTH, EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES, IN GRANT PARK.

Dearborn Capital Management, L.L.C.

General Partner

555 West Jackson Boulevard, Suite 600

Chicago, IL 60661

(312) 756‑4450

You should rely only on the information contained in this prospectus. Grant Park, the general partner and the selling agents have not authorized anyone to provide you with different information, and if you receive any unauthorized information, you should not rely on it. We are not making an offer of these securities any place where the offer is not permitted. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date of the front cover of that document, regardless of the time you receive this prospectus.

SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in the units. You should read this entire prospectus carefully, including the risk factors beginning on page 20, the Statement of Additional Information and all exhibits to the prospectus, before deciding to invest. See the glossary in Appendix E for definitions of certain key terms relating to Grant Park’s trading activities that are used in this prospectus. Any March 31, 2018 and April 30, 2018 financial information disclosed herein is unaudited.  This prospectus is intended to be used beginning, 2018.

Grant Park

Grant Park is a multi‑advisor commodity pool organized to pool assets of investors for the purpose of trading in the U.S. and international spot and derivatives markets for currencies, interest rates, stock indices, agricultural and energy products, precious and base metals and other commodities and underliers. In trading on these markets, Grant Park may enter into: exchange‑ traded derivatives, such as futures contracts, options on futures contracts, security futures contracts and listed option contracts (collectively, “exchange‑traded derivatives”); over‑the‑counter, or OTC, derivatives, such as forwards, swaps, options and structured financial products (collectively, “OTC derivatives”); and contracts on cash, or spot, commodities (collectively, “cash commodities”) (collectively, “exchange‑traded derivatives,” “OTC derivatives” and “cash commodities” are referred to as “commodity interests”).

Grant Park invests the assets of each class of the fund in various trading companies which (i) enter into advisory agreements with the independent commodity trading advisors retained by the general partner; (ii) enter into swap transactions or derivative instruments tied to the performance of certain reference traders; and/or (iii) allocate assets to Grant Park’s cash management trading company.  Grant Park’s general partner, commodity pool operator and sponsor is Dearborn Capital Management, L.L.C., an Illinois limited liability company. The manager of Dearborn Capital Management, L.L.C. is David M. Kavanagh, its President.

Grant Park has been trading continuously since January 1989 and, as of April 30, 2018, had a net asset value of approximately $97.8 million and 3,944 limited partners. Since its inception and through February 28, 2003, Grant Park offered its beneficial interests exclusively to qualified investors on a private placement basis. Effective June 30, 2003, Grant Park began offering units for sale to the public.

Grant Park’s main office is located at 555 West Jackson Boulevard, Suite 600, Chicago, Illinois 60661, and its telephone number is (312) 756‑4450.

The Offered Units

Grant Park’s limited partnership units are being offered in five separate and distinct classes: the Legacy 1 Class units, the Legacy 2 Class units, the Global 1 Class units, the Global 2 Class units and the Global 3 Class units. In addition to the offered units, Grant Park has two outstanding classes of limited partnership units, the Class A and Class B units, which are no longer being offered for sale and are not offered hereunder.

Proceeds from investments in the offered units are traded through different commodity trading advisors or through swap transactions based on reference programs of such advisors retained or selected by the general partner with respect to each class of units. Each of the trading advisors employs either technical and trend‑following trading strategies or disciplined macro thematic strategies through proprietary trading programs in an effort to achieve capital appreciation while controlling risk and volatility. The general partner may, in its sole discretion, reallocate assets among the trading advisors either directly or through swap transactions upon termination of a trading advisor or retention of any new trading advisors, or at the commencement of any month. Consequently, the current apportionments are subject to change.

The offered units are subject to a three‑month lock‑up period.

Legacy 1 Class and Legacy 2 Class units

The Legacy 1 Class and Legacy 2 Class units are allocated to the same trading advisors and are being offered only to investors who are represented by approved selling agents who are directly compensated by the investor for services rendered in connection with an investment in Grant Park (such arrangements commonly referred to as “wrap‑accounts”). Selling agents who sell Legacy 1 Class or Legacy 2 Class units do not receive any upfront sales compensation.

Each selling agent who sells Legacy 2 Class units does, however, receive ongoing compensation for continuing administrative services at an annual rate of 25 basis points (0.25%) of the month‑end net asset value of the unit. See “FEES AND EXPENSES—Fees and Expenses Paid by the General Partner—Selling Agent Compensation.”

Through their respective trading companies, each of Rabar Market Research, Inc., or Rabar, EMC Capital Advisors LLC, or EMC, Transtrend B.V., or Transtrend, Amplitude Capital International Limited, or Amplitude, Lynx Asset Management AB, or Lynx, Quantica Capital AG, or Quantica, and Revolution Capital Management LLC, or RCM, serve as Grant Park’s commodity trading advisors with respect to the Legacy 1 Class and Legacy 2 Class units. Legacy 1 Class and Legacy 2 Class units obtain the equivalent of net profits or net losses generated by H2O AM LLP, or H2O, and Winton Capital Management Limited, or Winton, as reference traders through off-exchange swap transactions and will not allocate assets to H2O or Winton directly. The trading advisors and their respective asset allocations and the reference traders with respect to the Legacy 1 Class and Legacy 2 Class units are the same as with respect to the fund’s Class A and Class B units. With respect to the Class A and Class B units and the Legacy 1 Class and Legacy 2 Class, each of Amplitude, Transtrend, Rabar, EMC, Lynx, Quantica, and RCM manage between 5% and 25% of Grant Park’s net assets, and the swap transactions for which Winton and H2O are reference traders are similarly within this range.

Global 1 Class, Global 2 Class and Global 3 Class units

Investments in the Global 1 Class, Global 2 Class and Global 3 Class units are allocated to the same trading advisors or reference traders. However, Global 1 Class and Global 2 Class units are being offered only to investors purchasing such units through wrap‑accounts. Selling agents who sell Global 1 Class or Global 2 Class units do not receive any upfront sales compensation. Each selling agent who sells Global 2 Class units does, however, receive ongoing compensation for continuing administrative services at an annual rate of 25 basis points (0.25%) of the month‑end net asset value of the unit. See “FEES AND EXPENSES—Fees and Expenses Paid by the General Partner—Selling Agent Compensation.”

Selling agents who sell Global 3 Class units receive an upfront sales commission of up to 2.0% of the subscription amount. Beginning with the thirteenth month after the subscription proceeds of a Global 3 Class unit are invested in Grant Park, each selling agent who sells Global 3 Class units will receive ongoing compensation for continuing administrative services at an annual rate of 2.0% of the month‑end net asset value of the unit. In the event that the total underwriting compensation paid to a selling agent per a Global 3 Class unit meets certain limits, such Global 3 Class unit will be automatically exchanged for an equal net asset amount of Global 1 Class units at no additional cost. See “FEES AND EXPENSES—Fees and Expenses Paid by the General Partner—Selling Agent Compensation.”

Global 3 Class units redeemed after the three month lock‑up period, but on or before the one‑year anniversary of the subscription are subject to a fee of up to 1.50% of the net asset value of the redeemed units; the Global 1 Class and Global 2 Class units are not subject to an early redemption fee.

Through their respective trading companies, each of Rabar, EMC, Transtrend, Amplitude, Lynx, Quantica and RCM serve as Grant Park’s commodity trading advisors with respect to the Global 1 Class, Global 2 Class and Global 3 Class units. Global 1 Class, Global 2 Class, and Global 3 Class units obtain the equivalent of net profits or net losses generated by H2O AM LLP, or H2O, and Winton Capital Management Limited, or Winton, as reference traders through off-exchange swap transactions and will not allocate assets to H2O or Winton directly.  With respect to the Global 1 Class, Global 2 Class and Global 3 Class units, each of Rabar, EMC, Transtrend, Amplitude, Lynx, Quantica, and RCM manage between 5% and 25% of Grant Park’s net assets, and the swap transactions for which Winton and H2O are reference traders are similarly within this range.

Break‑Even Amounts for Each Class of Units

The following summarizes the approximate dollar returns and percentage returns required for the redemption value of a hypothetical $1,000 initial investment in offered units to equal the amount invested 12 months after the investment was made. The break‑even summary for the Global 3 Class units shows the amount required to “break‑even” both with and without an early redemption fee which, for purposes of this summary, the highest early redemption fee has been presented to approximate the effect that payment of an early redemption fee will have on a redemption of such units during the first year of investment.

•	Legacy 1 Class: 3.93% (or $39.28).
•	Legacy 2 Class: 4.20% (or $42.02).
•	Global 1 Class: 3.34% (or $33.37).
•	Global 2 Class: 3.61% (or $36.14).
•	Global 3 Class: 5.56% (or $55.55) without highest early redemption fee, or 7.06% (or $70.55) with highest early redemption fee.

See “SUMMARY—Break‑Even Analysis” beginning on page 11 for detailed breakeven analysis of the offered units.

Continuous Offering Period

Grant Park offers the offered units on a continuous basis and will continue to offer such units until the maximum amount of Legacy 1 Class, Legacy 2 Class, Global 1 Class, Global 2 Class and Global 3 Class units, respectively, which are registered are sold. We refer to this period as the continuous offering period. The general partner may terminate the continuous offering period at any time.

Commodity Interests

Grant Park trades in the U.S. and international spot and derivatives markets for currencies, interest rates, stock indices, agricultural and energy products, precious and base metals and other commodities and underliers. In trading on these markets, Grant Park may enter into exchange‑traded derivatives, OTC derivatives and cash commodities. A brief description of Grant Park’s main types of investments is set forth below.

•	A futures contract is a standardized, exchange traded contract to buy or sell a commodity for a specified price in the future.
•	A forward contract is a bilaterally negotiated contract to buy or sell something (i.e., the underlier) at a specified price in the future.
•

An option on a futures contract, forward contract, swap or a commodity gives the buyer of the option the right, but not the obligation, to buy or sell a futures contract, forward contract or a commodity, as applicable, at a specified price on or before a specified date. Options on futures contracts are standardized contracts traded on an exchange, while options on forward contracts and commodities, referred to collectively in this prospectus as over‑ the‑counter, or OTC, options, generally are bilaterally negotiated, principal‑to‑principal contracts not traded on an exchange.

•	A swap is a bilaterally negotiated agreement between two parties to exchange cash flows based upon an asset, rate or something else (i.e., the underlier).
•

A commodity spot contract is a cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two‑day settlement. Spot contracts are not uniform and not exchange‑traded.

•	A security futures contract is a futures contract on a single equity security or a narrow‑based security index. Security futures contracts are exchange‑traded.

For more detailed descriptions of futures contracts, forward contracts, options contracts, other commodity interest contracts and other aspects of the commodity interest markets, see Part Two: Statement of Additional Information.

Plan of Distribution

What is the minimum investment?

•

The minimum investment required to invest in the Legacy 1 Class and Legacy 2 Class units is $10,000, except in the case of investors that are employee benefit plans and/or individual retirement accounts for which the minimum investment is $1,000; subsequent investment in the Legacy 1 Class and Legacy 2 Class units must be at least $1,000. The selling agents offer the Legacy 1 Class and Legacy 2 Class units at a price equal to the net asset value per unit of each of the units at the close of business on each closing date, which is the last business day of each month. The Legacy 1 Class and Legacy 2 Class units are being offered only to investors purchasing such units through wrap‑accounts.

•

The minimum investment in the Global 1 Class, Global 2 Class and Global 3 Class units is $5,000, except in the case of investors in such units that are employee benefit plans and/or individual retirement accounts for which the minimum investment is $1,000; subsequent investment in the Global 1 Class, Global 2 Class and Global 3 Class units must be at least $1,000. The selling agents offer the Global 1 Class, Global 2 Class and Global 3 Class units at a price equal to the net asset value per unit of each of the units at the close of business on each closing date, which is the last business day of each month. The Global 1 Class and Global 2 Class units are being offered only to investors purchasing such units through wrap‑accounts.

•

Any of these minimum investment requirements, including the requirement to invest in certain classes of units through wrap‑accounts, may be waived by the general partner in its sole discretion. Units are sold in fractions calculated to five decimal places.

How do I invest in Grant Park?

•

You may buy units at the close of business on the last business day of each month, each a closing date, by submitting a subscription at least five business days before the applicable closing date, or at an earlier date if required by your selling agent. The number of units that you receive will be based on the net asset value per unit of the applicable class of units at the close of business on the closing date. Approved subscriptions will be accepted once payments are received and cleared, and each investor will receive written confirmation of the purchase following acceptance.

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The general partner will accept or reject your subscription, in whole or in part, in its sole discretion. The general partner will deposit your subscription funds in Grant Park’s non‑interest bearing subscription account. If the general partner accepts your subscription, your subscription funds will be invested in Grant Park on the next applicable closing date. There is no minimum aggregate subscription amount that must be received before new investors’ funds can be invested. If the general partner does not accept your subscription, your subscription funds will be returned to you without interest.

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The selling agents, which are the registered broker‑dealers who are offering the units, will use their best efforts to sell the units being offered, without any firm underwriting commitment. You will not directly pay sales commissions to the selling agents. All sales commissions and other compensation to the selling agents are paid by the general partner out of the brokerage charge paid by Grant Park to the general partner.

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Carefully read the prospectus, along with all appendices, including the limited partnership agreement and the subscription agreement and power of attorney and discuss with your financial advisor any questions you have about Grant Park. Investors will be required to make the representations and warranties set forth in Appendix C relating to their suitability to purchase the offered units in the subscription agreement and power of attorney. If you decide to invest, please complete and sign the subscription agreement and power of attorney and deliver to your selling agent a check made payable to “Grant Park Futures Fund Limited

Partnership—Subscription Account,” or authorize a wire transfer in the amount of your subscription in accordance with the instructions set forth in the subscription agreement and power of attorney. Alternatively, if available, you may authorize your selling agent to debit your customer securities brokerage account in the amount of your subscription.

What is the difference between the Legacy 1 Class, the Legacy 2 Class, the Global 1 Class, the Global 2 Class and the Global 3 Class units?

The Legacy 1 Class, Legacy 2 Class, Global 1 Class and Global 2 Class units are being offered only to investors who purchase such units through wrap‑ accounts, provided that they meet the suitability criteria described below and in Appendix C. The Global 3 Class units are reserved for investments by new investors generally, provided they meet the same suitability criteria.

The trading advisors or swap transactions based on reference programs of such advisors for the Legacy 1 Class and Legacy 2 Class units are Rabar, EMC, Winton, Transtrend, Amplitude, Lynx, Quantica, RCM and H2O. The trading advisors, asset allocations and trading philosophy with respect to the Legacy 1 Class and Legacy 2 Class units are the same as those utilized for Grant Park’s Class A and Class B units. The trading advisors or swap transactions based on reference programs of such advisors for the Global 1 Class, Global 2 Class and Global 3 Class units are Rabar, EMC, Winton, Transtrend, Amplitude, Lynx, Quantica, RCM and H2O. The investment process is uniquely managed for each class of units.

The Legacy 1 Class units bear organization and offering expenses at an annual rate of 30 basis points (0.30%) of the adjusted net assets of the Legacy 1 Class units, calculated and payable monthly on the basis of month‑end adjusted assets (before accruals for fees and expenses and redemptions). With respect to the monthly brokerage charge payable by Grant Park to the general partner, Legacy 1 Class units are charged 0.3750% of month‑end adjusted net assets of the Legacy 1 Class units, a rate of 4.50% annually.

The Legacy 2 Class units bear organization and offering expenses at an annual rate of 30 basis points (0.30%) of the adjusted net assets of the Legacy 2 Class units, calculated and payable monthly on the basis of month‑end adjusted assets (before accruals for fees and expenses and redemptions). With respect to the monthly brokerage charge payable by Grant Park to the general partner, Legacy 2 Class units are charged 0.3958% of month‑end adjusted net assets of the Legacy 2 Class units, a rate of 4.75% annually.

The Global 1 Class units bear organization and offering expenses at an annual rate of 30 basis points (0.30%) of the adjusted net assets of the Global 1 Class units, calculated and payable monthly on the basis of month‑end adjusted assets (before accruals for fees and expenses and redemptions). With respect to the monthly brokerage charge payable by Grant Park to the general partner, Global 1 Class units are charged 0.3292% of month‑end adjusted net assets of the Global 1 Class units, a rate of 3.95% annually.

The Global 2 Class units bear organization and offering expenses at an annual rate of 30 basis points (0.30%) of the adjusted net assets of the Global 2 Class units, calculated and payable monthly on the basis of month‑end adjusted assets (before accruals for fees and expenses and redemptions). With respect to the monthly brokerage charge payable by Grant Park to the general partner, Global 2 Class units are charged 0.3500% of month‑end adjusted net assets of the Global 2 Class units, a rate of 4.20% annually.

The Global 3 Class units bear organization and offering expenses at an annual rate of 30 basis points (0.30%) of the adjusted net assets of the Global 3 Class units, calculated and payable monthly on the basis of month‑end adjusted assets (before accruals for fees and expenses and redemptions). With respect to the monthly brokerage charge payable by Grant Park to the general partner, Global 3 Class units are charged 0.4958% of month‑end adjusted net assets of the Global 3 Class units, a rate of 5.95% annually.

Investors in the offered units are prohibited from redeeming such units for three months following the subscription date. This lock‑up period may be waived by the general partner at its sole discretion. Global 3 Class units that are redeemed before the one‑year anniversary of the subscription date will pay an early redemption fee of up to 1.5% of the net asset value at which such units are redeemed. The general partner has discretion to waive the redemption fee.

The Legacy 1 Class, Legacy 2 Class, Global 1 Class and Global 2 Class units are not subject to an early redemption fee. After termination of the lock‑up period, you may cause Grant Park to redeem your units at the net asset value per applicable unit as of the last business day of each month with at least 10 days advance written notice to the general partner, or at an earlier date if required by your selling agent.

Is Grant Park a suitable investment for you?

An investment in Grant Park is speculative and involves a high degree of risk. Grant Park is not suitable for all investors. The general partner offers Grant Park as a diversification opportunity for an investor’s entire investment portfolio, and therefore an investment in Grant Park should only represent a limited portion of an investor’s overall portfolio.

To invest in Grant Park, you must have at a minimum:

(1)	a net worth of at least $250,000, exclusive of home, furnishings and automobiles; or
(2)	a net worth, similarly calculated, of at least $70,000 and an annual gross income of $70,000.

A number of jurisdictions in which the units are offered impose on their residents higher minimum suitability requirements, which are described in Appendix C to this prospectus. Please see Appendix C for a detailed description of the minimum suitability requirements in the state in which you reside. You will be required to represent that you meet the requirements set forth in your state of residence before your subscription to purchase units will be accepted. These suitability requirements are, in each case, regulatory minimums only, and just because you meet such requirements does not mean that an investment in the units is suitable for you. In no event may you invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in Grant Park. Employee benefit plans and individual retirement accounts are subject to special suitability requirements. See “INVESTMENT BY ERISA AND OTHER PLAN ACCOUNTS.” In addition, individual selling agents may impose even higher minimum suitability requirements on their clients investing in Grant Park than those described above or required by an individual state. You should consult with your financial advisor to confirm that you meet these requirements before deciding to invest in Grant Park.

Summary of Risk Factors You Should Consider Before Investing in Grant Park

An investment in Grant Park is highly speculative and involves a high degree of risk. Some of the risks you may face are summarized below. A comprehensive discussion of risks begins on page 20.

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The prices of commodity interest contracts are highly volatile and subject to rapid and substantial fluctuations. You could therefore lose all or substantially all of your investment if Grant Park’s trading positions are or become unprofitable. These movements in price are often the result of factors outside of Grant Park’s and the trading advisors’ control and may not be anticipated by Grant Park’s trading advisors.

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Because Grant Park’s trading positions are typically secured by the deposit of margin funds that represent only a small percentage of a contract’s face value, Grant Park is highly leveraged. As a result of this leverage, relatively small movements in the price of a contract can cause significant losses.

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Grant Park’s use of multiple independent trading advisors may result in Grant Park taking offsetting positions on the same commodity interest contract, thereby possibly incurring additional expenses but without any net change in Grant Park’s holdings. In addition, the trading programs used by each trading advisor bear some similarities to the trading programs used by other trading advisors, which may negate the potential benefits of having multiple trading advisors.

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Past performance of Grant Park is not necessarily indicative of future results, and you should not rely on the performance record to date of Grant Park and/or the trading advisors in deciding whether to invest. The general partner has increased Grant Park’s fee and expense structure in certain respects to accommodate the public offering of units, and the fees and expenses have an impact on Grant Park’s net performance.

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The Dodd‑Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) and related regulatory actions have, among other things, significantly changed the regulation of swaps and certain other derivative transactions, which may result in lost profit opportunities for Grant Park.

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A substantial portion of Grant Park’s trades takes place on markets and exchanges outside the United States. Some non‑U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. In some of these non‑U.S. markets, the performance on a contract is the responsibility of the counterparty and the contract is not backed by or novated to a centralized clearing house and therefore exposes Grant Park to credit risk in the form of a counterparty default or payment risk. Trading in non‑U.S. markets also leaves Grant Park susceptible to swings in the value of the local currency against the U.S. dollar.

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Grant Park pays substantial fees and expenses that are incurred regardless of whether it is profitable. In addition, Grant Park pays each of its trading advisors an incentive fee that is based only on that trading advisor’s trading profits, which means that Grant Park could pay incentive fees to one or more of the trading advisors even if Grant Park as a whole is not profitable.

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You will have no rights to participate in the management of Grant Park and will have to rely on the fiduciary duty and judgment of the general partner to manage Grant Park in the best interest of the limited partners.

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The structure and operation of Grant Park involves several conflicts of interest. For example, DCM Brokers, LLC, an affiliate of Grant Park’s general partner, serves as Grant Park’s lead selling agent. Certain principals of Grant Park’s general partner own a minority interest in EMC Capital Advisors, LLC, one of Grant Park’s trading advisors. An affiliate of one of Grant Park’s clearing brokers, Wells Fargo Securities, LLC, also serves as one of Grant Park’s selling agents. These and other conflicts may cause the parties involved to act in a manner that is other than in Grant Park’s best interests.

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The commodity interest markets are the subject of regulatory scrutiny, from both a national and international perspective, and implementation of certain proposed laws or regulations could adversely impact Grant Park’s ability to trade speculatively and implement its trading strategies.

Investment Factors to Consider Before Investing in Grant Park

•	Grant Park is an alternative investment fund managed by experienced, professional trading advisors or reference traders that trade in commodity interests.
•	The trading programs that the trading advisors use for Grant Park are comprised of a variety of proprietary trading strategies and systems.
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An investment in Grant Park may diversify a traditional securities portfolio. A diverse portfolio consisting of assets that perform in an unrelated manner, or non‑correlated assets, may increase overall return and reduce the volatility of a portfolio. As a risk transfer activity, trading in commodity interests has no inherent correlation with any other investment. However, non‑correlation will not provide any diversification advantages unless the non‑correlated assets are outperforming other portfolio assets, and there is no guarantee that Grant Park will outperform other sectors of an investor’s portfolio or not produce losses. Grant Park’s profitability also depends on the success of the trading advisors’ or reference traders’ trading techniques. If Grant Park is unprofitable, then it will not increase the return on an investor’s portfolio or achieve its diversification objectives.

•	Investors in Grant Park obtain the advantage of limited liability in highly leveraged trading.

The General Partner

Dearborn Capital Management, L.L.C., an Illinois limited liability company, is Grant Park’s general partner and commodity pool operator and has sole authority and responsibility for administering Grant Park. Along with its predecessor as Grant Park’s general partner and commodity pool operator, Dearborn Capital Management, Ltd., the general partner has had management responsibility for Grant Park since Grant Park’s inception. The general partner is registered as a commodity pool operator and as a commodity trading advisor under the Commodity Exchange Act, as amended (Commodity Exchange Act) and is a member of the National Futures Association, or NFA.

The office of the general partner is located at 555 West Jackson Boulevard, Suite 600, Chicago, Illinois 60661; telephone: (312) 756‑4450; facsimile: (312) 756‑4452; e‑mail: cs@dearborncapital.com. The general partner’s website address is: www.grantparkfunds.com. The information on this website is not a part of this prospectus. The books and records of the general partner and Grant Park are kept and made available for inspection at the general partner’s office.

The Trading Advisors and Reference Traders

Grant Park trades through its nine professional commodity trading advisors or through swap transactions based on reference programs of such advisors: Amplitude Capital International Limited, EMC Capital Advisors LLC, H2O AM LLP, Lynx Asset Management AB, Quantica Capital AG, Rabar Market Research, Inc., Revolution Capital Management LLC, Transtrend B.V. and Winton Capital Management Limited. Each of the trading advisors that receives a direct allocation from Grant Park is registered as a commodity trading advisor under the Commodity Exchange Act and is a member of the NFA. The general partner may terminate or replace any or all of the trading advisors or swap transactions based on reference programs of such advisors, or add additional trading advisors, at any time in its sole discretion.

Amplitude Capital International Limited is located at Highwater, Grand Pavilion Commercial Centre, 1st Floor, 802 West Bay Road, P.O. Box 31855, KY1 1203 Cayman Islands, and its telephone number is (345) 943‑2295. EMC Capital Advisors, LLC is located at 2201 Waukegan Road, Suite W240, Bannockburn, Illinois 60015, and its telephone number is (847) 267‑8700. H2O AM LLP is located at 10 Old Burlington Street, London W1S 3AG, and its telephone number is +44-207-292-1600. Lynx Asset Management AB is located at Regeringsgatan 30-32, Box 7060, Stockholm, Sweden, SE‑103 86 and its telephone number is +46‑8‑663‑3360. Quantica Capital AG is located at Freier Platz 10, Schaffhausen, CH‑8200, Switzerland, and its telephone number is +41‑52‑557-00-07. Rabar Market Research, Inc. is located at 120 S. Riverside Plaza, Suite 1600, Chicago, Illinois 60606, and its telephone number is (312) 646‑7200. Revolution Capital Management LLC is located at 1400 16th St., Suite 510, Denver, Colorado 80202, and its telephone number is (720) 496-0940. Transtrend B.V. is located at Weena 723, Unit C5.070, 3013 AM Rotterdam, The Netherlands and its telephone number is +31‑10‑453‑6510. Winton Capital Management Limited is located at Grove House, 27 Hammersmith Grove, London, W6 ONE, England, and its telephone number is +44‑20‑8576‑5800.

The Clearing Brokers and Swap Counterparty

ADM Investor Services, Inc. (“ADMIS”) became a Futures Commission Merchant for Grant Park effective May 30, 2018.  ADM Investor Services, Inc. (“ADMIS”) is a registered futures commission merchant and is a member of the National Futures Association. Its main office is located at 141 W. Jackson Blvd., Suite 2100A, Chicago, IL 60604, and its telephone number is (312) 242-7000.

SG Americas Securities, LLC (“SG”) acts as a clearing broker for Grant Park.  Newedge USA became one of Grant Park’s clearing brokers effective July 1, 2008 and in January 2015, Newedge USA, LLC (“Newedge USA”) merged with and into SG, with the latter as the surviving entity. Currently, SG serves as Grant Park’s clearing broker to execute and clear Grant Park’s futures and equities transactions and provide other brokerage-related services. SG is a futures commission merchant and broker dealer registered with the CFTC and the SEC and is a member of FINRA.  SG is a clearing member of all principal futures exchanges located in the United States as well as a member of the Chicago Board Options Exchange, International Securities Exchange, New York Stock Exchange, Options Clearing Corporation, and Government Securities Clearing Corporation.  SG is headquartered at 245 Park Avenue, New York, NY 10167, and its telephone number is (212) 278-6000.

Wells Fargo Securities, LLC became a Futures Commission Merchant for Grant Park effective May 1, 2016. Wells Fargo Securities, LLC is an indirect wholly owned subsidiary of Wells Fargo & Co. Wells Fargo Securities, LLC is registered as a futures commission merchant under the Commodity Exchange Act and is a member of the NFA. Its principal place of business is 555 South Tryon Street, 6th Floor, D1086-060, Charlotte, North Carolina 28202, and its telephone number is (704) 715-6133.

The clearing brokers or their affiliates also may act as dealers through which Grant Park’s OTC derivatives will be effected. The trading advisors also may utilize other dealers in engaging in such transactions, with the general partner’s consent.

The general partner may retain additional or substitute clearing brokers for Grant Park in its sole discretion.

Deutsche Bank AG, acting through its London Branch, became the counterparty and principal for one of Grant Park’s swap transactions on July 1, 2015 and for a second swap transaction on April 5, 2016.  Pursuant to agreements between Deutsche Bank and Grant Park in connection with these transactions, Grant Park is required to deposit collateral based on the notional values of the transactions in a custodial account maintained with Deutsche Bank Trust Company Americas, a subsidiary of Deutsche Bank and a New York State-chartered bank.

Fees and Expenses

The following fees and expenses include all compensation, fees, profits and other benefits that the general partner, the trading advisors, the selling agents, the clearing brokers, any executing brokers and other dealers used by Grant Park, and the affiliates of those parties may earn or receive in connection with the offering of units in, and the operation of, Grant Park. Net asset value as of a specified time with respect to any class of units or of Grant Park as a whole equals the value of the net assets attributable to such class or of Grant Park, as applicable, as of that time. Net assets is defined as the total assets attributable to any class of units or of Grant Park, as applicable, including all cash, plus Treasury securities at accrued interest and the market value of all open commodity interest positions attributable to such class or of Grant Park, less all liabilities attributable to such class or of Grant Park, determined in accordance with generally accepted accounting principles (GAAP).

Brokerage Charge—The following units are assessed monthly brokerage charges:

Legacy 1 Class units pay the general partner a monthly brokerage charge equal to 0.3750%, a rate of 4.50% annually, of the month‑end adjusted net assets of the Legacy 1 Class units.

Legacy 2 Class units pay the general partner a monthly brokerage charge equal to 0.3958%, a rate of 4.75% annually, of the month‑end adjusted net assets of the Legacy 2 Class units.

Global 1 Class units pay the general partner a monthly brokerage charge equal to 0.3292%, a rate of 3.95% annually, of the month‑end adjusted net assets of the Global 1 Class units.

Global 2 Class units pay the general partner a monthly brokerage charge equal to 0.3500%, a rate of 4.20% annually, of the month‑end adjusted net assets of the Global 2 Class units.

Global 3 Class units pay the general partner a monthly brokerage charge equal to 0.4958%, a rate of 5.95% annually, of the month‑end adjusted net assets of the Global 3 Class units.

The general partner pays from the brokerage charge all clearing, execution and give‑up, floor brokerage, exchange, and NFA fees, any other transaction costs, selling agent compensation, selling agent administration fees, and consulting fees to the trading advisors.  Transaction costs and consulting fees are taken into account by the swap counterparty in determining the net amount Grant Park receives or pays in connection with swap transactions or derivative instruments, but such costs or fees are not directly charged to Grant Park or any of its trading companies.  A trading advisor through its respective trading company that has assets allocated to a swap transaction does not receive any consulting fees directly from Grant Park but instead receives a management fee from the fees embedded in the swap transaction.  Also embedded in the swap transactions is a fee to the swap counterparty in respect of any swap transaction or derivative instrument of up to 0.50% of the notional amount of such swap transaction or derivative instrument.  This fee is not directly paid by Grant Park.  The general partner will reduce (but not below zero) the brokerage charge by the amount of such costs and fees.  Payments to the clearing brokers will be based upon a specified amount per round‑turn for each futures transaction executed on behalf of Grant Park. A round‑turn is both the purchase and sale of a futures contract. The all‑inclusive payments to the clearing brokers are expected to be between $5.00 and $10.00 per round‑turn transaction. The amounts paid to selling agents, trading advisors or others may be based upon a specified percentage of net asset value or round‑turn transactions of the units. The balance of the brokerage charge not paid out to other parties is retained by the general partner as payment for its services to Grant Park. The amount retained by the general partner varies based on allocations to the trading advisors and has ranged from approximately 1.20% to 3.24% in the past.

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Dealer Spreads—Grant Park trades OTC derivatives. These contracts are traded among dealers, which act as principals or counterparties to each trade. The execution costs are included in the price of the contract purchased or sold and accordingly these costs to Grant Park cannot necessarily be determined. However, the general partner believes the bid‑ask spreads (i.e., compensation) paid by Grant Park are competitive with the spreads paid by other institutional customers that are comparable in size and trading activity to Grant Park. Any commissions or other transaction fees that may be incurred by Grant Park in trading OTC derivatives, other than the associated bid‑ask spreads, will be paid by the general partner out of the brokerage charge.

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Incentive Fees—Grant Park currently pays each trading advisor a quarterly, semi‑annual or annual incentive fee based on any new trading profits achieved on the trading advisor’s allocated net assets at the end of each calendar period.  An incentive fee embedded in swap transactions or derivative instrument is taken into account in determining any net amount Grant Park receives in connection with such swap transaction or derivative instrument.  A trading advisor through its respective trading company that has assets allocated to a swap transaction does not receive any incentive fees directly from Grant Park but instead receives incentive compensation from the fees embedded in the swap transaction. As of the date of this prospectus, the incentive fees embedded in the swap transactions in which Grant Park beneficially participates are 16% and 20% of trading profits earned by the relevant reference programs.  Generally, new trading profits means the net increase in trading profits, realized and unrealized, experienced by the trading advisor on its allocated net assets from the most recent prior period in which an incentive fee was paid to the trading advisor, or if an incentive fee has yet to be paid to that trading advisor, the trading advisor’s initial allocation of net assets. Currently, the incentive fees payable to each of Grant Park’s trading advisors or reference traders directly or through swap transactions are as follows: 24.5% to Amplitude, 20% to EMC Classic Program, 0% to EMC Balanced Program, 20% to H2O, 23% to Lynx , 20% to Quantica, 20% to Rabar, 20% to RCM, 20% to Transtrend and 16% to Winton. The method of calculating new trading profits on the allocated net assets of each trading advisor is described in “FEES AND EXPENSES—Fees and Expenses Paid by Grant Park—Incentive Fees.”

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Organization and Offering Expenses—All expenses incurred in connection with the organization and ongoing offering of the units are paid by the general partner and then reimbursed to the general partner by Grant Park. This reimbursement is made monthly. Each class of offered units will bear organization and offering expenses at an annual rate of 30 basis points (0.30%) of the adjusted net assets of each such class, calculated and payable monthly on the basis of month‑end adjusted net assets. “Adjusted net assets” is defined as the month‑end net assets of the particular class before accruals for fees and expenses and redemptions. In its discretion, the general partner may require Grant Park to reimburse the general partner in any subsequent calendar year for amounts that exceed these limits in any calendar year, provided that the maximum amount reimbursed by Grant Park will not exceed the overall limit set forth above. Amounts reimbursed by Grant Park with respect to the ongoing public offering expenses are charged against partners’ capital at the time of reimbursement or accrual. Any amounts reimbursed by Grant Park with respect to organization expenses are expensed at the time the reimbursement is incurred or accrued. If Grant Park terminates prior to completion of payment of the calculated amounts to the general partner, the general partner will not be entitled to any additional payments, and Grant Park will have no further obligation to the general partner.

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Operating Expenses—Grant Park has borne, and will continue to bear, all ongoing operating expenses subject to a maximum charge for such expenses of 0.25% of the average net assets of Grant Park per year, including legal, auditing, administration, transfer agent, printing and postage expenses and the costs and expenses associated with preparing and filing required periodic reports with the SEC. To the extent operating expenses are less than 0.25% of Grant Park’s average net assets during the year, the difference may be reimbursed pro rata to recordholders as of December 31 of each year. The general partner estimates that the legal and audit fee portion of the operating expense chargeable to Grant Park during 2018 will be approximately $300,000. Grant Park is also responsible for any federal, state and local taxes payable by it, which amounts are not included in this estimate. The general partner, not Grant Park, is responsible for paying any operating expenses during any year that exceed 0.25% of the average net assets of Grant Park per year.

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Early Redemption Fee—Investors in the offered units are prohibited from redeeming such units for the first three months following the subscription for units. Additionally, Global 3 Class limited partners that cause Grant Park to redeem their units before the one‑year anniversary of their subscription for units will pay the general partner an early redemption fee. The early redemption fee with respect to the Global 3 Class units is based on the net asset value of the redeemed units and will differ depending on when the units are redeemed during the first year of investment as follows:

•	units redeemed after the third month‑end and on or before the sixth month‑end after the subscription are subject to a fee of 1.50% of the net asset value of the redeemed units;
•	units redeemed after the sixth month‑end and on or before the ninth month‑end after the subscription are subject to a fee of 1.0% of the net asset value of the redeemed units; and
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units redeemed after the ninth month‑end and before the one‑ year anniversary of the subscription are subject to a fee of 0.5% of the net asset value of the redeemed units. Legacy 1 Class, Legacy 2 Class, Global 1 and Global 2 Class limited partners, generally, and Global 3 Class limited partners causing redemption of their units on or after the one‑year anniversary of their subscription for the redeemed Global 3 Class, units do not pay any redemption fees.

•	Extraordinary Expenses—Grant Park is required to pay all of its extraordinary expenses, such as litigation expenses or IRS audit expenses, if any.

Break‑Even Analysis

The break‑even analysis below indicates the approximate dollar returns and percentage returns required for the redemption value of a hypothetical $1,000 initial investment in offered units to equal the amount invested 12 months after the investment was made. The break‑even analysis for Global 3 Class units shows the amount required to “break‑even” both with and without an early redemption fee. For purposes of this analysis, the highest early redemption fee has been presented to approximate the effect that payment of an early redemption fee will have on a redemption of such units during the first year of investment. The break‑even analysis is an approximation only.

Legacy 1 Class Break‑Even Analysis

Legacy 1
Class Units
Assumed initial selling price per unit(1)	$1,000
Trading advisors’ incentive fees(2)	1.28
Brokerage charge(3) (4.50%)	45.00
Operating expenses(4) (0.25%)	2.50
Offering expenses(5) (0.30%)	3.00
Interest income(6) (1.25%)	(12.50)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit	$39.28
Percentage of initial selling price per Legacy 1 Class unit	3.93%

(1)

The minimum investment required to invest in the Legacy 1 Class units is $10,000. For ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of a Legacy 1 Class unit, and, as described below, a Legacy 2 Class unit, a Global 1 Class unit, a Global 2 Class unit and a Global 3 Class unit, for purposes of the break‑even analysis.

(2)

Reflects incentive fees payable directly or through swap transactions to Amplitude, EMC, Rabar, Winton, Transtrend, Lynx, Quantica, RCM and H2O assuming they manage between 5% and 25% of invested assets and assuming each of the advisors have equivalent performance returns for the 12‑month period. Any incentive fee embedded in a swap transaction or derivative instrument is taken into account in determining any net amount Grant Park receives in connection with such swap transaction or derivative instrument.  A trading advisor through its respective trading company that has assets allocated to a swap transaction does not receive any incentive fees directly from Grant Park but instead receives incentive compensation from the fees embedded in the swap transaction.  As of the date of this prospectus, the incentive fee embedded in swap transactions in which Grant Park beneficially participates are 16% and 20% of trading profits earned by the relevant reference program. Actual incentive fees are calculated quarterly or semi‑annually on the basis of each trading advisor’s individual performance, not the overall performance of Grant Park or the Legacy 1 Class units. Because incentive fees payable to certain of these trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the “break‑even” level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.

(3)

The brokerage charge is paid to the general partner on a monthly basis. As of the date of this prospectus, the brokerage charge for the Legacy 1 Class units equals 0.3750% per month, a rate of 4.50% annually, of such units’ month‑end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give‑up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation, selling agent service fees and consulting fees to the trading advisors. A trading advisor through its respective trading company that has assets allocated to a swap transaction does not receive any consulting fees directly from Grant Park but instead receives a management fee from the fees embedded in the swap transaction.  Transaction costs are taken into account in determining the net amount Grant Park receives or pays in connection with swap transactions or derivative instruments, but such costs or fees are not directly charged to Grant Park or any of its trading companies.  The general partner will reduce (but not below zero) the brokerage charge by the amount of such costs and fees.  Legacy 1 Class units may pay a fee to a counterparty in respect of any swap transaction or derivative instrument of up to 0.50% of the notional amount of such swap transaction or derivative instrument.  The general partner retains the balance from the brokerage charge as payment for its services to Grant Park. Bid‑ask spreads on Grant Park’s forward and other non‑exchange traded contracts are not included in this break‑even table due to the difficulty of determining those spreads.

(4)	Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park’s average net assets per year. This amount is used for purposes of this break‑even analysis.
(5)

Grant Park’s organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, as of the date of this prospectus, Legacy 1 Class units are assessed at an annual rate of 30 basis points (0.30%) of adjusted net assets, calculated and payable monthly on the basis of month‑end adjusted net assets of the applicable class.

(6)

Grant Park is credited with interest income received on free cash balances. The amount of interest income will vary from time to time. Interest is estimated for these purposes at a rate of 1.25% per year.

Legacy 2 Class Break‑Even Analysis

Legacy 2
Class Units
Assumed initial selling price per unit(1)	$1,000
Trading advisors’ incentive fees(2)	1.52
Brokerage charge(3) (4.75%)	47.50
Operating expenses(4) (0.25%)	2.50
Offering expenses(5) (0.30%)	3.00
Interest income(6) (1.25%)	(12.50)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit	$42.02
Percentage of initial selling price per Legacy 2 Class unit	4.20%

(1)

The minimum investment required to invest in the Legacy 2 Class units is $10,000. For ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of a Legacy 2 Class unit, and, as described above, a Legacy 1 Class unit, and, as described below, a Global 1 Class unit, a Global 2 Class unit and a Global 3 Class unit, for purposes of the break‑ even analysis.

(2)

Reflects incentive fees payable directly or through swap transactions to Amplitude, EMC, Rabar, Winton, Transtrend, Lynx, Quantica, RCM and H2O assuming they manage between 5% and 25% of invested assets and assuming each of the advisors have equivalent performance returns for the 12‑month period. Any incentive fee embedded in a swap transaction or derivative instrument is taken into account in determining any net amount Grant Park receives in connection with such swap transaction or derivative instrument.  A trading advisor through its respective trading company that has assets allocated to a swap transaction does not receive any incentive fees directly from Grant Park but instead receives incentive compensation from the fees embedded in the swap transaction.  As of the date of this prospectus, the incentive fee embedded in swap transactions in which Grant Park beneficially participates are 16% and 20% of trading profits earned by the relevant reference program. Actual incentive fees are calculated quarterly or semi‑annually on the basis of each trading advisor’s individual performance, not the overall performance of Grant Park or the Legacy 2 Class units. Because incentive fees payable to certain of these trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the “break‑even” level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.

(3)

The brokerage charge is paid to the general partner on a monthly basis. As of the date of this prospectus, the brokerage charge for the Legacy 2 Class units equals 0.3958% per month, a rate of 4.75% annually, of such units’ month‑end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give‑up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation, selling agent service fees and consulting fees to the trading advisors. A trading advisor through its respective trading company that has assets allocated to a swap transaction does not receive any consulting fees directly from Grant Park but instead receives a management fee from the fees embedded in the swap transaction.  Transaction costs are taken into account in determining the net amount Grant Park receives or pays in connection with swap transactions or derivative instruments, but such costs or fees are not directly charged to Grant Park or any of its trading companies.  The general partner will reduce (but not below zero) the brokerage charge by the amount of such costs and fees.  Legacy 2 Class units may pay a fee to a counterparty in respect of any swap transaction or derivative instrument of up to 0.50% of the notional amount of such swap transaction or derivative instrument.  The general partner retains the balance from the brokerage charge as payment for its services to Grant Park. Bid‑ask spreads on Grant Park’s forward and other non‑exchange traded contracts are not included in this break‑even table due to the difficulty of determining those spreads.

(4)	Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park’s average net assets per year. This amount is used for purposes of this break‑even analysis.

(5)

Grant Park’s organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, as of the date of this prospectus, Legacy 2 Class units are assessed at an annual rate of 30 basis points (0.30%) of adjusted net assets, calculated and payable monthly on the basis of month‑end adjusted net assets of the applicable class.

(6)

Grant Park is credited with interest income received on free cash balances. The amount of interest income will vary from time to time. Interest is estimated for these purposes at a rate of 1.25% per year.

Global 1 Class Break‑Even Analysis

Global 1
Class Units
Assumed initial selling price per unit(1)	$1,000
Trading advisors’ incentive fees(2)	0.87
Brokerage charge(3) (3.95%)	39.50
Operating expenses(4) (0.25%)	2.50
Offering expenses(5) (0.30%)	3.00
Interest income(6) (1.25%)	(12.50)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit	$33.37
Percentage of initial selling price per Global 1 Class unit	3.34%

(1)

The minimum investment required to invest in the Global 1 Class units is $5,000. For ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of a Global 1 Class unit, and, as described above, a Legacy 1 Class unit and a Legacy 2 Class unit, and, as described below, a Global 2 Class unit and a Global 3 Class unit, for purposes of the break‑ even analysis.

(2)

Reflects incentive fees payable directly or through swap transactions to Amplitude, EMC, Rabar, Winton, Transtrend, Lynx, Quantica, RCM and H2O assuming they manage between 5% and 25% of invested assets and assuming each of the advisors have equivalent performance returns for the 12‑month period. Any incentive fee embedded in a swap transaction or derivative instrument is taken into account in determining any net amount Grant Park receives in connection with such swap transaction or derivative instrument.  A trading advisor through its respective trading company that has assets allocated to a swap transaction does not receive any incentive fees directly from Grant Park but instead receives incentive compensation from the fees embedded in the swap transaction.  As of the date of this prospectus, the incentive fee embedded in swap transactions in which Grant Park beneficially participates are 16% and 20% of trading profits earned by the relevant reference program.  Actual incentive fees are calculated quarterly or semi‑annually on the basis of each trading advisor’s individual performance, not the overall performance of Grant Park or the Global 1 Class units. Because incentive fees payable to certain of these trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the “break‑even” level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.

(3)

The brokerage charge is paid to the general partner on a monthly basis. As of the date of this prospectus, the brokerage charge for the Global 1 Class units equals 0.3292% per month, a rate of 3.95% annually, of such units’ month‑end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give‑up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation, selling agent service fees and consulting fees to the trading advisors. A trading advisor through its respective trading company that has assets allocated to a swap transaction does not receive any consulting fees directly from Grant Park but instead receives a management fee from the fees embedded in the swap transaction.  Transaction costs are taken into account in determining the net amount Grant Park receives or pays in connection with swap transactions or derivative instruments, but such costs or fees are not directly charged to Grant Park or any of its trading companies.  The general partner will reduce (but not below zero) the brokerage charge by the amount of such costs and fees.  Global 1 Class units may pay a fee to a counterparty in respect of any swap transaction or derivative instrument of up to 0.50% of the notional amount of such swap transaction or derivative instrument.  The general partner retains the balance from the brokerage charge as payment for its services to Grant Park. Bid‑ask spreads on Grant Park’s forward and other non‑exchange traded contracts are not included in this break‑even table due to the difficulty of determining those spreads.

(4)	Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park’s average net assets per year. This amount is used for purposes of this break‑even analysis.
(5)

Grant Park’s organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, as of the date of this prospectus, Global 1 Class units are assessed at an annual rate of 30 basis points (0.30%) of adjusted net assets, calculated and payable monthly on the basis of month‑end adjusted net assets of the applicable class.

(6)

Grant Park is credited with interest income received on free cash balances. The amount of interest income will vary from time to time. Interest is estimated for these purposes at a rate of 1.25% per year.

Global 2 Class Break‑Even Analysis

Global 2
Class Units
Assumed initial selling price per unit(1)	$1,000
Trading advisors’ incentive fees(2)	1.14
Brokerage charge(3) (4.20%)	42.00
Operating expenses(4) (0.25%)	2.50
Offering expenses(5) (0.30%)	3.00
Interest income(6) (1.25%)	(12.50)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit	$36.14
Percentage of initial selling price per Global 2 Class unit	3.61%

(1)

The minimum investment required to invest in the Global 2 Class units is $5,000. For ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of a Global 2 Class unit, and, as described above, a Legacy 1 Class unit, a Legacy 2 Class unit and a Global 1 Class unit, and, as described below, a Global 3 Class unit, for purposes of the break‑even analysis.

(2)

Reflects incentive fees payable directly or through swap transactions to Amplitude, EMC, Rabar, Winton, Transtrend, Lynx, Quantica, RCM and H2O assuming they manage between 5% and 25% of invested assets and assuming each of the advisors have equivalent performance returns for the 12‑month period. Any incentive fee embedded in a swap transaction or derivative instrument is taken into account in determining any net amount Grant Park receives in connection with such swap transaction or derivative instrument.  A trading advisor through its respective trading company that has assets allocated to a swap transaction does not receive any incentive fees directly from Grant Park but instead receives incentive compensation from the fees embedded in the swap transaction.  As of the date of this prospectus, the incentive fee embedded in swap transactions in which Grant Park beneficially participates are 16% and 20% of trading profits earned by the relevant reference program.  Actual incentive fees are calculated quarterly or semi‑annually on the basis of each trading advisor’s individual performance, not the overall performance of Grant Park or the Global 2 Class units. Because incentive fees payable to certain of these trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the “break‑even” level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.

(3)

The brokerage charge is paid to the general partner on a monthly basis. As of the date of this prospectus, the brokerage charge for the Global 2 Class units equals 0.3500% per month, a rate of 4.20% annually, of such units’

month‑end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give‑up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation, selling agent service fees and consulting fees to the trading advisors. A trading advisor through its respective trading company that has assets allocated to a swap transaction does not receive any consulting fees directly from Grant Park but instead receives a management fee from the fees embedded in the swap transaction.  Transaction costs are taken into account in determining the net amount Grant Park receives or pays in connection with swap transactions or derivative instruments, but such costs or fees are not directly charged to Grant Park or any of its trading companies.  The general partner will reduce (but not below zero) the brokerage charge by the amount of such costs and fees.  Global 2 Class units may pay a fee to a counterparty in respect of any swap transaction or derivative instrument of up to 0.50% of the notional amount of such swap transaction or derivative instrument.  The general partner retains the balance from the brokerage charge as payment for its services to Grant Park. Bid‑ask spreads on Grant Park’s forward and other non‑exchange traded contracts are not included in this break‑even table due to the difficulty of determining those spreads.

(4)	Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park’s average net assets per year. This amount is used for purposes of this break‑even analysis.
(5)

Grant Park’s organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, as of the date of this prospectus, Global 2 Class units are assessed at an annual rate of 30 basis points (0.30%) of adjusted net assets, calculated and payable monthly on the basis of month‑end adjusted net assets of the applicable class.

(6)	Grant Park is credited with interest income on free cash balances. The amount of interest income will vary from time to time. Interest is estimated for these purposes at a rate of 1.25% per year.

Global 3 Class Break‑Even Analysis

Global 3
Class Units
Assumed initial selling price per unit(1)	$1,000
Trading advisors’ incentive fees(2)	3.05
Brokerage charge(3) (5.95%)	59.50
Operating expenses(4) (0.25%)	2.50
Offering expenses(5) (0.30%)	3.00
Interest income(6) (1.25%)	(12.50)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit, without early redemption fee	$55.55
Percentage of initial selling price per unit, without early redemption fee	5.56%
Early redemption fee(7) (1.50%)	$15.00
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price per Global 3 Class unit, with the highest early redemption fee	$70.55
Percentage of initial selling price per Global 3 Class unit, with the highest early redemption fee	7.06%

(1)

The minimum investment required to invest in the Global 3 Class units is $5,000. For ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of a Global 3 Class unit, and, as described above, a Legacy 1 Class unit, a Legacy 2 Class unit and a Global 1 Class unit, and a Global 2 Class unit, for purposes of the break‑even analysis.

(2)

Reflects incentive fees payable directly or through swap transactions to Amplitude, EMC, Rabar, Winton, Transtrend, Lynx, Quantica, RCM and H2O assuming they manage between 5% and 25% of invested assets and assuming each of the advisors have equivalent performance returns for the 12‑month period. Any incentive fee embedded in a swap transaction or derivative instrument is taken into account in determining any net amount Grant Park receives in connection with such swap transaction or derivative instrument.  A trading advisor through its respective trading company that has assets allocated to a swap transaction does not receive any incentive fees directly from Grant Park but instead receives incentive compensation from the fees embedded in the swap transaction.  As of the date of this prospectus, the incentive fee embedded in swap transactions in which Grant Park beneficially participates are 16% and 20% of trading profits earned by the relevant reference program.  Actual incentive fees are calculated quarterly or semi‑annually on the basis of each trading advisor’s individual performance, not the overall performance of Grant Park or the Global 3 Class units. Because incentive fees payable to certain of these trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the “break‑even” level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.

(3)

The brokerage charge is paid to the general partner on a monthly basis. As of the date of this prospectus, the brokerage charge for the Global 3 Class units equals 0.4958% per month, a rate of 5.95% annually, of such units’ month‑end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give‑up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation, selling agent service fees and consulting fees to the trading advisors.  A trading advisor through its respective trading company that has assets allocated to a swap transaction does not receive any consulting fees directly from Grant Park but instead receives a management fee from the fees embedded in the swap transaction.  Transaction costs are taken into account in determining the net amount Grant Park receives or pays in connection with swap transactions or derivative instruments, but such costs or fees are not directly charged to Grant Park or any of its trading companies.  The general partner will reduce (but not below zero) the brokerage charge by the amount of such costs and fees.  Global 3 Class units may pay a fee to a counterparty in respect of any swap transaction or derivative instrument of up to 0.50% of the notional amount of such swap transaction or derivative instrument.  The general partner retains the balance from the brokerage charge as payment for its services to Grant Park. Bid‑ask spreads on Grant Park’s forward and other non‑exchange traded contracts are not included in this break‑even table due to the difficulty of determining those spreads.

(4)	Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park’s average net assets per year. This amount is used for purposes of this break‑even analysis.
(5)

Grant Park’s organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, as of the date of this prospectus, Global 3 Class units are assessed at an annual rate of 30 basis points (0.30%) of adjusted net assets, calculated and payable monthly on the basis of month‑end adjusted net assets of the applicable class.

(6)

Grant Park is credited with interest income received on free cash balances. The amount of interest income will vary from time to time. Interest is estimated for these purposes at a rate of 1.25% per year.

(7)

Global 3 Class limited partners are prohibited from redeeming such units for three months following the subscription for units. Thereafter, Global 3 Class limited partners causing redemption of their units on or before the one‑year anniversary of their subscription for the redeemed units will pay an early redemption fee of 1.5%, 1.0% or 0.5% of the net asset value of the redeemed units, depending on when the units are redeemed during the first year. For purposes of this breakeven analysis, the highest early redemption fee has been presented to approximate the effect a payment of an early redemption fee would have on a redemption of Global 3 Class units at an undetermined point during the first year of investment. Because the highest early redemption fee has been used and the other fees and expenses shown assume an investment in Grant Park for one year, the breakeven analysis does not reflect the actual amount required to “break‑even” for Global 3 Class units that are redeemed prior to the one‑year anniversary of the investment, which will vary depending on the date of redemption.

Transfers, Redemptions and Distributions

You may transfer your units subject to conditions described in the limited partnership agreement, which is attached to this prospectus as Appendix A; however, no secondary market for the units exists or is likely to develop. You may cause Grant Park to redeem your units at the net asset value per applicable unit as of the last business day of each month with at least 10 days advance written notice to the general partner, or at an earlier date if required by your selling agent. The offered units may not be redeemed until after the third‑month end after the subscription for the redeemed units. Global 3 Class units redeemed after the three month lock‑up period, but on or before the one‑year anniversary of the subscription are subject to a fee of up to 1.50% of the net asset value of the redeemed units. There are no redemption fees applicable to Legacy 1 Class, Legacy 2 Class, Global 1 Class and Global 2 Class limited partners or to Global 3 Class limited partners who cause Grant Park to redeem their units on or after the one‑year anniversary of their subscription for the redeemed units. The general partner does not intend to make any distributions of Grant Park’s assets.

Federal Income Tax Aspects

Grant Park has received an opinion of counsel to the effect that Grant Park will be treated as a partnership and not as an association or publicly traded partnership taxable as a corporation for federal income tax purposes, so long as Grant Park has previously satisfied and currently satisfies an annual gross income test, which the general partner anticipates that Grant Park will satisfy, and is organized and operated in accordance with its governing agreements and applicable law. Accordingly, as a partner in a partnership, you will be required to report your share of Grant Park’s income, gain, loss and deduction and will be liable for federal and state income tax on that share, whether or not Grant Park makes any distributions to you. The gain or loss on Grant Park’s investment in commodity interest contracts, depending on the contracts traded, will constitute a mixture of ordinary income or loss and capital gain or loss. Trading losses of Grant Park, which will generally constitute capital losses, may only be used by non‑corporate taxpayers to offset a limited amount of ordinary income and could be subject to various limitations. In addition, the deductibility of Grant Park expenses may be subject to specified limitations.

Reports to Limited Partners

Grant Park furnishes limited partners with annual reports as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, a certified annual report containing financial statements audited by Grant Park’s independent accountants and monthly statements setting forth the value of your units and other information relating to Grant Park’s performance. No later than March 15th of each year, limited partners will be provided with appropriate information necessary to file their United States federal and state income tax return on a timely basis.

Glossary

The meanings of certain commodity interest industry terms used in this prospectus are provided in the glossary set forth as Appendix E.

Organizational Chart

The organizational chart below illustrates the relationship among the various service providers for Grant Park.

#      Classes A and B are closed to new investment. These classes are no longer offered by the Selling Agents.

*     Grant Park invests through an individual trading company for each trading advisor.  An Advisory Agreement is entered into by each trading advisor, its corresponding trading company, Dearborn Capital Management, L.L.C., as general partner, and Grant Park or a swap transaction or derivative instrument tied to the performance of such trading advisor is entered into by a trading company with the swap counterparty.

RISK FACTORS

You should carefully consider the risks and uncertainties described below, as well as all of the other information included in the prospectus, before you decide whether to purchase any units. Any of the following risks and uncertainties could materially adversely affect Grant Park, its trading activities, operating results, financial condition or net asset value and therefore could negatively impact the value of your investment. You should not purchase units unless you can afford to lose all of your investment.

Market Risks

The commodity interest markets in which Grant Park trades are highly volatile, which could cause substantial losses to Grant Park and may cause you to lose your entire investment.

Commodity interest markets and contracts are highly volatile and are subject to occasional rapid and substantial fluctuations. Consequently, you could lose all or substantially all of your investment in Grant Park if Grant Park’s trading positions are or become unprofitable. The profitability of Grant Park depends primarily on the ability of Grant Park’s trading advisors or reference traders to predict these fluctuations accurately. Price movements for commodity interests are influenced by, among other things:

•	changes in interest rates;
•	governmental, agricultural, trade, fiscal, monetary and exchange control programs and policies;
•	weather and climate conditions;
•	changes in supply and demand;
•	money supply policies, liquidity and access to capital;
•	changes in balances of payments and trade;
•	U.S. and international rates of inflation or deflation;
•	exchange rates, currency valuations, devaluations and revaluations;
•	U.S. and international political and economic events and uncertainty; and
•	changes in investor expectations and emotions of market participants.

The trading advisors’ and reference traders’ trading methods (regardless of the nature of the method) may not take into account each of these factors except as they may be reflected in the technical data analyzed by the trading advisors or reference traders.

In addition, governments from time to time intervene, directly and by regulation, in certain markets, often with the intent to influence prices directly. The effects of governmental intervention may be particularly significant at certain times in the financial and currency markets, and this intervention may cause these markets to move rapidly.

For a more detailed discussion of the quantitative and qualitative market risks to which Grant Park is exposed, please read the section entitled, “QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.”

Past performance is not necessarily indicative of future results.

You should not rely for predictive purposes on the past performance history of either Grant Park, the general partner or any of the trading advisors or reference traders. Likewise, you should not assume that any trading advisor’s or reference trader’s future trading decisions will create profit, avoid substantial losses or result in performance comparable to that trading advisor’s or reference trader’s past performance. Trading advisors or reference traders may alter their strategies from time to time, and their performance results in the future may materially differ from their prior trading experience. Moreover, the technical analysis employed by the trading advisors or reference traders may not take into account the effect of economic or market forces or events that may cause losses to Grant Park. Furthermore, the general partner, in its discretion, may terminate any trading advisors or swap arrangements incorporating new reference traders, add new trading advisors or change the allocation of assets among trading advisors, any one of which could cause a substantial change in Grant Park’s future performance relative to past results.

Options are volatile and inherently leveraged, and sharp movements in prices could cause Grant Park to incur large losses.

Grant Park may use options on commodity interests to generate premium income or speculative gains. Options involve risks similar to other commodity interests, in that options are subject to sudden price movements and are highly leveraged since payment of a relatively small purchase price, called a premium, gives the buyer the right to acquire an underlying commodity interest that may have a face value greater than the premium paid. The buyer of an option risks losing the entire purchase price of the option. The writer, or seller, of an option risks losing the difference between the purchase price received for the option and the price of the commodity interest underlying the option that the writer must purchase or deliver upon exercise of the option. There is no limit on the potential loss to a seller. Market movements of the commodity interests underlying options also cannot accurately be predicted.

OTC transactions may be subject to the risk of counterparty default, which could cause substantial losses.

Grant Park faces the risk of non‑performance by counterparties to OTC derivatives contracts. Unlike transactions in futures contracts, a counterparty to an OTC derivatives contract is generally a single bank or other financial institution, rather than a centralized clearing house. As a result, there is potential counterparty credit risk in these transactions. Such credit risk may take the form of a payment default by a counterparty or the filing of bankruptcy, insolvency or similar action by a counterparty. Counterparty risk has intensified in the recent past. The risk of counterparty default is potentially substantial and could cause significant losses to Grant Park in the event that such a default were to occur.

Historically, the only OTC derivatives in which Grant Park has invested are in the forward, option and spot foreign currency markets. Grant Park’s investment in these transactions has ranged from approximately 0% to 20% of its assets. See “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS — Off‑Balance Sheet Risk” and “QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.”

Exchanges‑of‑physicals are subject to risks, which could adversely affect the performance of Grant Park.

Grant Park, through its trading advisors, may engage in exchanges of futures for physicals, known as EFPs. An EFP is a transaction permitted under the rules of many futures exchanges in which two parties holding futures positions may close out their positions without making an open, competitive trade on the exchange. Generally, the holder of a short futures position buys the physical commodity, while the holder of a long futures position sells the physical commodity. The prices at which these transactions are executed are negotiated privately between the parties, and thus may not be consistent with quoted market prices. Regulatory changes, such as limitations on price or types of underlying interests subject to an EFP, may in the future limit or prevent EFPs, which could adversely affect the performance of Grant Park.

Trading forex contracts is subject to substantial and unique risks, and the risk of loss is significant.

The prices of forex contracts can be highly volatile, and the risk of loss in forex trading can be significant. Forex transactions are not traded on an exchange, and the funds deposited with the counterparty in a forex transaction will not receive the same protections as funds used to margin or guarantee exchange‑traded derivatives. If the counterparty becomes insolvent and Grant Park has a claim for amounts deposited or profits earned on transactions with the counterparty, Grant Park’s claim may not receive a priority. Without priority, Grant Park would be a general creditor and Grant Park’s claim would be paid, along with the claims of other general creditors, from any monies still available after priority claims are paid. Even customer funds that the counterparty keeps from its own operating funds may not be safe from the claims of other general and priority claims. Also, the high degree of leverage that is often obtainable in forex trading can work against Grant Park as well as for it. The use of leverage can lead to large losses as well as gains, including losses in excess of the amount invested. Because forex transactions do not occur on an exchange and such contracts may be illiquid, it may be difficult or costly to execute a transaction, and the prices of forex contracts may be more volatile as a result.

Certain of Grant Park’s investments are or could be illiquid, which may increase the risk of loss.

Grant Park may not always be able to liquidate its commodity interest positions at the desired price, particularly with respect to OTC derivatives. In particular, it may be difficult to execute a trade at a specific price when there are relatively few buy and sell orders in a market. A market disruption or a foreign government taking political actions that disrupt the cash market in its currency or in a major export item, can also make it difficult and costly to liquidate a position. Additionally, limits imposed by futures exchanges or other regulatory organizations, such as speculative position limits and daily price fluctuation limits, may contribute to a lack of liquidity with respect to some commodity interests. Moreover, in the OTC derivatives markets, liquidation may only occur upon contract maturation or when the contract is assigned to another party, which is likely to present additional costs.

Unexpected market illiquidity may cause substantial losses to investors at any time or from time to time. The large face value of the positions that trading advisors acquire for Grant Park increases the risk of illiquidity by both making Grant Park’s positions more difficult to liquidate at favorable prices and increasing losses incurred while trying to do so. See “QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.”

Cash flow needs may cause positions to be closed which may cause substantial losses.

Due to differences in margin treatment between futures and options, there may be periods of time in which positions involving both kinds of instruments must be closed down prematurely due to short term cash flow needs. If this occurs during an adverse move in a spread or straddle trade, for example, then a substantial loss could occur.

An investment in Grant Park may not diversify an overall portfolio.

Historically, managed futures have been generally non‑correlated to the performance of other asset classes such as stocks and bonds. Non‑correlation means that there is no statistically significant relationship between the performance of futures and other commodity interest transactions, on the one hand, and stocks or bonds, on the other hand. Non‑correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. Because of this non‑correlation, Grant Park cannot necessarily be expected to be profitable during unfavorable periods for the stock market, or vice versa. Grant Park may incur major losses while stock and bond prices rise substantially in a prospering economy. If, however, during a particular period of time Grant Park’s performance moves in the same general direction as the general financial markets or Grant Park does not perform successfully, you will obtain little or no diversification benefits during that period from investing in Grant Park. In such a case, Grant Park may have no gains to offset your losses from other investments, and you may suffer losses on your investment in Grant Park at the same time as losses on your other investments are increasing. This was the case, for example, during the third quarter of 2008, when Grant Park experienced a loss of approximately 6.12% while the Standard & Poor’s 500 Index lost approximately 8.37%. You should not consider Grant Park to be a hedge against losses in your stock and bond portfolios.

Trading in international markets exposes Grant Park to additional credit and regulatory risk.

A substantial portion of Grant Park’s trades have in the past and are expected in the future to take place on markets or exchanges outside of the United States. There is no limit to the amount of assets that Grant Park may commit to trading on non‑U.S. markets, and historically, as much as approximately 30% to 60% of Grant Park’s overall market exposure has involved positions taken on non‑U.S. markets. The risk of loss in trading non‑U.S. commodity interests contracts can be significant. Participation in non‑U.S. commodity interests involves the execution and clearing of trades on, or subject to the rules of, a foreign board of trade. Some of these non‑U.S. markets, in contrast to U.S. markets, are so‑called principals’ markets in which performance is the responsibility only of the individual counterparty with whom

Grant Park has entered into a commodity interest transaction, not of the exchange or clearing house. In these kinds of markets, Grant Park will be subject to the risk of bankruptcy, insolvency, government intervention, payment failure or other failures or refusals to perform by the counterparty.

Moreover, many of these non‑U.S. markets are unregulated, which means that Grant Park may have no or only limited recourse in the event of counterparty failures or refusals. None of the CFTC, NFA or any domestic exchange regulates activities of any foreign boards of trade or exchanges outside of the United States, including execution, delivery and clearing of transactions, nor does any U.S. regulatory authority have the power to compel enforcement of the rules of a foreign board of trade or exchange or of any applicable non‑U.S. laws.

Additionally, trading on non‑U.S. exchanges is subject to risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development in any of these variables could reduce the profit or increase the loss resulting from trades in the affected international markets.

Grant Park’s international trading may expose it to losses resulting from non‑U.S. exchanges that are less developed or less reliable than U.S. exchanges.

Some non‑U.S. exchanges also may be in a more developmental stage so that prior price histories may not be indicative of current price dynamics. In addition, Grant Park may not have the same access to positions on foreign trading exchanges as do local traders, and the historical market data on which the trading advisors or reference traders base their strategies may not be as reliable or accessible as it is in the United States.

Grant Park’s international trading activities subject it to foreign exchange risk.

The price of any non‑U.S. commodity contracts and, therefore, the potential profit and loss on such contracts, may be affected by any variance in the foreign exchange rate between the time an order is placed and the time it is liquidated, offset or exercised. As a result, changes in the value of the local currency relative to the U.S. dollar may cause losses to Grant Park even if a contract traded is profitable as measured in the local currency.

Market disruptions and government intervention in response thereto could have a material impact on Grant Park’s ability to implement trading strategies.

World financial markets have from time to time experienced widespread and systemic disruptions, which have produced and may produce government reaction and intervention. Such intervention has in certain instances occurred on an “emergency” basis without giving market participants an opportunity to adapt their trading strategies or undertake risk management over their existing positions.

Given the breadth of impact and the speed with which such government action has sometimes occurred, these interventions have also tended to increase uncertainty in various markets and, although perhaps unintentionally, contributed to overall market instability. This situation can be compounded by the sometimes apparent inconsistency with which government action has been formulated and applied. Such inconsistency has tended to have a further destabilizing effect on world financial markets and, as a result, tended to reduce liquidity in many of these markets.

Several countries have limited or prohibited selected types of trading strategies, making such trading either increasingly difficult or impossible to implement. Any regulatory limitations on selected trading strategies could have a materially adverse impact on Grant Park’s ability to implement certain trading methods or allocate to trading advisors who employ such methods. It is impossible to predict what impact such disruptions and interventions, if they occur, might have on Grant Park’s performance.

Grant Park may be subject to increased or changing regulation.

Events during the late 2000s (including market volatility and disruptions and the bankruptcy, failure, improper practices, and adverse financial results of certain financial institutions, trading firms, and private investment funds) have focused attention upon the necessity of firms engaging in the trading of highly leveraged securities, commodities, and derivatives to maintain adequate risk controls and compliance procedures.  In addition, these events have led to increased governmental and self-regulatory authority scrutiny of various trading participants and the fund industry in general, particularly with regard to business practices, transparency and monitoring of trading positions, and protection of customer funds.  Regulators have amended and increased scrutiny, reporting requirements, restrictions, and regulations in various areas concerning funds. Such regulations may limit Grant Park’s strategy and increase compliance risks to Grant Park.  Additionally, certain regulatory agencies have conducted discussions with market participants, registrants and investors to ascertain investor protection implications of the growth of investment funds, and proposals have been made with regard to best business practices and additional regulation of such funds, their operators and advisors, and certain of their activities, including proposed restrictions on certain types of trading and proposals for increased public and private disclosure of financial, trading, and risk management information.  The regulation of futures, forward, and options transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action.  In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the “derivatives” markets in general.  Any regulations that restrict the ability of Grant Park to employ various types of trading methods or trading instruments in connection with Grant Park’s trading, or otherwise limit or modify Grant Park’s trading activities, require Grant Park to disclose proprietary information, or subject Grant Park to additional regulation, could adversely impact Grant Park’s profit potential or its ability to conduct business.

Grant Park may be affected by fiduciary rules.

As a result of a final court ruling, certain regulatory changes by the Department of Labor (“DOL”) to ERISA’s fiduciary rules and prohibited transaction rules will no longer be in effect.  However, the SEC has now proposed changes to the SEC’s own fiduciary conduct rules.  Grant Park and the general partner cannot predict what impact, if any, such proposed regulatory changes may have on Grant Park’s trading activity or on market practices and liquidity in the futures and derivatives trading markets.  However, such impact could be significant and materially adversely affect the ability of the general partner to manage Grant Park or the ability of the trading advisors to trade profitably.

Grant Park may be affected by Brexit risks.

On June 23, 2016, the United Kingdom (U.K.) held a referendum in which voters approved an exit from the E.U., commonly referred to as “Brexit”. Although it is unknown what the precise impact of Brexit will be, these changes could cause disruptions to and create uncertainty surrounding Grant Park and the global economy. Brexit could, among other risks, affect Grant Park’s relationships with existing and future investors, investments and service providers. The measures could potentially disrupt the markets and adversely change tax benefits or liabilities in certain jurisdictions, and may cause Grant Park to lose profits or investors. In addition, Brexit could lead to legal uncertainty and potentially divergent national laws and regulations as the U.K. determines which E.U. laws to replace or replicate. The announcement of Brexit caused and may continue to cause significant volatility in global stock markets and currency exchange rate fluctuations that may adversely affect Grant Park’s results in numerous ways and/or in ways the general partner cannot predict or anticipate.

Swap transactions are subject to unique risks.

Grant Park may trade in swap transactions. Unlike futures and options on futures contracts, most swap contracts currently are not traded on or cleared by an exchange or clearinghouse. The CFTC currently requires only a limited class of swap contracts (certain interest rate and credit default swaps) to be cleared and executed on an exchange or other organized trading platform. In accordance with the Dodd-Frank Act, the CFTC will determine in the future whether other classes of swap contracts will be required to be cleared and executed on an exchange or other organized trading platform.  Until such time as these transactions are cleared, Grant Park will be subject to a greater risk of counterparty default on its swaps.  Because swaps do not generally involve the delivery of underlying assets or principal, the amount payable upon default and early termination is usually calculated by reference to the current market value of the contract.  Swap dealers and major swap participants require Grant Park to deposit initial margin and variation margin as collateral to support such obligation under the swap agreement but may not themselves provide collateral for the benefit of Grant Park.  If the counterparty to such a swap agreement defaults, Grant Park would be a general unsecured creditor for any termination amounts owed by the counterparty to Grant Park as well as for any collateral deposits in excess of the amounts owed by Grant Park to the counterparty, which would result in losses to Grant Park.

There are no limitations on daily price movements in swap transactions.  Speculative position limits are not currently applicable to swaps, but in the future may be applicable for swaps on certain commodities.  In addition, participants in swap markets are not required to make continuous markets in the swaps they trade, and determining a market value for calculation of termination amounts can lead to uncertain results.

Swaps trading has been and is likely to continue to be subject to substantial change under the Dodd-Frank Act and related regulatory action.  Under the Dodd-Frank Act, certain commodity swaps will be required to be cleared through central clearing parties and executed on exchanges or other organized trading platforms.  Security-based swaps are subject to similar requirements.   Additional regulatory requirements will apply to all swaps, whether subject to mandatory clearing or not.  These include margin, collateral and capital requirements, reporting obligations, speculative position limits for certain swaps, and other regulatory requirements.  Swaps which are not offered for clearing by a clearinghouse will continue to be traded bi-laterally.  Such bi-lateral transactions will remain subject to many of the risks discussed in the preceding paragraphs.

Swap counterparties may hold collateral in U.S. or non-U.S. depositories.  Non-U.S. depositories are not subject to U.S. regulation.  Grant Park’s assets held in these depositories are subject to the risk that events could occur which would hinder or prevent the availability of these funds for distribution to customers, including Grant Park.  Such events may include actions by the government of the jurisdiction in which the depository is located including expropriation, taxation, moratoria and political or diplomatic events.

Investments in a swap or other derivative instruments based on a reference program may not always replicate the performance of the relevant trading advisors’ or reference traders’ trading program.

Grant Park uses a total return swap with Deutsche Bank AG to invest in a customized index designed to replicate the net returns of a trading advisor’s trading program.  The swap is linked to an index comprised of shares in segregated portfolios directed by a trading advisor selected by the general partner.  It is possible that the underlying index in respect of the swap owned by a trading company may not fully track the performance of the relevant trading advisor program in respect of other accounts traded by such trading advisor.  Further, the calculation of the underlying index for such swap includes a deduction for a fee payable to the swap counterparty.  This deduction will mean that the return of such investment will be lower than would be the case if no fees were deducted.

Trading Risks

Grant Park is highly leveraged, which means that sharp changes in prices could lead to large losses.

Because the amount of margin funds necessary to be deposited with a clearing broker to enter into a futures or forward contract position is typically about 2% to 10% of the total value of the contract, the general partner can hold positions in Grant Park’s account with face values equal to several times Grant Park’s net assets. The ratio of margin to equity is typically 8% to 15%, but can range from approximately 5% to 33%. As a result of this leveraging, even a small movement in the price of a contract can cause major losses. Any purchase or sale of a futures or forward contract may result in losses that substantially exceed the amount invested in the contract. For example, if $2,200 in margin is required to hold one U.S. Treasury bond futures contract with a face value of $100,000, a $2,200 decrease in the value of that contract could, if the contract is then closed out, result in a complete loss of the margin deposit, not even taking into account fees and/or commissions. Severe short‑term price declines could, therefore, force the liquidation of open positions with large losses.

Trend following and pattern recognition trading may not be profitable without significant and sustained price moves in some of the markets traded or in markets in which a potential price trend may start to develop but reverses before an actual trend is realized.

Grant Park is a multiple‑manager fund which allocates its assets among several trading advisors, all employing proprietary, systematic trend-following and pattern recognition systems in various forms. Grant Park’s trading advisors attempt to exploit through the use of their proprietary systematic trading systems the tendency of markets to either trend or exhibit repeated patterns over time. Since trend-following is a reactive trading strategy rather than a predictive one, positions are entered into or exited from in reaction to price movement; there is no prediction of future price. Such trend-

following strategies may not take into account a pending political or economic event since the trading strategy would continue to maintain positions indicated by its strategy even though such positions would incur major losses if the event proved to be adverse.

Pattern recognition looks to predict price movement based on historic repeatable price patterns. If the trend or patterns are not confirmed, the position will be exited. However, if the trend or patterns are confirmed, positions may be increased depending on the momentum of the trend. Trends or patterns are not generally discovered until they are well established and not exited from until they are over. Because Grant Park does not know which markets will trend or when a trend will begin or whether patterns will reoccur, there is a risk that a trend will reverse or fail to continue or a pattern will not reoccur after a trade is entered.

The profitability of any technical, trend‑following trading strategy depends upon the occurrence in the future of significant, sustained price moves in some of the markets traded. A danger for trend‑following traders is whip‑saw markets, that is, markets in which a potential price trend may start to develop but reverses before an actual trend is realized. A pattern of false starts may generate repeated entry and exit signals in technical systems, resulting in unprofitable transactions. In the past, there have been prolonged periods without sustained price moves. Presumably these periods will continue to occur. Periods without sustained price moves may produce substantial losses for trend-following trading strategies. Further, any factor that may lessen the prospect of these types of moves in the future, such as increased governmental control of, or participation in, the relevant markets, may reduce the prospect that any trend-following trading strategy will be profitable.

The risk management approaches of one or all of the trading advisors may not be effective.

The mechanisms employed by each trading advisor to monitor and manage risks associated with its trading activities on behalf of Grant Park may not succeed in mitigating all risks. For example, even if a trading advisor utilizes predetermined stop‑loss levels for a position as part of its risk management approach, such stop‑loss orders may not necessarily limit losses, since they become market orders once triggered. As a result, the order may not be executed at the stop‑loss price, resulting in a loss in excess of the loss that would have been incurred if the order had been executed at the stop‑loss price. Even if a trading advisor’s risk management approaches are fully effective, it cannot anticipate all risks that it may face. To the extent one or more of the trading advisors fails to identify and adequately monitor and manage all of the risks associated with its trading activities, Grant Park may suffer losses.

Increased competition from other systematic and technical trading systems could reduce the trading advisors’ or reference traders’ profitability.

There has been a dramatic increase over the past quarter century in the amount of assets managed by systematic and technical trading systems like that of the trading advisors and reference traders. Assets in managed futures, for example, have grown from approximately $300 million in 1980 to over $367 billion in March 2018 according to BarclayHedge, which serves institutional clients worldwide in the field of hedge fund and managed futures performance measurement and portfolio management. This means increased trading competition among a larger number of market participants for transactions at favorable prices, which could operate to the detriment of Grant Park by preventing Grant Park from affecting transactions at desired prices. It may become more difficult for Grant Park to implement its trading strategies if other commodity trading advisors using technical systems are, at the same time, also attempting to initiate or liquidate commodity interest positions.

Speculative position limits and daily price fluctuation limits may alter trading decisions for Grant Park.

The CFTC and U.S. exchanges have established speculative position limits on the maximum net long or net short positions that any person may hold or control in certain exchange‑traded derivatives. Pursuant to amendments to the Commodity Exchange Act made by the Dodd-Frank Act, the CFTC adopted new position limits rules that apply to aggregate positions in futures and other types of economically equivalent contracts on certain agricultural, energy and metals commodities. However, on September 28, 2012, the US District Court for the District of Columbia vacated and remanded those rules.  The CFTC has proposed new position limit rules (in the form of extensive amendments to its Part 150 Regulations).  Until such time as the CFTC adopts a new set of position limit rules, the CFTC’s current Part 150 Regulations will continue to apply.  Those rules impose CFTC position limits on exchange-listed futures and options on futures contracts on certain agricultural commodities.  The exchanges can also impose their position limits and/or position accountability levels for the contracts they list.  Certain swaps listed for trading on exempt commercial markets are also subject to position limits imposed by those markets, but that is also an area where requirements may be changing. All accounts controlled by a particular trading advisor are combined for speculative position limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, or if prices were to approach the level of the daily limit, these limits could cause a modification of the particular trading advisor’s trading decisions or force liquidation of certain futures or options on futures positions. If one or more of Grant Park’s trading advisors must take either of these actions, Grant Park may be required to forego profitable trades or strategies.

Increases in assets under management of any of the trading advisors may affect trading decisions, which could have a detrimental effect on your investment.

In general, none of the trading advisors intends to limit the amount of additional assets of Grant Park that it may manage, and each will continue to seek new accounts. The more equity a trading advisor manages, the more difficult it may be for it to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance and of managing risk associated with larger positions. Moreover, in the future certain trading advisors may limit the amount of additional assets that they manage. Accordingly, future increases in assets under management may require a trading advisor to modify its trading decisions for Grant Park or may cause the general partner to add additional trading advisors or reference traders, either of which could have a detrimental effect on your investment.

The use of multiple trading advisors may result in offsetting or opposing trading positions and may also require one trading advisor to fund the margin requirements of another trading advisor.

The use of multiple trading advisors may result in developments or positions that adversely affect Grant Park’s net asset value. For example, because trading advisors act independently, Grant Park could buy and sell the same futures contract, thereby incurring additional expenses but with no net change in its holdings and offsetting any potential for profit from these positions. Trading advisors also may compete from time to time for the same trades or other transactions, increasing the cost to Grant Park of making trades or transactions or causing some of them to be foregone altogether. Moreover, even though each trading advisor’s margin requirements ordinarily will be met from that trading advisor’s allocated net assets, one trading advisor may incur losses of such magnitude that Grant Park is unable to meet margin calls from the allocated net assets of that trading advisor. In this event, Grant Park’s clearing brokers may require liquidations and contributions from the allocated net assets of another trading advisor.

The trading advisors’ and reference traders’ trading programs bear some similarities and, therefore, may lessen the benefits of having multiple trading advisors.

Some of the trading advisors and reference traders initially received their trading experience under the guidance of the same individual. However, each trading advisor has, over time, developed and modified the program it uses for Grant Park. Nevertheless, the trading advisors’ and reference traders’ trading programs have similarities. These similarities may mitigate the positive effect of having multiple trading advisors or reference traders. For example, in periods where one trading advisor or reference trader experiences a draw‑down, it is possible that these similarities will cause the other trading advisors or reference traders to also experience a draw‑down.

Each trading advisor may advise other clients and may achieve more favorable results for its other accounts.

Each trading advisor may manage other accounts, including its own accounts. A trading advisor may vary the trading strategies applicable to Grant Park from those used for its other managed accounts, or its other managed accounts may impose a different cost structure than that of the classes of Grant Park’s units for which it trades. Consequently, the results any trading advisor achieves for Grant Park may not be similar to those achieved for other accounts managed by the trading advisor or its affiliates at the same time. Moreover, it is possible that other accounts managed by the trading advisor or its affiliates may compete with Grant Park for the same or similar positions in the commodity interest markets and that those other accounts may make trades at better prices than Grant Park.

A trading advisor may also have a financial incentive to favor other accounts because the compensation received from those other accounts exceeds, or may in the future exceed, the compensation that it receives from Grant

Park. Because records for other accounts are not accessible to investors in Grant Park, investors will not be able to determine if any trading advisor is favoring other accounts.

Portfolio turnover may be frequent, which could result in higher brokerage commissions and transaction fees and expenses.

Each trading advisor will make certain trading decisions on the basis of short‑term market considerations. The portfolio turnover rate may be substantial at times, either due to such decisions or to “whip‑saw” market conditions, and could result in Grant Park incurring substantial brokerage commissions and other transaction fees and expenses.

Exchange-traded funds and mutual funds have indirect fees and additional risks.

Certain investments, including exchange-traded funds and mutual funds, are subject to investment advisory and other expenses, which will be indirectly paid by Grant Park.  The cost of investing in Grant Park is higher than the cost of investing directly in mutual funds and exchange-traded funds.  Grant Park will indirectly bear fees and expenses charged by the exchange-traded funds and mutual funds in addition to Grant Park’s direct fees and expenses.  Each exchange-traded fund and mutual fund will operate independently from Grant Park and will be subject to investment advisory and other expenses which will be indirectly paid by Grant Park.

Exchange-traded funds are listed on various national stock exchanges.  Exchange-traded fund shares may trade at a discount to or a premium above net asset value if there is a limited market in such shares.  Exchange-traded funds are also subject to brokerage and other trading costs, which could result in greater expenses to Grant Park.  Because the value of exchange-traded fund shares depends on the demand in the market at any given time, Grant Park may not be able to liquidate its holdings at the most optimal time, adversely affecting performance.

Each exchange-traded fund and mutual fund is subject to certain specific risks depending on the nature of the fund.  These risks could include, but are not limited to, liquidity risk, sector risk and foreign currency risk, as well as risks associated with fixed income securities, commodities or other derivatives.

Grant Park’s positions may be concentrated from time to time, which may render Grant Park susceptible to larger losses than if Grant Park were more diversified.

One or more of the trading advisors may from time to time cause Grant Park to hold a few, relatively large positions in relation to its assets. Consequently, a loss in any such position could result in a proportionately greater loss to Grant Park than if Grant Park’s assets had been spread among a wider number of instruments.

Non‑U.S. investors may face exchange rate risk.

Non‑U.S. investors should note that units are denominated in U.S. dollars and that changes in the rates of exchange between currencies may cause the value of their investment to decrease.

Operating Risks

Grant Park pays substantial fees and expenses regardless of profitability.

Grant Park pays brokerage charges, organization and offering expenses, ongoing operating expenses and OTC dealer spreads, in all cases regardless of whether Grant Park’s activities are profitable. In addition, Grant Park pays its trading advisors an incentive fee based on a percentage of Grant Park’s trading profits earned on Grant Park’s net assets allocated to that trading advisor. It is possible that Grant Park could pay substantial incentive fees to one or more trading advisors during a period in which Grant Park has no net trading profits or in which it actually loses money. Accordingly, Grant Park must earn trading gains sufficient to compensate for these fees and expenses before it can earn any profit.

The units are subject to restrictions on redemption and transfer, which may prevent you from redeeming or transferring your units when you desire to do so and may increase your risk of loss.

There is no, and there is not likely to be a, secondary market for the units. While the units have redemption rights, there are restrictions. For example, investors are prohibited from redeeming units for three months following subscription for such units. Global 3 Class units that are redeemed after the three‑month lock‑up period, but before the one‑year anniversary of the subscription for the units, will be subject to an early redemption fee of up to 1.5% of the net asset value at which such units are redeemed.

Additionally, redemptions can occur only monthly and require written notice to the general partner at least 10 days in advance of the requested redemption date, or earlier as required by a selling agent. The net asset value per unit may change materially between the date on which you request a redemption and the month‑end redemption date. Transfers of units are permitted only with the prior written consent of the general partner, provided that certain conditions specified in the limited partnership agreement are satisfied. Such restrictions may prevent you from redeeming or transferring your units when you desire to do so. In the event that Grant Park is subject to rapid and substantial losses, the inability to immediately redeem or transfer your units may increase your risk of loss.

Grant Park may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

The clearing arrangements between the clearing brokers and Grant Park generally are terminable by the clearing brokers once the clearing broker has given Grant Park notice. Upon termination, the general partner may be required to renegotiate or make other arrangements for obtaining similar services if Grant Park intends to continue trading in commodity interests at its present level of capacity. The services of Grant Park’s current clearing brokers or an additional or substitute clearing broker may not be available, or even if available, these services may not be available on terms as favorable as those of the expired or terminated clearing arrangements.

Likewise, upon termination of the advisory contract entered into between Grant Park and any of the trading advisors, the general partner may be required to renegotiate the contracts or make other arrangements for obtaining commodity trading advisory services. The services of the particular trading advisor may not be available, or these services may not be available on terms as favorable as those contained in the expired or terminated advisory contract. There is significant competition for the services of qualified commodity trading advisors, and the general partner may not be able to retain replacement or additional trading advisors on acceptable terms. This could result in losses to Grant Park and/or the inability of Grant Park to achieve its investment objectives. Moreover, if an advisory contract is renegotiated or additional or substitute trading advisors are retained by the general partner on behalf of Grant Park, the fee structures of the new or additional arrangements may not be as favorable to Grant Park as are those previously in place.

The incentive fees could motivate the trading advisors to make riskier investments.

Each trading advisor employs a speculative strategy for Grant Park, and certain trading advisors receive incentive fees based on the trading profits earned by it for Grant Park. Accordingly, these trading advisors have a financial incentive to make investments that are riskier than might be made if Grant Park’s assets were managed by a trading advisor that did not receive performance‑based compensation.

You will not participate in the management of Grant Park.

The general partner manages the affairs of Grant Park. You will only have limited voting rights regarding Grant Park’s affairs, which rights will not permit you to participate in the management or control of Grant Park or the conduct of its business. You must therefore rely upon the fiduciary responsibility and judgment of the general partner to manage Grant Park’s affairs in the best interests of the limited partners. Each prospective investor should consult his or her own legal, tax and financial advisors regarding an investment in Grant Park.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the net asset value of Grant Park.

If a substantial number of requests for redemption are received by Grant Park during a relatively short period of time, Grant Park may be unable to satisfy such requests from assets not committed to trading. As a consequence, Grant Park could be forced to liquidate trading positions or swap arrangements before the time that a trading advisor’s or reference trader’s trading strategies would dictate liquidation. If this were to occur, it could affect adversely the net asset value per unit of each class, not only for limited partners redeeming units but also for non-redeeming limited partners. Illiquidity in the markets could make it difficult to liquidate positions on favorable terms, which could result in additional losses.

Conflicts of interest exist and may potentially exist in the structure and operation of Grant Park.

Effective as of October 1, 2013, entities owned in part by Mr. Kavanagh, who indirectly controls and is president of Dearborn Capital Management, L.L.C., the general partner of Grant Park, Mr. Al Rayes, who is a principal of the general partner, and Mr. Patrick Meehan, the chief operating officer of the general partner, purchased a minority ownership interest in EMC Capital Advisors, LLC (“EMC”). Also effective as of October 1, 2013, EMC Capital Management, Inc., one of Grant Park’s commodity trading advisors from January 1989 until September 2013, assigned its obligations, rights and interests to EMC Capital Advisors, LLC, including the trading agreement under which it had previously traded on behalf of Grant Park and, accordingly, EMC Capital Advisors, LLC became one of Grant Park’s commodity trading advisors.

As a result, Mr. Kavanagh, Mr. Al Rayes and Mr. Meehan each indirectly own a minority interest in EMC Capital Advisors, LLC, one of Grant Park’s commodity trading advisors.  The relationship between the principals of the general partner and the principals of EMC Capital Advisors, LLC may create a conflict of interest in that Mr. Kavanagh, Mr. Al Rayes and Mr. Meehan may indirectly receive compensation based on the trading services EMC Capital Advisors, LLC provides to Grant Park, and the general partner may therefore have a disincentive to terminate or replace EMC Capital Advisors, LLC, even if termination or replacement is or may be in the best interest of Grant Park.  The general partner intends to limit the amount of consulting fees paid in the future to EMC Capital Advisors, LLC to no more than the aggregate dollar amount of consulting fees paid to EMC in 2014, which was $500,300.  The consulting fee cap was based on a 10% allocation and EMC will not be paid more than $500,300 per year in consulting fees.

Affiliates of one of Grant Park’s clearing brokers, Wells Fargo Securities, LLC, also serve as one of Grant Park’s selling agents. As a result, the general partner may not be inclined to replace or terminate Wells Fargo Securities, LLC as a clearing broker if it believes that this will adversely affect Wells Fargo’s efforts as selling agents. Wells Fargo’s dual roles may also give rise to a conflict in that as a selling agent, it may have a disincentive to advise potential investors against investing in Grant Park or to advise existing investors to redeem their units, in either case in the best interests of the investors, because to do so would reduce the compensation paid to Wells Fargo Securities, LLC as clearing broker.

The general partner, the trading advisors and their respective principals, all of which are engaged in other investment activities, are not required to devote substantially all of their time to Grant Park’s business, which also presents a potential for numerous conflicts of interest with Grant Park. In the case of the trading advisors or reference traders, for example, it is possible that other accounts managed by a trading advisor or reference trader or their respective affiliates may compete with Grant Park for the same or similar trading positions, which may cause Grant Park to obtain prices that are less favorable than those obtained for such other accounts. The trading advisors may also take positions in their proprietary accounts that are opposite to or ahead of Grant Park’s account. Possible trading ahead presents a potential conflict of interest because the trade executed first may receive a more favorable price than the later trade.

As a result of these and other relationships, parties involved with Grant Park may have a financial incentive to act in a manner other than in the best interests of Grant Park and its limited partners. The general partner has not established, and has no plans to establish, any formal procedures to resolve these and other actual or potential conflicts of interest. Consequently, there is no independent control over how the general partner will resolve these conflicts on which investors can rely in ensuring that Grant Park is treated equitably, except that the general partner will resolve each conflict in light of its fiduciary responsibility for the safekeeping and use of all funds and assets of Grant Park. See “CONFLICTS OF INTEREST.”

Certain of Grant Park’s investments may have no readily available market value, and there is a risk that the value attributed to such investments will not be realized upon disposition.

The general partner will determine the fair market value of Grant Park’s investments if a readily available market value does not exist. The value determined by the general partner may not necessarily reflect the liquidation value of such investments. Accordingly, if Grant Park is required to liquidate any such investment in order to meet redemption requests or margin calls, no assurance can be given that the fair market value, as determined by the general partner, or any other value attributed to the investment, will be realized upon disposition. Thus, if you redeem your units at a time when Grant Park holds such investments, the redemption proceeds you receive will depend on the value of Grant Park’s investments as determined by the general partner. In valuing Grant Park’s assets, the general partner may rely on valuations and other reports received from third parties, including advisors to Grant Park. In no event will the general partner be liable for any determination made, or other action taken or omitted, in good faith. All determinations of values by the general partner will be final and conclusive as to all limited partners.

The failure or bankruptcy of one of Grant Park’s clearing brokers could result in a substantial loss of Grant Park’s assets.

Under CFTC regulations, a clearing broker is required to maintain customers’ assets held for trading on U.S. exchanges in one or more segregated accounts. Customers’ assets held for trading on non-U.S. exchanges are maintained in one or more secured accounts held by or for the benefit of Grant Park’s clearing brokers, which accounts are subject to different and generally less extensive treatment under the Commodity Exchange Act and CFTC regulations than applies to customer segregated accounts. If a clearing broker fails to do so, or is unable to satisfy a substantial deficit in a customer account, its other customers may be subject to risk of loss of their funds in the event of that clearing broker’s bankruptcy. In that event, the clearing broker’s customers, such as Grant Park, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that clearing broker’s customers. There can be no assurances that a well capitalized, major institution will not become bankrupt. Events in the last several years have demonstrated that even major financial institutions can and do fail. Grant Park also may be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which commodity interest contracts are traded.

From time to time, the clearing brokers may be subject to legal or regulatory proceedings in the course of their business. A clearing broker’s involvement in costly or time‑consuming legal proceedings may divert financial resources or personnel away from the clearing broker’s trading operations, which could impair the clearing broker’s ability to successfully execute and clear Grant Park’s trades. Material legal proceedings involving the clearing brokers within the last five years are summarized under the heading “THE CLEARING BROKERS.”

You will only be able to review Grant Park’s holdings on a monthly basis, which makes Grant Park less transparent than certain other investments.

Although Grant Park calculates net asset value daily and will, upon request, provide such information to limited partners, you will only be able to review Grant Park’s holdings on a monthly basis. While the trading advisors receive daily trade confirmations from the clearing brokers of each transaction entered into by Grant Park, Grant Park’s trading results are only reported to investors monthly in summary fashion. Accordingly, an investment in Grant Park does not provide investors the same transparency that a personal trading account offers.

Grant Park has multiple classes which present a possible contagion risk between them.

Although Grant Park has several classes that allocate assets differently among trading advisors or swap arrangements, Grant Park is a single legal entity. Limited partners invested in one or more classes may be compelled to bear the liabilities resulting from another class which such limited partners do not themselves own if there are insufficient assets in that other class to satisfy such liabilities. Accordingly, there is a risk that liabilities of one class may not be limited to that particular class and may be required to be satisfied from one or more other classes. Moreover, in a bankruptcy or insolvency proceeding, Grant Park’s assets may be aggregated without regard to class. In addition, third parties who provide services to one or more classes, and/or other creditors of one or more classes, may have valid claims against the class to which they have provided services, or against the fund as a whole without regard to class.

Grant Park’s brokers, futures commission merchants, and trading advisors may cause or be subject to trading errors, which could adversely affect Grant Park’s performance.

While trading advisors are required to correct trading errors as soon as they are discovered, none of Grant Park, the general partner, the trading advisors or their service providers will be responsible for poor executions or trading errors committed by brokers, futures commission merchants or the trading advisors themselves. Such trading errors could adversely affect Grant Park’s performance.

Grant Park may terminate before you achieve your investment objective.

Grant Park may terminate, regardless of whether Grant Park has incurred losses, before its stated termination date of December 31, 2027. In particular, Grant Park will terminate if the general partner withdraws and the limited partners fail to elect a substitute general partner, if the general partner is subject to bankruptcy, or upon the occurrence of certain other events as described in the limited partnership agreement. However, no amount of losses will require the general partner to terminate Grant Park. Grant Park’s termination would cause the liquidation and potential loss of your investment and could adversely impact the overall maturity and timing of your investment portfolio.

Grant Park is not a registered investment company.

Grant Park is not a registered investment company subject to the Investment Company Act of 1940. Accordingly, you do not have the protections afforded by that statute which, for example, requires registered investment companies to have a majority of disinterested directors and regulates the relationship between the investment company and its investment manager.

Litigation could result in substantial additional expenses.

Grant Park could be named as a defendant in a lawsuit or regulatory action arising out of the activities of the general partner or the trading advisors. If this were to occur, Grant Park will bear the costs of defending such suit or action and will be at further risk if its defense is unsuccessful, which could result in losses to your investment.

The general partner relies heavily on its key personnel to manage Grant Park’s trading activities.

In managing and directing the day‑to‑day activities and affairs of Grant Park, the general partner relies heavily on Mr. Kavanagh, Mr. Meehan and Maureen O’Rourke, the general partner’s chief financial officer. The loss of the services of any of these persons, or the inability of any of them to carry out their responsibilities, may have an adverse effect on the management of Grant Park.

The general partner relies on the trading advisors and their key personnel.

The general partner relies on the trading advisors to achieve trading gains for Grant Park, allocating to each of them responsibility for, and discretion over, trading of their allocated portions of Grant Park’s assets. The trading advisors, in turn, are dependent on the services of a limited number of persons to develop and refine their trading approaches and strategies and execute Grant Park’s transactions. The loss of the services of any trading advisor’s principals or key employees, or the failure of those principals or key employees to function effectively as a team, may have an adverse effect on that trading advisor’s ability to manage its trading activities successfully or may cause the trading advisor to cease operations entirely, either of which, in turn, could negatively impact Grant Park’s performance. Each of Grant Park’s trading advisors is controlled, directly or indirectly, by one or more individuals, or, in the case of Transtrend, of which 100% of the voting interest is owned by Robeco Nederland BV, by its managing directors. The death, incapacity or prolonged unavailability of such individuals likely would greatly hinder these trading advisors’ operations, and could result in their ceasing operations entirely, which could adversely affect the value of your investment in Grant Park.

Grant Park may be exposed to style drift.

The general partner cannot control the trading conducted by each trading advisor or reference trader and relies primarily on information provided by such advisors or traders in assessing investment strategies, the underlying risks of different trading strategies and, ultimately, determining whether, and to what extent, the general partner will allocate Grant Park’s assets to such trading advisors. “Style drift” is the risk that a trading advisor or reference trader may deviate from the stated or expected investment strategy or methodology.  Style drift can occur abruptly if a trading advisor or reference trader believes that it has identified an investment opportunity for higher returns from a different approach, or it can occur gradually, such as if, for example, an advisor or trader changes its leverage level or modifies its trading signals incrementally over time. Style drift can also occur if a trading advisor or reference trader focuses on factors it had deemed immaterial in its offering documents – such as particular statistical information or returns relative to certain benchmarks.  Additionally, style drift poses a particular risk for multiple-manager structures such as Grant Park, since Grant Park may be exposed to particular markets or strategies to a greater extent than was anticipated by the general partner when it assessed the portfolio's risk-return characteristics and allocated assets to certain trading advisors or swap arrangements incorporating reference traders. This may, in turn, result in overlapping strategies or methodologies among various trading advisors or reference traders.  The general partner's sole remedy in the event of a deviation by a trading advisor or reference trader from its offering or other governing documents may be only to cause Grant Park to withdraw capital, subject to any applicable withdrawal restrictions.

The general partner may terminate, replace and/or add trading advisors in its sole discretion and the trading advisors or their trading strategies may not continually serve Grant Park, which may have an adverse effect on Grant Park’s performance.

The general partner may terminate, substitute or retain trading advisors on behalf of Grant Park in its sole discretion. Moreover, it is possible that any trading advisor will exercise its rights to terminate the advisory agreement with Grant Park under certain conditions or the advisory agreement with any trading advisor, once it expires, will not be renewed on the same terms as the current advisory agreement for that trading advisor. The addition of a new trading advisor and/or the removal of one or more of the current trading advisors may cause disruptions in Grant Park’s trading as assets are reallocated and new trading advisors transition to Grant Park, which may have an adverse effect on Grant Park’s performance.

The general partner’s allocation of the assets of each class of Grant Park among trading advisors may result in less than optimal performance by Grant Park.

The general partner may reallocate assets among the trading advisors upon termination of a trading advisor, retention of a new trading advisor or on the first day of any month. Consequently, Grant Park’s net assets may be apportioned among trading advisors in a different manner than the current apportionment. The general partner’s allocation of assets will directly affect the profitability of Grant Park’s trading, possibly in an adverse manner. For example, a trading advisor may experience a high rate of return but only be managing a small percentage of Grant Park’s net assets. In this case, the trading advisor’s performance could have a minimal effect on the net asset value of Grant Park. Furthermore, adding, terminating or replacing trading advisors cannot provide any assurance that Grant Park’s trading will be successful.

Third parties may infringe or otherwise violate a trading advisor’s intellectual property rights or assert that a trading advisor has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

Third parties may obtain and use a trading advisor’s intellectual property or technology, including its trade secrets and trading program software, without permission. Any unauthorized use or misappropriation of a trading advisor’s proprietary trade secrets, software and other technology could adversely affect its competitive advantage. Proprietary software and other technology are becoming increasingly easy to duplicate, particularly as employees with proprietary knowledge leave the owner or licensed user of that software or other technology. Each trading advisor may have difficulty monitoring unauthorized uses of its proprietary software and other technology. The precautions it has taken may not prevent misappropriation or infringement of its proprietary software and other technology. Also, third parties may independently develop proprietary software and other technology similar to that of a trading advisor or claim that the trading advisor has violated their intellectual property rights, including copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, a trading advisor may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties’ proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties’ rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if the trading advisor is successful and regardless of the merits of the action, may result in significant costs, diversion of resources from Grant Park, or require the trading advisor to change its proprietary software and other technology or enter into royalty or licensing agreements.

The success of Grant Park depends on the ability of each of the trading advisors’ and reference traders’ personnel to accurately implement their trading systems, and any failure to do so could subject Grant Park to losses.

Trading advisors’ and reference traders’ computerized trading systems rely on the trading advisors’ and reference traders’ personnel to accurately process the systems’ outputs and execute the transactions specified by the systems. In addition, each trading advisor and reference trader relies on its staff to operate and maintain its computer and communications systems upon which the trading systems rely. Execution and operation of each trading advisor’s and reference trader’s systems is therefore subject to human error. Any failure, inaccuracy or delay in implementing any of the trading advisors’ systems and executing Grant Park’s transactions could impair Grant Park’s ability to identify potential profit opportunities and benefit from them. It could also result in decisions to undertake transactions based on inaccurate or incomplete information, which could cause substantial losses.

Cybersecurity risks could have material adverse effects on Grant Park.

Cybersecurity incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future.  The general partner will seek to prevent and mitigate any such incidents but there is no guarantee that it will be successful in such efforts. A cybersecurity incident could have numerous material adverse effects on Grant Park and potentially on its investors.  Such incidents could impair the operations, liquidity and financial condition of Grant Park, amongst other potential threats and risks.  Cyber threats and/or incidents could cause financial costs from the theft of Grant Park assets (including proprietary information and intellectual property) as well as numerous unforeseen costs including, but not limited to:  litigation expenses, preventative and protective costs, remediation costs and costs associated with reputational damage. Such incidents could also compromise investor personal information and subject such information to the risk of loss or theft.

The inability of Grant Park to access, or the failure of, electronic trading and order routing systems may adversely affect Grant Park’s trading.

Grant Park may trade on electronic trading and order routing systems, which differ from traditional open outcry pit trading and manual order routing methods. Transactions using an electronic system are subject to the rules and regulations of the exchanges offering the system or listing the contract. Characteristics of electronic trading and order routing systems vary widely among the different electronic systems with respect to order matching, opening and closing procedures and prices, error trade policies and trading limitations or requirements. There are also differences regarding qualifications for access and grounds for termination and limitations on the types of orders that may be entered into a system. Each of these matters may present different risk factors with respect to trading on or using a particular system. Each system may also present risks related to system access, varying response times and security. In the case of internet‑based systems, there may be additional risks related to service providers and the receipt and monitoring of electronic mail.

Grant Park may experience substantial losses on transactions if a trading advisor’s computer or communications systems fail or if a trading advisor, or third parties on which a trading advisor depends, fail to upgrade computer and communications systems.

Each trading advisor’s trading activities, including risk management, depends on the integrity and performance of the computer and communications systems supporting it. Extraordinary transaction volume, hardware or software failure, cyber attack, power or telecommunications failure, natural disaster or other catastrophe could cause any trading advisor’s computer systems to operate at an unacceptably slow speed or even fail. A significant degradation or failure of the systems that a trading advisor uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses, liability to other parties, lost profit opportunities, harm to the trading advisors’, the reference traders’, the general partner’s and Grant Park’s reputations, increased operational expenses or diversion of technical resources.

The development of complex communications and new technologies may render existing computer and communication systems supporting the trading advisors’ trading activities obsolete. In addition, these systems must be compatible with those of third parties, such as the systems utilized by exchanges, clearing brokers and executing brokers used by the trading advisors. If these third parties upgrade their systems, the trading advisors will need to make corresponding upgrades to continue effectively their trading activities. Grant Park’s future success will in part depend on each trading advisor’s and third party’s ability to respond to changing technologies on a timely and cost‑effective basis.

Each trading advisor depends on the reliable performance of the computer or communications systems of third parties, such as brokers and futures exchanges, and may experience substantial losses on transactions if they fail.

Each trading advisor depends on the proper and timely function of complex computer and communications systems maintained and operated by the futures exchanges, brokers and other data providers that the trading advisor uses to conduct its trading activities. Failure or inadequate performance of any of these systems could adversely affect a trading advisor’s ability to complete transactions, including its ability to enter new orders, execute existing orders, modify or cancel orders that were previously entered or close out positions, and could result in lost profit opportunities and significant losses on commodity interest transactions. Any of these conditions could have a material adverse effect on revenues and materially reduce Grant Park’s capital. For example, unavailability of price quotations from third parties may make it difficult or impossible for a trading advisor to use the proprietary software that it relies upon to conduct its trading activities. Unavailability of records from brokerage firms can make it difficult or impossible for a trading advisor to accurately determine which transactions have been executed or the details, including price and time, of any transaction executed. This unavailability of information also may make it difficult or impossible for the trading advisor to reconcile its records of transactions with those of another party or to settle executed transactions.

Forwards, swaps and other derivatives are subject to varying regulation.

The Dodd-Frank Act includes provisions that comprehensively regulate the OTC derivatives markets for the first time. The Dodd-Frank Act requires that a substantial portion of OTC derivatives must be executed in regulated markets and submitted for clearing to regulated clearinghouses. OTC trades submitted for clearing will be subject to minimum initial and variation margin requirements set by the applicable clearinghouse, as well as possible CFTC-mandated margin requirements. On December 16, 2015, the CFTC adopted margin requirements for non-cleared OTC derivatives executed by registered swap dealers or major swap participants for which no U.S. federal banking agency is a prudential regulator.  Although Grant Park is not directly subject to these margin requirements, to the extent that Grant Park enters into a non-cleared OTC derivatives transaction with a counterparty subject to such requirements, Grant Park will be indirectly affected since such counterparty will be required to collect margin from or post margin to, as applicable, Grant Park. On or after March 1, 2017, all registered swap entities are required to comply with the variation margin requirements for transactions with other swap entities and financial end user counterparties. By September 1, 2020, all registered swap entities will be required to comply with the initial margin requirements for non-cleared swaps with other swap entities or with all financial end users having a material swaps exposure.

OTC derivative dealers also are required to post margin to the clearinghouses through which they clear their customers’ trades instead of using such margin in their operations, as was widely permitted before the Dodd-Frank Act. This has and will continue to increase dealers’ costs, which costs are generally passed through to other market participants in the form of new and higher fees, including clearing account maintenance fees, and less favorable dealer quotes. The CFTC also requires that a substantial portion of derivative transactions that were previously executed on a bi-lateral basis in the OTC markets to be executed through a regulated securities, futures, or swap exchange or execution facility. Certain CFTC-regulated derivatives began to be subject to these rules in 2014. Such requirements may make it more difficult and costly for Grant Park to enter into highly tailored or customized transactions. They may also render certain strategies in which Grant Park might otherwise engage impossible or so costly that they will no longer be economical to implement. OTC derivative dealers are now required to register with the CFTC and are subject to new minimum capital and margin requirements, business conduct standards, disclosure requirements, reporting and recordkeeping requirements, transparency requirements, position limits, limitations on conflicts of interest, and other regulatory burdens. These requirements further increase the overall costs for OTC derivative dealers, which are likely to be passed along, at least partially, to market participants in the form of higher fees or less advantageous dealer quotes.

Forwards, swaps and other derivatives are subject to varying and complex risks.

The overall impact of the Dodd-Frank Act on Grant Park is uncertain, and it is unclear how the OTC derivatives markets will adapt to this new regulatory regime, along with additional, sometimes overlapping, regulatory requirements imposed by non-U.S. regulators. Although the Dodd-Frank Act will require many OTC derivative transactions previously entered into on a principal-to-principal basis to be submitted for clearing by a regulated clearinghouse, certain of the derivatives that may be traded by Grant Park may remain principal-to-principal or OTC contracts between Grant Park and third parties entered into privately. The risk of counterparty nonperformance can be significant in the case of these OTC instruments, and “bid-ask” spreads may be unusually wide in these heretofore substantially unregulated markets. While the Dodd-Frank Act is intended in part to reduce these risks, its ability to achieve this objective may not be evident for some time after the Dodd-Frank Act is fully implemented, a process that may take several years. To the extent not mitigated by implementation of the Dodd-Frank Act, if at all, the risks posed by such instruments and techniques, which can be extremely complex and may involve leveraging of Grant Park's assets, include: (1) credit risk (the exposure to the possibility of loss resulting from a counterparty’s failure to meet its financial obligations); (2) market risk (adverse movements in the price of a financial asset or commodity); (3) legal risk (the characterization of a transaction or a party’s legal capacity to enter into it could render the financial contract unenforceable, and the insolvency or bankruptcy of a counterparty could preempt otherwise enforceable contract rights); (4) operational risk (inadequate controls, deficient procedures, human error, system failure or fraud); (5) documentation risk (exposure to losses resulting from inadequate documentation); (6) liquidity risk (exposure to losses created by inability to prematurely terminate the derivative); (7) systemic risk (the risk that financial difficulties in one institution or a major market disruption will cause uncontrollable financial harm to the financial system); (8) concentration risk (exposure to losses from the concentration of closely related risks such as exposure to a particular industry or exposure linked to a particular entity); and (9) settlement risk (the risk faced when one party to a transaction has performed its obligations under a contract but has not yet received value from its counterparty).

Grant Park is subject to risk associated with position limits that could adversely affect Grant Park’s operations and profitability.

In October 2011, the CFTC adopted final regulations under the Dodd-Frank Act that imposed position limits on 28 physical commodity futures and options contracts and on physical commodity swaps that are economically equivalent to such contracts. In September 2012, a district court issued an order that generally vacated such final rules and remanded the matter to the CFTC. On December 5, 2016, the CFTC reproposed position limits for futures and swaps in the 25 core physical commodity contracts and their “economically equivalent” futures, options and swaps. If adopted, the proposal would essentially reinstate, with certain changes, the position limit rules that were vacated by the district court in 2012. The contracts subject to proposal include certain agricultural, metals and energy commodities. Although Grant Park does not currently anticipate these limits will affect Grant Park’s ability to trade, it is possible that the imposition of such proposed limits may in the future have such an effect if the amount of assets Grant Park trades in these instruments increases. If positions in Grant Park were to approach the level of a particular speculative position limit, such limit could cause a modification of certain trading advisors’ investment decisions for Grant Park or force liquidation of certain futures positions.

The failure to comply with the USA Patriot Act may subject Grant Park to substantial negative consequences.

Grant Park is subject to the USA Patriot Act of 2001, as amended (the “Patriot Act”). The Patriot Act contains, among other things, provisions intended to safeguard against the laundering of money in the United States by individuals involved in illicit or illegal activities. The Patriot Act focuses on individuals wishing to invest their money in U.S. ventures, and provides that domestic investment entities (such as Grant Park) that accept money from such individuals must conduct a substantial investigation to determine whether prospective investors are, or may be, engaged in illicit or illegal activities. If the general partner inadvertently admits a prohibited person or entity as an investor in Grant Park, substantial negative consequences to Grant Park could result, including but not limited to the freezing and/or forfeiture of all of Grant Park’s assets as well as reputational harm. Grant Park undertakes reasonable efforts to safeguard itself from being used by individuals to disguise their illegal or illicit activities. Despite these efforts, however, there is no guarantee that dishonest individuals or those engaged in illicit or illegal activities will be screened successfully from participating as investors in Grant Park.

The failure to comply with economic sanction laws and the U.S. FCPA may subject Grant Park to substantial negative consequences.

Economic sanction laws in the United States and other jurisdictions may prohibit the general partner and Grant Park from transacting with or in certain countries and with certain individuals and companies. In the United States, the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC) administers and enforces laws, Executive Orders and regulations establishing U.S. economic and trade sanctions. Such sanctions prohibit, among other things, transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals identified by OFAC. In addition, certain programs administered by OFAC prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities have been specifically identified by OFAC.

The general partner and Grant Park are committed to complying with the U.S. Foreign Corrupt Practices Act (FCPA) and other anti-corruption laws, anti-bribery laws and regulations, as well as anti-boycott regulations, to which they are subject. In recent years, the U.S. Department of Justice and the SEC have devoted greater resources to enforcement of the FCPA. While the general partner will generally seek to comply with the FCPA, such efforts may not be effective in all instances to prevent violations. In addition, despite the general partner’s efforts, trading advisors may engage in activities that could result in FCPA violations. Any determination that the general partner or Grant Park has violated the FCPA or other applicable laws could subject Grant Park to, among other things, various penalties, fines, litigation or general loss of investor confidence, any one of which could materially adversely affect Grant Park’s ability to achieve its investment objective and/or conduct its operations.

Tax Risks

Partnership treatment is not assured.

Grant Park has received an opinion of counsel, based on factual representations and customary assumptions, to the effect that, under current U.S. federal income tax law, Grant Park will be treated as a partnership for U.S. federal income tax purposes, provided that (a) at least 90% of Grant Park’s annual gross income has previously consisted of and currently consists of “qualifying income” as defined in Section 7704 of the Internal Revenue Code of 1986, as amended, and (b) Grant Park is organized and operated in accordance with its governing agreements and applicable law. The general partner believes it is likely, but not certain, that Grant Park will continue to meet the foregoing test. However, an opinion of counsel is subject to changes in applicable tax laws and is not binding on the Internal Revenue Service, any other taxing authority or any court.

If Grant Park were to be treated as an association or publicly traded partnership taxable as a corporation instead of as a partnership for U.S. federal income tax purposes, (1) its net taxable income would be taxed at corporate income tax rates, thereby substantially reducing its profitability, (2) you would not be allowed to deduct your share of losses and (3) distributions to you, other than liquidating distributions, would constitute dividends to the extent of Grant Park’s current and accumulated earnings and profits and would be taxable as such.

Your tax liability may exceed your cash distributions.

Cash is distributed to limited partners at the sole discretion of the general partner, and the general partner does not currently intend to distribute cash to limited partners. Limited partners nevertheless will be subject to federal income tax, and in some cases, state, local or foreign income tax, on their share of Grant Park’s net income and gain each year, regardless of whether they redeem any units or receive any cash distributions from Grant Park.

You could owe taxes on your share of Grant Park’s ordinary income despite overall losses.

Gain or loss on domestic futures and options on futures as well as on most foreign currency contracts will generally be taxed as capital gains or losses for U.S. federal income tax purposes. Interest income and other ordinary income earned by Grant Park generally cannot be offset by capital losses. Consequently, you could owe taxes on your allocable share of Grant Park’s ordinary income for a calendar year even if Grant Park reports a net trading loss for that year. Also, particular operating expenses of Grant Park, such as trading advisor consulting and incentive fees, may not be deductible, or may be subject to limitations, for purposes of calculating your federal and/or state and local income tax liability.

There is the possibility of a tax audit.

No assurances can be given that Grant Park’s tax returns will not be audited by a taxing authority or that an audit will not result in adjustments to Grant Park’s tax returns. Any adjustments resulting from an audit may require each limited partner to file an amended tax return and to pay additional taxes plus interest, which generally is not deductible, and might result in an audit of the limited partner’s own tax return. An audit of a limited partner’s tax return could result in adjustments of non‑Grant Park, as well as Grant Park, income and deductions.

The U.S. federal income tax laws were recently amended to provide new procedures and rules that will apply in the case of an audit of a partnership for taxable years beginning after December 31, 2017. These procedures and rules generally provide that assessment and collection of additional income taxes will be made at the partnership level rather than at the partner level. As a result, any such income tax assessment would be borne by limited partners that own units of Grant Park at the time of such assessment, which may be different persons, or persons with different ownership percentages, than persons owning units for the tax year at issue.

Tax law changes could affect an investment in Grant Park.

Legislative, regulatory or administrative changes to the tax laws could be enacted or promulgated at any time, either prospectively or with retroactive effect, and may adversely affect Grant Park and/or its investors.  Tax legislation informally known as the Tax Cuts and Jobs Act of 2017 (the “2017 Act”) was signed into law on December 22, 2017, generally effective for taxable years beginning on or after January 1, 2018.  In addition to modifying income tax rates for individuals and corporations, the 2017 Act made certain changes to the tax treatment of pass-through entities, such as Grant Park.  The individual and collective impact of these changes is uncertain, and may not become evident for some period of time.  The general partner has not determined as of the date of this prospectus whether any change will be necessary in the operation of Grant Park as a result of the 2017 Act.

Accounting for uncertain tax positions could have a material adverse effect on Grant Park’s net asset value.

Financial Accounting Standards Board Accounting Standards Codification Topic No. 740, “Income Taxes”, or ASC 740, in part formerly known as “FIN 48”, provides guidance on the recognition of uncertain tax positions. ASC 740 prescribes the minimum recognition threshold that a tax position is required to meet before being recognized in an entity’s financial statements. It also provides guidance on recognition, measurement, classification, interest and penalties with respect to tax positions. A prospective investor should be aware that, among other things, ASC 740 could have a material adverse effect on periodic calculations of the net asset value of Grant Park, including reducing the net asset value of Grant Park to reflect reserves for income taxes, such as foreign withholding taxes, that may be payable by Grant Park. This could cause benefits or detriments to certain investors, depending upon the timing of their subscriptions and withdrawals from Grant Park.

THE FOREGOING LIST OF RISK FACTORS IS NOT A COMPLETE EXPLANATION OF THE RISKS INVOLVED. PROSPECTIVE INVESTORS SHOULD READ THE ENTIRE PROSPECTUS AND ARE STRONGLY URGED TO CONSULT WITH THEIR OWN PROFESSIONAL ADVISORS BEFORE INVESTING IN GRANT PARK.

CAUTIONARY NOTE REGARDING

FORWARD‑LOOKING STATEMENTS

This prospectus includes “forward‑looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the general partner’s current expectations about the future results, performance, prospects and opportunities of Grant Park. The general partner has tried to identify these forward‑looking statements by using words such as “may,” “will,” “expect,”

“anticipate,” “believe,” “intend,” “should,” “estimate,” “continue,” or the negative of those terms or similar expressions. These forward‑looking statements are based on information currently available to the general partner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “RISK FACTORS” and elsewhere in this prospectus, and unknown, that could cause Grant Park’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward‑looking statements.

You should not place undue reliance on any forward‑looking statements. Except as expressly required by the federal securities laws, the general partner undertakes no obligation to publicly update or revise any forward‑looking statements or the risks, uncertainties or other factors described in this prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this prospectus.

SELECTED FINANCIAL DATA

The following selected consolidated financial data of Grant Park as of and for the years ended December 31, 2017, 2016, 2015, 2014 and 2013 is derived from the consolidated financial statements that have been audited by RSM US LLP, Grant Park’s independent registered public accountant. The selected financial information for the three months ended March 31, 2018 and 2017 is derived from the unaudited financial statements of Grant Park included elsewhere in this prospectus, which unaudited financial statements, in the opinion of management of Grant Park, include normal and recurring necessary adjustments to present fairly the financial position and results of operations of Grant Park for such periods.  Grant Park’s operating results for the three months ended March 31, 2018 are not necessarily indicative of the operating results to be expected for the full year.  This financial data should be read in conjunction with “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS,” and with Grant Park’s consolidated financial statements and the notes thereto, included elsewhere in this prospectus. Results from past periods are not necessarily indicative of results that may be expected for any future period.

	As of and For the Three
	Months Ended March 31,		As of and For the Year Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
Total assets	$101,712,616	$157,192,373	$116,298,655	$170,589,898	$221,473,281	$312,623,935	$469,547,488
Total partners’ capital	98,945,413	150,669,740	113,483,622	165,364,938	213,734,839	298,529,188	447,372,009
Total trading gains (losses)	(4,878,605)	336,791	1,001,345	10,689,956	(17,036,253)	40,669,581	10,123,922
Interest income	216,241	304,088	1,057,222	1,316,496	1,280,436	1,103,332	1,325,299
Dividend income	25,189	—	501,762	—	—	—	—
Total expenses	1,388,676	2,198,557	7,379,857	11,342,814	17,587,313	28,319,063	35,812,050
Net income (loss)	(6,025,851)	(1,557,678)	(4,819,528)	663,638	(33,343,130)	13,453,850	(24,362,829)
Net income (loss) per unit (based on weighted average number of units outstanding during the period) and increase (decrease) in net asset value per unit for the period:

General Partner & Limited Partner Class A Units	(61.48)	(11.11)	(33.85)	(8.55)	(154.77)	77.91	(46.71)
General Partner & Limited Partner Class B Units	(51.50)	(10.57)	(33.37)	(13.39)	(134.71)	59.42	(45.55)
General Partner & Limited Partner Legacy 1 Class Units	(44.63)	(3.84)	(7.29)	11.81	(97.61)	74.39	(15.34)
General Partner & Limited Partner Legacy 2 Class Units	(44.03)	(4.28)	(9.19)	9.36	(98.07)	72.50	(16.84)
General Partner & Limited Partner Global 1 Class Units	(40.21)	(3.32)	(3.40)	21.11	(95.53)	78.00	(10.28)
General Partner & Limited Partner Global 2 Class Units	(40.00)	(3.77)	(5.07)	20.16	(95.66)	75.24	(12.04)
General Partner & Limited Partner Global 3 Class Units	(37.31)	(6.43)	(16.86)	5.70	(98.81)	56.44	(23.87)

SUPPLEMENTARY QUARTERLY FINANCIAL INFORMATION

The following summarized quarterly financial information presents Grant Park’s results of operations for the three‑month periods ended March 31, 2018 and March 31, June 30, September 30, and December 31, 2017 and 2016, which is unaudited. However, in the opinion of Grant Park, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation have been made. Interim results are subject to significant seasonal variations and are not indicative of the results of operations to be expected for a full fiscal year.

	1st Quarter	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
	2018	2017	2017	2017	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Total trading gains (losses)	$(4,878,605)	$336,791	$(7,293,926)	$256,752	$7,701,728
Net income (loss)	(6,025,851)	(1,557,678)	(8,977,217)	(1,105,356)	6,820,723
Net income (loss) per unit (based on weighted average number of units outstanding during the period) and increase (decrease) in net asset value per unit for the period:

General Partner & Limited Partner Class A Units	(61.48)	(11.11)	(68.08)	(10.88)	56.22
General Partner & Limited Partner Class B Units	(51.50)	(10.57)	(57.18)	(10.24)	44.62
General Partner & Limited Partner Legacy 1 Class Units	(44.63)	(3.84)	(49.05)	(4.06)	49.66
General Partner & Limited Partner Legacy 2 Class Units	(44.03)	(4.28)	(48.48)	(4.45)	48.02
General Partner & Limited Partner Global 1 Class Units	(40.21)	(3.32)	(46.65)	(2.88)	49.45
General Partner & Limited Partner Global 2 Class Units	(40.00)	(3.77)	(46.23)	(3.31)	48.24
General Partner & Limited Partner Global 3 Class Units	(37.31)	(6.43)	(43.18)	(5.79)	38.54
Net asset value per unit:
General Partner & Limited Partner Class A Units	988.92	1,073.14	1,005.06	994.18	1,050.40
General Partner & Limited Partner Class B Units	805.87	880.17	822.99	812.75	857.37
General Partner & Limited Partner Legacy 1 Class Units	797.43	845.51	796.46	792.40	842.06
General Partner & Limited Partner Legacy 2 Class Units	778.33	827.27	778.79	774.34	822.36
General Partner & Limited Partner Global 1 Class Units	795.21	835.50	788.85	785.97	835.42
General Partner & Limited Partner Global 2 Class Units	778.12	819.42	773.19	769.88	818.12
General Partner & Limited Partner Global 3 Class Units	665.19	712.93	669.75	663.96	702.50

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
	2016	2016	2016	2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Total trading gains (losses)	$12,276,680	$4,073,452	$(3,739,683)	$(1,920,493)
Net income (loss)	9,294,494	1,356,090	(6,064,548)	(3,922,398)
Net income (loss) per unit (based on weighted average number of units outstanding during the period) and increase (decrease) in net asset value per unit for the period:

General Partner & Limited Partner Class A Unit	45.01	7.90	(37.22)	(24.24)
General Partner & Limited Partner Class B Unit	35.70	4.47	(32.18)	(21.38)
General Partner & Limited Partner Legacy 1 Class Unit	38.95	10.68	(23.85)	(13.97)
General Partner & Limited Partner Legacy 2 Class Unit	37.75	9.75	(23.91)	(14.23)
General Partner & Limited Partner Global 1 Class Unit	41.52	14.32	(22.68)	(12.05)
General Partner & Limited Partner Global 2 Class Unit	40.86	14.37	(22.60)	(12.47)
General Partner & Limited Partner Global 3 Class Unit	33.49	9.46	(23.15)	(14.10)
Net asset value per unit:
General Partner & Limited Partner Class A Unit	1,137.81	1,145.71	1,108.49	1,084.25
General Partner & Limited Partner Class B Unit	939.83	944.30	912.12	890.74
General Partner & Limited Partner Legacy 1 Class Unit	876.49	887.17	863.32	849.35
General Partner & Limited Partner Legacy 2 Class Unit	859.94	869.69	845.78	831.55
General Partner & Limited Partner Global 1 Class Unit	859.23	873.55	850.87	838.82
General Partner & Limited Partner Global 2 Class Unit	843.89	858.26	835.66	823.19
General Partner & Limited Partner Global 3 Class Unit	747.15	756.61	733.46	719.36

GRANT PARK

Grant Park is a multi‑advisor commodity pool organized to pool assets of investors for the purpose of trading in the U.S. and international spot and derivatives markets for currencies, interest rates, stock indices, agricultural and energy products, precious and base metals and other commodities and underliers. In trading on these markets, Grant Park may enter into: exchange‑traded derivatives, such as futures contracts, options on futures contracts, security futures contracts and listed option contracts (collectively, “exchange‑traded derivatives”); over‑the‑counter, or OTC, derivatives, such as forwards, swaps, options and structured financial products (collectively, “OTC derivatives”); and contracts on cash, or spot, commodities (collectively, “cash commodities”) (collectively, “exchange‑traded derivatives,” “OTC derivatives” and “cash commodities” are referred to as “commodity interests”). Grant Park invests the assets of each class of the fund in various trading companies which (i) enter into advisory agreements with independent commodity trading advisors retained by the general partner; (ii) enter into swap transactions or derivative instruments tied to the performance of such trading advisors or reference traders; and/or (iii) allocate assets to Grant Park’s cash management trading company.  Grant Park’s general partner, commodity pool operator and sponsor is Dearborn Capital Management, L.L.C., an Illinois limited liability company. The manager of Dearborn Capital Management, L.L.C. is David M. Kavanagh, its President.

Grant Park has been trading continuously since January 1989 and, as of April 30, 2018, had a net asset value of approximately $97.8 million and 3,944 limited partners. Since its inception and through February 28, 2003, Grant Park offered its beneficial interests exclusively to qualified investors on a private placement basis. Effective June 30, 2003, Grant Park began offering units for sale to the public.

Grant Park’s main office is located at 555 West Jackson Boulevard, Suite 600, Chicago, Illinois 60661, and its telephone number is (312) 756‑4450.

THE GENERAL PARTNER

Grant Park has no directors or executive officers and also does not have any employees. Grant Park is managed solely by Dearborn Capital Management, L.L.C. in its capacity as general partner. Dearborn Capital Management, L.L.C. has been registered as a commodity pool operator and a commodity trading advisor under the Commodity Exchange Act and has been a member of the NFA since December 1995. Dearborn Capital Management, L.L.C. has been a registered investment adviser under the Investment Advisers Act of 1940 since January 2013.

Background

Dearborn Capital Management, L.L.C., an Illinois limited liability company, is Grant Park’s general partner, commodity pool operator and sponsor. Along with its predecessor as general partner and commodity pool operator, Dearborn Capital Management Ltd., the general partner has had management responsibility for Grant Park since its inception. The general partner has been registered as a commodity pool operator and a commodity trading advisor under the Commodity Exchange Act and has been a member of the NFA since December 1995. Dearborn Capital Management, L.L.C., has been approved as a forex firm effective December 2010 and as a swap firm effective April 2013. Dearborn Capital Management, L.L.C. has been a registered investment adviser under the Investment Advisers Act of 1940 since January 2013. Dearborn Capital Management Ltd., which served as Grant Park’s general partner, commodity pool operator and sponsor from 1989 through 1995, was registered as a commodity pool operator between August 1988 and March 1996 and as a commodity trading advisor between September 1991 and March 1996, an introducing broker between January 1991 and March 1996 and January 1997 and December 1998 and was a member of the NFA between August 1988 and March 1996 and January 1997 and December 1998.

General management responsibility for Grant Park is vested solely in the general partner under the limited partnership agreement. The general partner has full responsibility for this offering, the selection, monitoring and replacement of the trading advisors, the ongoing operation of Grant Park, the preparation and mailing of monthly and annual reports, the filing with the SEC, CFTC and other regulatory or self‑regulatory authorities of all required reports, the preparation of all Grant Park and limited partner tax information, the handling of redemption requests, the investment of Grant Park’s funds not committed to trading in U.S. government obligations or bank depositories and the admission of additional limited partners. The general partner utilizes the services of third parties to assist in the provision of some of these services.

Dearborn Capital Management Ltd. and DCMI Holdings Inc., a Delaware corporation, own the general partner. David Kavanagh is the majority shareholder of Dearborn Capital Management Ltd. and, indirectly through his ownership of Dearborn Capital Management Ltd., has a majority and controlling interest in the general partner. Mr. Kavanagh is also the manager and President of the general partner.

There have been no material administrative, civil or criminal actions within the past five years against the general partner or its principals and no such actions currently are pending.

The limited partnership agreement requires the general partner to own units in Grant Park in an amount at least equal to the greater of (1) 1% of the aggregate capital contributions of all limited partners or (2) $25,000, during any time that units in Grant Park are publicly offered for sale.

The past performance record of Grant Park’s Class A, Class B units, Legacy 1 units, Legacy 2 units, Global 1 units, Global 2 units and Global 3 units is found on pages 62 through 68.

Principals of the General Partner

The members of the general partner are Dearborn Capital Management Ltd. and DCMI Holdings Inc. The principals of the general partner are David M. Kavanagh, Patrick Meehan, Maureen O’Rourke, Abdullah Mohammed Al Rayes, Centum Prata Holding AG, Mary Dollinger, and The David M. Kavanagh 2010 Trust. Only the officers of the general partner, Mr. Kavanagh, Mr. Meehan and Ms. O’Rourke, have management responsibility and control over the general partner and have the authority to make trading decisions.

David M. Kavanagh, president of the general partner, 62, has been responsible for overseeing all operations and activities of the general partner since its formation and has been registered as an AP with the CFTC and listed as a principal of the general partner since December 1995. Commencing in October 1998, Mr. Kavanagh also became president, a principal and an associated person of Dearborn Capital Brokers Ltd., an independent introducing broker. It became registered as an independent introducing broker in October 1998 and was formerly also registered as a commodity pool operator from September 1999 until October 2009. Between October 1998 and October 2011, Dearborn Capital Brokers Ltd. performed introducing brokerage services for MF Global Inc., a former futures commission merchant. From November 2005 through March 2006, Mr. Kavanagh was registered with the CFTC as an AP of MF Global Inc. Neither Dearborn Capital Brokers nor Mr. Kavanagh provides brokerage services to Grant Park’s trading account. Mr. Kavanagh has served as the president of DCM Brokers, LLC a registered broker‑dealer, since October 2007, which serves as Grant Park’s lead selling agent. Between December 2010 and December 2012, Mr. Kavanagh served as the president of Knollwood Investment Advisors, LLC, which was formerly a registered investment adviser from January 2011 to December 2012. Effective October 2013, Mr. Kavanagh is a listed principal of EMC Capital Advisors, LLC where he serves on the Board of Managers but does not manage day‑to‑day affairs. He was also an owner from May 2012 to April 2014 of a greater than 10% interest in an unregistered proprietary trading firm, XHedge LLC, and provided occasional consulting services to this firm from May 2012 to April 2014. In 1980, Mr. Kavanagh received an M.B.A. from the University of Notre Dame, and in 1978 graduated with a B.S. in business administration from John Carroll University.

Patrick J. Meehan, chief operating officer of the general partner, 62, is primarily responsible for the day to day operations of the general partner. Mr. Meehan became listed as a principal of the general partner effective January 2009 and is registered as an associated person effective January 2014. Mr. Meehan joined the general partner in April 2008. Between December 2010 and December 2012, Mr. Meehan served as chief operating officer of Knollwood Investment Advisors, LLC, a registered investment adviser. Mr. Meehan was listed as a principal and registered as an associated person from January 2014 through March 2014 of XHedge Management, LLC, a registered commodity pool, where he served on the Board of Managers. He received a B.A. degree from John Carroll University, an M.B.A. from Webster University and holds Series 3, 22, 31, and 63 licenses.

Maureen O’Rourke, chief financial officer of the general partner, 53, is responsible for financial reporting and compliance issues. Ms. O’Rourke became listed as a principal and registered as an associated person of Dearborn effective September 2003. Since October 2007, Ms. O’Rourke has served as the chief financial officer and financial and operations principal of DCM Brokers, LLC, which serves as Grant Park’s lead selling agent. Between December 2010 and December 2012, Ms. O’Rourke served as the chief compliance officer of Knollwood Investment Advisors, LLC, a registered investment adviser. Ms. O’Rourke is a certified public accountant. She received a B.B.A. in accounting from the University of Notre Dame in 1987 and received a M.S. in taxation from DePaul University in 1996.

Security Ownership of Certain Beneficial Owners and Management

Grant Park has no directors or officers. Grant Park’s affairs are managed by the general partner. Set forth in the table below is information regarding the beneficial ownership of the general partner and the officers of the general partner in Grant Park as of April 30, 2018.

	Number of
				Legacy 1		Legacy 2		Global 1		Global 2		Global 3	General
	Class A		Class B	Class		Class		Class		Class		Class	Partnership
Name	Units		Units	Units		Units		Units		Units		Units	Units
Dearborn Capital Management, LLC	276.610		—	516.717		236.818		422.978		208.625		—	184.639
David M. Kavanagh	276.610	(1)	—	516.717	(1)	236.818	(1)	422.978	(1)	208.625	(1)	—	184.639	(1)
Patrick J. Meehan	—		—	185.117		—		50.000		—		—	—
Maureen O’Rourke	—		—	41.067		—		41.359		—		—	—

	Percentage of Outstanding
			Legacy 1	Legacy 2	Global 1	Global 2	Global 3	General
	Class A	Class B	Class	Class	Class	Class	Class	Partnership
Name	Units	Units	Units	Units	Units	Units	Units	Units
Dearborn Capital Management, LLC	4.46%	—	40.35%	51.94%	1.41%	18.05%	—	100.00%
David M. Kavanagh	4.46%	—	40.35%	51.94%	1.41%	18.05%	—	100.00%
Patrick J. Meehan	—	—	14.46%	—	0.17%	—	—	—
Maureen O’Rourke	—	—	3.21%	—	0.14%	—	—	—

(1)	Represents units directly held by Dearborn Capital Management, L.L.C., the general partner of Grant Park. The manager of Dearborn Capital Management, L.L.C. is Mr. Kavanagh, its President.

Grant Park has no securities authorized for issuance under equity compensation plans.

Miscellaneous

The general partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of Grant Park, whether or not in its immediate possession or control, and the general partner shall not employ, or permit another to employ such funds or assets in any manner except for the exclusive benefit of Grant Park.

THE TRADING ADVISORS AND REFERENCE TRADERS

The general partner has retained Amplitude Capital International Limited, EMC Capital Advisors, LLC, Lynx Asset Management AB, Quantica Capital AG, Rabar Market Research, Inc., Revolution Capital Management LLC and Transtrend B.V. as Grant Park’s trading advisors. Grant Park will obtain the equivalent of net profits or net losses generated by H2O AM LLP and Winton Capital Management Limited as reference traders through off-exchange swap transactions and will not allocate assets to H2O or Winton directly. The table below illustrates the trading advisors or reference traders for each class of Grant Park’s outstanding limited partnership units:

	Amplitude	EMC	H2O*	Lynx	Quantica	Rabar	RCM	Transtrend	Winton*
Class A	X	X	X	X	X	X	X	X	X
Class B	X	X	X	X	X	X	X	X	X
Legacy 1	X	X	X	X	X	X	X	X	X
Legacy 2	X	X	X	X	X	X	X	X	X
Global 1	X	X	X	X	X	X	X	X	X
Global 2	X	X	X	X	X	X	X	X	X
Global 3	X	X	X	X	X	X	X	X	X

*Reference trader.

The trading advisors and their respective asset allocations and the reference traders under the swap transactions with respect to the Legacy 1 Class and the Legacy 2 Class units are the same as with respect to the Class A and Class B units. With respect to the Class A and Class B units and the Legacy 1 Class and Legacy 2 Class, each of Amplitude, EMC, Lynx, Quantica, Rabar, RCM and Transtrend manage between 5% and 25% of Grant Park’s net assets, and the swap transactions for which Winton and H2O are reference traders are similarly within this range.

For the Global 1 Class, Global 2 Class and Global 3 Class units, between 5% and 25% of Grant Park’s assets are allocated to each of Amplitude, EMC, Lynx, Quantica, Rabar, RCM and Transtrend, and the swap transactions for which H2O and Winton are the reference traders are similarly within this range.

The general partner may, in its sole discretion, reallocate assets among the trading advisors or enter into swap transactions related to the performance of such advisors, upon termination of a trading advisor or retention of any new trading advisors, or at the commencement of any month. Consequently, the allocation for all classes of units is subject to change.

Rabar and EMC have been trading on behalf of Grant Park since January 1989.  Winton began trading for Grant Park on August 1, 2004, and Winton’s performance began being used for Grant Park through a swap arrangement on April 5, 2016. Transtrend began trading on July 1, 2008. Amplitude began trading on behalf of Grant Park on February 1, 2010. Lynx began trading on behalf of Grant Park on November 1, 2012. Quantica began trading for Grant Park on February 1, 2013 and RCM began trading on behalf of Grant Park on August 1, 2014. H2O’s performance began being used through a swap arrangement for Grant Park on July 1, 2015. The general partner may, in its sole discretion, reallocate assets among the trading advisors upon termination of a trading advisor or retention of any new trading advisors, or at the commencement of any month. Consequently, the current apportionment is subject to change.

The advisory contracts authorize the general partner to reallocate assets among the trading advisors monthly as it determines in its sole discretion upon 10 days’ prior written notice to the affected trading advisors. However, no reallocation of assets will be made to a trading advisor if the trading advisor determines that the amount of the reallocated assets, together with other assets that are already under the trading advisor’s management or which, pursuant to firm written commitments, will be placed under the trading advisor’s discretion, would exceed the total amount of funds the trading advisor could manage without detriment to the accounts it manages.

The allocation and reallocation of assets among the trading advisors is derived from the use of proprietary quantitative models.  The general partner utilizes these models in determining whether to enter into an advisory agreement with a trading advisor.  Should the minimum account size of a trading advisor and subsequent allocation result in an over concentration of trading advisor risk to Grant Park, a swap transaction tied to the performance of such trading advisor which allows for a smaller allocation to such trading advisor may be used.

Because the advisory contracts also provide for reallocation upon termination of a trading advisor’s advisory contract, it is possible that, during the terms of the advisory contracts, the percentage of assets managed by the trading advisors may vary, perhaps substantially, from the current allocations. The advisory contracts are generally for a term of one year and are generally automatically renewable for successive one‑year terms until terminated or in the case of Transtrend, in force until terminated by either party. The advisory contracts generally provide that either party may terminate the advisory contract at any time for any or no reason upon no less than 60 days’ written notice, or, in the case of Transtrend, may be terminated at any time with at least one business day prior written notice. The advisory contracts also generally provide that either party may terminate the advisory contract immediately upon written notice of the occurrence of enumerated events including the withdrawal of the general partner, the suspension, revocation or withdrawal of either party’s CFTC registration or NFA membership or a material breach of the advisory contract by a trading advisor.

From time to time, the general partner may allocate funds in excess of actual funds, referred to as notional funds, to one or more of the trading advisors. The total amount of all such notional funding in the aggregate across advisors to whom the general partner allocates funds using notional funding is not expected to exceed 1.50× of the actual funds in Grant Park. Because of the leverage available from the use of notional funds, performance of a notionally funded account expressed as a percentage of nominal account size, which is the sum of notional funds and actual funds, will be different than the performance of the account expressed as a percentage of actual funds only. The rates of return on the actual funds allocated to the trading advisors who have been allocated notional funds by the general partner will be a higher percentage amount, both positive in the case of gains and negative in the case of losses, than if the trading advisor had been allocated actual funds only. Use of notional funding may result in Grant Park receiving more frequent or larger margin calls and creates additional leverage relative to the amount of actual funds Grant Park allocates to a trading advisor. The general partner also may “de‑leverage” a trading advisor by allocating more of Grant Park’s assets to it than is necessary to maintain the portfolio’s positions. The general partner may pay consulting fees with respect to notional funds allocated to the trading advisors. Incentive fees only are paid to a trading advisor if the trading advisor has new trading profits on its allocated net assets, which includes any notional funds and actual funds.

No trading advisor has authority or responsibility for the selection of any clearing broker for Grant Park or for negotiating the terms, including the commission rates, upon which a clearing broker or brokers are engaged. For ease of administration, however, the trading advisors have discretion to direct all or a portion of their trades on behalf of Grant Park to one or more executing brokers or floor brokers of their choice for execution with instruction to give‑up the executed trade to the clearing broker, which will clear and settle the trade and carry the resulting position in Grant Park’s account. The trading advisors also may from time to time execute Grant Park’s OTC options, forward and spot contracts with dealers other than the clearing brokers or their affiliates, but only with the prior written consent of the general partner.

The trading advisors or reference traders and their respective principals may currently, or may in the future, trade for their own accounts and/or invest in other commodity pools for which they serve as advisor. In doing so, these trading advisors or reference traders and/or their principals may make trades that are different from, opposite to or similar to, trades entered into by Grant Park and they may even be the other party to a trade entered into by Grant Park. Investors should note that any orders for other accounts might not be part of a block order but might be placed before or after orders for Grant Park, and might or might not obtain more favorable order execution. If the trading advisors or reference traders or their principals engage in personal account trading, or trading for commodity pools in which they invest, limited partners will not be permitted to inspect records of this trading or any written policies related to this trading.

The advisory contracts with each trading advisor generally provide that the general partner and Grant Park shall indemnify and hold harmless the trading advisor and its affiliates against any losses, liabilities, expenses (including reasonable attorneys’ and accountants’ fees), judgments or settlements if the trading advisor or its affiliates acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interests of Grant Park, and provided that the trading advisor’s or its affiliates’ conduct does not constitute negligence (or, in the case of certain trading advisors, gross negligence) or a breach of its or their fiduciary obligations.

The following descriptions include background information on each trading advisor and its principals, as well as information concerning each trading advisor’s strategy applicable to the class or classes of Grant Park that it trades. You should note that the descriptions were prepared by each trading advisor and may emphasize different aspects of each. Because each trading advisor’s strategies and programs are proprietary and confidential, their descriptions here are general in nature. Each of the trading advisors and reference traders has advised the general partner that there have been no material administrative, civil or criminal actions within the past five years against that trading advisor or its principals and no such actions are currently pending.

Rabar Market Research, Inc.

Rabar is an Illinois corporation and was registered as a commodity trading advisor and commodity pool operator in June 1988. Rabar has been a member of the NFA since June 1988. Rabar has also been approved as a forex firm by the NFA in November 2010. The business address of Rabar is 120 S. Riverside Plaza, Suite 1600, Chicago, Illinois 60606, and its telephone number is (312) 646‑7200. Rabar was originally named Rainbow Market Research, Inc. when it was incorporated in November 1986. Its name was changed to Rabar Market Research, Inc. in January 1989. It has managed accounts continuously since July 1988.

Management

The listed principals of Rabar are Paul Rabar and Francisco Vaca. Paul Rabar and Francisco Vaca make trading and/or operational decisions for the firm.

Paul Rabar is the president and founder of Rabar. Since founding the firm in 1988, Mr. Rabar has focused his full business time and attention on the operation of Rabar with a particular focus on trading and research. Mr. Rabar is a graduate of the New England Conservatory of Music. Between February 2005 and February 2014, Mr. Rabar was a principal of Vaca Capital Management, LLC, a formerly registered commodity trading advisor and commodity pool operator, as well as a hedge management company. Mr. Rabar did not take part in the trading activities or operations of Vaca Capital Management, LLC. Mr. Rabar became registered as an associated person and listed principal of Rabar in June 1988. Mr. Rabar became approved as a forex associated person of Rabar in November 2010.

Dr. Francisco Vaca is a listed principal and the co‑chief investment officer of Rabar, having joined Rabar in that capacity in January 2014. Prior to joining Rabar, he was the sole trading principal, Chairman, and Chief Executive Officer of Vaca Capital Management, LLC from November 2000 to December 2013. He was registered as a principal and associated person of Vaca Capital Management, a formerly registered commodity pool operator and commodity trading advisor, between February 2005 and February 2014. While at Vaca Capital Management, Dr. Vaca worked closely with Paul Rabar and Rabar Market Research on trading technology and the research and development of trading systems. Dr. Vaca became registered as an associated person of Rabar in November 2013 and was approved as a forex associated person of Rabar in November 2013. He has been listed as a principal of Rabar since January 2014.

Rabar’s Trading Program

Strategy.  Rabar currently uses a trading program known as the Diversified Program in trading for Grant Park. Rabar has been trading the Diversified Program since January 1989. The objective of Rabar’s investment strategy is to generate capital appreciation over the long run by investing exclusively in exchange‑traded futures contracts, options on futures contracts, foreign currency forward contracts and, to a very limited extent, cash commodities. Rabar may also engage in exchange for physical transactions, more commonly referred to as EFPs. An EFP transaction involves the exchange of a futures position for the underlying commodity without making an open competitive trade on an exchange, as permitted by exchange rules.

Rabar’s strategy employs a diversified, systematic, technical, trend‑following approach, utilizing a blend of several separate and distinct quantitative models. Each of these elements is described more fully below.

•

The approach is diversified in that it can be invested in more than 90 markets, covering more than 20 different exchanges in 25 different countries. The portfolio includes futures contracts on currencies, financial instruments, precious and base metals, stock indices, energies, and agricultural and soft commodities. The specific markets have been chosen for, among other reasons, their historical performance and customary liquidity.

•

The approach is systematic in that Rabar utilizes multiple quantitative investment models that generate signals directing Rabar to initiate or liquidate positions in each market at specific, predetermined price points. In the vast majority of circumstances, Rabar will follow the specific signals generated by the models. The approach does, however, incorporate a small discretionary element. In this regard, Rabar may, from time to time, analyze certain key fundamental factors affecting supply and demand, such as a regional or global financial crisis, extreme weather conditions, or major political events. As a result of the analysis Rabar may make adjustments to the size of positions or the timing of trades in the portfolio in an effort to control risk or to take advantage of potential profit opportunities.

•

The approach is technical, meaning that the signals generated by the models are based upon an analysis of objective technical factors rather than fundamental factors. Although the technical indicators analyzed are varied, they are all based primarily on daily, weekly, and monthly price movement.

•

The approach is trend‑following and, in some cases, trend‑identifying. In this regard, Rabar seeks to invest in markets exhibiting directional price movement over time. Since the portfolio will maintain both long and short positions, it is not necessarily relevant whether a particular market is rising or falling. It is merely the case that Rabar’s best opportunity for profit will come from markets moving continuously in one direction while Rabar will have a difficult time profiting from, and may incur losses in, markets that are not exhibiting sustained directional movement.

•

The approach incorporates a blend of quantitative models. Specifically, the methodology employs several totally separate and distinct investment models in its overall approach, and several additional variations of those models, all of which are blended together in Rabar’s program.

Risk Management.  Rabar employs a number of risk management techniques in the strategy with a view toward reducing and controlling risk in the portfolio. For example, Rabar’s portfolio is broadly diversified thereby spreading the risk across multiple markets. Rabar’s portfolio is also diversified across multiple quantitative models, limiting the risk exposure in the portfolio to any one such model. Rabar also employs predetermined stop loss levels or exit points for each position. These stop losses can have the effect of limiting the exposure to each position, system, market and market sector, and in the portfolio as a whole. In addition, Rabar utilizes a proprietary quantitative methodology to determine the size of each position with a view toward equalizing risk in the portfolio across all markets.

It should be noted that the risk management techniques described above may not have the desired effects of controlling or even reducing risk in the portfolio, as investing in commodity interests involves a high degree of risk.

Research & Development.  Rabar believes that the development of quantitative models for use in investing in commodity interests is a continual process. To this end, Rabar conducts an ongoing research and development effort led by Paul Rabar and including a team of professionals working on research related matters. The goal of the research effort is to evaluate the continued viability of the existing models, to enhance the existing models, and to develop new models. Although these goals may not be achieved, through its research effort Rabar has modified its models over time and it is likely that modifications will be made in the future. Thus, the models that might be used by Rabar in the future may differ from those presently used or those used in the past. Clients such as Grant Park will not be informed about non‑material modifications, including generally, markets or commodity interest contracts traded.

Miscellaneous.  As stated above, some investment decisions involve the exercise of judgment by Rabar. For example, the decision not to trade particular commodity interests or to reduce or eliminate exposure in particular markets may result at times in missing price moves and hence profits of great magnitude, which other managers who are willing to trade these commodity interests or have not reduced exposure may be able to capture. For these and other reasons, the performance of Rabar may not result in profitable trading.

EMC Capital Advisors, LLC

EMC Capital Advisors, LLC is an Illinois limited liability company formed in August 2013. It has been registered with the CFTC as a commodity trading advisor and commodity pool operator since September 6, 2013. EMC has been a member of the NFA in such capacities since September 9, 2013. The business address and telephone number of EMC are 2201 Waukegan Road, Suite W240, Bannockburn, Illinois 60015, and (847) 267‑8700. From January 1989 until September 2013, EMC Capital Management, Inc. was allocated and traded a portion of Grant Park’s assets. On October 1, 2013, EMC Capital Management, Inc. assigned its obligations, rights and interests to EMC, including the trading agreement under which EMC Capital Management, Inc. had previously traded on behalf of Grant Park. EMC filed a notice of exemption with the NFA under CFTC Regulation 4.7 on September 9, 2013.

Management

The principals of EMC Capital Advisors, LLC are John Krautsack, David M. Kavanagh, David Polli, Brian Proctor, Robin Gerth, Abdullah Mohammed Al Rayes, EMC Capital Management, Inc., John Krautsack Trust UA 01 23 2007, Knollwood Investment Advisors, LLC, Dearborn Capital Management, Ltd., KIA Holdings Inc. and Centum Prata Holding AG. John Krautsack makes trading and/or operational decisions.

John C. Krautsack is President and serves on the Board of Managers of EMC Capital Advisors, LLC. Mr. Krautsack is responsible for overseeing all of EMC’s functions including the active management of EMC’s portfolio and trading operations. Mr. Krautsack became registered as an associated person and listed as a principal of EMC Capital Advisors, LLC in September 2013. He was approved as an NFA associate member in such capacities and was a swap associated person from September 2013 to May 2015. Additionally, Mr. Krautsack through the John Krautsack Trust UA 01 23 2007 has been the sole shareholder of EMC Capital Management, Inc. since September 2013. EMC Capital Management, Inc. was formerly registered with the CFTC as a commodity trading advisor between May 1988 and November 2013, a commodity pool operator between February 1991 and November 2013, as well as a member of the NFA in such capacities between May 1988 and November 2013. EMC Capital Management, Inc. is also a principal and majority owner of EMC Capital Advisors, LLC. Mr. Krautsack was formerly registered as an associated person with EMC Capital Management, Inc. between June 1995 and November 2013, and listed as a principal of that firm between August 2008 and November 2013. He was registered as an NFA associate member with EMC Capital Management, Inc. between May 1995 and November 2013, and as a swap associated person between November 2012 and November 2013. He served as EMC Capital Management, Inc.’s Chairman from March 2013 to November 2013, Managing Director, Trading from July 2008 to November 2013, Vice President, Director of Trading from February 2003 to November 2013, and Senior Trader from April 1995 to November 2013. He attended Winona State University School of Business.

EMC’s Trading Program

EMC’s objective in providing management services to Grant Park is the appreciation of Grant Park’s assets through speculative trading of commodity interests.

EMC currently trades both its Classic Program and Balance Program on behalf of Grant Park. EMC has been trading the Classic Program since January 1985 and will begin trading the Balance Program May 2018.

The investment strategy employed in the Classic Program is technical rather than fundamental in nature in that it is developed from analyses of patterns of actual monthly, weekly and daily price movements and is not based on analysis of fundamental factors such as supply and demand, general economic conditions or anticipated world events. EMC relies on historical analyses of these price patterns to interpret current market behavior and to evaluate technical indicators for trade initiations and liquidations. EMC’s investment strategy in the Classic Program is trend‑ following in that initiations and liquidations of positions in a particular market are generally in the direction of the price trend in that market.

EMC employs an investment strategy that uses a number of trading systems simultaneously. Also, the strategies are diversified in that EMC actively invests in a portfolio of over 80 markets.

Although the specific commodity interests, including futures contracts, options on futures contracts, forward contracts and cash commodities, to be invested in through the Classic Program will vary from time to time, at the present time, EMC principally invests in futures contracts and forward currency contracts for its clients. EMC currently trades futures contracts in a number of sectors including precious and base metals, U.S. and foreign fixed income instruments, stock indices, foreign exchange, grains and agricultural products, energy products such as crude oil, and soft commodities such as orange juice, sugar and coffee. EMC may invest in other commodity interests in the future. EMC also may invest in foreign currency forward contracts and, to a lesser extent, may engage in EFP transactions.

The commodity interests typically chosen for the Classic Program have been selected for, among other things, their historical performance and for their customary liquidity. EMC may frequently invest, however, in less liquid markets. If an open position cannot be liquidated, Grant Park may be required to accept delivery of the underlying commodity. In these circumstances, it may be necessary for Grant Park to borrow funds.

If possible within existing market conditions, EMC adheres to the requirements of a money management system that determines and limits the equity committed to each position, each commodity and each group of commodities, and sets optimal stop‑losses for each position and each account. The level of liquidation determined by this money management system can override liquidations determined by technical indicators.

The investment strategy employed in the Balance Program is a long-only strategy that allocates to a subset of diverse global markets, including global stock index futures, sovereign interest rate futures and metal futures. Components of the portfolio are optimized across markets to capture profits during times of economic expansion. Systematic rebalancing is done to return optimal allocations.

EMC continues to develop investment strategies and programs, as well as risk and money management systems. As a result of EMC’s ongoing research and development, enhancements and modifications have been made from time to time in the specifics of EMC’s methods, and it is likely that similar enhancements and modifications will be made in the future. Accordingly, the methods that may be used by EMC in the future might differ from those presently being used. The general partner will be informed of changes in EMC’s trading methods if strategy changes are deemed material by EMC.

Winton Capital Management Limited

Winton Capital Management Limited, a United Kingdom company, became registered as a commodity trading advisor in January 1998, and as a commodity pool operator in December 1998. Winton is a member of the NFA. Since December 2012, Winton has been approved as a swaps firm by the NFA. Winton is also authorized and regulated by the United Kingdom’s Financial Services Authority (“FSA”). Winton’s principal office is located at Grove House, 27 Hammersmith Grove, London W6 One, England, and its telephone number is 011‑44‑20‑ 8576‑5800.

Management

The listed principals of Winton are Winton Group Limited, Amy Rentoul, David Winton Harding, Andrew Moss, Jonathan Duke, Nicholas Saunders, Timothy Davenport, Adam Waghorn and Christopher Maynard. David Winton Harding, Andrew Moss, Jonathan Duke and Nicholas Saunders make trading and/or operational decisions.

David Winton Harding founded Winton Capital Management Limited in February 1997, and is the firm’s managing director. Mr. Harding ultimately oversees all critical functions performed at Winton. Mr. Harding is also the Chief Executive Officer of Winton Group Limited (“WGL”), the holding company to the Winton group of companies.  Mr. Harding graduated from Cambridge University with a first class honors degree in 1982. Mr. Harding became a listed principal and associated person of Winton in January 1998. In June 2014, Mr. Harding became a listed principal and associated person of Winton Capital US LLC, an NFA registered commodity trading advisor. He has also been listed as a principal and associated person of Winton Fund Management Limited, an NFA registered commodity pool operator, since June 2014.

   Mr. Moss, born in 1975, is the Co‐Chief Operating Officer of WGL, the holding company for the Winton group of companies, and a director of Winton. Mr. Moss was Winton’s Head of Trading from April 2007 to September 2013; Head of Trading, Counterparty and Market Risk from October 2013 to August 2014; Global Head of Investment Solutions (responsible for all sales, client servicing and market activities) from September 2014 to July 2016; and Chief Executive Officer of Winton Investment Management “WIM” until he was appointed to his current role as Co‐Chief Operating Officer of WGL in August 2017.   WIM was the division of Winton responsible for the day-to-day management of Winton’s investment programs and the investment solutions department.  He has been listed as a principal of Winton since August 2016 and registered as an associated person of Winton since May 2005. Mr. Moss has the power to exercise a controlling influence over regulated activities of Winton Capital US LLC (“WCUS”) and Winton Fund Management Limited (“WFM”). He has been listed as a principal and registered as an associated person and a swap associated person of both companies since June 2017. Mr. Moss graduated from Exeter University with a First Class Honours degree in Economics.

Mr. Duke, born in 1981, is the Chief Risk Officer of WGL. He has been listed as a principal of Winton since April 2017. Mr. Duke was Assistant Chief Investment Officer of Winton from August 2008 to April 2013 where, alongside research activities, he took responsibility for maintaining and changing the computer code defining the parameters of Winton’s investment systems. In May 2013, Mr. Duke became Head of Investment Systems, responsible for the preparation of the investment systems, their implementation and the oversight of their operation. Mr. Duke was appointed to his current role of Chief Risk Officer in January 2016. He became a director of Winton Fund Management Limited in January 2017 and has been listed as a principal of that company since April 2017. Mr. Duke has the power to exercise a controlling influence over regulated activities of Winton Capital US LLC and has been listed as a principal of that company since April 2017. Mr. Duke holds a Bachelor of Engineering degree in Information Systems Engineering from Imperial College of Science, Technology and Medicine, University of London, and a Masters of Science with Distinction in Intelligent Systems from University College London, University of London.

Mr. Saunders, born in 1980, is the Co‐Chief Operating Officer of WGL, and has been listed as a principal of Winton since April 2017. Mr. Saunders was Winton’s Head of Operations from October 2011 to August 2014, with additional responsibility for oversight of the Execution group as Head of Investment Operations from September 2014 to May 2015. Mr. Saunders became Chief Information Officer in May 2015, with responsibility for the Technology function across the business. He was appointed Chief Operating Officer in January 2017, with responsibility for Operations, Finance, Technology and Winton’s global administrative functions until he assumed his current role as Co‑Chief Operating Officer in August 2017. Mr. Saunders has the power to exercise a controlling influence over regulated activities of WCUS and WFM and has been listed as a principal and registered as an associated person of both companies since June 2017. Mr. Saunders graduated from the University of Birmingham with a degree in Geography.

Winton’s Trading Methods

Winton’s investment philosophy is directed towards long‑term capital appreciation through compound growth. This is achieved by pursuing a diversified trading scheme without reliance on favorable conditions in any particular market, nor does it depend on the general direction of market prices. The investment technique of Winton’s Diversified Program, which Winton has been trading since October 1997, trades a portfolio of more than 100 commodity interests on major commodity exchanges and forward markets worldwide, employing a totally computerized, technical, principally trend‑following trading system developed by its principals. This system tracks the daily price movements from these markets around the world, and carries out certain computations to determine each day how long or short the portfolio should be to maximize profit within a certain range of risk. A trend‑following system is one that attempts to take advantage of the observable tendency of the markets to trend, and to tend to make exaggerated movements in both upward and downward directions as a result of such trends. These exaggerated movements are largely explained as a result of the influence of crowd psychology or the herd instinct, amongst market participants. The Winton trading system has been developed by relating the probability of the size and direction of future price movements with certain indicators derived from past price movements which characterize the degree of trending of each market at any time.

Trade selection is not subject to intervention by Winton’s principals and therefore, is not subject to the influences of individual judgment. As a mechanical trading system, the Winton model embodies all the expert knowledge required to analyze market data and direct trades, thus eliminating the risk of basing a trading program on one indispensable person. Equally as important is the fact that mechanical systems can be tested in simulation for long periods of time and the model’s empirical characteristics can be measured. The system’s output is rigorously adhered to in trading the portfolio and intentionally no importance is given to any external or fundamental factors.

Winton’s Diversified Program trades in all the easily accessible and liquid commodity interests that it practically can. As at the date of this document, Winton’s portfolio mainly consists of commodity interests which are futures, options and forward contracts in the following areas: stock indices; bonds; short term interest rates; currencies; precious and base metals; grains; livestock; energy and agricultural products. Winton is constantly looking for new opportunities to add additional markets to the portfolio, thus further increasing the portfolio’s diversification.

The trading strategy and account management principles described here are factors upon which Winton will base its trading decisions. Such principles may be revised from time to time by Winton as it deems advisable or necessary. Accordingly, no assurance is given that all of these factors will be considered with respect to every trade or recommendation made on behalf of a Program account or that consideration of any of these factors in a particular situation will lessen a client’s risk of loss or increase the potential for profits.

Winton will not have discretionary authority to manage the assets of Grant Park.  Winton will also not provide advisory services to Grant Park.  Instead, Grant Park will access the net performance returns for Winton’s program through an off-exchange total return swap transaction with Deutsche Bank AG.  Under such transaction, the amount of net profits and net losses from the Winton program will be accrued on a going-forward basis, and the cumulative net profit, if any, will be paid to Grant Park, or the cumulative net loss, if any, will be paid by Grant Park, upon termination of the swap.

Transtrend B.V.

Transtrend is a Dutch limited liability company formed in November 1991 to provide commodity trading advisory services to selected clients. Transtrend has been registered as a commodity trading advisor since September 1994 and has been a member of the NFA since September 1994. Between September 1994 and December 2011, Transtrend was registered as a commodity pool operator. Since December 2012, Transtrend has been approved as a swaps firm by the NFA. Transtrend is also licensed as a portfolio manager, and subject to, among others, regulation by the Netherlands Authority for the Financial Markets (“AFM”). The business office of Transtrend, where its books and records are kept, is located at Weena 723, Unit C5.070, 3013 AM Rotterdam, The Netherlands and its telephone number is +31‑10‑453‑6510.

Management

The listed principals of Transtrend are Johannes P.A. van den Broek, Harold M. De Boer, Mark H.A. Van Dongen, Andre P. Honig, Orix Corporation Europe NV., and Maarten Alwin Reinout Tijmen Dorresteijn. Johannes P.A. van den Broek, Harold M. De Boer and Mark H.A. Van Dongen make trading and/or operational decisions or supervise persons so engaged.

Johannes “Joep” P.A. van den Broek joined Transtrend as a trader in December of 1995. In October 1997, he was appointed Deputy Director (for Trading) thereby becoming a member of Transtrend’s management team. Effective as of January 1999, Mr. Van den Broek was appointed a Managing Director of Transtrend. Mr. Van den Broek graduated in August 1995 with a master’s degree in business economics from Erasmus University Rotterdam. Mr. Van den Broek has been registered as an associated person of Transtrend since October 1998, and as a listed principal of Transtrend since January 1999, and has been a member of the NFA since July 1998. Mr. Van den Broek has been approved as a swaps associated person of Transtrend since January 2013.

Harold M. De Boer worked in conjunction with the predecessor of Transtrend (Nidera Handelscompagnie B.V., an international trading and agribusiness company) for his thesis titled “Cointegration in Commodity Futures Markets” beginning in December 1989. In April of 1990, he joined the predecessor of Transtrend as a research analyst. In 1992 he became responsible for Transtrend’s research department, and as of October 1997, he became a member of Transtrend’s management team with the title of Deputy Director. Effective August 1999, he was appointed a Director of Transtrend, and effective March 2007 he assumed the role of a Managing Director of Transtrend. Mr. De Boer’s primary responsibility remains research and product development. Mr. De Boer graduated in 1990 with a masters degree in applied mathematics from Universiteit Twente in The Netherlands. Mr. De Boer has been listed as a principal of Transtrend since November 1999.

Mark H.A. Van Dongen joined Transtrend as a research analyst in July 1992 and was appointed Deputy Director (research and operations) in October 1997. Effective March 2007, Mr. Van Dongen was appointed an Executive Director of Transtrend. Mr. Van Dongen graduated in 1991 with a master degree in econometrics from the Catholic University of Brabant. Mr. Van Dongen has been registered as an associated person of Transtrend since August 1998, and has been a member of the NFA since July 1998. In addition, Mr. Van Dongen has been listed as a principal of

Transtrend since March 2007. Mr. Van Dongen has been approved as a swaps associated person of Transtrend since December 2012.

Shareholder

Currently, 100% of the voting interest in Transtrend is owned by Orix Corporation Europe N.V. which is a 100% subsidiary of Orix Corporation. Orix Corporation Europe N.V. has been listed as a principal since December 29, 2016.

Transtrend’s Trading Program

Transtrend trades its Diversified Trend Program, subset Enhanced Risk for Grant Park. Transtrend has offered its Diversified Trend Program to third parties since October 1993. Transtrend’s Diversified Trend Program can at any time be (net) long, short, or neutral in any given market, and the program may include any known futures market, including OTC currency positions. Transtrend applies its strategies to a diversified portfolio spanning the equity, fixed income, currency, metals, energy and agricultural markets.

The applied principles of risk management play a dominant role in Transtrend’s trading program, which is designed to pursue capital growth within the limits of a defined risk tolerance. The program is entirely based on quantitative analysis of signaled price behavior of outright futures and of intra‑market and/or inter‑market combinations of futures concerned and therefore not on fundamental analysis.

The program may enter into both long and short positions in any of the futures involved, or they may have no position. Long and short positions are likely to be leveraged and unhedged and/or uncovered. The degree of leverage is implicitly determined by the risk/reward profile selected by the client. The degree of leverage can be expressed as the number of contracts traded or held in position per million U.S. dollar under management. A higher degree of leverage represents a higher degree of risk as it goes hand in hand with a higher number of contracts held in a position for each U.S. dollar under management. As such, a selected risk profile has a consequence for the number of contracts traded and/or held in a position for each U.S. dollar under management.

The program is systematic by nature and requires a consistent application. Therefore, discretionary inputs are not essential to the effectiveness of the program. Exceptional market circumstances of the observed past, both favorable and unfavorable, are integrally reflected in the presented performance profile of the program. While Transtrend generally will not use discretionary inputs in trading client accounts, in the event of exceptional market circumstances, Transtrend may use discretion in an attempt to limit risk to a position or account. The use of discretion by Transtrend may have a positive or negative impact on performance.

Transtrend defines the portfolio composition and the relative weighting of futures within each portfolio irrespective of the outcome of historical trades. The guiding principle is a strategic diversification in pursuit of a maximum attainable risk spreading, taking correlation analysis and degrees of profit expectancy into account. As the applied strategies require particular transaction sizes to allow for multiple entry and exit points and because certain minimum transaction sizes may be required or recommendable, the attainable degree of diversification is among others a function of the amount under management. Generally, larger accounts have a higher degree of diversification.

Specific risk provisions are computed for each market exposure. The risk provisions are designed to have a pre‑defined reliability. In all trading systems the assessment of price volatility plays a prominent role. Risk assessments are determined on the basis of a regular or continuous evaluation of daily price behavior, possibly leading to regular adjustments during the lifetime of exposures. In most trading systems there are elements which identify and respect the dominant market direction. The trading systems are designed to exploit recurring, non‑random characteristics of price behavior in all markets. The totality of the advised trades has thus far represented an ‘elevated collective profit expectancy’ over the course of time and is expected to provide the basis for future profitability as long as past and future market behavior remain generally compatible over time. The applied market approach does not forecast markets or price levels but participates in a systematic and dynamic way in signaled price patterns. The trading systems exploit directional price movement of outright prices, of time spreads in one or more time frames and of inter‑market and ‑product combinations.

One of the strengths of Transtrend’s Diversified Trend Program is the disciplined, systematic and dynamic nature of market participation. The overall performance is determined by the entirety of all markets and all trades. The results of individual trades deserve only limited attention in a portfolio strategy. Transtrend believes that in a systematic market approach, the consistent (i.e. disciplined) application by Transtrend and a consistent (i.e., prolonged) participation by the client are both essential in attempting to realize the pursued returns over the course of time.

Amplitude Capital International Limited

Amplitude Capital International Limited (Amplitude) is a Cayman Islands domiciled limited company established in August 2004. Amplitude became an NFA member and became registered as a commodity trading advisor in January 2010. Since December 2012, Amplitude has been approved as a swaps firm by the NFA. Amplitude became registered as a commodity pool operator in January 2013. Prior to its NFA registration in 2010 and currently, under the management of its then and current Chairman, Karsten Schroeder, Amplitude operates several trading programs which are exempt under CFTC regulation Section 4.7 and are open to foreign investors. Mr. Schroeder is responsible for product development, trading and strategy for these programs. The business address for Amplitude is Grand Pavilion Commercial Centre, 1st Floor, 802 West Bay Road, P.O. Box 31855, KY1‑1207 Cayman Islands. The telephone number for Amplitude is (345) 943‑2295.

Management

The listed principals of Amplitude Capital International Limited are Mathias Ackermand, Amplitude Capital Holdings Limited, Mark Derbyshire, Mark Fagan, John Harrison, Nicola Harrison, Key Custodians Limited, Key Nominees Limited, Gary Linford, Karsten Schroeder, Wakaluba Investments Ltd, Heiko Zuehlke, and Paul Phillips. Karsten Schroeder makes trading and/or operational decisions.

Karsten Schroeder is the Executive Chairman of Amplitude and the portfolio manager for all of Amplitude’s programs. He oversees all the key decisions related to product development, trading ideas and strategy for Amplitude’s range of funds. Together with his partners he founded Amplitude Capital in September 2004. Mr. Schroeder became registered as a listed principal of Amplitude effective December 2009 and an associated person of the firm effective January 2010. Mr. Schroeder has also been approved as a swaps associated person of Amplitude since December 2012.

Amplitude’s Trading Program

Amplitude trades its Klassik Program for Grant Park.  Between April 2010 and June 2015, Amplitude traded its Sinfonie Program for Grant Park, which was a blend of Amplitude’s Dynamic and Klassik Programs. As of July 2015, only the Klassik Program is utilized in managing assets for Grant Park. The Klassik Program began trading client accounts in January 2010.

The investment objective of the Klassik program is to achieve significant absolute returns with medium volatility, and thus consistent capital growth, by following a systematic investment process trading global futures in the energy, grains/foods, metals, currencies, equities and fixed-income sectors within a strict risk management framework. In order to meet its investment objective, the Klassik Program makes investments pursuant to a number of systematic, technical analysis-driven trading strategies that work in parallel, but on different time scales. In this way, Amplitude believes that it will be able to identify different medium-term market movements and exploit non-random effects that can be captured in the markets to achieve profitable trades. In general, the Klassik Program will incorporate a number of strategies and/or models out of which a selection will be applied to each individual market. Each market will be analyzed independently when designing the Klassik Program with the aim of seeking to minimize the risk of over-fitting past price movements. The strategy operates 53 sub-strategies on different time frames depending on market characteristics as well as execution cost and slippage implied by a market’s liquidity and position sizes. Allocations amongst sub-strategies within a particular market generally remain constant, but allocation is reviewed regularly and may change over time.

Lynx Asset Management AB

Lynx Asset Management AB is a Swedish limited liability corporation. Since the firm’s inception in April 2000, the main business of Lynx has been to manage the Lynx Programme and has been supervised by Finansinspektionen, the

Swedish Financial Supervisory Authority. Lynx has been registered as a commodity trading advisor with the CFTC since August 2011 and was registered as a commodity pool operator from January 2013 through March 2017. The firm has been a member of the NFA since August 2011 and approved as a swap firm since December 2015.  Lynx is also a listed principal of Lynx Asset Management Americas Inc, an NFA member and registered commodity trading advisor.  Lynx’s offices are located at Regeringsgatan 30-32, Box 7060 Stockholm, Sweden SE‑103 86. The firm’s telephone number is +46‑8‑663‑3360.

Management

The listed principals of Lynx are Svante Bergström, Jonas Bengtsson, Marcus Andersson, Filip Borgeström, Svante Elfving, Martin Sandquist, Ola Paulsson, Patrik Brummer, Kim Dixner and Brummer & Partners AB. The principals that make trading and/or operational decisions are Svante Bergstrom and Jonas Bengtsson.

Svante Bergström is the Chief Executive Officer and a Director of Lynx. Mr. Bergström has been listed as a principal and registered as an associated person of Lynx since July 2011 and August 2011, respectively, and has been an associate member of the NFA since August 2011. He has been a swap AP since December 2015. He holds a BSc. in Economics and Business Administration from the Stockholm School of Economics, having graduated in June 1992. Before commencing his studies, he was employed by Hagströmer & Qviberg Fondkommission AB, a Swedish brokerage house and fund management company, mainly as a stockbroker, from June 1984 to July 1991. Between June 1992 and September 1993, Mr. Bergström was on sabbatical. Mr. Bergström worked with quantitative analysis and portfolio management within Nordbanken AB, a banking and financial services group, between September 1993 and August 1998, where between 1996 and 1998 he was engaged in building up and running the Proprietary Trading unit, the management process of which serves as a basis for the management of Lynx. Between August 1998 and May 1999, Mr. Bergström worked in the asset management department of Östgöta Enskilda Bank, a Swedish bank, on a project to launch Lynx as a hedge fund within the bank. In June 1999, Mr. Bergström was engaged in setting up Lynx as a standalone firm. Mr. Bergström has been a manager of Lynx since its inception and a shareholder in the company since it was formed in July 1999. Mr. Bergström has also been a listed principal of Lynx Asset Management Americas Inc, a registered commodity trading advisor, since July 2014.

Jonas Bengtsson is the Deputy Chief Executive Officer and a Director of Lynx. Mr. Bengtsson has been listed as a principal of Lynx since August 2011. Mr. Bengtsson holds a Licentiate degree in Engineering Physics from the Lund Institute of Technology, having graduated in November 1992. He continued his studies towards a doctorate until June 1993, when he was employed as a quantitative analyst and risk analyst with Gota Bank AB, a Swedish bank, until May 1994, and with Nordbanken AB, a banking and financial services group, between May 1994 and August 1998. His main responsibility within Nordbanken Proprietary Trading was portfolio construction, risk measurement and programming. Between August 1998 and May 1999, Mr. Bengtsson worked in the asset management department of Östgöta Enskilda Bank, a Swedish bank, on a project to launch Lynx as a hedge fund within the bank. In June 1999, Mr. Bengtsson was engaged in setting up Lynx as a standalone firm. Mr. Bengtsson has been a manager of Lynx since its inception and a shareholder in the company since it was formed in July 1999.  Mr. Bengtsson has also been a listed principal of Lynx Asset Management Americas Inc, a registered commodity trading advisor, since July 2014.

Lynx’s Trading Program

Lynx utilizes its proprietary trading program, the Lynx Programme, described below, in managing assets for Grant Park. Pursuant to the Lynx Programme, Lynx engages in trading in futures contracts on the global futures markets. The Lynx Programme is managed by applying a well‑structured management process that includes a sharp focus on risk management. Lynx uses systematic futures trading programs or models to produce trading signals on a largely automated basis on futures contracts based upon equity, fixed income, commodity and foreign exchange. The program invests in a wide variety of sectors such as equities, fixed income, foreign exchange, metals, energies, grains and foods. The Lynx Program began trading client accounts on May 1st, 2000.

As financial markets are constantly developing it is important to be continually improving the models used in the management of the program and developing new ones. Lynx has created extensive databases containing historical price information for a wide variety of different financial instruments, in which the data series often go back thirty years or more. Ideas about how to improve the models in current use are tested on historical data using software developed by

Lynx. Another important activity is to attempt to improve the portfolio structure by developing methods for allocating risk between different models and different markets. The aim is for the models used in the management of the program to complement each other and contribute to greater diversification and a more uniform return. The models complement each other in terms of structure as well as the time horizons they operate within. In the really short‑term models, the average duration of the positions typically is only a couple of days, while in the models with the longest horizon, the average life of a holding generally is several months.

Quantica Capital AG

Quantica Capital AG, a Swiss stock company, provides systematic and quantitative investment advisory and management services to institutional and other qualified investors since its inception in May 2003. Quantica became registered as a commodity trading advisor in November 2012 and has been a member of the NFA since November 2012. Quantica has been registered as a Commodity Pool Operator since December 2013 and a swap firm since December 2013. Quantica’s offices are located at Freier Platz 10, Schaffhausen, CH‑8200, Switzerland. The firm’s telephone number is +41‑52‑557‑0007.

Management

The listed principals of Quantica are Dr. Bruno Gmuer, Karin Petra Jans, Patrick Aregger and Dr. Philipp Keller.    Dr. Bruno Gmuer, Patrick Aregger and Philipp Keller make trading and/or operational decisions or supervise persons so engaged.

Dr. Bruno Gmuer serves as the Chief Investment Officer at Quantica and has maintained this position since he founded Quantica in May 2003. Dr. Gmuer became a listed principal of Quantica in January 2013.  He has been registered as an associated person of Quantica since November 2017 and was approved as a swap associated person of Quantica effective November 2017.

Patrick Aregger is the Chief Executive Officer at Quantica Capital and has been since joining the firm in May 2017.  Prior to his role at Quantica, Mr. Aregger was previously with a Zurich based family office. Mr. Aregger was the CEO of the family office from December 2009 to March 2017 and took a month-long sabbatical before assuming his role at Quantica Capital. Mr. Aregger has been a listed principal of Quantica since June 2017.

Dr. Philipp Keller is the Chief Operating Officer at Quantica Capital and has been since May 2018.  Prior to his role at Quantica, he was the head of Financial Risk Management at Deloitte, an audit firm, from June 2009 until December 2017 and then took a  four month sabbatical between January 2018 and April of 2018.  Dr. Keller has been a listed principal of Quantica since June 2018.

Quantica’s Trading Program

Quantica utilizes its trading program, the Managed Futures Program, in managing assets for Grant Park. The Managed Futures Program has been trading client assets since January 2005.

The Quantica Managed Futures (QMF) program is a systematic investment strategy that aims to detect and take advantage of trend‑following market inefficiencies in a diversified, liquid investment universe including more than 60+ Futures and FX Forward instruments. The investment universe is globally diversified and includes exchange traded Futures contracts within the Equity Index, Bonds, Interest Rates, Commodities, and FX markets, as well as OTC Currency Forwards. The QMF program’s objective is to generate long‑term capital growth while maintaining strict risk controls and to produce investment returns that are largely independent of traditional asset classes such as stocks and bonds. Investment and Risk management processes are systematic and purely price driven. Neither fundamental nor other external data that price movements are used as inputs for the program. Quantica’s proprietary real‑time risk management systems are value‑at‑risk based and an integral part of the investment process. Leverage may be utilized in connection with trading the investment program and the use of such is not restricted. The QMF program generates a rule based, fully systematic model portfolio. Portfolio managers are responsible to keep the actual traded portfolio in any account in line with the model portfolio by executing necessary trades. The trade identification process is fully rule based with respect to tracking error (portfolio level) and significance of a gap trade (risk of a gap trade relative to the overall portfolio risk, marginal tracking error reduction and risk of gape trades per asset class). Tracking error between the different accounts is being considered and kept on a minimal level.

Execution of trades is performed electronically or via trading desks. The execution methodology is founded on the basis of highest possible liquidity and lowest possible slippage. Quantica does not trade any illiquid or difficult to price or trade instruments including: options, single name stocks, or exchange traded futures contracts with limited liquidity. In order to achieve this, the best execution method is applied. When best execution is not possible should a sudden drought in liquidity occur, methods (similar to but not exclusively) like TWAP (Time‑Weighted‑Average‑Price) or VWAP (Volume‑Weighted‑Average‑Price) are targeted. The responsible portfolio manager is continuously monitoring open orders through direct market access. Under normal market conditions, no open orders are kept in the market overnight, and Futures contracts are executed through Bloomberg Tradebook. Should this system not be functioning, a back‑up electronic trading system is with the Deutsche Bank Autobahn trading platform. Should this system not be functioning, then there is direct access to the execution desk at the clearing broker of the accounts. OTC Currency Forwards are electronically executed with Deutsche Bank Autobahn trading platform. Should this system not be functioning, then there is direct access to the execution desk at the clearing broker of the accounts. An audit trail of orders and fills is maintained.

Revolution Capital Management LLC

Revolution Capital Management LLC (“RCM”) is a Colorado Limited Liability Company formed in March 2004. RCM has been a member of the NFA since December 2004. Additionally, RCM has been registered with the Commodity Futures Trading Commission as a commodity trading advisor and commodity pool operator since December 2004. Between March 2004 and December 2004, RCM was engaged in research and development related to its trading programs.  RCM began trading in January 2005. RCM is located at 1400 16th Street, Suite 510, Denver, Colorado 80202, and its telephone number is (720) 496-0940.

Management

The listed principals of RCM are Michael David Mundt, Theodore Robert Olson and Mark Andrew Chapin. Michael Mundt and Theodore Olson are involved in the development and maintenance of the trading models used by RCM and make all trading and/or operational decisions.

Michael David Mundt’s tasks primarily consist of model development, business/marketing, and coordinating RCM’s overall business and trading strategy. Michael has been listed as a principal of RCM since December 2004 and registered as an associated person since December 2004.

Theodore Robert Olson oversees the architecture and development of the hardware and software computing infrastructure at RCM. Rob has been listed as a principal of RCM since September 2005 and registered as an associated person since June 2008.

While there have been no material administrative, civil, or criminal proceedings pending, on appeal, or concluded against RCM, RCM voluntarily agreed, without admitting or denying any allegations, to a settlement with the New York Mercantile Exchange (NYMEX) Business Conduct Committee relating to NYMEX Rule 562. The Rule provides that any positions held in excess of those permitted under the rules of NYMEX will be deemed position limit violations regardless of whether there is any intent to violate the position limit. This settlement relates to RCM’s maintenance, on behalf of its clients, of a short June 2012 Henry Hub Natural Gas position in excess of the applicable spot month position limit on May 24, 2012 and was in effect for trade dates May 24, 25, and 29, 2012. In accordance with the settlement offer and taking into consideration RCM’s financial condition when levying the sanction, the Panel ordered RCM to pay a fine to the Exchange in the amount of $15,000 and disgorge profits in the amount of $4,020. This action became final on July 24, 2014 and effective July 28, 2014.

RCM’s Trading Program

RCM utilizes its proprietary program, the Alpha program, described below, in managing assets for Grant Park. RCM began trading customer accounts with the Alpha trading program in May 2007.

RCM utilizes rigorous statistical methods to uncover and exploit numerous inefficiencies in futures markets. RCM utilizes multiple different model architectures encompassing several hundred independent signal generators for each market traded and combines these signals in a proprietary manner to maximize risk-adjusted performance. All signals are generated and followed in a systematic manner, although RCM reserves the right to override the system in a discretionary manner in the event of extreme or extraordinary market conditions.

The Alpha Program incorporates long-term, medium-term, and short-term models into one ensemble system. Because of the long-term component, the performance may have a zero correlation to trend-following systems employed by others. The model suite has been chosen to provide maximal diversification across time scales and strategies. The program targets an annualized volatility in the range of 12% of 15%. The Alpha Program will trade on both U.S. and foreign exchanges and may trade in the following markets: Metals, Meats, Grains, Currencies, Stock Indices, Interest Rates, Energies, and Softs.

H2O AM LLP

H2O AM LLP (“H2O”) is a limited liability partnership established in August 2010.  H2O has been authorized and regulated by the UK Financial Conduct Authority since December 2010. It has been registered with the SEC as an investment adviser since October 2013.  As described below, H2O will not have discretionary authority to manage the assets of Grant Park.  H2O will also not provide advisory services to Grant Park.  Instead, H2O’s performance returns will serve as the reference for a total return swap between Grant Park and Deutsche Bank AG.  H2O has been a member of the NFA since June 2017 and has been registered as a commodity pool operator since June 2017 and a commodity trading advisor since June 2017. The business address and telephone number of H2O are 10 Old Burlington Street, London W1S 3AG, and 44 207 92 1600.

Management

The principals of H2O are Bruno Crastes, Vincent Chailley, Jean-Noël Alba, Marc Maudhuit, and H2O AM Limited.  Bruno Crastes and Vincent Chailley make trading and/or operational decisions for the firm.

Bruno Crastes is a founding partner and the CEO of H2O since August 2010.  As CEO of H2O, Mr. Crastes is responsible for the company’s long- and short-term strategic decisions and acts as the main point of contact for all the communication with the Supervisory Board. Mr. Crastes has been listed as a principal of H2O since May 2017 and an associated person of H2O since June 2017.  Mr. Crastes is a member of the H2O Supervisory Board and Chairman of the Executive Committee.  Mr. Crastes has been listed as a principal and associated person of Arctic Blue Capital Ltd since December 2017.  Arctic Blue Capital Ltd (“Arctic Blue”) is a systematic commodity and equity focused investment manager based in London.

Vincent Chailley is a founding partner and the CIO of H2O since August 2010.  As CIO, Mr. Chailley is responsible for the daily investment management decisions pertaining to both the open-ended funds and the mandates. Mr. Chailley is a member of the H2O Supervisory Board and Executive Committee. Mr. Chailley has been listed as a principal of H2O since May 2017 and an associated person of H2O since June 2017.  Mr. Chailley has been listed as a principal and associated person of Arctic Blue Capital Ltd since December 2017.  Arctic Blue Capital Ltd (“Arctic Blue”) is a systematic commodity and equity focused investment manager based in London.

H2O’s Trading Program

H2O Force 10 is a global macro discretionary strategy started in March 2011. It trades listed futures and FX on 3 asset classes: bonds, equities and foreign exchange. The investment philosophy is based on the conviction that value diversification is the most stable and robust source of performance over time. To generate alpha, the monitoring of asset class correlation as a key input for portfolio construction mitigates market volatility and produces a significant diversification benefit. The investment methodology relies on a top down long/short risk allocation (as opposed to a standard asset allocation) in order to efficiently balance the portfolio. The process is based on a team approach using all investment professionals as a source of input and idea. Targeted volatility is roughly 10% to 15%. There are two books in the portfolio: Long-term strategies (6 months to 2 years), which represents around 75% of risk allocation; and short-term trading strategies (intra-day up to 1 week), which represents around 25% of the risk allocation.

H2O will not have discretionary authority to manage the assets of Grant Park.  H2O will also not provide advisory services to Grant Park.  Instead, Grant Park will access the net performance returns for H2O’s Force 10 Program through an off-exchange total return swap transaction with Deutsche Bank AG.  Under such transaction, the amount of net profits and net losses from the H2O program will be accrued on a going-forward basis, and the cumulative net profit, if any, will be paid to Grant Park, or the cumulative net loss, if any, will be paid by Grant Park, upon termination of the swap.

Trading Policies of Grant Park

The objective of Grant Park is to achieve appreciation of its assets through trading in futures contracts, forward contracts, options contracts, swaps and other interests in commodities. The general partner and the trading advisors follow the operating policies described below in attempting to achieve this objective.

Liquidity

Grant Park invests primarily in futures contracts and other commodity interests that are traded in sufficient volume to permit, in the opinion of the trading advisors, ease of taking and liquidating positions.

Spot Commodities

Although Grant Park does not expect to make or take delivery of commodities, it is authorized to do so. In addition, Grant Park may from time to time trade in spot, or cash, commodities.

Leverage

Grant Park normally will not be as highly leveraged as permitted in the case of an investment by an individual investor, and the trading advisors may use less than the otherwise available amount of leverage in the application of certain money management techniques on behalf of Grant Park. Historically, Grant Park’s ratio of margin to equity has typically been between 8% to 15%, but it can range from 5% to 35%.

Borrowings

Grant Park does not currently trade in cash commodities. Also, since inception, Grant Park has not been required to take physical delivery, and does not anticipate being required to do so in the future. However, in the unlikely event that physical delivery is required, the general partner believes that it would be able to borrow sufficient funds from U.S. banks at current market rates to provide the funds necessary to accept such delivery.

Spreads and Straddles

Grant Park may employ spreads or straddles in its trading. Spreads and straddles are futures trading transactions involving the simultaneous buying and selling of a particular futures contract in the same or a related commodity but involving different delivery dates. The purpose of these trades is to earn profits from a widening or narrowing movement of the two prices of the futures contracts.

Pyramiding

Grant Park does not employ the technique, commonly known as pyramiding, in which the speculator uses unrealized profits on existing positions as margin for the purchase or sale of additional positions in the same or another commodity interest.

Modifications in Trading Policies

The advisory contracts require the trading advisors to notify the general partner of any material modification in trading policies promptly and in any event no less than 10 business days prior to institution of the modification. The general partner will not be notified of non‑material changes in the nature or types of commodity interests traded.

Swap Transactions

In addition to the allocations to the trading advisors, through their respective trading companies, certain trading companies of Grant Park will strategically allocate a portion or all of their assets to total return swaps and other derivative contracts and instruments selected at the direction of the general partner.  A swap is a bilaterally-negotiated agreement between two parties to exchange cash flows based upon an asset, rate or some other reference index.  In a typical swap, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on one or more particular predetermined investments or instruments.  The gross returns to be exchanged or “swapped” between the parties are calculated with respect to a “notional amount” (i.e., the amount or value of the underlying asset used in computing the particular interest rate, return, or other amount to be exchanged) in a particular investment, or in a “basket” of commodities or other investments representing a particular index.

Swap Transaction Counterparties

The general partner follows a procedure in selecting financial institutions which the general partner, in its opinion, considers to be reputable, reliable, financially responsible and well established, to act as swap counterparties. The general partner selects swap counterparties on the basis of the quantitative and qualitative selection criteria established by the general partner from time to time in its sole discretion.

Neither Grant Park nor any trading company is sponsored, endorsed, sold or promoted by any existing or future swap counterparty.  In addition, no swap counterparty acts or will act as a trading advisor to Grant Park.

Swap Transaction Documentation and Swap Transaction Risks

The documentation for each swap transaction will be based upon the standard form ISDA 2002 Master Agreement and Credit Support Annex, with mutually agreed upon changes.   A trading company which invests in swaps may pledge a portion of its assets to the swap counterparty as margin to secure the trading company’s obligations under the swap.  The swap counterparty will have the right to deal with the pledged funds in any manner it chooses subject only to such trading company’s right of repayment upon, among other things, fulfillment of all of its obligations under the swap.  The pledged funds may, but are not guaranteed to, bear interest.  Each swap generally will have a termination date of no more than five years from the date the swap is entered into.  Upon the termination date, the trading company may enter into a new swap.  Each swap may be terminated by the swap counterparty prior to the termination date in certain circumstances, including (i) a failure of the trading company to pay under any swap (including a failure to pay margin) or certain other breaches on the part of such trading company, (ii) the occurrence of certain events of bankruptcy, insolvency or dissolution in relation to such trading company or (iii) changes to applicable law which have the effect of subjecting the swap counterparty to material loss due to the characterization of any payments under the swap, or of imposing or adversely modifying any material reserve, special deposit or similar requirement against assets or hedges incidental to the swap, or materially adversely affecting the amount of capital or increasing the amount of regulatory capital required in connection with the swap.  Payment upon the early termination of a swap in the event of a default by a trading company or upon an early termination event affecting a trading company could result in significant losses to the trading company.

Each trading company which enters into a swap faces the risk of non-performance by a swap counterparty.  Counterparties to swaps are generally a single bank or other financial institution rather than a clearing organization backed by a group of financial institutions. As a result, swap counterparty credit risk exists and a counterparty default may result in significant losses.

The allocation and reallocation of assets among the trading advisors is derived from the use of proprietary quantitative models.  The general partner utilizes these models in determining whether to enter into an advisory agreement with a trading advisor.  Should the minimum account size of a trading advisor and subsequent allocation result in an over concentration of trading advisor risk to Grant Park, a swap transaction tied to the performance of such trading advisor which allows for a smaller allocation to such trading advisor may be used.

Grant Park may, from time to time, in order to access certain commodity trading advisors, invest in reference programs of such trading advisors through total return swaps with Deutsche Bank AG through Deutsche Bank’s managed investment platform. The Deutsche Bank platform has independent relationships with various commodity trading advisors that are engaged as advisors to Deutsche Bank-owned managed accounts.  Deutsche Bank owns the trading advisors’ positions in these accounts, holds the cash for the trading advisors’ accounts and takes on the liquidity risk.  Trading advisors’ returns in these accounts are represented by indices, calculated by Deutsche Bank, that reflect the performance of the account.  These indices can then be accessed individually or as a portfolio as a reference index of a swap transaction. Currently, Grant Park accesses Winton’s Diversified Program and H2O’s Force 10 Program through two separate swaps with Deutsche Bank linked to the indices related to these programs, as further described below.

GP 1, LLC, one of Grant Park’s trading companies, entered into a total return swap transaction on April 5, 2016 with Deutsche Bank AG London Branch as the counterparty.  The swap transaction has a termination date of March 29, 2019 and payment will be exchanged at that time.  The reference index of the swap transaction is a notional index linked to the performance of the Winton Diversified Program.  The reference index may be adjusted weekly or monthly.  The general partner may rebalance the reference index but does not anticipate linking the index to any additional programs at this time.  Winton does not have any role in the construction or rebalancing of the reference index.  Deutsche Bank AG is the calculation agent for the reference index and calculates performance on a daily basis.

GP 5, LLC, one of Grant Park’s trading companies, entered into a total return swap transaction on July 1, 2015 with Deutsche Bank AG London Branch as the counterparty.  The swap transaction has a termination date of July 1, 2020 and payment will be exchanged at that time.  The reference index of the swap transaction is a notional index linked to the performance of the H2O Force 10 Program.  The reference index may be adjusted daily.  The general partner may rebalance the reference index but does not anticipate linking the index to any additional programs at this time.  H2O does not have any role in the construction or rebalancing of the reference index.  Deutsche Bank AG is the calculation agent for the reference index and calculates performance on a daily basis.

PERFORMANCE OF GRANT PARK—CLASS A UNITS

(Unaudited)

As required by CFTC regulations, the past performance record of Grant Park’s Class A units for the last five full calendar years and the first four months of 2018 is presented below. The past performance record of Grant Park’s Class A units since inception in January 1989 appears in Part Two: Statement of Additional Information.

While the performance record set forth in the table below is unaudited, the general partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Class A units)
Type	Privately offered (through February 2003); Publicly offered beginning June 30, 2003; Multi-advisor
Inception of trading	January 1989
Aggregate gross subscriptions at April 30, 2018	$147,153,661
Net asset value at April 30, 2018	$6,234,292
Worst monthly percentage draw-down (Since January 2013)(1)	(11.74%) 02/18
Worst peak-to-valley draw-down (Since December 2008)(2)	(37.02%) (12/08 – 3/18)

	Rate of Return(3)
	2018	2017	2016	2015	2014	2013
January	7.89%	(2.50)%	4.27%	2.82%	(4.77)%	1.47%
February	(11.74)	3.64	2.95	(0.26)	1.19	(2.86)
March	(1.13)	(2.06)	(3.01)	0.36	(2.85)	1.22
April	1.08	(1.69)	(2.03)	(4.01)	0.12	1.01
May		(0.64)	(2.12)	(1.46)	0.94	(2.83)
June		(4.12)	5.00	(4.64)	0.56	(3.12)
July		0.34	1.93	2.33	(0.89)	(0.24)
August		2.63	(3.14)	(6.15)	4.22	(2.22)
September		(3.93)	(2.00)	3.09	2.23	(0.87)
October		6.89	(3.64)	(2.29)	0.57	1.63
November		(0.98)	(0.69)	3.44	4.92	2.24
December		(0.18)	2.21	(5.70)	0.63	0.89
Year	(4.84)%	(3.12)%	(0.78)%	(12.41)%	6.66%	(3.84)%

(1)

Worst monthly percentage draw‑down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw‑down.

(2)

Worst peak‑to‑valley draw‑down is the greatest cumulative percentage decline in month‑end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month‑end net asset value of Grant Park is not equaled or exceeded by a subsequent month‑end net asset value of Grant Park and includes the time period in which the draw‑down occurred.

(3)

The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PERFORMANCE OF GRANT PARK—CLASS B UNITS

(Unaudited)

As required by CFTC regulations, the past performance record of Grant Park’s Class B units for the last five full calendar years and the first four months of 2018 is presented below. The past performance record of Grant Park Class B units since inception of the class in August 2003 appears in Part Two: Statement of Additional Information.

While the performance record set forth in the table below is unaudited, the general partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Class B units)
Type	Public; Multi-advisor
Inception of trading	August 2003
Aggregate gross subscriptions at April 30, 2018	$872,734,726
Net asset value at April 30, 2018	$63,147,415
Worst monthly percentage draw-down (Since January 2013)(1)	(11.79%) 02/18
Worst peak-to-valley draw-down (Since December 2008)(2)	(40.68%) (12/08 – 3/18)

	Rate of Return(3)
	2018	2017	2016	2015	2014	2013
January	7.83%	(2.55)%	4.20%	2.77%	(4.83)%	1.42%
February	(11.79)	3.59	2.94	(0.31)	1.14	(2.91)
March	(1.19)	(2.11)	(3.09)	0.31	(2.91)	1.17
April	1.02	(1.74)	(2.08)	(4.07)	0.06	0.96
May		(0.69)	(2.17)	(1.51)	0.89	(2.88)
June		(4.18)	4.89	(4.69)	0.53	(3.18)
July		0.28	1.87	2.27	(0.95)	(0.30)
August		2.57	(3.20)	(6.20)	4.20	(2.28)
September		(3.99)	(2.05)	3.03	2.19	(0.93)
October		6.83	(3.69)	(2.35)	0.52	1.58
November		(1.03)	(0.74)	3.38	4.87	2.19
December		(0.23)	2.16	(5.75)	0.58	0.84
Year	(5.04)%	(3.75)%	(1.48)%	(12.97)%	6.07%	(4.44)%

(1)

Worst monthly percentage draw‑down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw‑down.

(2)

Worst peak‑to‑valley draw‑down is the greatest cumulative percentage decline in month‑end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month‑end net asset value of Grant Park is not equaled or exceeded by a subsequent month‑end net asset value of Grant Park and includes the time period in which the draw‑down occurred.

(3)

The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PERFORMANCE OF GRANT PARK—LEGACY 1 UNITS

(Unaudited)

As required by CFTC regulations, the past performance record of Grant Park’s Legacy 1 Class units for the last five full calendar years and the first four months of 2018 is presented below. While the performance record set forth in the table below is unaudited, the general partner believes that the information presented is accurate.

All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Legacy 1 Class)
Type	Public; Multi-Advisor
Inception of trading	April 2009
Aggregate gross subscriptions at April 30, 2018	$8,393,177
Net asset value at April 30, 2018	$1,080,518
Worst monthly percentage draw-down (Since January 2013)(1)	(11.51%) 02/18
Worst peak-to-valley draw-down (Since April 2011)(2)	(25.37%) (04/11 – 9/17)

	Rate of Return(3)
	2018	2017	2016	2015	2014	2013
January	8.04%	(2.31)%	4.27%	2.91%	(4.59)%	1.66%
February	(11.51)	3.84	3.05	(0.04)	1.39	(2.68)
March	(0.94)	(1.87)	(2.61)	0.52	(2.66)	1.40
April	1.27	(1.50)	(1.85)	(3.81)	0.31	1.19
May		(0.45)	(1.93)	(1.27)	1.08	(2.66)
June		(3.94)	5.15	(4.45)	0.72	(2.91)
July		0.53	2.12	2.52	(0.70)	(0.05)
August		2.82	(2.96)	(5.97)	4.33	(2.04)
September		(3.75)	(1.81)	3.28	2.35	(0.68)
October		7.10	(3.45)	(2.10)	0.75	1.79
November		(0.79)	(0.50)	3.64	5.00	2.36
December		0.01	2.41	(5.51)	0.73	1.06
Year	(4.09)%	(0.86)%	1.41%	(10.44)%	8.64%	(1.75)%

(1)

Worst monthly percentage draw‑down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw‑down.

(2)

Worst peak‑to‑valley draw‑down is the greatest cumulative percentage decline in month‑end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month‑end net asset value of Grant Park is not equaled or exceeded by a subsequent month‑end net asset value of Grant Park and includes the time period in which the draw‑down occurred.

(3)

The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PERFORMANCE OF GRANT PARK—LEGACY 2 UNITS

(Unaudited)

As required by CFTC regulations, the past performance record of Grant Park’s Legacy 2 Class units for the last five full calendar years and the first four months of 2018 is presented below. While the performance record set forth in the table below is unaudited, the general partner believes that the information presented is accurate.

All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Legacy 2 Class)
Type	Public; Multi-Advisor
Inception of trading	April 2009
Aggregate gross subscriptions at April 30, 2018	$20,681,409
Net asset value at April 30, 2018	$380,029
Worst monthly percentage draw-down (Since January 2013)(1)	(11.49%) 02/18
Worst peak-to-valley draw-down (Since April 2011)(2)	(26.59%) (04/11 – 09/17)

	Rate of Return(3)
	2018	2017	2016	2015	2014	2013
January	7.98%	(2.33)%	4.25%	2.89%	(4.61)%	1.64%
February	(11.49)	3.82	3.04	(0.06)	1.37	(2.70)
March	(0.96)	(1.89)	(2.63)	0.50	(2.68)	1.39
April	1.25	(1.52)	(1.87)	(3.83)	0.29	1.17
May		(0.47)	(1.95)	(1.29)	1.07	(2.67)
June		(3.96)	5.12	(4.47)	0.70	(2.93)
July		0.51	2.10	2.50	(0.72)	(0.07)
August		2.80	(2.98)	(5.99)	4.34	(2.06)
September		(3.77)	(1.83)	3.26	2.39	(0.70)
October		7.07	(3.47)	(2.13)	0.75	1.78
November		(0.80)	(0.52)	3.61	5.03	2.36
December		(0.01)	2.39	(5.53)	0.71	1.04
Year	(4.17)%	(1.10)%	1.14%	(10.66)%	8.55%	(1.95)%

(1)

Worst monthly percentage draw‑down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw‑down.

(2)

Worst peak‑to‑valley draw‑down is the greatest cumulative percentage decline in month‑end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month‑end net asset value of Grant Park is not equaled or exceeded by a subsequent month‑end net asset value of Grant Park and includes the time period in which the draw‑down occurred.

(3)

The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PERFORMANCE OF GRANT PARK—GLOBAL 1 UNITS

(Unaudited)

As required by CFTC regulations, the past performance record of Grant Park’s Global 1 Class units for the last five full calendar years and the first four months of 2018 is presented below. While the performance record set forth in the table below is unaudited, the general partner believes that the information presented is accurate.

All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Global 1 Class)
Type	Public; Multi-Advisor
Inception of trading	April 2009
Aggregate gross subscriptions at April 30, 2018	$80,767,702
Net asset value at April 30, 2018	$24,220,274
Worst monthly percentage draw-down (Since January 2013)(1)	(10.84%) 02/18
Worst peak-to-valley draw-down (Since May 2009)(2)	(22.74%) (05/09 – 09/17)

	Rate of Return(3)
	2018	2017	2016	2015	2014	2013
January	7.73%	(2.26)%	4.32%	2.98%	(4.59)%	1.69%
February	(10.84)	3.78	3.16	0.01	1.40	(2.63)
March	(0.90)	(1.80)	(2.36)	0.56	(2.64)	1.47
April	1.32	(1.44)	(1.79)	(3.84)	0.36	1.22
May		(0.39)	(2.24)	(1.27)	1.15	(2.61)
June		(3.83)	5.89	(4.43)	0.76	(2.83)
July		0.58	2.18	2.50	(0.66)	0.00
August		2.88	(2.94)	(6.03)	4.27	(2.00)
September		(3.70)	(1.78)	3.26	2.39	(0.63)
October		7.15	(3.37)	(2.09)	0.80	1.77
November		(0.77)	(0.44)	3.51	5.31	2.37
December		(0.03)	2.47	(5.49)	0.81	1.16
Year	(3.56)%	(0.40)%	2.58%	(10.46)%	9.34%	(1.22)%

(1)

Worst monthly percentage draw‑down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw‑down.

(2)

Worst peak‑to‑valley draw‑down is the greatest cumulative percentage decline in month‑end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month‑end net asset value of Grant Park is not equaled or exceeded by a subsequent month‑end net asset value of Grant Park and includes the time period in which the draw‑down occurred.

(3)

The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PERFORMANCE OF GRANT PARK—GLOBAL 2 UNITS

(Unaudited)

As required by CFTC regulations, the past performance record of Grant Park’s Global 2 Class units for the last five full calendar years and the first four months of 2018 is presented below. While the performance record set forth in the table below is unaudited, the general partner believes that the information presented is accurate.

All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Global 2 Class)
Type	Public; Multi-Advisor
Inception of trading	April 2009
Aggregate gross subscriptions at April 30, 2018	$41,382,636
Net asset value at April 30, 2018	$929,463
Worst monthly percentage draw-down (Since January 2013)(1)	(11.09%) 02/18
Worst peak-to-valley draw-down (Since May 2009)(2)	(24.27%) (05/09 – 09/17)

	Rate of Return(3)
	2018	2017	2016	2015	2014	2013
January	7.97%	(2.29)%	4.37%	2.96%	(4.61)%	1.67%
February	(11.09)	3.75	3.17	(0.01)	1.37	(2.65)
March	(0.92)	(1.81)	(2.40)	0.55	(2.66)	1.45
April	1.30	(1.46)	(1.85)	(3.83)	0.34	1.20
May		(0.41)	(2.27)	(1.29)	1.13	(2.63)
June		(3.85)	6.02	(4.45)	0.74	(2.85)
July		0.56	2.16	2.48	(0.68)	(0.02)
August		2.85	(2.96)	(6.05)	4.28	(2.02)
September		(3.72)	(1.78)	3.25	2.37	(0.65)
October		7.12	(3.37)	(2.11)	0.79	1.75
November		(0.77)	(0.46)	3.54	5.32	2.36
December		(0.03)	2.42	(5.56)	0.79	1.14
Year	(3.65)%	(0.62)%	2.51%	(10.64)%	9.14%	(1.44)%

(1)

Worst monthly percentage draw‑down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw‑down.

(2)

Worst peak‑to‑valley draw‑down is the greatest cumulative percentage decline in month‑end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month‑end net asset value of Grant Park is not equaled or exceeded by a subsequent month‑end net asset value of Grant Park and includes the time period in which the draw‑down occurred.

(3)

The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PERFORMANCE OF GRANT PARK—GLOBAL 3 UNITS

(Unaudited)

As required by CFTC regulations, the past performance record of Grant Park’s Global 3 Class units for the last five full calendar years and the first four months of 2018 is presented below. While the performance record set forth in the table below is unaudited, the general partner believes that the information presented is accurate.

All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Global 3 Class)
Type	Public; Multi-Advisor
Inception of trading	April 2009
Aggregate gross subscriptions at April 30, 2018	$350,540,835
Net asset value at April 30, 2018	$1,799,195
Worst monthly percentage draw-down (Since January 2013)(1)	(11.23%) 02/18
Worst peak-to-valley draw-down (Since May 2009)(2)	(34.47%) (05/09 – 09/17)

	Rate of Return(3)
	2018	2017	2016	2015	2014	2013
January	7.81%	(2.43)%	4.24%	2.83%	(4.75)%	1.53%
February	(11.23)	3.60	3.05	(0.14)	1.23	(2.79)
March	(1.06)	(1.96)	(2.54)	0.42	(2.81)	1.30
April	1.15	(1.61)	(2.01)	(3.99)	0.20	1.06
May		(0.56)	(2.41)	(1.43)	1.00	(2.76)
June		(3.99)	5.90	(4.59)	0.60	(3.01)
July		0.41	2.01	2.33	(0.82)	(0.17)
August		2.70	(3.11)	(6.18)	4.19	(2.17)
September		(3.87)	(1.92)	3.10	2.25	(0.79)
October		6.97	(3.51)	(2.25)	0.65	1.64
November		(0.91)	(0.61)	3.39	5.24	2.25
December		(0.17)	2.27	(5.70)	0.66	1.01
Year	(4.22)%	(2.34)%	0.80%	(12.16)%	7.46%	(3.06)%

(1)

Worst monthly percentage draw‑down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw‑down.

(2)

Worst peak‑to‑valley draw‑down is the greatest cumulative percentage decline in month‑end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month‑end net asset value of Grant Park is not equaled or exceeded by a subsequent month‑end net asset value of Grant Park and includes the time period in which the draw‑down occurred.

(3)

The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

Introduction

Grant Park is a multi‑advisor commodity pool organized to pool assets of its investors for the purpose of trading in the U.S. and international spot and derivatives markets for currencies, interest rates, stock indices, agricultural and energy products, precious and base metals and other commodities and underliers. Grant Park also engages in trading of equity securities, listed options, broad‑based exchange traded funds, hedge, arbitrage and cash trading of commodities, futures and swap contracts. Grant Park has been in continuous operation since it commenced trading on January 1, 1989. Grant Park’s general partner, commodity pool operator and sponsor is Dearborn Capital Management, L.L.C., an Illinois limited liability company. The manager of Dearborn Capital Management, L.L.C. is David M. Kavanagh, its President.

Organization of Grant Park

Grant Park invests the assets of each class of Grant Park in various Trading Companies which (i) enter into advisory agreements with the independent commodity trading advisors retained by the general partner; (ii) enter into swap transactions or derivative instruments tied to the performance of certain reference traders; and/or (iii) allocate assets to Grant Park’s cash management trading company.

The following is a list of the trading companies, for which Grant Park is the sole member and all of which were organized as Delaware limited liability companies:

GP 1, LLC (“GP 1”)    GP 5, LLC (“GP 5”)    GP 11, LLC (“GP 11”)    GP 18, LLC (“GP 18”)

GP 3, LLC (“GP 3”)    GP 8, LLC (“GP 8”)    GP 14, LLC (“GP 14”)

GP 4, LLC (“GP 4”)    GP 9, LLC (“GP 9”)    GP 17, LLC (“GP 17”)

There were no assets allocated to GP 3 as of March 31, 2018.

Grant Park invests through the Trading Companies with independent professional commodity trading advisors or through swap transactions based on reference programs of certain reference traders. Rabar, EMC, Transtrend, Amplitude, Lynx, Quantica, and RCM serve as Grant Park’s commodity trading advisors. Grant Park obtains the equivalent of net profits or net losses generated by H2O and Winton as reference traders through off-exchange swap transactions and does not allocate assets to H2O or Winton directly. Each of the trading advisors that receives a direct allocation of assets from Grant Park is registered as a commodity trading advisor under the Commodity Exchange Act and is a member of the NFA. The general partner allocates between 5% to 25% of Grant Park’s net assets through the respective trading companies among Rabar, EMC, Transtrend, Amplitude, Lynx, Quantica, and RCM, and the swap transactions through which Winton and H2O are reference traders are similarly within this range. No more than 25% of Grant Park’s assets are allocated to any one trading company and, in turn, any one trading advisor and/or reference trader. The general partner may terminate or replace the trading advisors and/or enter into swap transactions related to the performance of reference traders or retain additional trading advisors in its sole discretion. The trading advisors for the Legacy 1 Class, Legacy 2 Class, Global 1 Class, Global 2 Class and Global 3 Class units pursue a technical trend trading philosophy, which is the same trading philosophy the trading advisors have historically used for the Class A and Class B units.

The general partner may, in its sole discretion, reallocate assets among the trading advisors upon termination of a trading advisor or retention of any new trading advisors or entry into new swap arrangements, or at the commencement of any month.

Critical Accounting Policies

Grant Park’s most significant accounting policy is the valuation of its assets invested in U.S. and international futures and forward contracts, options contracts, swap transactions, other interests in commodities, mutual funds, exchange-traded funds and fixed income products. The majority of these investments are exchange‑traded contracts, valued based upon exchange settlement prices. The remainder of its investments are non‑ exchange‑traded contracts with valuation of those investments based on quoted forward spot prices, swap transactions with the valuation based on daily price reporting from the swap counterparty, and fixed income products, including securities of U.S. Government‑sponsored enterprises, corporate bonds and commercial paper, which are stated at cost plus accrued interest, which approximates fair value based on quoted market prices in an active market. With the valuation of the investments easily obtained, there is little or no judgment or uncertainty involved in the valuation of investments, and accordingly, it is unlikely that materially different amounts would be reported under different conditions using different but reasonably plausible assumptions.

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Grant Park’s significant accounting policies are described in detail in Note 1 of the consolidated financial statements.

Grant Park is the sole member of each of the trading companies. The trading companies, in turn, are the only members of GP Cash Management, LLC. Grant Park presents consolidated financial statements which include the accounts of the trading companies and GP Cash Management, LLC. All material inter‑ company accounts and transactions are eliminated in consolidation.

Valuation of Financial Instruments

Grant Park follows the provisions of FASB ASC 820, Fair Value Measurements and Disclosures. Grant Park utilizes valuation techniques that are consistent with the market approach per the requirement of ASC 820 for the valuation of futures (exchange traded) contracts, forward (non-exchange traded) contracts, option contracts, swap transactions, other interests in commodities, mutual funds, exchange-traded funds  and fixed income products. FASB ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurement and also emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Grant Park records all investments at fair value in the financial statements. Changes in fair value from the prior period are recorded as unrealized gain or losses and are reported in the consolidated statement of operations. Fair value of exchange-traded futures contracts, options on futures contracts and exchange-traded funds are based upon exchange settlement prices. Grant Park values forward contracts and options on forward contracts based on the average bid and ask price of quoted forward spot prices obtained. U.S. Government securities, securities of U.S. Government-sponsored enterprises, corporate bonds and commercial paper are stated at cost plus accrued interest, which approximates fair value based on quoted market prices in an active market. Grant Park compares market prices quoted by dealers to the cost plus accrued interest to ensure a reasonable approximation of fair value. Grant Park values bank deposits at face value plus accrued interest, which approximates fair value. The investment in the total return swap is reported at fair value based on daily price reporting from the swap counterparty which uses exchange prices to value most futures positions and the remaining positions are valued using proprietary pricing models of the counterparty.  The investment in mutual funds is reported at fair value based on quoted market prices as of the last day of the reporting period.

Results of Operations

Grant Park’s returns, which are Grant Park’s trading gains plus interest and dividend income less brokerage fees, performance fees, operating costs and offering costs borne by Grant Park, for the three months ended March 31, 2018 and 2017 and for the years ended December 31, 2017, 2016 and 2015, are set forth in the table below:

	Three Months Ended		Year Ended
	March 31,		December 31,
	2018	2017	2017	2016	2015
Total return – Class A Units	(5.9)%	(1.0)%	(3.1)%	(0.8)%	(12.4)%
Total return – Class B Units	(6.0)%	(1.2)%	(3.7)%	(1.5)%	(13.0)%
Total return – Legacy 1 Class Units	(5.3)%	(0.5)%	(0.9)%	1.4%	(10.4)%
Total return – Legacy 2 Class Units	(5.4)%	(0.5)%	(1.1)%	1.1%	(10.7)%
Total return – Global 1 Class Units	(4.8)%	(0.4)%	(0.4)%	2.6%	(10.5)%
Total return – Global 2 Class Units	(4.9)%	(0.5)%	(0.6)%	2.5%	(10.6)%
Total return – Global 3 Class Units	(5.3)%	(0.9)%	(2.3)%	0.8%	(12.2)%

Grant Park’s total net asset value at March 31, 2018, March 31, 2017, December 31, 2017, 2016 and 2015 was $98.9 million, $150.7 million, $113.5 million, $165.4 million and $213.7 million, respectively. Results from past periods are not indicative of results that may be expected for any future period.

The table below sets forth Grant Park’s trading gains or losses by sector, excluding the swap transactions, for the three months ended March 31, 2018 and 2017, and for each of the years ended December 31, 2017, 2016 and 2015.

	% Gain (Loss)		% Gain (Loss)
	Three Months Ended		Year Ended
	March 31,		December 31,
	2018	2017	2017	2016	2015

Agriculturals	(0.7)%	(0.4)%	(2.1)%	0.6%	(2.7)%
Currencies	0.1	(1.0)	(2.9)	(1.3)	(0.5)
Energy	(0.4)	(2.1)	(4.1)	(2.5)	3.5
Interest rates	0.4	(2.1)	(7.5)	11.9	(0.3)
Meats	(0.1)	—	0.2	(0.1)	—
Metals	(0.9)	—	(1.7)	(1.4)	(0.2)
Soft commodities	0.6	0.3	0.2	(0.5)	(0.7)
Stock indices	(3.0)	6.0	21.0	2.5	(4.7)
Forward currency contracts	0.1	(0.4)	(2.1)	0.2	(1.0)

Total	(3.9)%	0.3%	1.0%	9.4%	(6.6)%

Three months ended March 31, 2018 compared to three months ended March 31, 2017

For the three months ended March 31, 2018, Grant Park had a negative return of 5.9% for the Class A units, a negative return of 6.0% for the Class B units, a negative return of 5.3% for the Legacy 1 Class units, a negative return of 5.4% for the Legacy 2 Class units, a negative return of 4.8% for the Global 1 Class units, a negative return of 4.9% for the Global 2 Class units, and a negative return of 5.3% for the Global 3 Class units. On a combined basis prior to expenses, Grant Park had trading losses of 3.9% which were decreased by gains of 0.3% from swap transactions and decreased by gains of 0.2% from interest and dividend income. These trading losses were increased by 2.3% in combined brokerage fees, performance fees and operating and offering costs borne by Grant Park.  For the same period in 2017, Grant Park had a negative return of 1.0% for the Class A units, a negative return of 1.2% for the Class B units, a negative return of 0.5% for the Legacy 1 Class units, a negative return of 0.5% for the Legacy 2 Class units, a negative return of 0.4% for the Global 1 Class units, a negative return of 0.5% for the Global 2 Class units, and a negative return of 0.9% for the Global 3 Class units. On a combined basis prior to expenses, Grant Park had trading gains of 0.3% which were increased by gains of 0.3% from swap transactions and increased by gains of 0.2% from interest income. These trading profits were decreased by 1.8% in combined brokerage fees, performance fees and operating and offering costs borne by Grant Park.

Three months ended March 31, 2018

Grant Park registered losses in the first quarter as losses in the energies, metals, energies and agriculturals markets were slightly offset by gains in the currencies and fixed income sectors.

 For January, performance in the equity, currency, and energy markets was positive. Grant Park benefited from rallies in global markets that were driven by accelerating economic growth, strong earnings, and changes in the U.S. tax structure. In currencies, long positions in the euro and the British pound benefited from a weak U.S. dollar and added to gains. Long positions in the energy complex benefitted as crude oil prices continued to rise on a weaker U.S. dollar and on rising optimism OPEC and its allies will cooperate to lower production beyond 2018. Small gains in the fixed income and metals sectors were slightly offset by losses in agriculturals. Long positions in gold and copper added to gains as prices rose on U.S. dollar weakness.

Performance for February was negative and was driven by large reversals in the equities, currencies and energies sectors. U.S. equity markets experienced a volatile, 12% correction early in the month, which negatively impacted Grant Park’s long equity positions. The reversal was triggered by investor concerns an increase in bond yields could signal the end of the long bull market and on concerns the U.S. would implement more protectionist trade policies.  Energy prices reversed sharply lower, against Grant Park’s long positions, as stockpiles of U.S. crude steadily increased and domestic production reached record levels. Long positions in the British pound lost value as the pound weakened amidst uncertainty about the extended Brexit transition period. Long positions in the Australian dollar added to losses as the currency fell on declining Asian stock markets and on a disappointing Australian capital expenditure report. Fixed income positions were positive contributors. Positive economic growth and the plans for the Federal Reserve to unwind its balance sheet contributed to expectations the Federal Reserve would maintain its program for increasing interest rates.

Grant Park’s performance for March was negative, primarily due to losses in the equity and metals sectors; gains in the energies sector partially offset losses. Long equity positions suffered as investors weighed the implications of tariffs and a potential trade war, either of which could slow global economic growth. Headlines regarding increased regulation and oversight of large-cap technology companies and their usage of customer data also had a negative impact on equity performance. Long positions in base metals lost value as prices declined on muted demand. Positions in the energy complex gained in value as crude oil prices moved higher after China launched its yuan-denominated crude oil futures contract, an event many traders were anticipating as they sought to tap China's bustling commodity markets.

Key trading developments for Grant Park during the first three months of 2018 included the following:

January. Grant Park recorded gains during the month. Class A units were up 7.89%, Class B units were up 7.83%, Legacy 1 Class units were up 8.04%, Legacy 2 Class units were up 7.98%, Global 1 Class units were up 7.73%, Global 2 Class units were up 7.97% and Global 3 Class units were up 7.81%. The U.S. dollar weakened during the month. The Australian dollar and New Zealand dollar each strengthened, benefitting from U.S. dollar weakness and strength in commodity prices. The British pound strengthened on better-than- expected GDP data and on optimism Great Britain and the European Union will negotiate a Brexit agreement that allows the UK economy to grow. The euro strengthened on increased investor optimism for European economic growth and on expectations the European Central Bank will begin to unwind the massive monetary stimulus program beginning in 2018. Crude oil prices continued to move higher on a weaker U.S. dollar and on rising optimism OPEC and its allies will orchestrate lower production beyond 2018. Natural gas prices rose due to tight supplies and because of colder-than-expected winter weather. Except for the FTSE index, global equities moved higher, as strong earnings, the benefits of tax overhaul in the U.S., and accelerating economic growth drove the markets. The FTSE index declined due to a stronger British pound and in reaction to a report which showed the U.K. will be significantly worse off outside the EU, regardless of the final terms of the Brexit agreement. Fixed income prices fell as demand for safe-haven assets decreased due to expectations of accelerating global economic growth, benefits of tax reform and other positive economic indicators. Sugar markets fell over 12% due to excess supplies. Wheat and corn markets rose on a weak U.S. dollar and on strong export data. Cocoa prices rose as global supplies were reported to be smaller than expected. Soybean markets moved higher on concerns that dry weather in Argentina – a key producer - would tighten supplies. Precious metals prices rose on a weak U.S. dollar.  Copper prices declined on elevated supplies and on lower demand.

February. Grant Park recorded losses during the month. Class A units were down 11.74%, Class B units were down 11.79%, Legacy 1 Class units were down 11.51%, Legacy 2 Class units were down 11.49%, Global 1 Class units were down 10.84%, Global 2 Class units were down 11.09% and Global 3 Class units were down 11.23%. The U.S. dollar strengthened in anticipation the Federal Reserve could raise interest rates four times this year.  The Canadian dollar weakened on declining oil prices and in anticipation U.S. corporate tax cuts could hurt Canada’s competitiveness.  Uncertainty about a renegotiated North American Free Trade Agreement added to weakness. The Australian dollar weakened on a disappointing Australian capital expenditure report. The British pound moved lower after the European Union’s chief negotiator warned a Brexit transition period for the U.K. was not guaranteed. The Japanese yen strengthened on data showing rising inflation. Crude oil prices fell in reaction to rising U.S. supplies and production.  Natural gas and heating oil prices declined due to warmer than expected weather forecasts. Global equities markets moved lower as volatility spiked on investor speculation that increasing bond yields could signal the end of the decade-long equity bull market. Concerns over the prospect of more protectionist trade policies also weighed on the markets. Fixed income prices moved lower on continued pressure from economic growth in the U.S., on rising inflation expectations, and on the unwinding of the Fed’s balance sheet. Bund prices, however, moved higher as political unease in the Eurozone supported demand for safe-haven bonds. Corn markets rose on strong exports. Wheat markets increased on concerns dry weather in key growing regions would damage crops. Cocoa prices rose over 12% on expectations of diminished crops from the top grower, the Ivory Coast. Soybean markets moved higher on continued concerns that dry weather in Argentina would limit production. Precious metals prices declined after the Federal Reserve stated there could be four small interest rate hikes beginning in March. Copper prices declined on lower demand and on doubts about the strength of the economy in China, its top consumer.

March. Grant Park recorded losses during the month. Class A units were down 1.13%, Class B units were down 1.19%, Legacy 1 Class units were down 0.94%, Legacy 2 Class units were down 0.96%, Global 1 Class units were down 0.90%, Global 2 Class units were down 0.92% and Global 3 Class units were down 1.06%. The U.S. dollar weakened in reaction to uncertainty concerning tariffs and trade agreements. The British pound strengthened on expectations the Bank of England will raise interest rates. The euro moved higher due to strength across the European economy. The Australian dollar weakened on declining commodity prices and an increase in Australian unemployment. Crude oil prices rose after China launched its yuan-denominated crude oil futures contract, an event many traders were anticipating as they sought to access China's bustling commodity markets. Natural gas and heating oil prices rose on continued cold weather. Global equities moved lower on continued volatility, downbeat macro data from Europe and fears of a trade war between the U.S. and China. U.S. fixed income prices rose amidst volatility in the stock markets and concerns over the trade tensions between China and the U.S. Gilts prices rose after the U.K. Debt Management Office announced bond sales during the coming financial year will be the lowest since the financial crisis. Corn markets rose after the U.S. Department of Agriculture forecast an unexpected drop in inventories. Wheat markets declined as favorable weather boosted crops. Sugar prices declined on elevated supplies. Cocoa prices rose over 14% on signs of improving demand and forecasts for a smaller global surplus. Lean hog and live cattle markets moved lower on expectations of rising supplies. Gold prices rose slightly on U.S. dollar weakness. Copper prices declined on muted demand and weak global cues.

Three months ended March 31, 2017

Grant Park registered losses in the first quarter as losses in the energies, fixed income and currencies sectors were offset by gains in the equities sector.

For January, negative performance was driven by a combination of losses in fixed income and gains in the equity markets.  Grant Park’s positions in equities markets profited as global equities markets continued to rally, while fixed income markets remained under pressure as investors reacted to what may be the end to a 30-year bull market in bonds.  Within the fixed income sector, the bond market reversed direction as market expectations diverged on how quickly the Federal Reserve would raise interest rates. The 10-year U.S. Treasury yield rose, climbing above pre-election levels.  In Japan and the Eurozone, central banks decided to forgo short-term bond purchases to steepen the interest rate yield curve.  Global equity markets surged to begin the year, driven by expectations of additional fiscal stimulus, the hope for regulatory rollback, and for strong U.S. economic data.  The month ended with greater uncertainty about those factors as the initial policy initiatives of the Trump administration focused on trade and immigration.

February's performance was positive and was driven by gains across the financial sectors.  Grant Park’s positions in equities profited as investors remained optimistic about tax reform, economic policy, and generally positive economic indicators.  The markets view on interest rates evolved as economic data and comments from central bankers increased the likelihood of an interest rate hike in the near term.  Longer-maturity fixed income prices stabilized and the UK and German positions, in particular, gained value.  Grant Park’s long positions in the U.S. dollar produced gains as currency markets shifted back to a preference for the U.S. dollar.

Grant Park’s performance was negative in March because of losses in the fixed income and currency sectors.  Grant Park’s positions in equities, grains, and foods were profitable.  Longer-term government debt particularly in the Eurozone drove performance along with shifts in currency markets.  The markets view on currencies fluctuated with the majority of non-U.S. currencies appreciating against the dollar.  The euro and the British pound appreciated on early signs that the Brexit negotiating process may be a difficult one, with central bankers speaking out against the plan citing it as a key risk to the economy.  Grant Park’s long positions in the U.S. dollar produced losses, as did short positions in the euro.  Equities continued to rally with gains concentrated in more economically sensitive areas as traditionally higher risk portions of the equity landscape outperformed.

Key trading developments for Grant Park during the first three months of 2017 included the following:

January. Grant Park recorded losses during the month. Class A units were down 2.50%, Class B units were down 2.55%, Legacy 1 Class units were down 2.31%, Legacy 2 Class units were down 2.33%, Global 1 Class units were down 2.26%, Global 2 Class units were down 2.29% and Global 3 Class units were down 2.43%. The U.S. dollar weakened as markets consolidated after a strong year and the new U.S. administration advocated for a weaker U.S. dollar policy. The Australian and New Zealand dollars strengthened as markets sought to invest in countries with stable economies and political environments. The Japanese yen strengthened as Japan’s trade surplus exceeded estimates. Crude oil prices fell as inventories grew, despite output cuts from OPEC members. Natural gas and heating oil prices declined amid warmer weather. Global equity markets surged in the beginning of the month, driven by expectations of additional fiscal stimulus, the hope for regulatory rollback, and for strong U.S. economic data. They began to retreat during late‐month due to uncertainty about those factors as the Trump administration initially focused on trade and immigration policy initiatives. The bond market reversed direction as market expectations diverged about how quickly the Federal Reserve would raise interest rates. Prices on 10‐year U.S. Treasury notes and 30‐year U.S. Treasury bonds rose. In Japan and the Eurozone, central banks decided to forgo short‐term bond purchases to steepen the interest‐rate yield curve.  Grains prices rose due to adverse growing conditions in South America. Sugar prices rose on tightened supplies and downgrades to production expectations in India. Coffee prices rose after Brazil’s crop estimates were lowered. Cotton markets also rose on strong export sales. Precious metal prices rose following a retreat in U.S. stocks and weakness in the U.S. dollar. Base metal prices increased on rising demand and a weaker U.S. dollar.

February. Grant Park recorded gains during the month. Class A units were up 3.64%, Class B units were up 3.59%, Legacy 1 Class units were up 3.84%, Legacy 2 Class units were up 3.82%, Global 1 Class units were up 3.78%, Global 2 Class units were up 3.75% and Global 3 Class units were up 3.60%. The U.S. dollar strengthened on increased expectations the Federal Reserve will raise interest rates in March. The Canadian dollar weakened in reaction to that expectation and on the likelihood the Bank of Canada will leave interest rates unchanged.  The euro weakened amidst the uncertainty of the outcomes in the upcoming elections in France and Holland. Crude oil prices rose slightly as concerns about rising U.S. inventories partially offset the reported OPEC production cuts.  Natural gas prices declined as demand fell because of warmer-than-expected weather across the world. Global equity markets continued to rise. Domestically, stock indices reached all-time highs on improving economic data and continued investor optimism about tax reform and economic policies.  The Dow Jones Industrial Index rallied for 11 straight days, its longest streak since 1987. Fixed income markets moved higher as the markets reacted to economic data and comments from U.S. central bankers which increased the likelihood of an interest rate hike by the Federal Reserve.  Longer-maturity fixed income prices stabilized and the U.K. and German positions, in particular, gained value. Corn prices rose after the USDA reported better export sales and increased concerns about global supplies.  Sugar prices fell on the combination of increased supplies and lower demand.  Coffee markets fell in reaction to an overabundance of supplies worldwide; the current surplus is the largest in six years. Precious metal prices rose on increased demand for safe-haven assets due to concerns about geopolitics and the ability of the U.S. government to enact a wide range of economy-growing policies.

   March. Grant Park recorded losses during the month. Class A units were down 2.06%, Class B units were down 2.11%, Legacy 1 Class units were down 1.87%, Legacy 2 Class units were down 1.89%, Global 1 Class units were down 1.80%, Global 2 Class units were down 1.81% and Global 3 Class units were down 1.96%. The U.S. dollar weakened as investors questioned whether failure to pass healthcare reform was an indication the U.S. government would be unable to pass market-friendly legislation.  The New Zealand dollar weakened after the Reserve Bank of New Zealand decided not to raise interest rates.  The British pound strengthened as the U.K. formally started the process of leaving the European Union. Crude oil prices declined, pressured by a rise in the U.S. oil-rig count and by uncertainty over whether OPEC will extend its production cuts into the second half of the year.  Natural gas prices rose 15% on decreasing inventories. U.S. equity markets were mixed on doubts whether the federal government will be able to enact economic plans for tax reform and fiscal stimulus.  European equity markets, led by bank stocks and automobile manufacturers, rose after Britain commenced proceedings to exit the European Union. Eurozone fixed income markets moved lower due to a widening differential between interest rate policies of the U.S. and Eurozone central banks. Soybean markets declined over seven percent after crop-planting reports indicated the likelihood of abundant future supplies.  Sugar prices fell 12% on expectations of a supply surplus, while cocoa prices rose over seven percent over concerns of reduced inventories. Precious metal prices declined in anticipation the Federal Reserve would raise interest rates.  Copper prices fell after supply-related concerns were relieved.

Year ended December 31, 2017

Grant Park's overall performance was negative for 2017.

Grant Park registered losses in the first quarter as gains in the equities sector were offset by losses in the energies, fixed income and currencies sectors. Fixed income markets remained under pressure as the bond market reversed direction as investor expectations diverged on how quickly the Federal Reserve would raise interest rates. The 10-year U.S. Treasury yield rose, while the Japanese and Eurozone central banks decided to forgo short-term bond purchases in order to steepen the interest-rate yield curve. Equities investors remained optimistic about tax reform, economic policy, and generally positive economic indicators.

Performance in the second quarter was negative as gains in the equities sector were offset by losses in the energies, metals, fixed income, and currencies sectors.  Grant Park’s short positions in the euro and British pound lost value as the uncertain outcome of elections in France and the ongoing Brexit negotiations increased volatility and caused prices to spike across markets.  In the energy markets, prices fell due to high inventory, but then prices rallied in reaction to OPEC’s decision to continue production cuts.  Central bankers in the U.S. and Europe indicated their commitment to normalizing monetary policy, raising interest rates and reducing accommodative policies; these announcements created a strong downward bias in the global stock indices and interest rates markets, which moved against Grant Park’s long exposure.

The third quarter’s performance was negative as gains in the metals, currencies and equities sectors were offset with losses in the energies, agriculturals and fixed income sectors.  Long exposure to fixed income suffered as prices fell in anticipation central banks would continue to tighten monetary policy and as the U.S. Federal Reserve announced it would gradually reduce its expanded balance sheet.  Grant Park’s short positions in the U.S. dollar and long positions in the euro and Canadian dollar profited as the U.S. dollar continued to weaken against the euro and other major currencies.  Long positions in equities added to gains as equities posted new highs and volatility fell to an all-time low due to strong economic reports and stronger-than-expected corporate earnings.

The fourth quarter's performance was positive with gains in energies and equities slightly offset by losses in currencies.  Grant Park benefitted as crude oil prices rose to two-year highs due to lower-than-expected output.  Equity markets continued to rally on strong economic data and after the Federal Reserve raised rates and Congress cut taxes for individuals and corporations.  Grant Park’s short positions in the U.S. dollar registered losses when the dollar strengthened in comparison to European currencies due to the increased confidence the Federal Reserve will execute a deliberate process for raising interest rates.

For the year ended December 31, 2017, Grant Park had a negative return of 3.1% for the Class A units, a negative return of 3.7% for the Class B units, a negative return of 0.9% for the Legacy 1 Class units, a negative return of 1.1% for the Legacy 2 Class units, a negative return of 0.4% for the Global 1 Class units, a negative return of 0.6% for the Global 2 Class units, and a negative return of 2.3% for the Global 3 Class units. On a combined basis prior to expenses, Grant Park had trading gains of approximately 1.0%, which were increased by gains of approximately 1.7% from swap transactions and increased by approximately 1.4% from interest and dividend income. These trading gains were decreased by approximately 6.9% in combined total brokerage fees, performance fees and operating and offering costs borne by Grant Park. An analysis of the 1.0% trading gains by sector is as follows:

% Gain (Loss)

Agriculturals	(2.1)%
Currencies	(2.9)
Energy	(4.1)
Interest rates	(7.5)
Meats	0.2
Metals	(1.7)
Soft commodities	0.2
Stock indices	21.0
Forward Currency Contracts	(2.1)

Total	1.0%

Year ended December 31, 2016

Grant Park's overall performance was positive and negative for 2016.

Grant Park’s first quarter profits were primarily created by gains in the fixed income and energy markets; long exposure in the fixed income sector capitalized on strong price uptrends that were driven by concerns over the strength of the global economy.  Early-quarter gains in fixed income were partially offset in March, when trends sharply reversed following strong U.S GDP data and speculation the Federal Reserve would raise interest rates sooner than anticipated.  At the end of the quarter Grant Park repositioned its equity exposure to a net long exposure after profiting from short positions at the start of the year.

Performance in the second quarter was positive due to rallies in the fixed income and currency markets which followed the U.K.’s referendum to withdraw from the European Union.  Yields on the 30-year U.S. Treasury bond and the U.K. 10-year gilt fell to record lows, while German debt instruments yielded negative interest rates.  Equity markets worldwide reacted violently to the U.K. referendum results and several indices immediately fell by more than 5%.  The currencies markets mirrored the reactions by equity and fixed income markets.  The British pound immediately fell over 10%, partially offsetting sector gains.

The third quarter’s performance was negative as gains in the equity and agricultural sectors were offset by investments in the fixed income, metals, and currencies sectors.  Long equity exposure benefitted as equities rebounded post-Brexit, while long U.S. dollar positions against the Japanese yen were negatively impacted by several rapid price reversals caused by unexpected actions by the Bank of Japan.  Rising prices across the energy sector moved against Grant Park’s existing short positions in heating oil, crude oil, and gas oil positions.  The majority of Grant Park’s positions were liquidated and overall exposure to the energy sector was reduced by quarter-end.  Overall exposure to the fixed income sector was reduced as worries about inflation and an interest rate increase in December caused prices to begin to fall.

The fourth quarter's performance was negative in the energy, agricultural and fixed income sectors.  Prices across the global fixed income markets continued to fall as the December interest rate hike became a reality.   Bund prices fell over two percent and British gilt prices declined after the European Central Bank began meetings to consider whether to taper or to end its quantitative easing initiatives.  Long crude oil positions added to losses as crude oil prices declined on doubts OPEC members and Russia would agree to cut crude oil production.  Ultimately, production cuts were agreed upon.

For the year ended December 31, 2016, Grant Park had a negative return of 0.8% for the Class A units, a negative return of 1.5% for the Class B units, a positive return of 1.4% for the Legacy 1 Class units, a positive return of 1.1% for the Legacy 2 Class units, a positive return of 2.6% for the Global 1 Class units, a positive return of 2.5% for the Global 2 Class units, and a positive return of 0.8% for the Global 3 Class units. On a combined basis prior to expenses, Grant Park had trading gains of approximately 9.4%, which were decreased by losses of approximately 1.2% from swap transactions and increased by approximately 0.8% from interest income. These trading gains were decreased by approximately 9.3% in combined total brokerage fees, performance fees and operating and offering costs borne by Grant Park. An analysis of the 9.4% trading gains by sector is as follows:

% Gain (Loss)

Agriculturals	0.6%
Currencies	(1.3)
Energy	(2.5)
Interest rates	11.9
Meats	(0.1)
Metals	(1.4)
Soft commodities	(0.5)
Stock indices	2.5
Forward Currency Contracts	0.2

Total	9.4%

Year ended December 31, 2015

Grant Park's overall performance was negative for 2015.

Grant Park registered strong gains in the first quarter due to continued uptrends in the fixed-income markets.  Grant Park’s long exposure benefitted as prices moved higher as concerns over the ailing Eurozone markets drove demand for safe-haven assets.  During the same time period, Federal Reserve Chair Janet Yellen suggested interest rates would not rise before mid-year, which resulted in additional markets gains.  Positive performance was also driven by short exposure to the euro and British pound, where both currencies weakened sharply.  Grant Park incurred minor losses on its short exposure to the Swiss franc after the Swiss National Bank announced it would unpeg its currency from the euro and shifts in forecasts for upcoming monetary policy resulted in volatility in the equity markets and losses for Grant Park’s long exposure.

Performance in the second quarter was negative as many of the profitable trends in 2014 and the 1st quarter began to reverse.  All sectors were negative for Grant Park, but losses were largely concentrated to the financial markets.  Wavering by the Federal Reserve and bullish data from the Eurozone resulted in sharp price decreases in the global debt markets, which were contrary to Grant Park's long exposure.   The news from Europe drove the euro sharply higher and also weighed on Grant Park’s value.  Long exposure to the equity markets registered setbacks near the quarter-end when concerns surrounding the perceived impact of Greece exiting the euro depressed investor sentiment and drove global equities sharply lower.  Grant Park reduced its overall exposure to the widespread reversals by the quarter-end.

Performance in the third quarter was negative as gains from the fixed-income and metals sectors were slightly outweighed by losses in the equity and currency markets.  The Chinese markets experienced downturns throughout August, which sparked investor concerns about the state of the global economy.  A worldwide selloff in equity markets followed, which moved prices against Grant Park’s long positions.  Grant Park reduced its long exposure to equities and established short positions in line with moves by month end.  The equity market weakness indirectly drove the U.S. dollar lower and against Grant Park’s long exposure.  Uncertainty about the global economy coupled with speculation about when the Federal Reserve would raise interest rates also depressed the dollar.  Grant Park's short positions in the base metals markets gained value as markets fell.  Long positions in the debt markets profited when domestic economic indicators in the U.S. and abroad created increased demand for safe-haven assets.

The fourth quarter's performance was negative in the equity and fixed income sectors.  A critical event occurred when the European Central Bank announced quantitative easing initiatives that were much less accommodative than expected.  Prices across the financial markets violently reversed direction; U.S. markets fell over 1% and European markets fell over 4%.  Both moves were against Grant Park's exposure.

Short exposure to European currencies also lost value when the euro, Swiss franc, and British pound moved sharply higher versus the U.S. dollar.  Long exposure in fixed income lost value when the Federal Reserve announced its decision to raise interest rates.  Short positions in the grains, foods and industrials sector lost value when prices rose in response to concerns about levels of future supplies.  Positive performance in the energy markets offset some of the portfolio's losses as short positions profited due to declines in energy prices caused by continued over production, weak demand and abnormally-warm weather.

For the year ended December 31, 2015, Grant Park had a negative return of 12.4% for the Class A units, a negative return of 13.0% for the Class B units, a negative return of 10.4% for the Legacy 1 Class units, a negative return of 10.7% for the Legacy 2 Class units, a negative return of 10.5% for the Global 1 Class units, a negative return of 10.6% for the Global 2 Class units, and a negative return of 12.2% for the Global 3 Class units. On a combined basis prior to expenses, Grant Park had trading losses of approximately 6.6%, which were decreased by gains of approximately 0.5% from swap transactions and approximately 0.6% from interest income. These trading losses were increased by approximately 6.9% in combined total brokerage fees, performance fees and operating and offering costs borne by Grant Park. An analysis of the 6.6% trading losses by sector is as follows:

% Gain (Loss)

Agriculturals	(2.7)%
Currencies	(0.5)
Energy	3.5
Interest rates	(0.3)
Meats	-
Metals	(0.2)
Soft commodities	(0.7)
Stock indices	(4.7)
Forward Currency Contracts	(1.0)

Total	(6.6)%

Capital Resources

Grant Park plans to raise additional capital only through the sale of units pursuant to the continuous offering and does not intend to raise any capital through borrowing. Due to the nature of Grant Park’s business, it does not make any capital expenditures and does not have any capital assets that are not operating capital or assets.

Grant Park maintains 65% to 95% of its net asset value in cash, cash equivalents or other liquid positions over and above that needed to post as collateral for trading. These funds are available to meet redemptions each month.

Liquidity

Most U.S. futures exchanges limit fluctuations in some futures and options contract prices during a single day by regulations referred to as daily price fluctuation limits or daily limits. During a single trading day, no trades may be executed at prices beyond the daily limit. Once the price of a contract has reached the daily limit for that day, positions in that contract can neither be taken nor liquidated. Futures prices have occasionally moved to the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent Grant Park from promptly liquidating unfavorable positions and subject Grant Park to substantial losses that could exceed the margin initially committed to those trades. In addition, even if futures or options prices do not move to the daily limit, Grant Park may not be able to execute trades at favorable prices, if little trading in the contracts is taking place. Other than these limitations on liquidity, which are inherent in Grant Park’s futures and options trading operations, Grant Park’s assets are expected to be highly liquid.

A portion of each trading company’s assets is used as margin to support its trading. Margin requirements are satisfied by the deposit of U.S. Treasury bills, obligations of Government‑sponsored enterprises and/or cash with brokers subject to CFTC regulations and various exchange and broker requirements.

Grant Park maintains a portion of its assets at its clearing brokers as well as at Lake Forest Bank & Trust Company. These assets, which may range from 5% to 35% of Grant Park’s value, are held in cash, U.S. Treasury securities and/or securities of Government‑sponsored enterprises. The balance of Grant Park’s assets, which range from 65% to 95%, are invested in investment grade money market instruments and fixed income exchange-traded funds purchased and managed by Middleton Dickinson Capital Management, LLC which are held in a separate account in the name of GP Cash Management, LLC and custodied at State Street Bank and Trust Company or are invested in mutual funds which seek an investment growth strategy and a fixed income strategy. Violent fluctuations in prevailing interest rates or changes in other economic conditions could cause mark‑to‑market losses on Grant Park’s cash management income.

Off‑Balance Sheet Risk

Off‑balance sheet risk refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in future obligation or loss. Grant Park trades in futures, swap transactions and other commodity interest contracts and is therefore a party to financial instruments with elements of off‑balance sheet market and credit risk. In entering into these contracts, Grant Park faces the market risk that these contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the commodity interest positions of Grant Park at the same time, and if Grant Park were unable to offset positions, Grant Park could lose all of its assets and the limited partners would realize a 100% loss. Grant Park minimizes market risk through real‑time monitoring of open positions, diversification of the portfolio and maintenance of a margin‑to‑equity ratio that rarely exceeds 25%. All positions of Grant Park are valued each day on a mark‑to‑market basis.

In addition to market risk, when entering into commodity interest contracts there is a credit risk that a counterparty will not be able to meet its obligations to Grant Park. The counterparty for futures and options on futures contracts traded in the United States and on most non‑U.S. futures exchanges is the clearing organization associated with such exchange. In general, clearing organizations are backed by the corporate members of the clearing organization who are required to share any financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk.

In cases where the clearing organization is not backed by the clearing members, like some non‑U.S. exchanges, it is normally backed by a consortium of banks or other financial institutions.

In the case of forward contracts, over‑the‑counter options contracts or swap contracts, which are traded on the interbank or other institutional market rather than on exchanges, the counterparty is generally a single bank or other financial institution, rather than a central clearing organization backed by a group of financial institutions. As a result, there likely will be greater counterparty credit risk in these transactions. Grant Park trades only with those counterparties that it believes to be creditworthy. Nonetheless, the clearing member, clearing organization or other counterparty to these transactions may not be able to meet its obligations to Grant Park, in which case Grant Park could suffer significant losses on these contracts.

In the normal course of business, Grant Park enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. Grant Park’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against Grant Park that have not yet occurred. Grant Park expects the risk of any future obligation under these indemnifications to be remote.

Contractual Obligations

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Introduction

Grant Park is a speculative commodity pool. The market sensitive instruments held by it are acquired for speculative trading purposes, and all or a substantial amount of Grant Park’s assets are subject to the risk of trading loss. Unlike an operating company, the risk of market sensitive instruments is integral, not incidental, to Grant Park’s business.

Market movements result in frequent changes in the fair market value of Grant Park’s open positions and, consequently, in its earnings and cash flow. Grant Park’s market risk is influenced by a wide variety of factors, including the level and volatility of exchange rates, interest rates, equity price levels, the market value of financial instruments and contracts, market prices for base and precious metals, energy complexes and other commodities, the diversification effects among Grant Park’s open positions and the liquidity of the markets in which it trades.

Grant Park rapidly acquires and liquidates both long and short positions in a wide range of different markets. Consequently, it is not possible to predict how a particular future market scenario will affect performance. Erratic, choppy, sideways trading markets and sharp reversals in movements can materially and adversely affect Grant Park’s results. Likewise, markets in which a potential price trend may start to develop but reverses before an actual trend is realized may result in unprofitable transactions. Grant Park’s past performance is not necessarily indicative of its future results.

Materiality, as used in this section, is based on an assessment of reasonably possible market movements and the potential losses caused by such movements, taking into account the leverage, and multiplier features of Grant Park’s market sensitive instruments.

The following quantitative and qualitative disclosures regarding Grant Park’s market risk exposures contain forward‑looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). All quantitative and qualitative disclosures in this section are deemed to be forward‑looking statements, except for statements of historical fact and descriptions of how Grant Park manages its risk exposure. Grant Park’s primary market risk exposures, as well as the strategies used and to be used by its trading advisors for managing such exposures, are subject to numerous uncertainties, contingencies and risks, any one of which could cause the actual results of Grant Park’s risk controls to differ materially from the objectives of such strategies. Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses as well as in material changes to the risk exposures and the risk management strategies of Grant Park. Grant Park’s current market exposure and/or risk management strategies may not be effective in either the short‑or long‑term and may change materially.

Quantitative Market Risk

Trading Risk

Grant Park’s approximate risk exposure in the various market sectors traded by its trading advisors is quantified below in terms of Value at Risk (VaR). Due to Grant Park’s mark‑to‑market accounting, any loss in the fair value of Grant Park’s open positions is directly reflected in Grant Park’s earnings, realized or unrealized.

Grant Park uses an Aggregate Returns Volatility method to calculate VaR for the portfolio. The method consists of creating a historical price time series for each instrument or its proxy instrument for the past 200 days, and then measuring the standard deviation of that return history. Then, using a normal distribution (a normal distribution curve has a mean of zero and a standard deviation of one), the standard deviation measurement is scaled up in order to achieve a result in line with the 95% degree of confidence, which corresponds to a scaling factor of approximately 1.645 times of standard deviations.

The VaR for each market sector represents the one day risk of loss for the aggregate exposures associated with that sector. The current methodology used to calculate VaR represents the VaR of Grant Park’s open positions across all market sectors and is less than the sum of the VaR of the individual market sectors due to the diversification benefit across all market sectors combined.

Grant Park’s VaR methodology and computation is based on the underlying risk of each contract or instrument in the portfolio and does not distinguish between exchange and non‑exchange traded contracts. It is also not based on exchange maintenance margin requirements. VaR does not typically represent the worst case outcome.

VaR is a measure of the maximum amount that Grant Park could reasonably be expected to lose in a given market sector in a given day; however, VaR does not typically represent the worst case outcome. The inherent uncertainty of Grant Park’s speculative trading and the recurrence in the markets traded by Grant Park of market movements far exceeding expectations could result in actual trading or non‑trading losses far beyond the indicated value at risk or Grant Park’s experience to date. This risk is often referred to as the risk of ruin. In light of the preceding information, as well as the risks and uncertainties intrinsic to all future projections, the inclusion of the quantification in this section should not be considered to constitute any assurance or representation that Grant Park’s losses in any market sector will be limited to VaR or by Grant Park’s attempts to manage its market risk. VaR models, including Grant Park’s, are continually evolving as trading portfolios become more diverse and modeling systems and techniques continue to evolve. Moreover, value at risk may be defined differently as used by other commodity pools or in other contexts.

The composition of Grant Park’s trading portfolio, based on the nature of its business of speculative trading of futures, forwards and options, can change significantly, over any period of time, including a single day of trading. These changes can have a positive or negative material impact on the market risk as measured by VaR.

Value at Risk by Market Sectors

The following tables indicate the trading value at risk associated with Grant Park’s open positions by market category as of March 31, 2018, December 31, 2017 and 2016 and the trading gains/losses by market category for the three months ended March 31, 2018 and years ended December 31, 2017 and 2016. All open position trading risk exposures of Grant Park, except for the swap transactions, have been included in calculating the figures set forth below. As of March 31, 2018, Grant Park’s net asset value was approximately $98.9 million.  As of December 31, 2017, Grant Park’s net asset value was approximately $113.5 million. As of December 31, 2016, Grant Park’s net asset value was approximately $165.4 million.

	March 31, 2018
Market Sector	Value at Risk*	Trading Gain/(Loss)

Energy	0.4%	(0.4)%
Interest rates	0.3	0.4
Stock indices	0.3	(3.0)
Currencies & Forward currency contracts	0.2	0.2
Agriculturals/softs/meats	0.2	(0.2)
Metals	0.1	(0.9)

Aggregate/Total	0.8%	(3.9)%

	December 31, 2017
Market Sector	Value at Risk*	Trading Gain/(Loss)

Stock indices	0.4%	21.0%
Energy	0.4	(4.1)
Agriculturals/softs/meats	0.3	(1.7)
Interest rates	0.3	(7.5)
Metals	0.3	(1.7)
Currencies & Forward currency contracts	0.1	(5.0)

Aggregate/Total	0.9%	1.0%

	December 31, 2016
Market Sector	Value at Risk*	Trading Gain/(Loss)

Stock indices	0.8%	2.5%
Currencies & Forward Currency Contracts	0.6	(1.1)
Energy	0.3	(2.5)
Agriculturals/softs/meats	0.2	-
Interest rates	0.2	11.9
Metals	0.2	(1.4)

Aggregate/Total	1.2%	9.4%

*The VaR for a market sector represents the one day risk of loss for the aggregate exposure for that particular sector. The aggregate VaR represents the VaR of Grant Park’s open positions across all market sectors excluding the swap transaction and is less than the sum of the VaR of the individual market sectors due to the diversification benefit across all market sectors combined.

Material Limitations of Value at Risk as an Assessment of Market Risk

Past market risk factors will not always result in an accurate prediction of future distributions and correlations of future market movements. Changes in the portfolio value caused by market movements may differ from those measured by the VaR model. The VaR model reflects past trading positions, while future risk depends on future trading positions. VaR using a one‑day time horizon does not fully capture the market risk of positions that cannot be liquidated within one day. The historical market risk data for the VaR model may provide only limited insight into the losses that could be incurred under unusual market movements. The magnitude of Grant Park’s open positions creates a risk of ruin not typically found in most other investment vehicles. Because of the size of its positions, certain market conditions—unusual, but historically recurring from time to time—could cause Grant Park to incur severe losses over a short period of time. The value at risk table above, as well as the past performance of Grant Park, gives no indication of this risk of ruin.

Non‑Trading Risk

Grant Park has non‑trading market risk on its foreign cash balances not needed for margin. However, these balances, as well as the market risk they represent, are immaterial. Grant Park also has non‑trading market risk as a result of investing a portion of its available assets in U.S. Treasury bills. The market risk represented by these investments is also immaterial.

Qualitative Market Risk

Trading Risk

The following were the primary trading risk exposures of Grant Park as of March 31, 2018, by market sector.

Energy.    Grant Park’s primary energy market risk exposure is due to price movements in the gas and oil markets, which often result from political developments in the Middle East, Nigeria, Russia, and South America. Energy prices can be volatile and substantial profits and losses have been and are expected to continue to be experienced in these markets. As of March 31, 2018, in the energy market Grant Park had long exposure to brent crude, crude oil, heating oil and NY harbor RBOB gas and short exposures to natural gas.

Interest Rates.    Interest rate risk is a principal market exposure of Grant Park. Interest rate movements directly affect the price of the futures positions held by the Fund and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact Grant Park’s profitability. Grant Park’s primary interest rate exposure is due to interest rate fluctuations in the United States and the other G-7 countries. Grant Park also takes futures positions on the government debt of smaller nations, such as Australia and New Zealand. The general partner anticipates that G-7 interest rates will remain the primary market exposure of Grant Park for the foreseeable future. As of March 31, 2018, Grant Park held long positions for interest rate instruments in Canada, Germany, Japan, New Zealand, Australia and the Eurozone and was short interest rate instruments in U.S., U.K and Switzerland.

Stock Indices.    Grant Park’s primary equity exposure is due to equity price risk in G-7 countries as well as other jurisdictions including Australia, the Eurozone, Hong Kong, Malaysia, Mexico, Poland, Singapore, South Africa, Sweden, Taiwan, Thailand and Turkey.  The stock index futures contracts currently traded by Grant Park are futures on broadly-based indices and on narrow-based stock index or single-stock futures contracts.  As of March 31, 2018, Grant Park was predominantly long equities in Australia, the Eurozone, Hong Kong, Japan, Singapore, Taiwan, Thailand, Turkey, the U.S., Canada and South Africa and short equities in the U.K. and Sweden.

Currencies.  Exchange rate risk is a significant market exposure of Grant Park. Grant Park’s currency exposure is due to exchange rate fluctuations, primarily fluctuations that disrupt the historical pricing relationships between different currencies and currency pairs. These fluctuations are influenced by interest rate changes as well as political and general economic conditions. Grant Park trades in a large number of currencies, including cross-rates, which are positions between two currencies other than the U.S. dollar. The general partner anticipates that the currency sector will remain one of the primary market exposures for Grant Park for the foreseeable future. As of March 31, 2018, Grant Park was long the U.S. dollar against the Australian, euro, Canadian dollar and Swiss franc and was short the U.S. dollar against the British pound, Japanese yen, Mexican peso and New Zealand dollar.

Agriculturals/Softs/Meats.    Grant Park’s primary commodities risk exposure is driven by agricultural price movements, which are often directly affected by severe or unexpected weather conditions, as well as other factors. As of March 31, 2018, in the agriculturals, softs and meats markets, Grant Park had long exposure to cocoa, cotton, lumber, soybeans, soybean meal and Grant Park had short exposure to coffee, corn, feeder cattle, milk, live cattle, lean hogs, oats, wheat, orange juice, rough rice, soybean oil and sugar.

Metals.    Grant Park’s metals market risk exposure is due to fluctuations in the price of both precious metals, including gold and silver, and on base metals, including aluminum, lead, copper, tin, nickel, palladium and zinc. As of March 31, 2018, in the metals sector Grant Park had long positions in gold, palladium and platinum and short positions in copper and silver.

Non‑Trading Risk Exposure

The following were the only non‑trading risk exposures of Grant Park as of March 31, 2018.

Foreign Currency Balances.  Grant Park’s primary foreign currency balances are in Japanese yen, British pounds, euros and Australian dollars. The trading advisors regularly convert foreign currency balances to U.S. dollars in an attempt to control Grant Park’s non‑trading risk.

Managing Risk Exposure

The general partner monitors and controls Grant Park’s risk exposure on a daily basis through financial, credit and risk management monitoring systems and, accordingly, believes that it has effective procedures for evaluating and limiting the credit and market risks to which Grant Park is subject.

The general partner monitors Grant Park’s performance and the concentration of its open positions and consults with the trading advisors concerning Grant Park’s overall risk profile. If the general partner felt it necessary to do so, the general partner could require the trading advisors to close out individual positions as well as enter positions traded on behalf of Grant Park. However, any intervention would be a highly unusual event. Approximately 10% to 20% of Grant Park’s assets are deposited with over-the-counter counterparties in order to initiate and maintain forward and swap contracts.  The general partner primarily relies on the trading advisors’ own risk control policies while maintaining a general supervisory overview of Grant Park’s market risk exposures. The trading advisors apply their own risk management policies to their trading. The trading advisors often follow diversification guidelines, margin limits and stop loss points to exit a position. The trading advisors’ research of risk management often suggests ongoing modifications to their trading programs.

As part of the general partner’s risk management, the general partner periodically meets with the trading advisors to discuss their risk management and to look for any material changes to the trading advisors’ portfolio balance and trading techniques. The trading advisors are required to notify the general partner of any material changes to their programs.

General

From time to time, certain regulatory or self‑regulatory organizations have proposed increased margin requirements on futures contracts. Because Grant Park generally will use a small percentage of assets as margin, Grant Park does not believe that any increase in margin requirements, as proposed, will have a material effect on Grant Park’s operations.

THE CLEARING BROKERS AND SWAP COUNTERPARTY

ADM Investor Services, Inc., SG Americas Securities, LLC and Wells Fargo Securities, LLC serve as Grant Park’s clearing brokers. Deutsche Bank AG serves as Grant Park’s swap counterparty. The following descriptions for each clearing broker and the swap counterparty provide background information and information regarding material legal proceedings involving the clearing broker or swap counterparty.

For ease of administration, the trading advisors may direct all or a portion of their trades on behalf of Grant Park to executing brokers or floor brokers for execution with instructions to give‑up the executed trade to the clearing broker for clearing and settlement. The cost of any give‑up fees to brokers will be included in Grant Park’s brokerage charge. Grant Park’s OTC derivatives transactions generally will be transacted through the clearing brokers or their affiliates. The trading advisors also from time to time may select other dealers through which such contracts will be traded, but only with the prior written consent of the general partner.

ADM Investor Services, Inc.

General

ADM Investor Services, Inc. (“ADMIS”) is a registered futures commission merchant and is a member of the National Futures Association. Its main office is located at 141 W. Jackson Blvd., Suite 2100A, Chicago, IL 60604. In the normal course of its business, ADMIS is involved in various legal actions incidental to its commodities business. None of these actions are expected either individually or in aggregate to have a material adverse impact on ADMIS.

Legal Proceedings

Neither ADMIS nor any of its principals have been the subject of any material administrative, civil or criminal actions within the past five years, except the CFTC Order entered on September 30, 2013. In the September 30, 2013 order, the CFTC found that prior to July, 2011, ADMIS combined the funds of certain ADM affiliates with the funds of customers in violation of Section 4d(a)(2) of the Commodity Exchange Act and Commission  Regulation  1.20(c).     The order imposed a civil monetary penalty of $425,000.

SG Americas Securities, LLC

General

Currently, SG Americas Securities, LLC (“SGAS”) serves as Grant Park’s clearing broker to execute and clear Grant Park’s futures and equities transactions and provide other brokerage-related services.  SGAS is a futures commission merchant and broker dealer registered with the U.S. Commodity Futures Trading Commission (“CFTC”) and the U.S. Securities and Exchange Commission (“SEC”), and is a member of FINRA.  SG is a clearing member of all principal futures exchanges located in the United States as well as a member of the Chicago Board Options Exchange, International Securities Exchange, New York Stock Exchange, Options Clearing Corporation, and Government Securities Clearing Corporation.

SGAS is headquartered at 245 Park Avenue, New York, NY 10167 with a branch office in Chicago and, has securities only branches, in Houston, Boston and Dallas.

On January 2, 2015, Newedge USA, LLC (“Newedge USA”) merged with and into SGAS, with the latter as the surviving entity. Grant Park has entered into a prime brokerage relationship with Societe Generale International Limited, formerly Societe Generale Newedge UK Limited for the clearing of its OTC foreign currency transactions. SGAS is not a sponsor or general partner of Grant Park, and will not act in any supervisory capacity with respect to the general partner or participate in the management of either the general partner or Grant Park.

Legal Proceedings

In July 2013, Newedge USA settled, without admitting or denying the allegations, a matter brought by FINRA, on its behalf and on behalf of NYSE/NYSE ARCA, BATS and NASDAQ exchanges, involving rules and regulations pertaining to supervision of equities direct market access and sponsored access business, Regulation SHO and books and records retention. In connection with this matter, Newedge USA paid a fine of $9,500,000. In addition, Newedge USA agreed to retain an independent consultant to review its policies, systems, procedures and training relating to these areas and to implement the recommendation of such consultant based on its review and written reports.

In February 2015, SGAS, as successor to Newedge USA, settled, without admitting or denying the allegations, a matter brought by the CME Group alleging that on multiple occasions between 2010 and 2012, Newedge USA employees executed certain customers' orders as EFRPs, instead of on CME Group's GLOBEX platform. The settlement also included allegations that EFRPs were non bona fide and/or inadequately documented. In connection with this matter, SGAS paid a fine of $1,100,000 to Comex and $650,000 to NYMEX.

In October 2015, SGAS, as successor to Newedge USA, settled, without admitting or denying the allegations, a matter brought by ICE Futures U.S. that was based on alleged failures by Newedge USA to report an open interest in three energy futures contracts in accordance with the rules of the exchange over a period of approximately twenty-two business days in May and June 2014. In connection with this matter, SGAS paid a fine of $100,000.

Beginning in late 2013, the SEC reviewed transactions by SGAS’s Non-Agency Mortgage Desk in which SGAS bought baskets of securities from a counterparty and sold the securities back to the same counterparty, and also reviewed communications with counterparties regarding certain riskless principal trades. The SEC reviewed transactions that occurred between approximately December 2011 and June 2013. SGAS cooperated with the investigation and disciplined the trader involved and her supervisor. In December 2015, SGAS paid $1,011,093 to settle the matter, consisting of a $800,000 fine and $211,093 in disgorgement including interest.

In June 2016, SGAS, as successor to Newedge USA, settled, without admitting or denying the allegations, a matter brought by the Chicago Board of Trade alleging that on six days between November 2013 and January 2014, three traders for Newedge (one employed by Newedge and two by its Canadian affiliate) entered into separate transactions with third parties prior to consummating the block trade with the counterparty in violation of CBOT Rules 432.W. and 526. The settlement included a fine in the amount of $100,000 and a disgorgement of profits in the amount of $19,502.50.

In September 2016, SGAS, as successor to Newedge USA, settled, without admitting or denying the allegations, a matter brought by the CFTC alleging Newedge USA violated Section 4C(A) of the Commodity Exchange Act and Regulations 1.38 and 166.3 by executed and confirming numerous exchange for physical transactions in agricultural and soft commodities for and on behalf of its clients that were for the same contract, quantity and same or similar price with the buyer and seller for each transaction under the same common control and ownership. The settlement includes a $750,000 civil penalty and an undertaking to implement policies, procedures and training programs reasonably designed to prevent the execution, clearing and reporting to an exchange of non-bona fide exchange of futures for physical transactions.

In April 2017, SGAS settled, without admitting or denying the allegations, a matter brought by the Chicago Board of Options Exchange and NYSE ARCA, Inc. for failing to report, or accurately report, “reportable positions” on its large option position report in violation of Exchange Rules 4.2 and 4.13. In connection with this matter, SGAS paid a fine of $100,000 to each of the Chicago Board of Options Exchange and NYSE ARCA, Inc.

In April 2017, SGAS, as successor to Newedge USA settled, without admitting or denying the findings, a matter brought by FINRA for failing to establish and maintain a supervisory system reasonably designed to ensure that customers were sent account statements, notified of availability of statements on its customer portal, agreed to receive statements and confirmations electronically, and were sent confirmations which contained all of the required information. The settlement included payment of a fine in the amount of $100,000.

In July 2017, SGAS settled, without admitting or denying the findings, a matter with the CME Group where the CME alleged SGAS violated CME Rules 9.70.A., 971.A.2.A., B. and C., 980.A. and 980.B.1 and 2. The settlement related to two separate CME exam findings: 1) balances were not consistently identifiable in the general ledger and 2) procedures for resolving the general ledger suspense balances were not sufficient.

Other than the foregoing proceedings, which did not have a material adverse effect upon the financial condition of SGAS, there have been no material administrative, civil or criminal actions brought, pending or concluded against SGAS or its principals in the past five years.

Neither SGAS nor any affiliate, officer, director or employee thereof have passed on the merits of this prospectus or offering, or give any guarantee as to the performance or any other aspect of Grant Park.

Wells Fargo Securities, LLC

General

Wells Fargo Securities, LLC serves as a Futures Commission Merchant for Grant Park.  Wells Fargo Securities, LLC is an indirect wholly owned subsidiary of Wells Fargo & Co. Wells Fargo Securities, LLC is registered as a futures commission merchant under the Commodity Exchange Act and is a member of the NFA. Its principal place of business is 550 South Tryon Street, 6th Floor, D1086-060, Charlotte, North Carolina 28202, and its telephone number is (704) 715-6133.

Legal Proceedings

Although Wells Fargo Securities, LLC, in its capacity as FCM, has been subject to regulatory disciplinary matters involving fines or other sanctions, as of the date hereof neither Wells Fargo Securities, LLC nor any of its principals has been the subject of any material administrative, civil or criminal action, including any action that has been pending, on appeal, or concluded within the last five years, except as follows:

NATIONAL CREDIT UNION ADMINISTRATION  The National Credit Union Administration, as the successor to various federal credit unions, has asserted claims against Wachovia Capital Markets, WFS’s predecessor and Wachovia Mortgage Loan Trust (“WMLT”) (as the issuer of residential mortgage-backed securities (“RMBS”)) in three separate actions in federal courts in Kansas (the “Kansas Actions”), California (the “California Action”), and New York (the “New York Action”) as follows: National Credit Union Administration Board v. Wachovia Mortgage Loan Trust; National Credit Union Administration Board as Liquidating Agent of Western Corporate Federal Credit Union v.

RBS Securities, Inc. f/k/a RBS Greenwich Capital Markets, Inc., et al.; and National Credit Union Administration Board v. Wachovia Capital Markets, LLC n/k/a Wells Fargo Securities, LLC. These actions seek to recover losses associated with the credit unions’ investment in RMBS underwritten or sold by WCM and/or issued by WMLT. These three matters were resolved in October of 2015 for $53 million and have now been dismissed.

New Jersey Carpenters Health Fund v. NovaStar Mortgage, et al.  This is a class action filed in the United States District Court for the Southern District of New York (“the Court”) involving six different NovaStar offerings in which Wachovia Capital Markets, LLC served as one of the underwriters.  Plaintiff alleged that the offering documents were materially misleading because they failed to disclose that NovaStar, which originated or acquired the loans backing the certificates, systematically disregarded its lending guidelines.  In rulings in March 2011 and March 2012, the Court dismissed the action with prejudice.  In March 2013 the Second Circuit Court of Appeals (“Second Circuit”) reversed the rulings and directed the Court to consider the possible inclusion with regard to the other five offerings.  In February 2015 the Court added the other five offerings back to the case.  The parties subsequently reached an agreement in principle to settle the matter for $165MM, with approximately $54MM representing Wells Fargo’s contribution to the settlement.  The parties filed a motion for preliminary approval of the settlement with the Court on March 15, 2017.  The Court issued an order granting the motion on May 10, 2017.  Wells Fargo submitted its contribution to the settlement on June 1, 2017.  Subsequently, one of the investors in the securities at issue, the Federal Housing Finance Agency (“FHFA”), did not submit timely its opt out notice and is now contesting the settlement.  On September 12, 2017, the Court ruled that FHFA had received notice and therefore had waived the right to opt out.  The Court set the final hearing to approve the settlement for September 20, 2017.  FHFA filed an emergency appeal and motion for stay of the September 20, 2017 hearing with the Second Circuit.  On September 19, 2017, the Second Circuit granted a temporary stay of the September 20, 2017 hearing while FHFA’s emergency motion is considered by a three-judge panel.  On October 19, 2017, the Second Circuit entered an order denying FHFA’s motion for a stay of the Court’s proceedings.  Wells Fargo awaits instruction from the Court as to rescheduling of the final approval hearing, which Wells Fargo expects will be the next step in the case.

SECURITIES AND EXCHANGE COMMISSION v. RHODE ISLAND COMMERCE CORP., ET AL.  On March 7, 2016, the SEC filed a complaint in federal court for the District of Rhode Island against the Rhode Island Commerce Corp. (formerly the Rhode Island Economic Development Corp. (EDC)), two of the EDC’s officers, Wells Fargo Securities, LLC, and Peter Cannava, a banker at Wells Fargo Securities, LLC.  The complaint charges Wells Fargo Securities, LLC with violations of Sections 17(a)(2) and (a)(3) of the Exchange Act, MSRB Rules G-17 and G-32, and Section 15B(c)(1) of the Exchange Act, and charges Mr. Cannava with aiding and abetting Wells Fargo Securities, LLC’s violations.  The complaint alleges that a 2010 private offering of municipal securities by the EDC, for which Wells Fargo Securities, LLC served as lead placement agent, failed to disclose material information regarding the fees Wells Fargo Securities, LLC obtained and the financial solvency of the underlying project, which was for the benefit of video game company 38 Studios, LLC.  The case is in the discovery stage.

Wells Fargo Securities, LLC is a defendant in two actions filed in the Southern District of New York, captioned Loreley Financing (Jersey) No. 3 Limited et al v. Wells Fargo Securities LLC et al. and LBBW Luxemburg S.A. v. Wells Fargo Securities LLC, f/k/a Wachovia Capital Markets, LLC and Fortis Securities, LLC,  in which certain investors have brought claims against Wells Fargo Securities, LLC seeking compensation for losses in CDOs underwritten by its predecessor Wachovia Capital Markets, LLC.  The cases allege a variety of state and federal claims relating to improper disclosures and omissions associated with the transactions. The Loreley case is in the discovery stage; the potential liability is not known.  In the LBBW case, on March 30, 2017, the court granted Wells Fargo’s motion for summary judgment and dismissed the case.  LBBW has filed a notice of appeal.

Deutsche Bank AG

Deutsche Bank AG, acting through its London Branch, is the counterparty and principal for Grant Park’s swap transactions.  Pursuant to agreements between Deutsche Bank and Grant Park in connection with these transactions, Grant Park is required to deposit collateral based on the notional values of the transactions in a custodial account maintained with Deutsche Bank Trust Company Americas, a subsidiary of Deutsche Bank and a New York State-chartered bank.    Deutsche Bank AG London Branch is regulated by the Financial Conduct Authority and the Prudential Regulation Authority for the conduct of designated investment business in the UK and is a member of The London Stock

Exchange.  Deutsche Bank AG is authorized under German Banking Law (competent authority – BaFin – Federal Financial Supervising Authority).  Deutsche Bank AG is a joint stock corporation with limited liability incorporated in the Federal Republic of Germany, HRB No. 30 000 District Court of Frankfurt am Main and the Branch Registration in England and Wales of BR00005 with a registered address of Winchester House, 1 Great Winchester Street, London EC2N 2DB, Great Britain.

Deutsche Bank AG is a European bank with a global reach that serves corporate, institutional, asset management and private clients providing services in transaction banking, corporate finance and capital markets, asset management, wealth management and retail banking.

 On September 30, 2015, the CFTC issued an order filing and simultaneously settling charges against Deutsche Bank for failing to properly report certain swaps transactions for the period January 2013 through July 2015.  The CFTC order also determined that Deutsche Bank (i) did not diligently address and correct the reporting errors until Deutsche Bank was notified of the CFTC investigation and (ii) failed to have an adequate swap supervisory system governing its swap reporting requirements.  The order and settlement required Deutsche Bank to pay a $2.5 million civil monetary penalty and comply with certain undertakings to improve its internal controls to ensure the accuracy and integrity of its swaps reporting.

For additional information and financial statements of Deutsche Bank AG, refer to its Annual Report on Form 20-F which is available on its website: www.db.com.

Other Clearing Brokers

The general partner may, in its sole discretion, appoint additional or substitute clearing brokers for Grant Park. These clearing brokers may be compensated at a level higher or lower than Grant Park currently pays to its current clearing brokers.

Other Brokers

Grant Park has also entered into a relationship with UBS AG for engaging in a portion of Grant Park’s OTC foreign currency transactions.

UBS AG

Grant Park has entered into a prime brokerage relationship with UBS AG’s Stamford, Connecticut office for the clearing of its OTC foreign currency transactions.  The UBS AG Stamford office is located at 677 Washington Blvd., Stamford, CT 06901.

UBS AG, through its Investment Bank, provides advisory services, research, and access to global capital markets to corporate and institutional clients.

CONFLICTS OF INTEREST

Some of the parties involved with the operation and/or management of Grant Park, including the general partner, have other relationships that may create disincentives to act in the best interests of Grant Park and its limited partners. The general partner has not established, and has no plans to establish, any procedures or controls to prevent, address or resolve these conflicts. As a result, these conflicts may inhibit or interfere with the sound and profitable operation of Grant Park.

In evaluating these conflicts of interest, you should be aware that the general partner has a responsibility to investors to exercise good faith and fairness in all dealings affecting Grant Park. The fiduciary responsibility of a general partner to investors is a developing and changing area of the law and if you have questions concerning the duties of the general partner, you should consult with your counsel.

Relationship of the General Partner and EMC Capital Advisors, LLC

Effective as of October 1, 2013, an entity owned in part and controlled by Mr. Kavanagh, who indirectly controls and is president of Dearborn Capital Management, L.L.C., the general partner of Grant Park, and in part by Mr. Al Rayes, who is a principal of the general partner, and an entity owned in part and controlled by Mr. Meehan, the chief operating officer of the general partner, purchased a minority ownership interest in EMC Capital Advisors, LLC. Also effective as of October 1, 2013, EMC Capital Management, Inc., one of Grant Park’s commodity trading advisors from January 1989 until September 2013, assigned its obligations, rights and interests to EMC Capital Advisors, LLC, including the advisory contract under which it had previously traded on behalf of Grant Park and, accordingly, EMC Capital Advisors, LLC became one of Grant Park’s commodity trading advisors.

As a result, Mr. Kavanagh, Mr. Al Rayes and Mr. Meehan each indirectly own a minority interest in EMC Capital Advisors, LLC.  The relationship between the principals of the general partner and the principals of EMC Capital Advisors, LLC may create a conflict of interest in that Mr. Kavanagh, Mr. Al Rayes and Mr. Meehan may indirectly receive compensation based on the trading services EMC Capital Advisors, LLC provides to Grant Park, and the general partner may therefore have a disincentive to terminate or replace EMC, even if termination or replacement is or may be in the best interest of Grant Park. The general partner intends to limit the amount of consulting fees paid in the future to EMC Capital Advisors, LLC to no more than the aggregate dollar amount of consulting fees paid to EMC in 2014, which was $500,300.  The consulting fee cap was based on a 10% allocation and EMC will not be paid more than $500,300 per year in consulting fees.

Pursuant to the advisory contract EMC Capital Management, Inc. entered into with Grant Park, the general partner and the respective trading company in 2009, which was assigned to EMC Capital Advisors, LLC in October 2013, the general partner, on behalf of Grant Park, pays EMC a quarterly consulting fee and a quarterly incentive fee based on new trading profits, if any, achieved on EMC’s allocated net assets at the end of each period. For the three months ended March 31, 2018, EMC was paid approximately $40,200 in consulting fees and $0 in incentive fees. All allocations to Grant Park’s trading advisors, including EMC, are reviewed and approved by the general partner and all fees are paid to Grant Park’s trading advisors in accordance with each advisory contract by and among Grant Park, the general partner, the respective trading company and such trading advisor.

Other Activities of the General Partner

The general partner may engage from time to time in other activities in the normal course of business, including acting as general partner to other similar partnerships including the Global Diversified Managed Futures Fund Limited Partnership. The general partner may act as investment manager to private funds and is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940 and acts as investment adviser to the Grant Park Multi Alternative Strategies Fund, the Grant Park Absolute Return Fund (“GPARF”) and the Grant Park Fixed Income Fund, mutual funds registered under the Investment Company Act of 1940. Therefore, the general partner’s full efforts will not be devoted to the activities of Grant Park. These relationships may create conflicts of interest with respect to the allocation of the general partner’s resources to Grant Park. The general partner, however, intends to devote sufficient time to Grant Park’s activities to properly manage Grant Park consistent with its fiduciary duties.

During July 2017, Grant Park invested $7.3 million of its cash balances previously held in GP Cash Management in Class I shares of GPARF and has reinvested dividends received from GPARF in the amount of approximately $480,000.  The net asset value of Grant Park’s investment in GPARF at March 31, 2018 was $6,731,761.  GPARF is one among several series of Northern Lights Fund Trust, a Delaware statutory trust organized on January 19, 2005 and is registered under the Investment Company Act of 1940 as an open-ended mutual fund.  The general partner acts as investment adviser to GPARF and RCM, which is also one of Grant Park’s trading advisors, acts as sub-adviser to GPARF.  GPARF’s investment objective is to allocate its assets between two independent, underlying strategies: an investment growth strategy and a fixed income strategy.  The general partner credits the dollar amount of any fees it earns as investment adviser of GPARF with respect to Grant Park’s assets invested in GPARF towards the portion of Grant Park’s brokerage charge retained by the general partner so as not to receive double fees.  For the three months ended March 31, 2018 the credit amounted to $15,352 and is included in net gains (losses) from securities in the consolidated statement of operations.

Other Trading Activities of the Trading Advisors

Each of the trading advisors and some of their principals currently manage other trading accounts including their own accounts, and each will remain free to manage additional accounts in the future. These other trading activities present various conflicts of interest, some of which are described below.

The trading advisors or their principals may sometimes take positions in their proprietary accounts that are opposite to or ahead of Grant Park’s account. Trading ahead of Grant Park presents a conflict because the trade first executed may receive a more favorable price than the same trade later executed for Grant Park. In addition, the trading advisors may have financial incentives to favor other accounts over Grant Park’s account. The trading advisors may trade other customer accounts that pay higher advisory fees than does Grant Park, which may cause the trading advisors to devote more attention to these other accounts or trade these other accounts in a different manner. Finally, accounts traded by the trading advisors will compete with Grant Park and the trading advisors may compete with each other, in buying and selling commodity interest contracts for Grant Park’s account. When similar orders are entered at the same time, the prices at which Grant Park’s trades are filled may be less favorable than the prices allocated to other accounts. Some orders may be difficult or impossible to execute in markets with limited liquidity where prices may rise or fall sharply in response to orders entered. However, each trading advisor is required to use an allocation methodology that is fair to all of its customers. Because records with respect to other accounts are not accessible to investors in Grant Park, investors will not be able to determine if any other accounts are being favored over Grant Park’s account.

Commodity Interest Trading by General Partner and its Principals and Employees

The principals and employees of the general partner, as a condition of their employment, are prohibited from trading futures contracts for their own account.

The general partner does not intend to trade for its own account, but may do so in the future in order to evaluate new trading advisors or reference traders to determine their suitability for investment by Grant Park. Records of trading of the general partner would not be made available to limited partners for inspection, so you would not be aware of the nature or details of any such trading.

General Partner and Trading Advisor Ownership Interest in Grant Park

As of April 30, 2018, Grant Park had net assets of approximately $97.8 million, and has issued limited partnership interests in transactions registered under the Securities Act of 1933 for net aggregate capital contributions equal to $1.52 billion. The general partner has made and is required to maintain a cash general partnership investment in Grant Park equal to 1% of such amount from time to time. The general partner may make withdrawals of any investment in excess of this amount. As of April 30, 2018, a principal of Rabar, Paul Rabar, owned approximately 0.87% of the interests in Grant Park as a limited partner. As of April 30, 2018, Ms. O’Rourke and Mr. Meehan, principals of the general partner, owned less than 0.30% of the interests in Grant Park as limited partners. Other principals of or persons affiliated with the general partner or the trading advisors or reference traders may, from time to time, own interests in Grant Park. However, at April 30, 2018, no other persons affiliated with any of the trading advisors or reference traders, other than as detailed above, own an interest in Grant Park.

The general partner is subject to these and other potential conflicts of interest. The general partner, however, intends to treat Grant Park fairly, acting in accordance with its fiduciary duty.

General Partner Acts as Transfer Agent for Grant Park

Currently, the general partner acts as Grant Park’s transfer agent. The fees and expenses associated in its role as transfer agent for Grant Park are operating expenses of Grant Park and will be reimbursed to the general partner by Grant Park. The total ongoing operating expenses of Grant Park are estimated to be approximately 0.25% of the average net assets of Grant Park per year. This amount may include certain overhead expenses and a portion of the salaries of those employees of the general partner attributable to acting in the capacity as transfer agent of Grant Park.

DCM Brokers, LLC Acts as Lead Selling Agent for Grant Park

DCM Brokers, LLC, or DCM, acts as lead selling agent for Grant Park with respect to the offered units. DCM is a registered broker‑dealer and an affiliate of Grant Park’s general partner, Dearborn Capital Management, L.L.C. As lead selling agent, DCM will be entitled to receive selling commissions and other related compensation that will be paid directly by the general partner. To the extent DCM receives any such commissions or compensation, there is a potential conflict of interest in that it might not recommend that limited partners redeem their interests in Grant Park under circumstances when it otherwise would make such a recommendation. See “PLAN OF DISTRIBUTION—Selling Agent Compensation.”

Incentive Compensation

The trading advisors are compensated in part by receiving a quarterly, semi‑annual or annual incentive fee for any net new profits which Grant Park generates. This may present a conflict of interest in that the trading advisors may have an incentive to trade more aggressively (including using more leverage) or entering riskier trades in an attempt to produce greater profits.

EXECUTIVE COMPENSATION

Grant Park has no directors or officers. Its affairs are managed by the general partner, which receives compensation for its services as described under “FEES AND EXPENSES—Fees and Expenses Paid by Grant Park—Brokerage Charge” and “FEES AND EXPENSES—Fees and Expenses Paid by Grant Park—Organization and Offering Expenses.”

FEES AND EXPENSES

Fees and Expenses Paid by Grant Park

Grant Park pays the following fees and expenses in connection with the offering of units, trading activities and operation of Grant Park:

Recipient	Nature of Payment	Amount of Payment
General Partner	Brokerage Charge	Class A: 7.00%*
Class B: 7.45%*
Legacy 1 Class: 4.50%*
Legacy 2 Class: 4.75%*
Global 1 Class: 3.95%*
Global 2 Class: 4.20%*
Global 3 Class: 5.95%*
* Annualized basis.
Counterparties	Dealer Spreads	Grant Park pays its counterparties bid-ask spreads on Grant Park’s non-exchange traded commodity interests.
Trading Advisors	Incentive Fees

Grant Park pays each trading advisor a quarterly, semi-annual or annual incentive fee ranging from 16% to 24.5% of the new trading profits, if any, achieved on the trading advisor’s allocated net assets as of the end of each period.  Incentive fees embedded in the swap transactions are not directly paid by Grant Park.

General Partner	Organization and Offering Expense Reimbursement

Grant Park reimburses the general partner on a monthly basis for its advancement of Grant Park’s organization and offering expenses, up to an amount not to exceed 1.0% per year of the average month-end net assets of Grant Park.

Third Parties	Operating Expenses; Extraordinary Expenses

Grant Park pays its ongoing operating expenses up to a maximum of 0.25% of Grant Park’s average net assets per year. This includes expenses associated with Grant Park’s SEC reporting obligations, which for 2018 are estimated to be approximately $300,000. Grant Park also pays any extraordinary expenses it incurs.

A more complete description of these fees and expenses follows below. Net asset value as of a specified time with respect to any class of units or of Grant Park as a whole equals the value of the net assets attributable to such class or of Grant Park, as applicable, as of that time. Net assets is defined as the total assets attributable to any class of units or of Grant Park, as applicable, including all cash, plus Treasury securities at accrued interest and the market value of all open commodity interest positions attributable to such class or of Grant Park, less all liabilities attributable to such class or of Grant Park, determined in accordance with generally accepted accounting principles (GAAP).

The general partner has historically attempted to reduce Grant Park’s fees and expenses whenever feasible. For Class A units, the brokerage charge was reduced in April 2004, December 2004, September 2005, April 2009 and January 2014, operating expenses were reduced in April 2004 and September 2005 and offering expenses were reduced in April 2009. For Class B units, the brokerage charge was reduced in December 2004, April 2009 and January 2014, operating expenses were reduced in April 2004 and September 2005, and offering expenses were reduced in September 2005 and April 2009. In addition, the general partner may remit back to Grant Park a portion of Grant Park’s operating and offering expenses to the extent actual expenses incurred were less than the actual amount Grant Park paid the general partner. See “—Operating Expenses” below. The general partner has rebated back to Grant Park operating and offering expenses in the amounts of $600,000 in 2005, $700,000 in 2006 and $750,000 in 2007.

Brokerage Charge

Effective January 1, 2014, Class A units pay the general partner a monthly brokerage charge equal to a rate of 0.583%, a rate of 7.00% annually, of Class A’s month‑end net assets; Class B units pay the general partner a monthly charge equal to a rate of 0.62083%, a rate of 7.45% annually, of Class B’s month‑end net assets. Legacy 1 Class units pay the general partner a monthly brokerage charge equal to a rate of 0.375%, a rate of 4.50% annually; Legacy 2 Class units pay the general partner a monthly brokerage charge equal to a rate of 0.39583%, a rate of 4.75% annually; Global 1 Class units pay the general partner a monthly brokerage charge equal to a rate of 0.32916%, a rate of 3.95% annually; Global 2 Class units pay the general partner a monthly brokerage charge equal to a rate of 0.350%, a rate of 4.20% annually; and Global 3 Class units pay the general partner a monthly brokerage charge equal to a rate of 0.49583%, a rate of 5.95% annually.

The general partner pays from the brokerage charge all clearing, execution and give‑up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation and consulting fees to the trading advisors.  Embedded in the swap transactions is a fee to the swap counterparty in respect of any swap transaction or derivative instrument of up to 0.50% of the notional amount of such swap transaction or derivative instrument.  This fee is not directly paid by Grant Park.  Transaction costs are taken into account in determining the net amount Grant Park receives or pays in connection with swap transactions or derivative instruments, but such costs or fees are not directly charged to Grant Park or any of its trading companies.  The general partner will reduce (but not below zero) the brokerage charge by the amount of such costs and fees.  The payments to the clearing brokers are based upon a specified amount per round‑turn for each commodity interest transaction executed on behalf of Grant Park. The amounts paid to selling agents, trading advisors or others may be based upon a specified percentage of Grant Park’s net asset value or round‑turn transactions. A round‑turn is both the purchase and sale of a futures contract. The balance of the brokerage charge not paid out to other parties is retained by the general partner as payment for its services to Grant Park. The amount retained by the general partner varies based on allocations to the trading advisors and has ranged from approximately 1.20% to 3.24% in the past.

Grant Park pays the general partner the brokerage charge, which is based on a fixed percentage of net assets, regardless of whether actual transaction costs were less than or exceeded this fixed percentage or whether the number of trades significantly increases. For the Legacy 1 Class units, assuming Grant Park’s brokerage charge was expressed on a per‑transaction basis, the brokerage charge equates to round‑turn commissions of approximately $21.36 based on the average trading activity of the Legacy 1 Class units’ trading advisors for the last three calendar years and assuming current allocations to the trading advisors.

For the Legacy 2 Class units, assuming Grant Park’s brokerage charge was expressed on a per‑transaction basis, the brokerage charge equates to round‑turn commissions of approximately $21.91 based on the average trading activity of the Legacy 2 Class units’ trading advisors for the last three calendar years and assuming current allocations to the trading advisors.

For the Global 1 Class units, assuming Grant Park’s brokerage charge was expressed on a per‑transaction basis, the brokerage charge equates to round‑turn commissions of approximately $17.67 based on the average trading activity of the Global 1 Class units’ trading advisors for the last three calendar years and assuming current allocations.

For the Global 2 Class units, assuming Grant Park’s brokerage charge was expressed on a per‑transaction basis, the brokerage charge equates to round‑turn commissions of approximately $19.63 based on the average trading activity of the Global 2 Class units’ trading advisors for the last three calendar years and assuming current allocations.

For the Global 3 Class units, assuming Grant Park’s brokerage charge was expressed on a per‑transaction basis, the brokerage charge equates to round‑turn commissions of approximately $26.80 based on the average trading activity of the Global 3 Class units’ trading advisors for the last three calendar years and assuming current allocations of net assets to the trading advisors.

The clearing brokers are also paid by the general partner, out of its brokerage charge, an average of between approximately $5.00 and $10.00 per round turn transaction entered into by Grant Park. This round turn commission includes all clearing, exchange and NFA fees.

The Guidelines for the Registration of Commodity Pool Programs developed by the North American Securities Administrators Association, Inc., or NASAA Guidelines, require that the brokerage charge payable by Grant Park will not be greater than (1) 80% of the published retail commission rate plus pit brokerage fees, or (2) 14% annually of Grant Park’s average net assets, including pit brokerage fees. Net assets for purposes of this limitation exclude assets not directly related to trading activity, if any. The general partner intends to operate Grant Park so as to comply with these limitations.

Dealer Spreads

Grant Park trades OTC derivatives, including foreign currency forward contracts. These contracts are traded among dealers that act as principals or counterparties to each trade. The execution costs are included in the price of the contract purchased or sold, and accordingly, these costs to Grant Park cannot necessarily be determined. However, the general partner believes the bid‑ask spreads (i.e., compensation) paid by Grant Park are competitive with the spreads paid by other institutional customers that are comparable in size and trading activity to Grant Park. Any commissions or other transaction fees that may be incurred by Grant Park in trading, other than the associated bid‑ask spreads, are paid by the general partner out of the brokerage charge.

Incentive Fees

Grant Park pays each trading advisor a quarterly, semi‑annual or annual incentive fee based on any new trading profits achieved on the trading advisor’s allocated net assets at the end of each calendar period. Generally, new trading profits means the net increase in trading profits, realized and unrealized, experienced by the trading advisor on its allocated net assets from the most recent prior period in which an incentive fee was paid to the trading advisor, or if an incentive fee has yet to be paid to that trading advisor, the trading advisor’s initial allocation of net assets.  An incentive fee embedded in a swap transaction or derivative instrument is taken into account in determining any net amount Grant Park receives in connection with such swap transaction or derivative instrument.  A trading advisor through its respective trading company that has assets allocated to a swap transaction does not receive any incentive fees directly from Grant Park but instead receives incentive compensation from the fees embedded in the swap transaction.  As of the date of this prospectus, the incentive fees embedded in swap transactions in which Grant Park beneficially participates are 20% of trading profits earned by the relevant reference programs.  Currently, the incentive fees payable to each of Grant Park’s trading advisors directly or through swap transactions are as follows:  24.5% to Amplitude, 20% to EMC Classic Program, 0% to EMC Balance Program, 20% to H2O, 23% to Lynx, 20% to Quantica, 20% to Rabar, 20% to RCM, 20% to Transtrend and 16% to Winton.

Calculation of New Trading Profits.  New trading profits are calculated with respect to each trading advisor’s allocated net assets. Allocated net assets means that portion of the net assets of each class of Grant Park allocated to the trading advisor by the general partner through the trading company and subject to the trading advisor’s discretion (including any notional funds), together with any appreciation or depreciation in such allocated net assets. New trading profits are calculated on a high water mark basis, as described in the paragraph below. For a definition of net assets, please see “LIMITED PARTNERSHIP AGREEMENT—Nature of Classes and Determination of Net Asset Value.”

New trading profits on the allocated net assets of each trading advisor are calculated as the sum of (1) the net of any profits (excluding interest income) and losses realized on all trades closed out during the period of such allocated net assets, plus (2) the net of any unrealized profits and losses on open positions as of the end of such period on such allocated net assets, minus (3)(A) the net of any unrealized profits or losses on open positions as of the end of the preceding period on such allocated net assets, (B) all expenses (except the incentive fee payable to the trading advisor, if any, for the current period and applicable state taxes) attributable to such allocated net assets incurred or accrued during such period, including, without limitation, the brokerage charge and Grant Park’s ongoing expenses, and (C) cumulative net realized or unrealized trading losses on such allocated net assets (reduced by a proportionate share of realized and unrealized trading losses on such allocated net assets attributable to redeemed units or reallocated amounts as of any redemption or reallocation date), if any, carried forward from all preceding periods since the last period for which an incentive fee was payable to the trading advisor. The general partner may, however, in its sole discretion, adjust the computation of new trading profits on the allocated net assets of any trading advisor to exclude or include all or a portion of particular expenses for purposes of calculating that trading advisor’s incentive fee. Because incentive fees payable to certain trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, the advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the “break‑even” level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.

Incentive fees paid at the end of a period will be retained by each trading advisor and will not be repaid to Grant Park if the net assets of Grant Park or of any class subsequently decline. This could result in substantial incentive fees being paid to a trading advisor despite the fact that an overall decline in the net assets of Grant Park or of any class has occurred. Because each trading advisor’s incentive fee will be determined independently based on new trading profits experienced on the net assets allocated to the trading advisor, it also is possible that one of the trading advisors could be paid incentive fees for a period even though, because of losses suffered by another trading advisor, the net asset value per unit of a limited partner’s units declined during the period. Incentive fees will be payable on realized and unrealized profits and, therefore, without regard to cash available for distribution.

The general partner generally reallocates assets to or from a trading advisor as of the first trading day of a calendar month. However, the advisory contracts authorize the general partner to reallocate assets among the trading advisors monthly as it determines in its sole discretion upon 10 days’ prior written notice to the affected trading advisors. If a trading advisor’s advisory contract with Grant Park is terminated other than as of the end of a calendar quarter or semi‑annual period or assets are allocated away from the trading advisor on other than a quarter‑end or semi‑annual period end, the trading advisor will receive an incentive fee, if due, as though the termination date or reallocation date were the end of a calendar quarter or semi‑annual period end. With respect to any allocated assets, in determining the trading advisor’s incentive fee, reallocated assets are transferred at the net asset value they had on the last trading day immediately prior to the date they are allocated away from the trading advisor, and the trading advisor is paid its incentive fee on the new trading profits on the reallocated assets. Below is a sample calculation of the incentive fee:

Assume one of Grant Park’s trading advisors, referred to as trading advisor A, is entitled to a 20% incentive fee. Assume Grant Park paid an incentive fee to trading advisor A at the end of the fourth quarter of 2011 and assume that trading advisor A’s allocated net assets recognized trading profits, net of all applicable fees and expenses, of $100,000 during the first quarter of 2012. The new trading profits, excluding interest income, for the quarter would be $100,000 and trading advisor A’s incentive fee would be $20,000 (0.2 × $100,000). Alternatively, assume that Grant Park paid an incentive fee to trading advisor A at the end of the fourth quarter of 2011 but did not pay an incentive fee to trading advisor A at the end of the first quarter of 2012, because trading advisor A had trading losses of $50,000. If trading advisor A’s allocated net assets recognized trading profits of $100,000 at the end of the second quarter of 2012, the net trading profits, excluding interest income, for the quarter would be $50,000 ($100,000—$50,000 loss carryforward) and trading advisor A’s incentive fee would be $10,000 (0.2 × $50,000). You should note that this simplified example assumes that no additional assets have been allocated to, nor have any assets been allocated away from, trading advisor A during these sample time frames.

New trading profits are calculated on the performance of each trading advisor’s allocated net assets of Grant Park as a whole, and not on a capital account‑by‑capital account basis. In particular, because incentive fees are calculated on the basis of any new trading profits attributable to a trading advisor’s allocated net assets, the incentive fees are subject to equal allocation among all limited partners, even though these persons may have purchased their units at different times. Furthermore, because incentive fees are calculated on the trading advisor’s allocated net assets and not on the new trading profits experienced by a class of units, and each class of units bears differing proportions of Grant Park’s organization and offering expenses, for purposes of calculating new trading profits these expenses are deemed to be shared proportionately among each unit.

The distortions described above are the product of calculating and allocating incentive compensation among multi‑advisor, multi‑class, open‑end funds among persons investing at different times while still maintaining a uniform net asset value per unit of each class. This method is the most common method used in publicly‑offered managed futures funds in which the large number of investors makes it impracticable to individually track capital accounts for each investor, but can result in incentive fees that disproportionately benefit or disadvantage particular limited partners in comparison to funds that can assess fees solely based upon the individual investment experience of each limited partner.

Miscellaneous

The NASAA Guidelines impose the following restrictions on the amount of advisory fees paid by Grant Park: any management fees, any advisory fees, and all other fees paid by Grant Park, excluding incentive fees and brokerage commissions, when added to the customary and routine administrative expenses of Grant Park may not exceed 1 / 2 of 1% of net assets per month, or 6% annually. Aggregate incentive fees may not exceed 15% of new trading profits. An additional 2% incentive fee, however, may be paid for each 1% by which the fees and expenses described above are reduced below 6% annually. The general partner intends to operate Grant Park so as to comply with these limitations.

Organization and Offering Expenses

All expenses incurred in connection with the organization and the ongoing offering of the units are paid by the general partner and then reimbursed to the general partner by Grant Park. The limited partnership agreement provides that the general partner shall be entitled to reimbursement for organization and offering expenses at a rate of up to 1.0% per annum, computed monthly, of which up to 10% of such amount is reimbursable by Class A and 90% is reimbursable by Class B. Effective April 1, 2004, Class A units bear organization and offering expenses at an annual rate of 20 basis points (0.20%) of the adjusted net assets of the Class A units calculated and payable monthly on the basis of month‑end adjusted net assets. Effective September 1, 2005, Class B units bear these expenses at an annual rate of 60 basis points (0.60%) of the adjusted net assets of the Class B units, calculated and payable monthly on the basis of month‑end adjusted net assets. Effective April 1, 2009, Class A units bear organization and offering expenses at an annual rate of 10 basis points (0.10%) of the adjusted net assets of the Class A units, calculated and payable monthly on the basis of month‑end adjusted net assets, and Class B, Legacy 1 Class, Legacy 2 Class, Global 1 Class, Global 2 Class and Global 3 Class units bear organization and offering expenses at an annual rate of 30 basis points (0.30%) of the adjusted net assets of each respective Class of units, calculated and payable monthly on the basis of month‑end adjusted net assets. In no event, however, will the reimbursement from Grant Park to the general partner exceed 1.0% per annum of the average month‑end net assets of Grant Park. The general partner has the discretion to change the amounts assessed to each class for organization and offering expenses, provided the amounts do not exceed the limits set forth in the limited partnership agreement. In its discretion, the general partner may require Grant Park to reimburse the general partner in any subsequent calendar year for amounts that exceed these limits in any calendar year, provided that the maximum amount reimbursed by Grant Park in any calendar year will not exceed the overall limits set forth above.

The NASAA Guidelines require that the organization and offering expenses of Grant Park do not exceed 15% of the total subscriptions accepted. The general partner, and not Grant Park, is responsible for any expenses in excess of that limitation. Since the general partner has agreed to limit Grant Park’s responsibility for these expenses to a total of 1% per annum of Grant Park’s average month‑end net assets per year, the general partner does not expect the NASAA Guidelines limit of 15% of total subscriptions to be reached.

Operating Expenses

Grant Park has borne, and will continue to bear, all ongoing operating expenses subject to a maximum charge for such expenses of 0.25% of the average net assets of Grant Park per year, including legal, audit, internal control attestation, administration, transfer agent, printing and postage expenses and the costs and expenses of preparing and filing required periodic reports with the SEC. To the extent operating expenses are less than 0.25% of Grant Park’s average net assets during the year, the difference may be reimbursed pro rata to recordholders as of December 31 of each year. If actual operating expenses are higher than 0.25% of Grant Park’s average net assets during any year, the general partner, not Grant Park, will bear the excess amount. The general partner estimates that the legal and audit fee portion of the operating expense chargeable to Grant Park during 2018 will be approximately $300,000. The general partner does not anticipate that Grant Park will be liable for any income or other business taxes. The portion of the operating expense borne by Grant Park relating to the fees and expenses associated with Grant Park’s transfer agent will be paid to the general partner, which acts as Grant Park’s transfer agent.

The general partner will not cause Grant Park to pay any of the general partner’s indirect expenses, other than organization and offering expenses as described above, incurred in connection with its administration of Grant Park, including salaries, rent, travel expenses or other items generally considered overhead.

Extraordinary Expenses

Grant Park is required to pay all of its extraordinary expenses, if any. These expenses include any litigation expenses and IRS audit expenses, among others.

Early Redemption Fee

Investors in the offered units are prohibited from redeeming such units for three months following the subscription for units. Global 3 Class units that are redeemed after the three‑month lock‑up, but before the one‑year anniversary of the subscription for the units will pay the general partner an early redemption fee. The early redemption fee is based on the net asset value of the redeemed units as of the close of business on the date of the redemption and will differ depending on when the units are redeemed during the first year of investment as follows:

•	units redeemed after the third month‑end and on or before the sixth month‑end after the subscription are subject to a fee of 1.50% of the net asset value of the redeemed units;
•	units redeemed after the sixth month‑end and on or before the ninth month‑end after the subscription are subject to a fee of 1.0% of the net asset value of the redeemed units; and
•	units redeemed after the ninth month‑end and before the one‑year anniversary of the subscription are subject to a fee of 0.5% of the net asset value of the redeemed units.

For purposes of determining the existence and the amount of an early redemption fee with respect to the Global 3 Class units, redemptions are made on a first‑in, first‑out basis such that the redeemed units will be deemed to have been acquired on the redeeming limited partner’s earliest subscription date for which units have not yet been redeemed. Global 3 Class limited partners who redeem units on or after the one year anniversary of their subscription for the redeemed units do not pay any redemption fees for such redemption.

Fees and Expenses Paid by the General Partner

The general partner pays the following fees and expenses in connection with the offering of units, trading activities and operation of Grant Park.

Transaction Costs

As described above under “FEES AND EXPENSES—Fees and Expenses Paid by Grant Park—Brokerage Charge,” the general partner pays all clearing, execution and give‑up, floor brokerage, exchange and NFA fees, and other transaction costs incurred in connection with Grant Park’s trading activities.

Selling Agent Compensation

The general partner pays, out of the brokerage charge Grant Park pays the general partner, all upfront sales commissions and other ongoing compensation to the selling agents for the sales of any units, up to 3.5% of the amount of such units. You will not pay additional sales compensation to the selling agents.

Legacy 1 Class Units.  Selling agents who sell Legacy 1 Class units do not receive any upfront sales compensation and will not receive an administrative fee. However, such selling agents may be reimbursed for bona fide due diligence expenses. In no event will the total underwriting compensation per Legacy 1 Class unit exceed 10% of the subscription proceeds of the unit.

Legacy 2 Class Units.  Beginning with the first month after the subscription proceeds of a Legacy 2 Class unit have been invested in Grant Park, selling agents who sell Legacy 2 Class units will receive an administrative fee calculated and payable monthly at an annual rate of 25 basis points (0.25%) of the month‑end net asset value of the unit, paid on a monthly basis, in order to compensate them for ongoing administrative and other support services provided to the unit holder. However, in no event will the total underwriting compensation per Legacy 2 Class unit exceed 10% of the subscription proceeds of the unit. This ongoing compensation will continue as long as the unit remains outstanding.

Global 1 Class Units.  Selling agents who sell Global 1 Class units do not receive any upfront sales compensation and will not receive an administrative fee. However, such selling agents may be reimbursed for bona fide due diligence expenses. In no event will the total underwriting compensation per Global 1 Class unit exceed 10% of the subscription proceeds of the unit.

Global 2 Class Units.  Beginning with the first month after the subscription proceeds of a Global 2 Class unit have been invested in Grant Park, selling agents who sell Global 2 Class units will receive an administrative fee calculated and payable monthly at an annual rate of 25 basis points (0.25%) of the month‑end net asset value of the unit, paid on a monthly basis, in order to compensate them for ongoing administrative and other support services provided to the unit holder. However, in no event will the total underwriting compensation per Global 2 Class unit exceed 10% of the subscription proceeds of the unit. This ongoing compensation will continue as long as the unit remains outstanding.

Global 3 Class Units.  Selling agents who sell Global 3 Class units receive for each unit sold sales compensation as follows: The general partner pays that selling agent an upfront sales commission of up to 2.0% of the purchase price per Global 3 Class unit at the time that each Global 3 Class unit is sold. Then, beginning with the thirteenth month after the subscription proceeds of a Global 3 Class unit are invested in Grant Park, in return for ongoing services provided to the limited partners, the selling agent who sold the unit will receive ongoing compensation, calculated and payable monthly at an annual rate of up to 2.0% of the month‑end net asset value of the unit, provided that the total underwriting compensation per Global 3 Class unit does not exceed 10% of the subscription proceeds of the unit. Once begun, this ongoing compensation will continue as long as the unit remains outstanding. In the event that the total underwriting compensation paid to the selling agent per a Global 3 Class unit meets this limit, such Global 3 Class unit will be automatically exchanged for an equal net asset amount of Global 1 Class units at no additional cost. The Global 1 Class units, which are initially offered only to investors through wrap‑accounts, are identical to the Global 3 Class units, except for a different (lower) fee structure and not subject to the payment of trailing commissions or any other ongoing compensation.

Ongoing Compensation Paid to Selling Agents Who Previously Sold Class A and Class B Units.  Although we are no longer offering Class A or Class B units, selling agents who previously sold Class A units continue to receive ongoing compensation for continuing services provided to Class A unit holders calculated and payable monthly at an annual rate ranging between 2.0% and 2.25% of the month‑end net asset value of the unit, provided that the total underwriting compensation per Class A unit does not exceed 10% of the subscription proceeds of the unit unless the selling agent is registered with the CFTC and is a member of the NFA as a futures commission merchant or introducing broker and the registered representative of the selling agent responsible for the sale is registered with the CFTC, is a member of the NFA and has either passed the Series 3 or Series 31 examination or was “grandfathered” as an associated person of the selling agent and agrees to perform certain ongoing services with respect to the holder of the unit. Once begun, this ongoing compensation will continue as long as the unit remains outstanding.

Selling agents who previously sold Class B units continue to receive ongoing compensation, calculated and payable monthly at an annual rate of up to 3.5% of the month‑end net asset value of the unit, provided that the total underwriting compensation per Class B unit does not exceed 10% of the subscription proceeds of the unit unless the selling agent is registered with the CFTC and is a member of the NFA as a futures commission merchant or introducing broker and the registered representative of the selling agent responsible for the sale is registered with the CFTC, is a member of the NFA and has either passed the Series 3 or Series 31 examination or was “grandfathered” as an associated person of the selling agent and agrees to perform certain ongoing services with respect to the holder of the unit. Once begun, this ongoing compensation will continue as long as the unit remains outstanding.

Grant Park also engages certain employees of the general partner to perform wholesaling activities with respect to the fund. Any compensation of employees of the general partner for their wholesaling services is either considered part of Grant Park’s organization and offering expenses, and is payable by Grant Park in accordance with the procedure described above under “FEES AND EXPENSES—Fees and Expenses Paid by Grant Park—Organization and Offering Expenses,” or is paid by the general partner out of its own assets, in the general partner’s sole discretion. The compensation paid to employees of the general partner for their wholesaling services is considered underwriting compensation and is included in the 10% limitation on total underwriting compensation pursuant to FINRA Rule 2310.

The general partner may engage third‑parties, including affiliates of the selling agents, to provide administrative services to certain investors in Grant Park. The general partner will be responsible for the payment of any fees or expenses incurred in connection with such arrangements.

Trading Advisor Consulting Fees

Each trading advisor receives a consulting fee, payable by the general partner out of the brokerage charge Grant Park pays the general partner, ranging from 0.5% to 1.5% per year, computed and accrued monthly on the basis of the trading advisor’s allocated net assets either at the beginning of the month or at month‑end and paid, depending on the trading advisor, either monthly or quarterly. Consulting fees are taken into account by the swap counterparty in determining the net amount Grant Park receives or pays in connection with swap transactions or derivative instruments, but such costs or fees are not directly charged to Grant Park or any of its trading companies. A trading advisor through its respective trading company that has assets allocated to a swap transaction does not receive any consulting fees directly from Grant Park but instead receives a management fee from the fees embedded in the swap transaction. The general partner will reduce (but not below zero) the brokerage charge by the amount of such costs and fees. The embedded consulting fee is accrued on the relevant notional amount of the swap. The consulting fees payable to each of Grant Park’s trading advisors directly or through swap transactions are as follows:  1% to Amplitude, 1% to EMC Classic Program, 0.2% to EMC Balance Program, 1% to H2O, 0.5% to Lynx, 1% to Quantica, 1% to Rabar, 1% to RCM, 1% to Transtrend and .85% to Winton.

USE OF PROCEEDS

The proceeds of the offering are deposited in Grant Park’s bank and allocated to the trading advisors or swap arrangements incorporating reference traders for the purpose of engaging in trading activities in accordance with Grant Park’s trading policies and the trading advisors’ or reference traders’ respective trading strategies. The trading advisors are accessed through trading companies or such trading advisors’ funds.

The following table presents how the proceeds of the offering are invested.

Approximately 5% to 35%

Assets committed as margin for futures, options on futures or security futures contracts and held by the clearing brokers, although the amount committed may vary significantly. These assets are maintained in segregated accounts with the clearing brokers pursuant to the Commodity Exchange Act and CFTC regulations and are generally held in cash or U.S. government securities.

Approximately 1% to 5%

Assets deposited with the clearing brokers, their affiliates or other dealers to initiate and maintain forward, OTC options, swap or spot contracts. These assets are not held in segregation or otherwise regulated under the Commodity Exchange Act and generally are held either in cash, U.S. government securities or short‑term time deposits with U.S.‑regulated banks, which may or may not be affiliated with the clearing brokers, their affiliates or other dealers.

Approximately 65% to 95%

Assets invested through GP Cash Management, LLC and custodied at State Street Bank and Trust Company in cash, U.S. Treasury securities, commercial paper, corporate bonds, securities issued by U.S. government agencies and other investment grade money market securities. Investors should note that maintenance of Grant Park’s assets in U.S. government securities and banks does not reduce the risk of loss from trading commodity interest contracts. Grant Park receives all interest earned on its assets.

The trading advisors do not, directly or indirectly, commingle Grant Park’s assets with the property of any other person nor loan Grant Park’s assets to the trading advisors or any affiliate of the trading advisors.

LIMITED PARTNERSHIP AGREEMENT

The following is a summary of Grant Park’s Third Amended and Restated Limited Partnership Agreement, a form of which is attached as Appendix A.

Nature of Grant Park

Grant Park is organized under the Revised Uniform Limited Partnership Act of the State of Illinois. The purpose of Grant Park is to seek to profit from investing in, trading, buying, selling or otherwise acquiring, holding or disposing of commodity interests and all rights or interests in or pertaining to such activities and engaging in any other related activities.

Nature of Classes and Determination of Net Asset Value

Grant Park is organized into seven separate classes of limited partnership units, Class A units, Class B units, Legacy 1 Class units, Legacy 2 Class units, Global 1 Class units, Global 2 Class units and Global 3 Class units, each having the rights and preferences described in this prospectus and in the limited partnership agreement. The general partner has the authority to establish one or more additional classes of units in its discretion.

The terms “net asset value” or “net assets” as of any date with respect to any class of units refer to (1) the total assets of Grant Park constituting such class as of such date including all cash and cash equivalents, plus the market value of all open commodity interest positions and U.S. Treasury bills; minus (2) any brokerage commission attributable to that class that are or would be payable directly by Grant Park if all open commodity interest positions were closed as of the date the calculation is made; and minus (3) all accrued liabilities of Grant Park as of that date attributable to that class determined in accordance with generally accepted accounting principles. The terms “net asset value” or “net assets” as of any date with respect to Grant Park as a whole refer to the sum of the net asset values or net assets of all classes as of that date. Net assets include any unrealized profits or losses attributable to the net assets and any accrued fees or expenses, including fees and expenses based on a percentage of net assets, attributable to the net assets.

The market value of a commodity interest is the price quoted on the exchange on which that commodity interest is traded as of the close of each trading day, or if the commodity interest is not traded on an exchange, the fair market value of the commodity interest, as determined by the general partner.

Each class shall share in the assets, expenses and liabilities of Grant Park on a proportional basis with each other class, except to the extent otherwise specifically provided in the limited partnership agreement or to the extent that the general partner determines, in good faith, that any expense or liability of Grant Park, or any portion of any expense or liability of Grant Park, should be attributable only to a particular class or classes including, without limitation, expenses incurred in connection with the organization and offering of units. This allocation will be final and binding on all limited partners.

The term “net asset value per unit” with respect to units of any class refers to the net asset value of that class divided by the number of units outstanding in that class. Thus, each unit within a class will have the same net asset value as all other units within that same class.

The general partner will calculate the approximate net asset value per unit of each class on a daily basis and furnish this information upon request to a limited partner.

Liability of Limited Partners

When purchased in this offering, units will be fully paid and nonassessable. A limited partner will be liable for the losses and obligations of Grant Park only to the extent of its capital contribution and any share of undistributed profits. Once a limited partner has caused Grant Park to redeem its units, Grant Park may have a claim against that limited partner for liabilities of Grant Park that arose before the date of redemption, but the claim will not exceed the limited partner’s capital contribution and share of undistributed profits together with interest. Grant Park will make a claim against a limited partner only in the event that assets of Grant Park are insufficient to discharge Grant Park’s liabilities to its creditors. The general partner will be liable for all obligations of Grant Park to the extent that Grant Park’s assets are insufficient to discharge those obligations. Although the limited partnership units are separated into distinct classes, the assets and liabilities of Grant Park will not be segregated between the classes for legal purposes.

Management of Grant Park’s Affairs

The general partner is solely responsible for the management of Grant Park. With few exceptions, limited partners take no part in the management and have no voice in the operations of Grant Park. The general partner delegates to the trading advisors the authority to make commodity interest trading decisions for Grant Park. The limited partners, by executing the subscription agreement and a power of attorney in favor of the general partner, appoint the general partner their attorney‑in‑fact for purposes of executing various documents on behalf of Grant Park. In general, the general partner will not be liable, responsible or accountable in damages or otherwise to Grant Park or any of the limited partners for any act or omission performed by it in good faith pursuant to the authority granted to it by the limited partnership agreement.

The general partner is accountable to Grant Park and its participants as a fiduciary and consequently must exercise good faith and integrity in handling Grant Park’s affairs. This is a rapidly developing and changing area of the law, and if you have questions concerning the general partner’s duties you should consult with your counsel.

Redemptions, Distributions and Transfers

Redemption of Units

A limited partner may cause any of its units to be redeemed by Grant Park for an amount equal to the net asset value per applicable unit as of the last business day of each month by delivering a written request for redemption to the general partner, a form of which is attached as Appendix D, indicating the number or dollar amount worth of units that the limited partner wishes to redeem and the requested redemption date. Such written notice must be delivered to the general partner at least 10 days in advance of the requested redemption date, or at an earlier date if required by your selling agent. The general partner, in its sole discretion, may permit limited partners to cause their units to be redeemed under other conditions, at other times or upon shorter notice as it determines. The general partner will notify a redeeming limited partner in writing within ten days after the proposed redemption date regarding whether redemption has been, or will be, effected on the requested redemption date. Except as described below, the redemption amount will be paid by the fifteenth business day of the month following the redemption date, as applicable. The general partner will redeem units at the net asset value per unit on the requested redemption date unless the number of redemptions would be detrimental to the tax status of Grant Park. In such a case, the general partner will select by lot that number of redemptions as will not impair Grant Park’s tax status. The right to obtain redemption also is contingent upon Grant Park’s having property sufficient to discharge its liabilities on the redemption date and may be delayed if the general partner determines that earlier liquidation of commodity interest positions to meet redemption payments would be detrimental to Grant Park or nonredeeming limited partners.

The terms of the redemption request, which shall be irrevocable, must include (1) the number or dollar amount worth of units and the date for which redemption is requested, (2) an acknowledgment of the basis upon which valuation of the units being redeemed will be made, and (3) a representation by the limited partner that the limited partner is the lawful owner of the units being redeemed and that the units have not been encumbered in any fashion. Redemptions of the offered units are prohibited during the first three months following an initial and each subsequent investment. There will be no redemption charge for redemption of Legacy 1 Class and Legacy 2 Class units or Global 1 Class and Global 2 Class units. Holders of Global 3 Class units who desire to redeem any or all of their units after the three‑month lock‑up period, but before the one year anniversary of their subscription for the redeemed units, will pay the applicable early redemption fee to the general partner as described elsewhere in this prospectus. All redemptions shall be made on a first‑in, first‑out basis, such that the redeemed units will be deemed to have been acquired on the redeeming limited partner’s earliest subscription date for which units have not yet been redeemed.

The net asset value per applicable unit as of the date of redemption may differ substantially from the net asset value per unit as of the date by which the irrevocable notice of redemption must be submitted.

Required Redemption

The general partner may, at any time in its sole discretion, require any limited partner to withdraw entirely from Grant Park, or to withdraw a portion of the limited partner’s units, on not less than 15 days’ advance notice in writing to the limited partner. In addition, the general partner without notice may require at any time, or retroactively, withdrawal of any limited partner (1) that it determines is an employee benefit plan in order for the assets of Grant Park not to be treated as plan assets of the investing plan under ERISA, (2) that made a misrepresentation to the general partner in connection with its purchase of units, or (3) if the limited partner’s ownership of units would result in the violation of applicable laws or regulations by Grant Park or a partner. A mandatorily redeemed limited partner is treated as withdrawn from Grant Park or as having made a partial withdrawal from his capital account, as the case may be, without further action on the part of the limited partner.

Special Redemption Date

The general partner will declare a special redemption date whenever Grant Park experiences a decline in the net asset value of a unit at the close of business on any business day to less than 50% of the net asset value per unit on the last valuation date. Grant Park will suspend trading during any special redemption period.

Distributions

The general partner is not required to make distributions of Grant Park assets to any limited partner. While the general partner has the authority to make distributions of Grant Park assets, it does not intend to do so. The general partner believes that it is not necessary to make distributions, because you may cause Grant Park to redeem any or all of your units on a periodic basis. You should note, however, that, if Grant Park realizes profits during any fiscal year, your allocable share of those profits will constitute taxable income to you for federal income tax purposes whether or not the general partner makes distributions to you. Please note that the general partner has not previously sponsored or offered, and does not currently sponsor or offer, any funds or other similar programs for which the prospectus related thereto disclosed a date when or time period during which the fund or program might be liquidated, and it does not disclose any such date with respect to Grant Park herein, other than upon the expiration of Grant Park’s term.

Transfers and Assignments

A limited partner may transfer or assign his or her units in Grant Park upon 30 days’ prior written notice to the general partner and subject to approval by the general partner of the assignee. The general partner will provide approval when it is satisfied that the transfer complies with applicable laws and/or does not endanger Grant Park’s tax status as a partnership. An assignee not admitted to Grant Park as a limited partner will have only limited rights to share in the profits and capital of Grant Park and a limited redemption right.

Termination of Grant Park

The affairs of Grant Park will be wound up and Grant Park will be liquidated upon the happening of any of the following events (1) expiration of Grant Park’s term on December 31, 2027, (2) a decision by the limited partners to liquidate Grant Park, (3) withdrawal or dissolution of the general partner and the failure of the limited partners to elect a substitute general partner to continue Grant Park, or (4) assignment for the benefit of creditors or adjudication of bankruptcy of the general partner or appointment of a receiver for or seizure by a judgment creditor of the general partner’s interest in Grant Park.

Amendments and Meetings

In general, the limited partnership agreement may be amended if limited partners owning more than 50% of the outstanding units agree. The general partner may amend the limited partnership agreement without the approval of the limited partners in order to clarify inaccuracies or ambiguities, make changes required by any regulatory or self‑regulatory authority, or by law or to make other changes the general partner deems advisable so long as they are not adverse to limited partners.

Limited partners owning at least 10% of the outstanding units can require the general partner to call a meeting of Grant Park. In general, at the meeting, the limited partners owning more than 50% of the outstanding units may vote to (1) amend the limited partnership agreement as provided in the limited partnership agreement, (2) remove the general partner, (3) elect a substitute general partner or general partners upon the removal or withdrawal of the existing general partner, provided that the substitute general partner shall continue the business of Grant Park without dissolution, (4) terminate any contract between Grant Park and the general partner or any trading advisor, or (5) liquidate Grant Park.

In the event that the matter to be voted on affects only one class of units, then only limited partners holding units of the affected class will be entitled to vote, with such matter being approved by a vote of limited partners owning more than 50% of the outstanding units of the affected class.

Any material changes to Grant Park’s fundamental investment objectives or policies, as determined by the general partner in good faith, shall require the prior written approval of limited partners holding more than 50% of Grant Park’s outstanding units.

Indemnity

Grant Park will indemnify and hold harmless the general partner and its members, directors, officers, employees and agents from and against any loss, expense or other liability (including reasonable attorneys’ fees and expenses)

incurred by them by reason of any act performed or omission by them on behalf of Grant Park, provided that (1) the general partner has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of Grant Park, (2) the general partner or such related person was acting on behalf of, or performing services for, Grant Park, and (3) the loss or liability was not the result of negligence or misconduct by the general partner or such related person. Grant Park may only advance funds to the general partner and/or its members, directors, officers, employees and agents under this indemnity if (a) the legal action relates to acts or omissions relating to the performance of duties on behalf of Grant Park, (b) the legal action is initiated by someone other than a limited partner, or if initiated by a limited partner, the court approves the advance, and (c) the general partner and/or its members, directors, officers, employees and agents, as the case may be, agree to reimburse Grant Park for the amount of the advance plus interest if the legal action is subsequently deemed not to give rise to indemnification. Any indemnification of the general partner or any related person is recoverable only from the assets of Grant Park and not from the limited partners. Nevertheless, Grant Park shall not indemnify the general partner or any related person for any loss, expense or other liability arising from an alleged violation of federal or state securities laws unless the indemnification complies with the requirements for indemnification set forth in the NASAA Guidelines.

The limited partnership agreement further provides that the general partner is authorized to cause Grant Park to indemnify and hold harmless the trading advisors, the clearing brokers, the selling agents and other third parties to the extent permitted by applicable law. In no event, however, will any undertaking to indemnify any selling agent or other person be contrary to the limitations on indemnification set forth in the NASAA Guidelines.

No indemnity by Grant Park will increase the liability of any limited partner beyond the amount of the limited partner’s capital contribution and profits, if any, in Grant Park.

Reports and Notices to Limited Partners

Limited partners receive monthly statements within 30 days after the last day of the prior month setting forth the value of their units and other information relating to Grant Park as may be required by CFTC rules. No later than March 15th of each year, tax information of Grant Park necessary for limited partners to prepare their annual income tax returns is distributed to limited partners. No later than 90 days after each year, a certified annual report of financial condition of Grant Park is distributed to limited partners. This certified annual report contains financial statements that have been audited by Grant Park’s independent accountants. If a certified annual report is due to be distributed within 45 days after the end of a calendar year, a monthly statement of account for December may not be distributed.

Limited partners have the right to inspect Grant Park’s books and records at the general partner’s offices during reasonable business hours upon reasonable notice to the general partner.

In addition, notice will be mailed to each limited partner, together with a description of limited partners’ redemption and voting rights and a description of any material effect that the applicable following event may have on limited partners, within seven business days of any of the following events:

(1)	a decrease in the net asset value per applicable unit to 50% or less of the net asset value per unit most recently reported;
(2)

any material change in any contract with a trading advisor, including any change to trading advisors or any modification in connection with the method of calculating the incentive fee, as determined by the general partner in good faith; and

(3)	any material change in the amount of the brokerage charge or any other material change affecting the compensation of any party, as determined by the general partner in good faith.

Miscellaneous

In compliance with the NASAA Guidelines, the limited partnership agreement provides that (1) no loans may be made by Grant Park to the general partner or any other person, (2) Grant Park’s assets will not be commingled with the assets of any other person—assets used to satisfy margin requirements will not be considered commingled for this purpose, (3) no rebates or give ups may be received by the general partner nor may the general partner participate in any reciprocal business arrangements that could circumvent the NASAA Guidelines, (4) no trading advisor will receive a fee from Grant Park based on Grant Park net assets if the trading advisor shares, directly or indirectly, in any brokerage commissions generated by Grant Park, (5) the duration of any contract between Grant Park and the general partner or any trading advisor shall not exceed one year (although these contracts may be automatically renewable for successive one‑year periods until terminated) and must be terminable without penalty upon no less than 60 days’ prior written notice, (6) any other proposed or contemplated agreement, arrangement or transaction may be restricted in the discretion of a state securities administrator if it would be considered unfair to the limited partners, (7) Grant Park will not engage in pyramiding, and (8) at no time will a trading advisor be an affiliate of Grant Park’s clearing broker nor at any time will a trading advisor be an affiliate of the general partner.

In the event of the general partner’s removal or withdrawal from Grant Park, the general partner will be entitled to redeem any units it owns at the applicable net asset value on the next valuation date following such removal or withdrawal.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

Except as otherwise noted herein, the following summarizes the material U.S. federal income tax consequences to U.S. citizen or resident individual investors in Grant Park. Grant Park has obtained an opinion of Vedder Price P.C., counsel to Grant Park, that the summary below correctly describes, in all material respects, the material U.S. federal income tax consequences as of the date hereof to Grant Park and to a U.S. citizen or resident individual who invests in Grant Park. The summary is based on current U.S. federal income tax law, which is subject to change prospectively or retroactively. Vedder Price P.C.’s opinion is based on the facts described in the registration statement of which this prospectus is a part and on the accuracy of factual representations made by the general partner. Vedder Price P.C.’s opinion represents only its legal judgment and does not bind the Internal Revenue Service or the courts. No ruling has been or will be sought from the Internal Revenue Service as to any matters discussed below. Certain tax consequences discussed below may vary in their application to each limited partner depending on that limited partner’s particular circumstances, and the summary below therefore is not intended to be a substitute for professional tax advice. You should consult with your own professional tax advisor concerning the U.S. federal, state, local and foreign tax consequences of investing in Grant Park.

The Partnership Tax Status of Grant Park

The general partner has received an opinion of counsel from Vedder Price P.C., based on factual representations and customary assumptions, to the effect that, under current U.S. federal income tax law, Grant Park will be treated as a partnership for U.S. federal income tax purposes, provided that (1) at least 90% of Grant Park’s gross income for each taxable year has previously consisted of and currently consists of “qualifying income” as defined in Section 7704 of the Internal Revenue Code of 1986, as amended (the “Code”), and (2) Grant Park is organized and operated in accordance with its governing agreements and applicable law. As a partnership for U.S. federal income tax purposes, Grant Park will not pay any U.S. federal corporate income tax. However, Grant Park may constitute a publicly traded partnership if less than 90% of Grant Park’s annual gross income consists of “qualifying income” as defined in Section 7704 of the Code. In that case, Grant Park generally would be subject to U.S. federal income tax as a corporation, and distributions to limited partners could be taxable as dividends to the extent of Grant Park’s current and accumulated earnings and profit. The general partner believes that Grant Park has previously satisfied and currently satisfies the 90% qualified income test and that it is likely, but not certain, that Grant Park will continue to do so. The opinion of Vedder Price P.C. represents counsel’s legal judgment based on the representations made by the general partner and assumed facts and is not binding on the Internal Revenue Service or the courts.

Taxation of Limited Partners on Profits and Losses of Grant Park

Assuming that Grant Park will be treated as a partnership for U.S. federal income tax purposes, each limited partner will be subject to federal income tax on that limited partner’s share of any of Grant Park’s income and gains, losses, deductions, etc. as determined for federal income tax purposes, even though Grant Park does not intend to make current cash distributions. Accordingly, investors may be required to fund any tax liability arising from their investments in Grant Park through other sources. The profits and losses of Grant Park will be allocated to the limited partners in a manner set forth in the limited partnership agreement. The general partner believes that the allocations provided for in the limited partnership agreement reflect each limited partner’s economic interest in Grant Park and therefore should be respected for federal income tax purposes. However, it is possible that the allocations may be challenged by the relevant taxing authorities and such challenge may result in profits and losses being allocated for federal income tax purposes in a manner different from that set forth in the limited partnership agreement. In such event, subject to the Revised Audit Provisions discussed below, limited partners may be required to amend their tax returns to take into account such different allocations and could potentially pay additional taxes plus interest and possible penalties.

Limited partners will be allocated their proportionate share of the taxable income and losses recognized by Grant Park during the period that units are owned by them. Taxable income will be allocated to correspond as closely as possible to economic income allocations. However, because some limited partners may redeem units before all other limited partners do so, the allocation of taxable income may differ from the way the economic benefits of the income have been allocated among the limited partners.

Losses Allocated to Limited Partners

You may deduct your share of any of Grant Park’s tax losses only to the extent of your adjusted tax basis in your interest in Grant Park. Generally, your tax basis is the total amount invested by you in Grant Park, reduced (but not below zero) by your share of any Grant Park distributions, losses and expenses and increased by your share of Grant Park’s income and gains and liabilities, if any. However, if you are an individual or other limited partner who is subject to at‑risk limitations (generally, non‑corporate taxpayers and closely‑held corporations), you can deduct losses only to the extent you are at‑risk. Generally, the amount at‑risk is a limited partner’s allocable share of capital invested and such partner’s share of recourse debt for which the limited partner is liable. Amounts representing nonrecourse financing (other than certain nonrecourse financing to hold real estate) are generally not considered to be at‑risk. Losses that cannot be claimed under the “at‑risk” rules may be carried forward and deducted in subsequent tax years, subject to the “at‑risk” and other applicable limitations on deductibility. You should consult your own independent tax advisor concerning the application of the “at‑risk” rules to your investment in Grant Park.

Passive‑Activity Loss Rules and Their Effect on the Treatment of Income and Loss

Because Grant Park’s allocable items of income, gain, loss, deductions, etc. will generally be derived from trading activities or consist of items of “portfolio income” and related losses, such items of income and loss generally will not be treated as derived from a “passive activity,” and therefore the deductibility of any tax losses of Grant Park generally will not be limited by reason of the passive activity loss rules (but such losses may be subject to other deductibility limitations described in this summary). Because Grant Park’s income and gains generally will not be treated as passive activity income, such income cannot offset any of your passive activity losses from other investments.

Cash Distributions and Redemptions

When you receive cash from Grant Park, either through a distribution or a partial redemption, you will not pay federal income tax on that cash until the amount of the distribution exceeds your adjusted tax basis in your interest in Grant Park.

If you receive a cash payment in complete redemption of all of your units, you will recognize gain or loss for federal income tax purposes equal to the difference between the amount of cash you receive and your adjusted tax basis in your units. The gain or loss generally will be characterized as long‑term or short‑term capital gain or loss depending on whether you held the units for more than one year.

Gain Or Loss on “Section 1256 Contracts” (As Defined in Section 1256 of the Code) and Non‑Section 1256 Contracts

Section 1256 Contracts include regulated futures contracts (other than security futures contracts) traded on U.S. and certain non‑U.S. futures exchanges, most nonequity options traded on U.S. futures exchanges and certain foreign currency contracts. For federal income tax purposes, Section 1256 Contracts that remain open at the close of the taxable year are treated as if they were sold at year‑end. The gain or loss on Section 1256 Contracts is characterized as 60% long‑term capital gain or loss and 40% short‑term capital gain or loss (60/40 gain or loss), regardless of how long the contracts are held. Any gain or loss arising from actual sales of Section 1256 Contracts are also treated as 60/40 gain or loss.

Contracts which are not Section 1256 Contracts include, among other things, most futures contracts traded on foreign exchanges, security futures contracts and certain foreign currency transactions. The general partner expects that the gain and loss from these non‑Section 1256 Contracts generally will be short‑term capital gain or loss, but certain of these transactions may generate ordinary income.

Capital Gains and Losses

For non‑corporate taxpayers, net long‑term capital gains, such as net gain on capital assets held or treated as held more than one year and 60% of the gain on Section 1256 Contracts, are taxed at a current maximum U.S. federal capital gains tax rate of 20% and net short‑term capital gains, such as most net gain on capital assets held or treated as held one year or less (which the general partner expects will generally include net gain on non‑Section 1256 Contracts) and 40% of the gain on Section 1256 Contracts, are subject to federal income tax at the same rates as ordinary income, with a current maximum U.S. federal income tax rate of 37%. Further, an additional 3.8% Medicare tax is imposed on certain net investment income from passive trade or business activities or trade or business activities involving trading in financial instruments and commodities, including ordinary interest, dividends and capital gains, of certain non‑corporate taxpayers whose modified adjusted gross income exceeds a threshold amount. Non‑corporate taxpayers can deduct capital losses to the extent of their capital gains, and any capital losses in excess of capital gains may be used to offset up to $3,000 ($1,500 for a married individual filing separately) of ordinary income. Any unused capital losses can be carried over to future years. Accordingly, Grant Park could suffer significant capital losses, and you could still be required to pay federal income tax on, for example, your share of Grant Park’s interest income.

Unlike net capital losses derived from the sale or exchange of a capital asset, a non‑corporate taxpayer (other than estates, trusts or partnerships) may elect to carry back net losses on Section 1256 Contracts three years to offset earlier gains on Section 1256 Contracts. To the extent the taxpayer cannot offset past Section 1256 Contract gains, the taxpayer can carry forward such losses indefinitely.

Limited Deduction for Certain Expenses

The general partner intends to report the trading advisors’ consulting and incentive fees and certain other expenses incurred by Grant Park and reported on Grant Park’s federal income tax returns as trade or business expenses that are not subject to the limitations on deductibility for investment expenses and other “miscellaneous itemized deductions.” The Internal Revenue Service or a state or local taxing authority could contend otherwise. For example, the Internal Revenue Service has ruled that where an upper‑tier partnership held interests in several lower‑tier entities which were taxed as partnerships and were engaged in the trade or business of trading in securities, the fees charged by the upper‑tier partnership were not trade or business expenses, but rather were expenses incurred in connection with investment activities.

If Grant Park expenses are recharacterized as investment expenses, limited partners who are non‑corporate taxpayers would not be able to deduct their proportionate share of such expenses for taxable years beginning after December 31, 2017 and before January 1, 202.  For taxable years beginning on or after January 1, 2026, the ability to deduct such expenses may be limited and such expenses would not be deductible at all for federal alternative minimum tax purposes. The consequences of the limitations on the deductibility of investment expenses will vary depending on the particular tax situation of each taxpayer. Non‑corporate taxpayers should consult their own professional tax advisors with respect to the application of these limitations to their situation.

In any event, Grant Park’s expenses of offering interests are not deductible or amortizable for federal income tax purposes.

Interest Income

Interest earned by Grant Park will be taxed as ordinary income and generally cannot be offset by capital losses. See the section above entitled “Capital Gains And Losses.”

Interest Deductibility Limitations

Non‑corporate limited partners can deduct investment interest, such as interest on indebtedness allocable to property held for investment, only to the extent that it does not exceed their net investment income. Net investment income does not include “net capital gain” (within the meaning of Code Section 163(d)) and qualified dividend income (as defined in Section 1(h)(11)(B) of the Code) absent an election by the limited partner to treat such gain and such dividends as ordinary income. The limitation on investment interest relates to property held for investment, which for this purpose would generally include the units of Grant Park. Thus, interest expense incurred by a limited partner to purchase such units and the limited partner’s allocable share of Grant Park’s interest expense, if any, generally will be subject to this limitation.

Although the general partner does not expect to use borrowed funds, if Grant Park incurs indebtedness, Grant Park’s ability to deduct interest on its indebtedness allocable to its trade or business is limited to an amount equal to the sum of (1) Grant Park’s business interest income during the year and (2) 30% of Grant Park’s adjusted taxable income for such taxable year.  If Grant Park is not entitled to fully deduct its business interest in any taxable year, such excess business interest expense will be allocated to each limited partner as excess business interest and can be carried forward by the limited partner to successive taxable years and used to offset any excess taxable income allocated by Grant Park to such limited partner.  Any excess business interest expense allocated to a limited partner will reduce such limited partner’s basis in its interest in Grant Park in the year of the allocation even if the expense does not give rise to a deduction to the limited partner in that year.  Immediately prior to a limited partner’s disposition of its units in Grant Park, the limited partner’s basis will be increased by the amount by which such basis reduction exceeds the excess interest expense that has been deducted by such limited partner.

Unrelated Business Taxable Income

The general partner anticipates that tax‑exempt limited partners will not be required to pay federal income tax on their share of income or gains of Grant Park, provided that tax‑exempt limited partners do not purchase their units with borrowed funds. Grant Park believes that it has not generated unrelated business taxable income in the past and the general partner does not anticipate the generation of unrelated business taxable income in the future. However, if Grant Park were to purchase interests in commodities with borrowed funds (although the general partner does not currently intend to do so), unrelated business taxable income may arise and be taxable for federal income tax purposes to tax‑exempt limited partners. You should consult with your tax advisors as to whether an investment in Grant Park will result in any unrelated business taxable income to you.

Foreign Individual Limited Partners

A foreign individual limited partner generally is not subject to United States taxation on capital gains from commodity or derivatives trading, provided such foreign individual limited partner is not otherwise a U.S. citizen, a “resident alien” (within the meaning of Code Section 7701) or present for more than 182 days in the United States during the taxable year, and provided further, that such foreign individual limited partner is not otherwise engaged in a trade or business within the United States during the taxable year to which the income, gain or loss is treated as “effectively connected.” An investment in Grant Park should not, by itself, cause a foreign individual limited partner to be engaged in a trade or business within the United States for the foregoing purposes, based on the manner of Grant Park’s trading activities as described herein. Pursuant to certain “safe harbors” under the Code, an investment fund whose United States business activities consist solely of trading commodities and derivatives for its own account should not be treated as engaged in a trade or business within the United States provided that such investment fund is not a dealer in commodities or derivatives and that the commodities traded are of a kind customarily dealt in on an organized commodity exchange. If the contracts traded by Grant Park in the future are not covered by these safe harbors, there is a risk that Grant Park would be treated as engaged in a trade or business within the United States and foreign individual limited partners would, in such case, be required to file United States federal income tax returns, be subject to United States federal income tax withholding and be required to pay United States federal income tax. If Grant Park has any “effectively connected income,” then a foreign limited partner would also be subject to a 10% withholding tax upon a sale or exchange of such foreign limited partner’s units.  The Internal Revenue Service has temporarily suspended this withholding for interests in publicly traded partnerships until regulations implementing such withholding are issued.

Certain interest income (such as interest associated with original issue discount on Treasury Bills having a maturity of 183 days or less or commercial bank deposits) earned by Grant Park and allocable to foreign individual limited partners should not be subject to United States federal income tax or withholding, but may be subject to tax in other jurisdictions to which the foreign individual limited partner is connected. Likewise, portfolio interest income allocable to a foreign individual limited partner should not be subject to United States federal income tax withholding provided such partner is not otherwise engaged in a trade or business within the United States and provides Grant Park with a correct and complete Form W‑8BEN, Form W-8BEN-E or other applicable form.

The “FATCA” provisions under Sections 1471 through 1474 of the Code (i) require certain foreign entities that are foreign financial institutions (as defined in Section 1471(d)(4) of the Code) to enter into an agreement to disclose to the Internal Revenue Service the name, address and taxpayer identification number of certain U.S. persons who own an interest in the foreign entity and require certain other foreign entities to provide certain other information and (ii) impose a 30% U.S. withholding tax on certain payments of U.S. source income and proceeds from the sale of property that produces U.S. source interest or dividends if the foreign entity fails to enter into the agreement or satisfy its obligations under the legislation. Prospective investors should consult their own independent tax advisor regarding the potential impact of this legislation on their investment in Grant Park.

Internal Revenue Service Audits of Grant Park and its Limited Partners

Audits of tax items relating to Grant Park are conducted at the Grant Park level rather than at the limited partner level. The general partner will act as tax matters partner or partnership representative with the authority to determine Grant Park’s responses to an audit. If an audit results in an adjustment, then subject to the Revised Audit Provisions discussed below, such adjustment may require the limited partners to file amended tax returns and pay additional taxes including state and local income taxes, interest and penalties. Interest on tax deficiencies generally is not deductible by non‑corporate limited partners.

On November 2, 2015, Congress enacted the Bipartisan Budget Act of 2015 (the “Revised Audit Provisions”) which significantly changes the federal income tax audit procedures that apply to partnerships, such as Grant Park.   Under these rules, the Internal Revenue Service determines any adjustments to Grant Park’s taxable income (and any limited partner’s share thereof) in a proceeding at the Grant Park level.  Any resulting underpayment of taxes (including interest and penalties) generally is assessed against Grant Park itself, notwithstanding that Grant Park is not otherwise subject to federal income tax.

Under the Revised Audit Provisions, certain elections may be available to mitigate the impact of these adjustments on Grant Park, including an election to “pass through” the adjustments to the limited partners.  If such an election were made, each person who was a limited partner in the year subject to audit would be responsible for any additional taxes, interest and penalties on its share of the adjustment.  However, details regarding the scope and availability of this election, as well as other aspects of the rules, are presently uncertain.

Thus, if the Internal Revenue Service were to audit Grant Park (and if Grant Park could not or did not elect to pass through the adjustments to the limited partners), Grant Park could be required to pay additional taxes, interest, and penalties under the Revised Audit Provisions.  It is also possible that Grant Park could be required to bear a proportionate portion of any additional taxes owing by a partnership or other flow-through entity in which Grant Park invests.  Such payments could significantly reduce the returns of the limited partners, and could be borne by the limited partners based on their interests in Grant Park in the year during which the audit or other proceeding is resolved, even though such tax liability is attributable to an earlier year in which the interests or identity of some or all of the limited partners was different.

The Revised Audit Provisions generally apply to returns for partnership tax years beginning on or after January 1, 2018; however, a partnership may elect to apply the new rules to any partnership return filed for a partnership tax year beginning after November 2, 2015 and before January 1, 2018.

Tax Shelter Disclosure Rules

There are circumstances under which certain transactions must be disclosed to the Internal Revenue Service in a disclosure statement attached to a taxpayer’s U.S. federal income tax return. In addition, the Code imposes a requirement on certain “material advisors” to maintain a list of persons participating in such transactions, which list must be furnished to the Internal Revenue Service upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. It is possible that such disclosure could be required by Grant Park or the limited partners (1) if a limited partner incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of units, or (2) possibly in other circumstances. Furthermore, Grant Park’s material advisors could be required to maintain a list of persons investing in Grant Park pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass-through entity (such as the units of Grant Park) even if its basis in such interests is equal to the amount of cash it paid. In addition, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. Investors are urged to consult their tax advisors regarding the tax shelter disclosure rules and their possible application to them.

Foreign, State, Local and Other Taxes

In addition to the material U.S. federal income tax consequences described above, Grant Park and the limited partners may be subject to various foreign, state, local and other taxes. Prospective investors should consult their tax advisors as to the foreign, state and local tax consequences of investing in Grant Park.

Backup Withholding Applicable to U.S. Persons

In order to avoid backup withholding and possible penalties, each limited partner which is a U.S. person must furnish Grant Park its true, correct and complete “taxpayer identification number” or social security number, certify that it is correct and certify that the limited partner is not subject to backup withholding. If a taxpayer identification number or social security number is not furnished, if the proper certifications are not provided, or if the Internal Revenue Service otherwise notifies Grant Park that backup withholding is required, Grant Park may be required to withhold, as backup withholding, (under current law) up to 24% of the payments made to such limited partner.

Importance of Obtaining Professional Tax Advice

The foregoing analysis is not intended as a substitute for careful tax planning, particularly because the income tax consequences of an investment in Grant Park and of Grant Park’s transactions are complex, and some of these consequences would vary significantly with the particular situation of a limited partner. Accordingly, you are strongly urged to consult your own tax advisors regarding the possible federal, state, local and foreign tax consequences of this investment, including, for example, the potential impact on your liability for federal alternative minimum tax from earning long‑term capital gain realized from this investment.

INVESTMENT BY ERISA AND OTHER PLAN ACCOUNTS

General

Most employee benefit plans and individual retirement accounts (“IRAs”) are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or the Code, or both. This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of an employee benefit plan as defined in ERISA or a plan as defined in Section 4975 of the Code who has investment discretion should take into account before deciding to invest the plan’s assets in Grant Park. Employee benefit plans and plans as defined in Section 4975 of the Code are collectively referred to below as plans, and fiduciaries with investment discretion are referred to below as plan fiduciaries.

This summary is based on the provisions of ERISA and the Code as of the date hereof. This summary is not intended to be complete, but only to address certain questions under ERISA and the Code likely to be raised by your advisors. The summary does not include state or local law.

Potential plan investors are urged to consult with their own professional advisors concerning the appropriateness of an investment in Grant Park and the manner in which units should be purchased.

Special Investment Considerations

Each plan fiduciary must consider the facts and circumstances that are relevant to an investment in Grant Park, including the role that an investment in Grant Park would play in the plan’s overall investment portfolio. Each plan fiduciary, before deciding to invest in Grant Park, must be satisfied that the investment is prudent for the plan, that the investments of the plan are diversified so as to minimize the risk of large losses and that an investment in Grant Park complies with the terms of the plan.

Grant Park and Plan Assets

A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of a limited partnership will result in the underlying assets of the partnership being deemed plan assets for purposes of ERISA and Section 4975 of the Code. Those rules provide that assets of a limited partnership will not be plan assets of a plan that purchases an equity interest in the partnership if the equity interest purchased is a publicly‑offered security.

If the underlying assets of a partnership are considered to be assets of any plan for purposes of ERISA or Section 4975 of the Code, the operations of that partnership would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

The publicly‑offered security exception described above applies if the equity interest is a security that is:

(1)	freely transferable (determined based on the relevant facts and circumstances);
(2)	part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and
(3)

either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The plan asset regulation under ERISA states that the determination of whether a security is freely transferable is to be made based on all the relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law, (2) a requirement that not less than a minimum number of shares or units of such security be transferred or assigned, (3) a requirement that no transfer or assignment be made (a) to an ineligible or unsuitable investor, or (b) which would result in a termination or reclassification of the entity for federal or state tax purposes, or (c) without advance written notice given to the entity that issued the security, and (4) any restriction on the substitution of assignee as a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent (other than compliance with any of the foregoing restrictions).

The general partner believes that the units are freely transferable within the meaning of the regulation. For ERISA and IRA accounts, the minimum investment in the offered units is $1,000. Limited partners may assign their economic interests in the partnership by providing written notice to the general partner, provided such assignment would not violate any applicable laws, adversely affect the tax status of the partnership, or have any other adverse legal consequences.

The general partner believes that the conditions described above will be satisfied with respect to the units. The general partner believes that the units should therefore constitute publicly‑offered securities, and the underlying assets of Grant Park should not be considered to constitute plan assets of any plan that purchases units.

Prohibited Transactions

ERISA and the Code generally prohibit certain transactions involving the plan and persons who have certain specified relationships to the plan.

In general, units may not be purchased with the assets of a plan if the general partner, the clearing brokers, the trading advisors, or any of their affiliates, agents or employees:

•	exercise any discretionary authority or discretionary control with respect to management of the plan;
•	exercise any authority or control with respect to management or disposition of the assets of the plan;
•	render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the plan;
•	have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or
•	have any discretionary authority or discretionary responsibility in the administration of the plan.

Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (1) the investment in a unit is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in a unit constitutes an arrangement under which Grant Park is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the unit, (3) the investing plan, by itself, has the authority or influence to cause Grant Park to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause Grant Park to engage in such transactions with such person.

Special IRA Rules

IRAs are not subject to ERISA’s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA’s prohibited transaction rules. For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from Grant Park and its custodial arrangement. Otherwise, if a separate qualifying custodial arrangement is not maintained, an investment in the units will be treated as a distribution from the IRA. Second, IRAs are prohibited from investing in certain commingled investments, and the general partner makes no representation regarding whether an investment in units is an inappropriate commingled investment for an IRA. Third, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA. For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption. Moreover, in the case of an IRA, the consequences of a non‑exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

Exempt Plans

Certain employee benefit plans may be governmental plans or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the above‑described prohibited transaction provisions apply to them. These plans are, however, subject to prohibitions against certain related‑party transactions under Section 503 of the

Code, which operate similar to the prohibited transaction rules described above. In addition, the fiduciary of any governmental or church plan must consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

No view is expressed as to whether an investment in Grant Park (and any continued investment in Grant Park), or the operation and administration of Grant Park, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

Acceptance of subscriptions on behalf of plans is not to be construed as a representation by Grant Park, its general partner, any trading advisor, any clearing broker, the selling agents or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any such particular plan. The person with investment discretion should consult with the plan’s attorney and financial advisors as to the propriety of an investment in Grant Park in light of the circumstances of the particular plan, current tax law and ERISA.

PLAN OF DISTRIBUTION

The Selling Agents

The selling agents, the broker‑dealers who are offering the units, are offering the units on a best efforts basis without any firm underwriting commitment. The lead selling agent for Grant Park with respect to the offered units is DCM Brokers, LLC. The general partner may retain additional selling agents or may replace Grant Park’s existing selling agents in its sole discretion.

Grant Park has entered into a selling agreement with each of the selling agents. In the selling agreements, the general partner has agreed to indemnify the selling agents against certain liabilities that the selling agents may incur in connection with the offering and sale of the units, including liabilities under the Securities Act of 1933, as amended. However, in accordance with the NASAA Guidelines, Grant Park is not permitted to indemnify the selling agents for any loss, expense or other liability arising from or out of an alleged violation of federal or state securities laws unless the following conditions have been met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to a particular indemnitee; or
•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or
•

a court of competent jurisdiction approves a settlement of claims against a particular indemnitee and finds that indemnification of the settlement amount and any related costs should be made; provided that the court considering the request for indemnification has been advised of the position of the SEC and any state securities regulatory authority where Grant Park’s units were offered and sold with respect to such indemnification.

Selling Agent Compensation

The general partner pays, out of the brokerage charge Grant Park pays the general partner, all upfront sales commissions up to 3.5% of the amount of units sold, any trailing commissions and other ongoing compensation to the selling agents for the sales of any units, as described below. You will not pay additional sales compensation to the selling agents.

Legacy 1 Class

Legacy 1 Class units are being offered only to investors who purchase such units through wrap accounts. Selling agents who sell Legacy 1 Class units do not receive any upfront sales compensation and will not receive an administrative fee. However, such selling agents may be reimbursed for bona fide due diligence expenses. In no event will the total underwriting compensation per Legacy 1 Class unit exceed 10% of the subscription proceeds of the unit.

Legacy 2 Class

Legacy 2 Class units are being offered only to investors purchasing such units through wrap accounts. Selling agents who sell Legacy 2 Class units do not receive any upfront sales compensation. Each selling agent does, however, receive, beginning with the first month after the subscription proceeds of the Legacy 2 Class units sold have been invested in Grant Park, ongoing compensation for continuing administrative services it provides to the limited partners, calculated and payable monthly at an annual rate of 25 basis points (0.25%) of the month‑end net asset value of the unit, provided that the total underwriting compensation per Legacy 2 Class unit does not exceed 10% of the subscription proceeds of the unit.

Global 1 Class

Global 1 Class units are being offered only to investors who purchase such units through wrap accounts. Selling agents who sell Global 1 Class units do not receive any upfront sales compensation and will not receive an administrative fee. However, such selling agents may be reimbursed for bona fide due diligence expenses. In no event will the total underwriting compensation per Global 1 Class unit exceed 10% of the subscription proceeds of the unit.

Global 2 Class

Global 2 Class units are being offered only to investors purchasing such units through wrap accounts. Selling agents who sell Global 2 Class units do not receive any upfront sales compensation. Each selling agent does, however, receive, beginning with the first month after the subscription proceeds of the Global 2 Class units sold have been invested in Grant Park, ongoing compensation for continuing administrative services it provides to the limited partners, calculated and payable monthly at an annual rate of 25 basis points (0.25%) of the month‑end net asset value of the unit, provided that the total underwriting compensation per Global 2 Class unit does not exceed 10% of the subscription proceeds of the unit.

Global 3 Class

Grant Park’s selling agents who sell Global 3 Class units receive from the general partner an upfront sales commission of up to 2.0% of the purchase price per Global 3 Class unit at the time that each such unit is sold. The general partner’s registered representatives who sell Global 3 Class units receive a portion of this commission. The general partner finances the payment of these upfront sales commissions through a line of credit obtained by the general partner. Beginning with the thirteenth month after the subscription proceeds of a Global 3 Class unit are invested in Grant Park, in return for ongoing services provided to the limited partners, the selling agent who sold the unit receives ongoing compensation, calculated and payable monthly at an annual rate of up to 2.0% of the month‑end net asset value of the unit, provided that the total underwriting compensation per Global 3 Class unit does not exceed 10% of the subscription proceeds of the unit. Once begun, this ongoing compensation will continue as long as the units remain outstanding. In the event that the total underwriting compensation paid to the selling agent per a Global 3 Class unit meets this limit, such Global 3 Class unit will be automatically exchanged for Global 1 Class units at no additional cost. The Global 1 Class units, which are initially offered only to investors through wrap‑accounts, are identical to the Global 3 Class units, except for a different (lower) fee structure and not subject to the payment of trailing commissions or any other ongoing compensation.

Ongoing Compensation Paid to Selling Agents Who Previously Sold Class A and Class B Units

Although we are no longer offering Class A and Class B units, selling agents who previously sold Class A units continue to receive ongoing compensation for continuing services provided to Class A unit holders calculated and payable monthly at an annual rate ranging between 2.0% and 2.25% of the month‑end net asset value of the unit, provided that the total underwriting compensation per Class A unit does not exceed 10% of the subscription proceeds of the unit unless the selling agent is registered with the CFTC and is a member of the NFA as a futures commission merchant or introducing broker and the registered representative of the selling agent responsible for the sale is registered with the CFTC, is a member of the NFA and has either passed the Series 3 or Series 31 examination or was “grandfathered” as an associated person of the selling agent and agrees to perform certain ongoing services with respect to the holder of the unit. Once begun, this ongoing compensation will continue as long as the unit remains outstanding.

Selling agents who previously sold Class B units continue to receive ongoing compensation, calculated and payable monthly at an annual rate of up to 3.5% of the month‑end net asset value of the unit, provided that the total underwriting compensation per Class B unit does not exceed 10% of the subscription proceeds of the unit unless the selling agent is registered with the CFTC and is a member of the NFA as a futures commission merchant or introducing broker and the registered representative of the selling agent responsible for the sale is registered with the CFTC, is a member of the NFA and has either passed the Series 3 or Series 31 examination or was “grandfathered” as an associated person of the selling agent and agrees to perform certain ongoing services with respect to the holder of the unit. Once begun, this ongoing compensation will continue as long as the unit remains outstanding.

In the case of the offered units and Classes A and B, the ongoing compensation referenced above, once begun, will continue for as long as the unit remains outstanding. Selling agents pay a portion of this compensation to their eligible registered representatives after deduction of due diligence and administrative expenses incurred in connection with this offering, in accordance with the selling agent’s standard compensation arrangements. No selling agent will receive upfront sales commissions or ongoing compensation that exceed the amounts described above.

Other Important Information

Grant Park also engages certain employees of the general partner to provide wholesaling services with respect to the fund. Any compensation paid to employees of the general partner for their wholesaling services either is considered part of Grant Park’s organization and offering expenses, and is payable by Grant Park in accordance with the procedure described above under “FEES AND EXPENSES—Fees and Expenses Paid by Grant Park— Organization and Offering Expenses,” or is paid by the general partner out of its own assets, in the general partner’s sole discretion. The compensation paid to employees of the general partner for their wholesaling services is considered underwriting compensation and is included in the 10% limitation on total underwriting compensation pursuant to FINRA Rule 2310.

This offering is being made in compliance with FINRA Rule 2310. Selling agents may be reimbursed for bona fide due diligence expenses upon receipt of detailed and itemized invoices. Any such expenses will be included in Grant Park’s organization and offering expenses. Underwriting compensation to participating FINRA members will not exceed 10% of the initial sale price of the offered units, including the ongoing trailing commissions to be paid to each selling agent as detailed above. The selling agents have advised Grant Park that they will not make any sales to any accounts over which they exercise discretionary authority without the prior specific written approval of the customer.

Investor Suitability

The general partner cannot assure you that Grant Park will achieve its objectives or avoid substantial losses. An investment in Grant Park is suitable only for a limited segment of the risk portion of an investor’s portfolio, and no one should invest more in Grant Park than he or she could afford to lose.

To invest in Grant Park, you must meet certain regulatory requirements. Generally, you must have:

•	a net worth of at least $250,000, exclusive of home, furnishings and automobiles; or
•	an annual gross income of at least $70,000 and a net worth of at least $70,000, exclusive of home, furnishings and automobiles.

Certain jurisdictions in which the units are offered impose more stringent minimum suitability requirements on their residents, which are described in Appendix C to this prospectus. Please see Appendix C for a detailed description of the minimum suitability requirements in the state in which you reside. You will be required to represent that you meet the requirements set forth in your state of residence before your subscription to purchase units will be accepted. You should review the subscription requirements described in Appendix C carefully before deciding whether to invest. An investment in Grant Park may not be suitable for you even if you meet the regulatory requirements described above and in Appendix C. These suitability requirements are, in each case, regulatory minimums only, and merely because you meet the requirements does not mean that an investment in the units is suitable for you. In no event may you invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in Grant Park. Employee benefit plans and investment retirement accounts are subject to special suitability requirements. In addition, individual selling agents may impose even higher minimum suitability requirements on their clients investing in Grant Park than those described above or required by an individual state. You should consult with your financial advisor to confirm that you meet these requirements before deciding to invest in Grant Park. If an investment in Grant Park is suitable for you, it is suitable only as a limited portion of your portfolio and you should not invest more than you can afford to lose. You should consult with your selling agent and financial advisor and consider the highly speculative and illiquid nature of an investment in Grant Park in determining whether an investment in Grant Park is consistent with your overall portfolio objectives.

Minimum Investment

The minimum investment required to invest in the Legacy 1 Class and the Legacy 2 Class units is $10,000, except that in the case of investors that are employee benefit plans and/or individual retirement accounts, the minimum investment is $1,000. The selling agents offer the Legacy 1 Class and the Legacy 2 Class units at a price equal to the net asset value per unit of each of the units at the close of business on each closing date, which is the last business day of each month (or if such calendar day is not a business day, the immediately preceding business day). Only investors who purchase units through wrap‑ accounts may purchase Legacy 1 Class and Legacy 2 Class units.

The minimum investment in the Global 1 Class, Global 2 Class and Global 3 Class units is $5,000, except that in the case of investors that are employee benefit plans and/or individual retirement accounts, the minimum investment is $1,000. The selling agents offer the Global 1 Class, Global 2 Class and Global 3 Class units at a price equal to the net asset value per unit of each of the units at the close of business on each closing date, which is the last calendar day of each month (or if such calendar day is not a business day, the immediately preceding business day). Only investors who purchase units through wrap‑accounts may purchase Global 1 Class and Global 2 Class units.

Any of these minimum investment requirements, including the requirement to invest in certain classes of units through wrap‑accounts, may be waived by the general partner in its sole discretion. Units are sold in fractions calculated to five decimal places.

Subscription Procedures

The selling agents offer the units at a price equal to the net asset value per unit of each of the units at the close of business on each closing date, which is the last business day of each month.

You may buy units as of any closing date, which is the last business day of each month, by submitting your subscription at least five business days before such closing date or at an earlier date if required by your selling agent. The number of units that you receive will be based on the net asset value per unit for that particular class as of the closing date. Units are sold in fractions calculated to five decimal places. There is no minimum aggregate subscription amount that must be received before new investors’ funds may be invested.

The general partner will accept or reject your subscription, in whole or in part, in its sole discretion. The general partner will deposit your subscription funds in Grant Park’s non‑interest bearing subscription account until invested. If the general partner accepts your subscription, your subscription funds will be invested in Grant Park on the applicable closing date. If the general partner does not accept your subscription, your subscription funds will be returned to you without interest.

The selling agents will use their best efforts to sell the units offered, without any firm underwriting commitment. You will not directly pay any sales commissions to the selling agents. All sales commissions and other compensation to the selling agents will be paid by the general partner out of its own assets. Investors will be required to make representations and warranties relating to their suitability to purchase the units in the subscription agreement and power of attorney.

The general partner and the selling agents will make every reasonable effort to determine that the purchase of units is suitable and appropriate for each investor, based on the information provided by the investor regarding the investor’s financial condition and investment objectives. No selling agent may complete a sale of units until at least five business days after the date the investor receives a final prospectus.

Read this prospectus as well as the subscription agreement carefully and discuss with your financial advisor any questions you have about Grant Park. If you decide to invest, please complete and sign the subscription agreement and power of attorney and deliver to your selling agent a check made payable to “Grant Park Futures Fund Limited Partnership—Subscription Account,” or authorize a wire transfer in the amount of your subscription in accordance with the instructions set forth in the subscription agreement and power of attorney. Alternatively, if available, you may authorize your selling agent to debit your customer securities account in the amount of your subscription.

Additional investments in units may be made by completing, executing and delivering an additional subscription agreement and power of attorney, along with payment at least five business days prior to the applicable closing date.

Compliance with Anti‑Money Laundering Laws

To satisfy Grant Park’s, the general partner’s and the selling agents’ obligations under applicable anti‑money laundering laws and regulations, subscribers will be required to make representations and warranties in the subscription agreement concerning the nature of the subscriber, its source of investment funds and other related matters. The general partner or the selling agents reserve the right to request additional information from subscribers as the general partner or the selling agents in their sole discretion require in order to satisfy applicable anti‑money laundering obligations. By subscribing for units in Grant Park, each subscriber agrees to provide this information upon request.

Representations and Warranties of Investors in the Subscription Agreement and Power of Attorney

To invest in Grant Park, you must make representations and warranties in the subscription agreement and power of attorney. The representations and warranties enable the general partner to determine whether you are qualified to invest in Grant Park. The representations and warranties relate to:

•	your eligibility to invest in Grant Park, including legal age, net worth, annual income, investment objectives and investment experience;
•	your representative capacity;
•	information provided by you;
•	information received by you;
•	investments made on behalf of employee benefit plans; and
•	your compliance with applicable anti‑money laundering laws.

Selling Restrictions

The distribution of this prospectus and the offering of the units in Grant Park may be restricted in certain jurisdictions. The information contained herein is for general guidance only and it is the responsibility of any person or persons in possession of this prospectus, and wishing to make an application for units to inform themselves of, and to observe, all applicable laws and regulations of any relevant jurisdiction. Prospective applicants for units should inform themselves as to legal requirements also applying and any applicable exchange control regulations and applicable taxes in the countries of their respective citizenship, residence or domicile. This prospectus does not constitute an offer or solicitation to any person in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it would be unlawful to make such offer or solicitation.

Argentina

This prospectus includes a private invitation to invest in units in Grant Park. It is addressed only to you on an individual, exclusive, and confidential basis, and its unauthorized copy, disclosure, or transfer by any means whatsoever is absolutely and strictly forbidden. The selling agents will not provide copies of this prospectus, or provide any kind of advice or clarification, or accept any offer or commitment to purchase the units herein referred to from persons other than the intended recipient. The offer herein contained is not a public offering, and as such it is not and will not be registered with, or authorized by, the Comisión Nacional de Valores. The information contained herein has been compiled by the general partner, who assumes the sole responsibility for the accuracy of the data herein disclosed.

Brazil

The units in Grant Park may not be offered or sold to the public in Brazil. Accordingly, the units have not been, nor will they be, registered with the Brazilian Securities Commission (the “CVM”) and nor has this prospectus been submitted to the foregoing agency for approval. Documents relating to the units, as well as the information contained therein, may not be supplied to the public in Brazil, as the offering of the units is not a public offering of securities in Brazil, nor used in connection with any offer for subscription or sale of securities to the public in Brazil.

China

This prospectus does not constitute a public offer of the units in Grant Park, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The units are not being offered or sold directly or indirectly in the PRC to, or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the units or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

El Salvador

This prospectus has been produced for the purpose of providing information about Grant Park. This prospectus is made available on the condition that it is for the use only of the recipient and may not be passed on to any other person or be reproduced in any part. The units in Grant Park have not been, and will not be, offered in the course of a public offering or of equivalent marketing in El Salvador and therefore, the provisions of the Stock Market Law of 1994 (Ley del Mercado de Valores) as amended, relating to registration requirements and to prospectus requirements do not apply. The units have thus neither been registered for public distribution in El Salvador with the Stock Superintendency nor have they been the subject matter of a prospectus compliant with the Stock Market Law. Any subscription application by any person other than the initial recipient of the prospectus will be rejected.

Mexico

The units in Grant Park have not been, and will not be, registered with the National Registry of Securities maintained by the Mexican National Banking Commission and, as a result, may not be offered or sold publicly in Mexico. Grant Park and any underwriter or purchaser may offer and sell the units in Mexico, to Institutional and Accredited Investors, on a private placement basis, pursuant to Article 8 of the Mexican Securities Market Law.

Panama

The distribution of this prospectus and the offering of the units in Grant Park may be restricted in certain jurisdictions. The information contained herein is for general guidance only and it is the responsibility of any person or persons in possession of this prospectus, and wishing to make an application for units to inform themselves of, and to observe, all applicable laws and regulations of any relevant jurisdiction. Prospective applicants for units should inform themselves as to legal requirements also applying and any applicable exchange control regulations and applicable taxes in the countries of their respective citizenship, residence or domicile. This prospectus does not constitute an offer or solicitation to any person in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it would be unlawful to make such offer or solicitation.

Taiwan

The units in Grant Park are not registered in Taiwan and may not be sold, issued or offered in Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the units in Taiwan.

Uruguay

The sale of the units in Grant Park qualifies as a private placement pursuant to section 2 of Uruguayan law 18,627. The units must not be offered or sold to the public in Uruguay, except in circumstances which do not constitute a public offering or distribution under Uruguayan laws and regulations. The units are not, and will not be, registered with the Financial Services Superintendency of the Central Bank of Uruguay.

The units correspond to an investment fund that is not an investment fund regulated by Uruguayan law 16,774 dated September 27, 1996, as amended.

Venezuela

Under the laws of the República Bolivariana de Venezuela (“Venezuela”), no offer of the units in Grant Park described in this Prospectus may take place in Venezuela. This prospectus may not be publicly distributed within the territory of Venezuela.

PRIVACY POLICY

Grant Park and the general partner collect certain nonpublic personal information about investors from the information provided by them in their subscription agreement, power of attorney and related subscription documents, as well as in the course of processing transaction requests. None of this information is disclosed except as necessary in the course of processing subscriptions and redemptions and otherwise administering Grant Park— and then only subject to customary undertakings of confidentiality. Grant Park and its general partner do not disclose nonpublic personal information about investors to anyone, except as permitted by law. Grant Park and the general partner restrict access to the nonpublic personal information they collect from investors to those employees who need access to this information to provide products and services to investors. Grant Park and the general partner each maintain physical, electronic and procedural controls to safeguard this information. These standards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor.

LEGAL MATTERS

The legality of the units has been passed upon by Vedder Price P.C., Chicago, Illinois. The statements under “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES” have been reviewed by Vedder Price P.C.

EXPERTS

The consolidated financial statements of Grant Park appearing in this Prospectus and Registration Statement have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S‑1 Grant Park has filed with the SEC. This prospectus does not contain all of the information contained in the registration statement and the exhibits to the registration statement. Summaries of agreements or other documents in this prospectus are not necessarily complete. Please see the registration statement for more information about Grant Park and the exhibits to the registration statement for complete copies of the agreements and other documents summarized in this prospectus.

Grant Park files annual, quarterly and current reports, and other information with the SEC. You may read and copy the registration statement and the exhibits to the registration statement, and any other materials Grant Park files with the SEC at the SEC public reference room located at 100 F Street, N.E, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1‑800‑SEC‑0330. The registration statement is also available on the SEC’s website at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC.

INDEX TO FINANCIAL STATEMENTS

Grant Park Futures Fund Limited Partnership

Consolidated Statements of Financial Condition as of March 31, 2018 (unaudited) and December 31, 2017

Consolidated Condensed Schedule of Investments as of March 31, 2018 (unaudited)

Consolidated Condensed Schedule of Investments as of December 31, 2017

Consolidated Statements of Operations for the three months ended March 31, 2018 and 2017 (unaudited)

Consolidated Statements of Changes in Partners’ Capital (Net Asset Value) for the three months ended March 31, 2018 and 2017 (unaudited)

Notes to Consolidated Financial Statements (unaudited)

Report of Independent Registered Public Accounting Firm

120 121 123 125 126 128 149

Consolidated Statements of Financial Condition as of December 31, 2017 and 2016	150

Consolidated Condensed Schedule of Investments as of December 31, 2017	151

Consolidated Condensed Schedule of Investments as of December 31, 2016	152

Consolidated Statements of Operations for the Years Ended December 31, 2017, 2016 and 2015	155

Consolidated Statements of Changes in Partners’ Capital (Net Asset Value) for the Years Ended December 31, 2017, 2016 and 2015	156

Notes to Consolidated Financial Statements	158

Grant Park Futures Fund Limited Partnership

Consolidated Statements of Financial Condition

	March 31,	December 31,
	2018	2017
	(Unaudited)
Assets
Equity in brokers' trading accounts:
Cash	$25,722,520	$29,435,769
Net unrealized gain (loss) on open futures contracts	640,526	2,644,659
Net unrealized gain (loss) on open forward currency contracts	149,098	25,627
Net unrealized gain (loss) on open swap contracts	1,474,132	1,179,312
Total equity in brokers' trading accounts	27,986,276	33,285,367
Cash and cash equivalents	4,097,811	8,358,825
Securities owned, at fair value (cost $70,506,731 and $74,547,232, respectively)	69,613,814	74,642,951
Interest and dividend receivable, net	14,715	11,512
Total assets	$101,712,616	$116,298,655
Liabilities and Partners' Capital (Net Asset Value)
Liabilities
Brokerage charge payable	$473,985	$563,127
Accrued incentive fees	-	68,968
Organization and offering costs payable	24,397	27,937
Accrued operating expenses	21,193	24,331
Redemptions payable to limited partners	2,247,628	2,130,670
Total liabilities	2,767,203	2,815,033
Partners' Capital (Net Asset Value)
General Partner
Class A (307.34 units outstanding at both March 31, 2018 and December 31, 2017)	303,941	322,836
Legacy 1 Class (574.13 units outstanding at both March 31, 2018 and December 31, 2017)	457,828	483,449
Legacy 2 Class (263.13 units outstanding at both March 31, 2018 and December 31, 2017)	204,802	216,389
Global 1 Class (469.97 units outstanding at both March 31, 2018 and December 31, 2017)	373,730	392,629
Global 2 Class (231.81 units outstanding at both March 31, 2018 and December 31, 2017)	180,373	189,644

Limited Partners
Class A (5,929.50 and 6,818.01 units outstanding at March 31, 2018 and December 31, 2017, respectively)	5,863,815	7,161,658
Class B (79,832.87 and 84,494.74 units outstanding at March 31, 2018 and December 31, 2017, respectively)	64,334,616	72,443,010
Legacy 1 Class (777.22 units outstanding at both March 31, 2018 and December 31, 2017)	619,774	654,458
Legacy 2 Class (219.09 units outstanding at both March 31, 2018 and December 31, 2017)	170,525	180,172
Global 1 Class (29,875.54 and 30,151.86 units outstanding at March 31, 2018 and December 31, 2017, respectively)	23,757,346	25,189,596
Global 2 Class (1,032.41 and 1,069.68 units outstanding at March 31, 2018 and December 31, 2017, respectively)	803,344	875,122
Global 3 Class (2,819.22 and 7,650.73 units outstanding at March 31, 2018 and December 31, 2017, respectively)	1,875,319	5,374,659
Total partners' capital (net asset value)	98,945,413	113,483,622
Total liabilities and partners' capital (net asset value)	$101,712,616	$116,298,655

The accompanying notes are an integral part of these consolidated financial statements.

Grant Park Futures Fund Limited Partnership

Consolidated Condensed Schedule of Investments

March 31, 2018

(Unaudited)

Futures, Forward and Swap Contracts

	Unrealized gain/(loss) on open long contracts	Percent of Partners’ Capital (Net Asset Value)	Unrealized gain/(loss) on open short contracts	Percent of Partners’ Capital (Net Asset Value)	Net unrealized gain/(loss) on open contracts	Percent of Partners’ Capital (Net Asset Value)

Futures Contracts *
U.S. Futures Positions:
Agriculturals	$8,773	0.01%	$(18,501)	(0.02)%	$(9,728)	(0.01)%
Currencies	$(22,969)	(0.02)%	$(12,336)	(0.01)%	$(35,305)	(0.03)%
Energy	$546,833	0.55%	$(28,660)	(0.03)%	$518,173	0.52%
Interest rates	$55,156	0.05%	$(250,035)	(0.25)%	$(194,879)	(0.20)%
Meats	$—	—%	$79,383	0.08%	$79,383	0.08%
Metals	$(97,538)	(0.10)%	$36,763	0.04%	$(60,775)	(0.06)%
Soft commodities	$92,369	0.09%	$343,376	0.35%	$435,745	0.44%
Stock indices and single stock futures	$(536,923)	(0.54)%	$9,067	0.01%	$(527,856)	(0.53)%
Total U.S. Futures Positions	$45,701		$159,057		$204,758

Foreign Futures Positions:
Agriculturals	$136	—%	$(1,281)	—%	$(1,145)	—%
Currencies	$462	—%	$25,114	0.03%	$25,576	0.03%
Energy	$—	—%	$(1,229)	—%	$(1,229)	—%
Interest rates	$740,163	0.75%	$(55,607)	(0.06)%	$684,556	0.69%
Metals	$(609,339)	(0.61)%	$357,211	0.36%	$(252,128)	(0.25)%
Soft commodities	$—	—%	$30,823	0.03%	$30,823	0.03%
Stock indices	$(92,772)	(0.09)%	$42,087	0.04%	$(50,685)	(0.05)%
Total Foreign Futures Positions	$38,650		$397,118		$435,768
Total Futures Contracts	$84,351	0.09%	$556,175	0.56%	$640,526	0.65%

Forward Contracts *
Currencies	$(154,723)	(0.16)%	$303,821	0.31%	$149,098	0.15%

Swap Contracts
Deutsche Bank total return swap, Termination date March 29, 2019	$(639,007)	(0.65)%	$—	—%	$(639,007)	(0.65)%
Deutsche Bank total return swap, Termination date July 1, 2020	$2,113,139	2.14%	$—	—%	$2,113,139	2.14%
Total Swap Contracts	$1,474,132	1.49%	$—	—%	$1,474,132	1.49%

Total Futures, Forward and
Swap Contracts	$1,403,760	1.42%	$859,996	0.87%	$2,263,756	2.29%

*No individual futures and forward contract position constituted greater than 1 percent of partners’ capital (net asset value). Accordingly, the number of contracts and expiration dates are not presented.

The accompanying notes are an integral part of these consolidated financial statements.

Grant Park Futures Fund Limited Partnership

Consolidated Condensed Schedule of Investments (continued)

March 31, 2018

(Unaudited)

Securities owned

U.S. Government-sponsored enterprises

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$38,000,000	10/15/2018-8/1/2019	Federal Farm Credit Banks, 1.1-1.3%	$38,105,265	38.51%
$19,000,000	8/24/2018-12/2/2019	Federal Home Loan Banks, 1.1-1.5%	$19,061,588	19.27%
$2,500,000	7/19/2019	Federal Agricultural Mortgage Corp., 1.1%	$2,505,700	2.53%
	Total U.S. Government-sponsored enterprises (cost $59,497,750)		$59,672,553	60.31%

U.S. Mutual fund

			Percent of
			Partners' Capital
Shares	Description	Fair Value	(net asset value)
689,730	Grant Park Absolute Return Fund - Class I (cost $7,779,984)	$6,731,761	6.80%

U.S. Exchange-traded funds

			Percent of
			Partners' Capital
Shares	Description	Fair Value	(net asset value)
60,000	Highland / iBoxx Senior Loan ETF	$1,099,200	1.11%
10,000	PIMCO Enhanced Short Maturity Active ETF	$1,015,500	1.02%
40,000	SPDR Bloomberg Barclays Short Term High Yield Bond ETF	$1,094,800	1.11%
	Total Exchange-traded funds (cost $3,228,997)	$3,209,500	3.24%

		Percent of
		Partners' Capital
	Fair Value	(net asset value)
Total securities owned (cost of $70,506,731)	$69,613,814	70.35%

The accompanying notes are an integral part of these consolidated financial statements.

Grant Park Futures Fund Limited Partnership

Consolidated Condensed Schedule of Investments

December 31, 2017

Futures, Forward and Swap Contracts

	Unrealized gain/(loss) on open long contracts	Percent of Partners’ Capital (Net Asset Value)	Unrealized gain/(loss) on open short contracts	Percent of Partners’ Capital (Net Asset Value)	Net unrealized gain/(loss) on open contracts	Percent of Partners’ Capital (Net Asset Value)

Futures Contracts *
U.S. Futures Positions:
Agriculturals	$(11,912)	(0.01)%	$149,021	0.13%	$137,109	0.12%
Currencies	$391,917	0.35%	$(65,662)	(0.06)%	$326,255	0.29%
Energy	$1,144,493	1.01%	$(98,244)	(0.09)%	$1,046,249	0.92%
Interest rates	$19,476	0.02%	$274,668	0.24%	$294,144	0.26%
Meats	$30,083	0.03%	$963	—%	$31,046	0.03%
Metals	$497,533	0.44%	$(111,735)	(0.10)%	$385,798	0.34%
Soft commodities	$217,286	0.19%	$(23,266)	(0.02)%	$194,020	0.17%
Stock indices and single stock futures	$355,178	0.31%	$(41,722)	(0.03)%	$313,456	0.28%
Total U.S. Futures Positions	$2,644,054		$84,023		$2,728,077

Foreign Futures Positions:
Agriculturals	$—	—%	$13,080	0.01%	$13,080	0.01%
Currencies	$19,742	0.02%	$47,586	0.04%	$67,328	0.06%
Energy	$(484)	—%	$—	—%	$(484)	—%
Interest rates	$(580,554)	(0.51)%	$(53,365)	(0.05)%	$(633,919)	(0.56)%
Metals	$922,460	0.81%	$(672,078)	(0.59)%	$250,382	0.22%
Soft commodities	$—	—%	$15,274	0.01%	$15,274	0.01%
Stock indices	$153,925	0.14%	$50,996	0.04%	$204,921	0.18%
Total Foreign Futures Positions	$515,089		$(598,507)		$(83,418)
Total Futures Contracts	$3,159,143	2.78%	$(514,484)	(0.45)%	$2,644,659	2.33%

Forward Contracts *
Currencies	$179,608	0.16%	$(153,981)	(0.14)%	$25,627	0.02%

Swap Contracts
Deutsche Bank total return swap, Termination date March 29, 2019	$56,614	0.05%	$—	—%	$56,614	0.05%
Deutsche Bank total return swap, Termination date July 1, 2020	$1,122,698	0.99%	$—	—%	$1,122,698	0.99%
Total Swap Contracts	$1,179,312	1.04%	$—	—%	$1,179,312	1.04%

Total Futures, Forward and
Swap Contracts	$4,518,063	3.98%	$(668,465)	(0.59)%	$3,849,598	3.39%

*No individual futures and forward contract position constituted greater than 1 percent of partners’ capital (net asset value). Accordingly, the number of contracts and expiration dates are not presented.

The accompanying notes are an integral part of these consolidated financial statements.

Grant Park Futures Fund Limited Partnership

Consolidated Condensed Schedule of Investments (continued)

December 31, 2017

Securities owned

U.S. Government-sponsored enterprises

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$38,000,000	10/15/2018-8/1/2019	Federal Farm Credit Banks, 1.1-1.3%	$38,103,115	33.58%
$19,000,000	8/24/2018-12/2/2019	Federal Home Loan Banks, 1.1-1.5%	$19,067,301	16.80%
$2,500,000	7/19/2019	Federal Agricultural Mortgage Corp., 1.1%	$2,512,825	2.21%
	Total U.S. Government-sponsored enterprises (cost $59,497,750)		$59,683,241	52.59%

U.S. Corporate bonds

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$2,000,000	2/16/2018	American Honda Finance Co, 1.5%	$2,012,166	1.77%
$2,000,000	2/1/2018	Wells Fargo & Company, 1.7%	$2,054,557	1.81%
	Total U.S. Corporate bonds (cost $4,040,501)		$4,066,723	3.58%

U.S. Mutual fund

			Percent of
			Partners' Capital
Shares	Description	Fair Value	(net asset value)
689,730	Grant Park Absolute Return Fund - Class I (cost $7,779,984)	$7,683,587	6.77%

U.S. Exchange-traded funds

			Percent of
			Partners' Capital
Shares	Description	Fair Value	(net asset value)
110,000	Exchange-traded funds (cost $3,228,997) **	$3,209,400	2.83%

		Percent of
		Partners' Capital
	Fair Value	(net asset value)
Total securities owned (cost of $74,547,232)	$74,642,951	65.77%

**No individual position constituted greater than 1 percent of partners’ capital (net asset value).

The accompanying notes are an integral part of these consolidated financial statements.

Grant Park Futures Fund Limited Partnership

Consolidated Statements of Operations

	Three Months Ended
	March 31,
	2018	2017
	(Unaudited)
Net trading gains (losses)
Net gain (loss) from futures trading
Realized	$(1,918,046)	$2,661,434
Change in unrealized	(2,004,133)	(1,649,420)
Commissions	(393,739)	(583,312)
Net gains (losses) from futures trading	(4,315,918)	428,702

Net gain (loss) from forward trading
Realized	(44,397)	(67,154)
Change in unrealized	123,471	(478,502)
Commissions	(207)	(488)
Net gains (losses) from forward trading	78,867	(546,144)

Net gain (loss) from swap trading
Change in unrealized	294,820	454,233
Net gains (losses) from swap trading	294,820	454,233

Net gain (loss) from securities
Change in unrealized	(936,374)	—
Net gains (losses) from securities	(936,374)	—

Net trading gains (losses)	(4,878,605)	336,791

Net investment income (loss)
Income
Interest income	216,241	304,088
Dividend income	25,189	—
Total income	241,430	304,088
Expenses from operations
Brokerage charge	1,235,419	1,845,327
Incentive fees	4,621	136,221
Organizational and offering costs	79,508	116,224
Operating expenses	69,128	100,785
Total expenses	1,388,676	2,198,557
Net investment loss	$(1,147,246)	$(1,894,469)
Net income (loss)	$(6,025,851)	$(1,557,678)

Net income (loss) per unit (based on weighted average number of units outstanding during the period) and increase (decrease) in net asset value per unit for the period:
General Partner & Limited Partner Class A Units	$(61.48)	$(11.11)
General Partner & Limited Partner Class B Units	$(51.50)	$(10.57)
General Partner & Limited Partner Legacy 1 Class Units	$(44.63)	$(3.84)
General Partner & Limited Partner Legacy 2 Class Units	$(44.03)	$(4.28)
General Partner & Limited Partner Global 1 Class Units	$(40.21)	$(3.32)
General Partner & Limited Partner Global 2 Class Units	$(40.00)	$(3.77)
General Partner & Limited Partner Global 3 Class Units	$(37.31)	$(6.43)

The accompanying notes are an integral part of these consolidated financial statements.

Grant Park Futures Fund Limited Partnership

Consolidated Statements of Changes in Partners’ Capital (Net Asset Value)

Three Months Ended March 31, 2018

(Unaudited)

	Class A				Class B				Legacy 1 Class				Legacy 2 Class
	General Partner		Limited Partners		General Partner		Limited Partners		General Partner		Limited Partners		General Partner		Limited Partners
	Number		Number		Number		Number		Number		Number		Number		Number
	of Units	Amount	of Units	Amount	of Units	Amount	of Units	Amount	of Units	Amount	of Units	Amount	of Units	Amount	of Units	Amount

Partners’ capital,
December 31, 2017	307.34	$322,836	6,818.01	$7,161,658	—	$—	84,494.74	$72,443,010	574.13	$483,449	777.22	$654,458	263.13	$216,389	219.09	$180,172
Contributions	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Redemptions	—	—	(888.51)	(1,004,155)	—	—	(4,661.87)	(3,941,112)	—	—	-	—	—	—	—	—
Net income (loss)	—	(18,895)	—	(293,688)	—	—	—	(4,167,282)	—	(25,621)	—	(34,684)	—	(11,587)	—	(9,647)
Partners’ capital,
March 31, 2018	307.34	$303,941	5,929.50	$5,863,815	—	$—	79,832.87	$64,334,616	574.13	$457,828	777.22	$619,774	263.13	$204,802	219.09	$170,525

Net asset value per unit at December 31, 2017		$1,050.40				$857.37				$842.06				$822.36

Net asset value per unit at March 31, 2018		$988.92				$805.87				$797.43				$778.33

	Global 1 Class				Global 2 Class				Global 3 Class
	General Partner		Limited Partners		General Partner		Limited Partners		General Partner		Limited Partners
	Number		Number		Number		Number		Number		Number		Total
	of Units	Amount	of Units	Amount	of Units	Amount	of Units	Amount	of Units	Amount	of Units	Amount	Amount
Partners’ capital,
December 31, 2017	469.97	$392,629	30,151.86	$25,189,596	231.81	$189,644	1,069.68	$875,122	—	$—	7,650.73	$5,374,659	$113,483,622
Contributions	—	—	2,683.69	2,350,057	—	—	—	—	—	—	—	—	2,350,057
Redemptions	—	—	(2,960.01)	(2,425,901)	—	—	(37.27)	(29,267)	—	—	(4,831.51)	(3,461,980)	(10,862,415)
Net income (loss)	—	(18,899)	—	(1,356,406)	—	(9,271)	—	(42,511)	—	—	—	(37,360)	(6,025,851)
Partners’ capital,
March 31, 2018	469.97	$373,730	29,875.54	$23,757,346	231.81	$180,373	1,032.41	$803,344	—	$—	2,819.22	$1,875,319	$98,945,413

Net asset value per unit at December 31, 2017		$835.42				$818.12				$702.50

Net asset value per unit at March 31, 2018		$795.21				$778.12				$665.19

The accompanying notes are an integral part of these consolidated financial statements.

Grant Park Futures Fund Limited Partnership

Consolidated Statements of Changes in Partners’ Capital (Net Asset Value) (continued)

Three Months Ended March 31, 2017

(Unaudited)

	Class A				Class B				Legacy 1 Class				Legacy 2 Class
	General Partner		Limited Partners		General Partner		Limited Partners		General Partner		Limited Partners		General Partner		Limited Partners
	Number		Number		Number		Number		Number		Number		Number		Number
	of Units	Amount	of Units	Amount	of Units	Amount	of Units	Amount	of Units	Amount	of Units	Amount	of Units	Amount	of Units	Amount

Partners’ capital,
December 31, 2016	307.34	$333,239	8,520.61	$9,238,467	—	$—	111,286.78	$99,127,541	574.13	$487,634	942.38	$800,410	263.13	$218,807	300.83	$250,158
Contributions	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Redemptions	—	—	(394.71)	(429,289)	—	—	(6,908.05)	(6,091,834)	—	—	(37.93)	(31,627)	—	—	(52.19)	(43,175)
Net income (loss)	—	(3,417)	—	(88,993)	—	—	—	(1,164,807)	—	(2,204)	—	(4,064)	—	(1,126)	—	(1,286)
Partners’ capital,
March 31, 2017	307.34	$329,822	8,125.90	$8,720,185	—	$—	104,378.73	$91,870,900	574.13	$485,430	904.45	$764,719	263.13	$217,681	248.64	$205,697

Net asset value per unit at December 31, 2016		$1,084.25				$890.74				$849.35				$831.55

Net asset value per unit at March 31, 2017		$1,073.14				$880.17				$845.51				$827.27

	Global 1 Class				Global 2 Class				Global 3 Class
	General Partner		Limited Partners		General Partner		Limited Partners		General Partner		Limited Partners
	Number		Number		Number		Number		Number		Number		Total
	of Units	Amount	of Units	Amount	of Units	Amount	of Units	Amount	of Units	Amount	of Units	Amount	Amount
Partners’ capital,
December 31, 2016	924.77	$775,716	39,439.76	$33,082,784	231.81	$190,820	2,264.59	$1,864,195	—	$—	26,405.78	$18,995,167	$165,364,938
Contributions	—	—	2,334.56	1,950,017	—	—	—	—	—	—	82.41	59,925	2,009,942
Redemptions	(201.26)	(165,000)	(4,948.00)	(4,147,434)	—	—	(388.56)	(319,110)	—	—	(5,482.96)	(3,919,993)	(15,147,462)
Net income (loss)	—	(6,224)	—	(116,926)	—	(873)	—	(7,818)	—	—	—	(159,940)	(1,557,678)
Partners’ capital,
March 31, 2017	723.51	$604,492	36,826.32	$30,768,441	231.81	$189,947	1,876.03	$1,537,267	-	$—	21,005.23	$14,975,159	$150,669,740

Net asset value per unit at December 31, 2016		$838.82				$823.19				$719.36

Net asset value per unit at March 31, 2017		$835.50				$819.42				$712.93

The accompanying notes are an integral part of these consolidated financial statements.

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

(Unaudited)

Note 1.  Nature of Business and Significant Accounting Policies

Nature of business: Grant Park Futures Fund Limited Partnership (the “Partnership”) was organized as a limited partnership under Illinois law in August 1988 and will continue until December 31, 2027, unless terminated sooner as provided for in its Limited Partnership Agreement. As a commodity investment pool, the Partnership is subject to the regulations of the Commodity Futures Trading Commission (“CFTC”), an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of the various commodity exchanges where the Partnership executes transactions. Additionally, the Partnership is subject to the requirements of futures commission merchants (“FCMs”) and interbank and other market makers through which the Partnership trades. The Partnership is a registrant with the Securities and Exchange Commission (“SEC”), and, accordingly is subject to the regulatory requirements under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

The Partnership engages in the speculative trading of futures and forward contracts for commodities, financial instruments or currencies, any rights pertaining thereto and any options thereon, or on physical commodities, equities, listed options, swap transactions and broad based exchange-traded funds. The Partnership may also engage in hedge, arbitrage and cash trading of commodities and futures.

The Partnership is a multi-advisor commodity pool that invests the assets of each class of the Partnership in the Partnership’s subsidiary limited liability trading companies (each, a “Trading Company” and collectively, the “Trading Companies”)  which (i) enter into advisory agreements with the independent commodity trading advisors retained by the general partner; (ii) enter into swap transactions or derivative instruments tied to the performance of certain reference traders; and/or (iii) allocate assets to the Partnership’s cash management trading company. The Partnership’s general partner, commodity pool operator and sponsor is Dearborn Capital Management, L.L.C. (“the General Partner”), an Illinois limited liability company. The Trading Companies were set up to, among other things, segregate risk by commodity trading advisor or reference trader. Effectively, this structure isolates one trading advisor or reference trader from another and any losses from one Trading Company will not carry over to the other Trading Companies. The following is a list of the Trading Companies, for which the Partnership is the sole member and all of which were organized as Delaware limited liability companies:

GP 1, LLC (“GP 1”)          GP 5, LLC (“GP 5”)          GP 11, LLC (“GP 11”)          GP 18, LLC (“GP 18”)

GP 3, LLC (“GP 3”)          GP 8, LLC (“GP 8”)          GP 14, LLC (“GP 14”)

GP 4, LLC (“GP 4”)          GP 9, LLC (“GP 9”)          GP 17, LLC (“GP 17”)

There were no assets allocated to GP 3 as of March 31, 2018 and December 31, 2017.

Additionally, GP Cash Management, LLC (“GP Cash Management”) was created as a Delaware limited liability company to collectively manage and invest excess cash not required to be held at clearing brokers. The excess cash is held in a separate account in the name of GP Cash Management, LLC and custodied at State Street Bank and Trust Company or invested in mutual funds.  The members of GP Cash Management are the Trading Companies.

Classes of interests: The Partnership has seven classes of limited partner interests (each, a “Class” and collectively, the “Interests”), Class A, Class B, Legacy 1 Class, Legacy 2 Class, Global Alternative Markets 1 (“Global 1”) Class, Global Alternative Markets 2 (“Global 2”) Class and Global Alternative Markets 3 (“Global 3”) Class units.

The Class A and Class B units are outstanding but are no longer offered by the Partnership. Both Class A and Class B units are traded pursuant to identical trading programs and differ only in respect to the brokerage charge payable to the General Partner.

The Legacy 1 Class and Legacy 2 Class units are traded pursuant to trading programs pursuing a technical trend trading philosophy, which is the same trading philosophy used for the Class A and Class B units. The Legacy 1 Class and Legacy 2 Class units differ in respect to the General Partner’s brokerage charge and organization and offering

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

(Unaudited)

costs. The Legacy 1 Class and Legacy 2 Class units are offered only to investors who are represented by approved selling agents who are directly compensated by the investor for services rendered in connection with an investment in the Partnership (such arrangements commonly referred to as “wrap-accounts”).

The Global 1 Class, Global 2 Class and Global 3 Class units are traded pursuant to trading programs pursuing technical trend trading philosophies. The Global 1 Class, Global 2 Class and Global 3 Class units differ in respect to the General Partner’s brokerage charge. The Global 1 Class and Global 2 Class units are offered only to investors in wrap accounts.

The Partnership’s significant accounting policies are as follows:

Accounting Principles: Pursuant to rules and regulations of the SEC, consolidated financial statements of the Partnership are prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”). The Partnership is an investment company and follows accounting and reporting guidance under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 946, Financial Services – Investment Companies.

Consolidation: The Partnership is the sole member of each of the Trading Companies. The Trading Companies, in turn, are the only members of GP Cash Management. The Partnership presents consolidated financial statements, which include the accounts of the Trading Companies and GP Cash Management. All material inter-company accounts and transactions are eliminated in consolidation.

Use of estimates: The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents: Cash and cash equivalents may include cash, overnight investments, commercial paper, U.S. treasury bills, money market funds and short-term investments in interest-bearing demand deposits with banks and cash managers with original maturities of three months or less at the date of acquisition.

Valuation of investments: All investments are used for trading purposes and recorded at their estimated fair value, as described in Note 2. Substantially all of the Partnership’s assets and liabilities are considered financial instruments and are recorded at fair value or at carrying amounts that approximate fair value because of the short maturity of the instruments.

Investment transactions, investment income and expenses: Futures contracts, forward contracts and options on futures and forward contracts and securities are recorded on a trade date basis and realized gains or losses are recognized when contracts/positions are liquidated. Unrealized gains or losses on open contracts/positions (the difference between contract trade price and market price) or securities are reported in the consolidated statement of financial condition as a net unrealized gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with FASB ASC 210-20, Balance Sheet, Offsetting. Any change in net unrealized gain or loss from the preceding period is reported in the consolidated statement of operations. Interest income and expense is recognized under the accrual basis. Dividend income is recognized on the ex-dividend date.

Set forth in Note 10 are instruments and transactions eligible for offset in the consolidated statement of financial condition and which are subject to derivative clearing agreements with the Partnership’s clearing brokers.  Each clearing broker nets margin held on behalf of the Partnership or payment obligations of the clearing broker to the Partnership against any payment obligations of the Partnership to the clearing broker.  The Partnership is required to deposit margin at each clearing broker to meet the original and maintenance requirements established by that clearing broker, and/or the exchange or clearinghouse associated with the exchange on which the instrument is traded.  The derivative clearing

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Notes to Consolidated Financial Statements

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agreements give each clearing broker a security interest in this margin to secure any liabilities owed to the clearing broker arising from a default by the Partnership.

Commissions: Commissions and other trading fees are expensed when contracts are opened and closed, and are reflected separately in the consolidated statement of operations.

Redemptions payable: Pursuant to the provisions of FASB ASC 480, Distinguishing Liabilities from Equity, redemptions approved by the General Partner prior to month end with a fixed effective date and fixed amount are recorded as redemptions payable as of month end.

Income taxes: No provision for income taxes has been made in these consolidated financial statements as each partner is individually responsible for reporting income or loss based on its respective share of the Partnership’s income and expenses as reported for income tax purposes.

The Partnership follows the provisions of ASC 740, Income Taxes. FASB guidance requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Partnership’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained “when challenged” or “when examined” by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense and liability in the current year. If a tax position does not meet the minimum statutory threshold to avoid payment of penalties, an expense for the amount of the statutory penalty and interest, if applicable, shall be recognized in the consolidated statement of operations in the period in which the position is claimed or expected to be claimed.  As of March 31, 2018, management has determined that there are no material uncertain income tax positions and, accordingly, has not recorded a liability. The Partnership is generally not subject to examination by U.S. federal or state taxing authorities for tax years before 2014.

Organization and offering costs: All expenses incurred in connection with the organization and the ongoing public offering of partnership interests are paid by the General Partner and are reimbursed to the General Partner by the Partnership. This reimbursement is made monthly. In its discretion, the General Partner may require the Partnership to reimburse the General Partner in any subsequent calendar year for amounts that exceed the limits in Note 5 in any calendar year, provided that the maximum amount reimbursed by the Partnership will not exceed the overall limit. Amounts reimbursed by the Partnership with respect to ongoing public offering expenses are charged to expense from operations at the time of reimbursement or accrual. Any amounts reimbursed by the Partnership with respect to organizational expenses are expensed at the time the reimbursement is incurred or accrued. If the Partnership terminates prior to completion of payment of the calculated amounts to the General Partner, the General Partner will not be entitled to any additional payments, and the Partnership will have no further obligation to the General Partner. At March 31, 2018 and December 31, 2017, unreimbursed organization and offering costs incurred by the General Partner were approximately $320,000 and $268,000, respectively, and may be reimbursed by the Partnership in the future.

Foreign currency transactions: The Partnership’s functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the consolidated statement of financial condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

The Partnership does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized or unrealized gain or loss from investments.

Swap contracts: Certain Trading Companies of the Partnership strategically allocate a portion or all of their assets to total return swaps selected at the direction of the General Partner. A swap is a bilaterally negotiated agreement

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Notes to Consolidated Financial Statements

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between two parties to exchange cash flows based upon an asset, rate or some other reference index. In a typical swap, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on one or more particular predetermined investments or instruments. The gross returns to be exchanged or “swapped” between the parties are calculated with respect to a “notional amount” (i.e., the amount or value of the underlying asset used in computing the particular interest rate, return, or other amount to be exchanged) in a particular investment, or in a “basket” of commodities or other investments representing a particular index.  Changes in the value of the swap agreement are recognized as unrealized gains or losses in the consolidated statement of operations by marking to market on a daily basis to reflect the value of the swap agreement at the end of each day as reported by the swap counterparty. Realized gains and losses from a decrease in the notional value of the swap are recognized on trade date. A liquidation payment received or made at the termination of the swap agreement will first be offset against the swap balance outstanding at the time the position is liquidated, with the remainder being recorded as a realized gain or loss in the consolidated statement of operations.  Through its Trading Companies the Partnership has entered into total return swaps with Deutsche Bank AG.  The Partnership maintains cash as collateral to secure its obligations under the swaps. The notional value of the swaps was $56,138,617 and the cash margin balance was $13,982,500 as of both March 31, 2018 and December 31, 2017.  The swaps were effective July 1, 2015 and April 5, 2016 and have a term of five years and three years, respectively.

Statement of cash flows: The Partnership has elected not to provide statements of cash flows as permitted by FASB ASC 230, Statement of Cash Flows. The Partnership noted that as of and for the period ended March 31, 2018 and 2017, substantially all investments are carried at fair value and classified as Level 1 and Level 2 measurements, the Partnership carried no debt, and the statements of changes in partners’ capital (net asset value) is presented.

Recent accounting pronouncements:    In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606) – Deferral of Effective Date, which defers the effective date of ASU 2014-09, Revenue from Contracts with Customers (Topic 606).  The amendments in ASU 2014-09 affect any entity that enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards.  In March 2016, April 2016 and May 2016, the FASB issued ASU 2016-08 Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net), ASU 2016-10 Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, and ASU 2016-12 Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients, respectively.  The amendments in these updates affect entities with transactions included within the scope of Topic 606. The scope of that Topic includes entities that enter into contracts with customers to transfer goods or services (that are an output of the entity’s ordinary activities) in exchange for consideration.  The guidance is effective for annual reporting periods beginning after December 15, 2017.  The Partnership adopted the accounting standard updates to Topic 606 as of January 1, 2018, and the adoption did not have a material impact on its consolidated financial statements.

In January 2016, the FASB issued ASU 2016-01 Financial Instruments – Overall (Subtopic 825-10) Recognition and Measurement of Financial Assets and Liabilities.  The amendments in this update affect all entities that hold financial assets or owe financial liabilities.  The guidance will impact the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. The guidance is effective for fiscal years beginning after December 15, 2017.  The Partnership adopted ASU 2016-01 as of January 1, 2018, and the adoption did not have a material impact on its consolidated financial statements.

Note 2. Fair Value Measurements

As described in Note 1, the Partnership follows the provisions of FASB ASC 820, Fair Value Measurements and Disclosures. FASB ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and sets out a fair value hierarchy. The Partnership utilizes valuation techniques to maximize the use of observable inputs and minimize the use

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Notes to Consolidated Financial Statements

(Unaudited)

of unobservable inputs. Assets and liabilities recorded at fair value are categorized within the fair value hierarchy based upon the level of judgment associated with the inputs used to measure their value. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). Inputs are broadly defined as assumptions market participants would use in pricing an asset or liability. The three levels of the fair value hierarchy are described below:

Level 1. Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2. Inputs other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly. A significant adjustment to a Level 2 input could result in the Level 2 measurement becoming a Level 3 measurement.

Level 3. Inputs that are unobservable for the asset or liability. The Partnership does not have any assets classified as Level 3.

The following section describes the valuation techniques used by the Partnership to measure different financial instruments at fair value and includes the level within the fair value hierarchy in which the financial instrument is categorized.

Fair value of exchange-traded futures contracts, options on futures contracts and exchange-traded funds are based upon exchange settlement prices as of the last business day of the reporting period. These financial instruments are classified in Level 1 of the fair value hierarchy.

The Partnership values forward contracts and options on forward contracts based on the average bid and ask price of quoted forward spot prices obtained as of the last business day of the reporting period, and forward contracts and options on forward contracts are classified in Level 2 of the fair value hierarchy.

The fair value of money market funds are based upon exchange settlement prices as of the last business day of the reporting period.  These financial instruments are classified in Level 1 of the fair value hierarchy.

Fair value of mutual funds is based upon quoted prices as of the last business day of the reporting period. These financial instruments are classified in Level 1 of the fair value hierarchy.

U.S. Government-sponsored enterprise securities and commercial paper are stated at cost plus accrued interest, which approximates fair value based on quoted market prices in an active market. The Partnership compares market prices quoted by dealers to the cost plus accrued interest to ensure a reasonable approximation of fair value. These securities are classified in Level 2 of the fair value hierarchy.

The Partnership values corporate bonds at cost plus accrued interest, which approximates fair value. Corporate bonds purchased are of a high credit quality and have observable market price quotations. The fair value of corporate bonds is evaluated considering market prices of the issuer quoted by dealers. Corporate bonds are classified in Level 2 of the fair value hierarchy.

The investment in total return swaps are reported at fair value based on daily price reporting from the swap counterparty, which uses exchange prices to value most futures positions and the remaining positions are valued using proprietary pricing models of the counterparty. The Partnership’s swap transactions are a two-party contract entered into primarily to exchange the returns earned or realized on particular pre-determined investments or instruments. The gross returns to be exchanged or swapped between parties are calculated with respect to a notional amount. The total return swaps have inputs which are transparent and can generally be corroborated by market data and therefore are classified within Level 2 of the fair value hierarchy.

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

(Unaudited)

The following table presents the Partnership’s fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis as of March 31, 2018:

Assets	Level 1	Level 2	Level 3	Total
Equity in brokers' trading accounts
U.S. and foreign futures contracts	$640,526	$—	$—	$640,526
Forward currency contracts	—	149,098	—	149,098
Swap contracts	—	1,474,132	—	1,474,132
Cash and cash equivalents
U.S. money market fund	157,846			157,846
U.S. commercial paper	—	3,939,741	—	3,939,741
Securities owned
U.S. Government-sponsored enterprises	—	59,672,553	—	59,672,553
U.S. mutual fund	6,731,761	—	—	6,731,761
U.S. Exchange-traded funds	3,209,500	—	—	3,209,500
Total	$10,739,633	$65,235,524	$—	$75,975,157

The gross presentation of the fair value of the Partnership’s derivatives by contract type is shown in Note 10. See the consolidated condensed schedule of investments for detail by sector.

The following table presents the Partnership’s fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis as of December 31, 2017:

Assets	Level 1	Level 2	Level 3	Total
Equity in brokers' trading accounts
U.S. and foreign futures contracts	$2,644,659	$—	$—	$2,644,659
Forward currency contracts	—	25,627	—	25,627
Swap contracts	—	1,179,312	—	1,179,312
Cash and cash equivalents
U.S. money market fund	2,543,917			2,543,917
U.S. commercial paper	—	5,815,806		5,815,806
Securities owned
U.S. Government-sponsored enterprises	—	59,683,241	—	59,683,241
U.S. corporate bonds	—	4,066,723	—	4,066,723
U.S. mutual fund	7,683,587	—	—	7,683,587
U.S. Exchange-traded funds	3,209,400	—	—	3,209,400
Total	$16,081,563	$70,770,709	$—	$86,852,272

The gross presentation of the fair value of the Partnership’s derivatives by contract type is shown in Note 10. See the consolidated condensed schedule of investments for detail by sector.

The Partnership assesses the level of the investments at each measurement date, and transfers between levels are recognized on the actual date of the event or change in circumstances that caused the transfer in accordance with the Partnership’s accounting policy regarding the recognition of transfers between levels of the fair value hierarchy. There were no transfers among Levels 1, 2, and 3 during the three months ended March 31, 2018 and year ended December 31, 2017.

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

(Unaudited)

Note 3. Deposits with Brokers and Interbank Market Makers

The Partnership, through the Trading Companies, deposits assets with SG Americas Securities, LLC and Wells Fargo Securities, LLC subject to CFTC regulations and various exchange and broker requirements. Margin requirements may be satisfied by the deposit of U.S. Treasury bills, Government- sponsored enterprise securities and/or cash with such clearing brokers. The Partnership may earn interest income on its assets deposited with the clearing brokers.

The Partnership, through the Trading Companies, has entered into a relationship with Sociètè Gènèrale International Limited and UBS AG for the clearing of its OTC foreign currency transactions and with Deutsche Bank AG for its swap transactions.  The Partnership has entered into an International Swaps and Derivatives Association, Inc. master agreement with Deutsche Bank AG, Sociètè Gènèrale International Limited and UBS AG.  Margin requirements may be satisfied by the deposit of U.S. Treasury bills and/or cash with such interbank market makers or swap counterparties. The Partnership may earn interest income on its assets deposited with the interbank market makers.

Note 4. Commodity Trading Advisors and Reference Traders

The Partnership, through the Trading Companies, allocates assets to the commodity trading advisors or through swap transactions based on reference programs of such advisors. Each trading advisor that receives a direct allocation from the Partnership has entered into an advisory contract with the Partnership. The commodity trading advisors are Amplitude Capital International Limited (“Amplitude”), EMC Capital Advisors, LLC (“EMC”), Lynx Asset Management AB (“Lynx”), Quantica Capital AG (“Quantica”), Rabar Market Research, Inc. (“Rabar”), Revolution Capital Management, LLC (“RCM”) and Transtrend B.V. (“Transtrend”) (collectively, the “Advisors”). The Partnership will obtain the equivalent of net profits or net losses generated by H2O AM LLP (“H2O”) and Winton Capital Management Limited (“Winton”) as reference traders (“collectively, the “Reference Traders”) through off-exchange swap transactions and will not allocate assets to H2O or Winton directly.  The Advisors and Reference Traders are paid a consulting fee, either monthly or quarterly, directly or through swap transactions, ranging from 0.5 percent to 1 percent per annum of the Partnership’s month-end allocated net assets and a quarterly, semi-annual or annual incentive fee, directly or through swap transactions, ranging from 16 percent to 24.5 percent of the new trading profits on the allocated net assets of the Advisor or Reference Trader.

Note 5. General Partner and Related Party Transactions

The General Partner shall at all times, so long as it remains a general partner of the Partnership, own Units in the Partnership: (i) in an amount sufficient, in the opinion of counsel for the Partnership, for the Partnership to be taxed as a partnership rather than as an association taxable as a corporation; and (ii) during such time as the Units are registered for sale to the public, in an amount at least equal to the greater of: (a) 1 percent of all capital contributions of all Partners to the Partnership; or (b) $25,000; or such other amount satisfying the requirements then imposed by the North American Securities Administrators Association, Inc. (NASAA) Guidelines. Further, during such time as the Units are registered for sale to the public, the General Partner shall, so long as it remains a general partner of the Partnership, maintain a net worth (as such term may be defined in the NASAA Guidelines) at least equal to the greater of: (i) 5 percent of the total capital contributions of all partners and all limited partnerships to which it is a general partner (including the Partnership) plus 5 percent of the Units being offered for sale in the Partnership; or (ii) $50,000; or such other amount satisfying the requirements then imposed by the NASAA Guidelines. In no event, however, shall the General Partner be required to maintain a net worth in excess of $1,000,000 or such other maximum amount satisfying the requirements then imposed by the NASAA Guidelines.

Ten percent of the General Partners limited partnership interest in the Partnership is characterized as a general partnership interest. Notwithstanding, the general partnership interest will continue to pay all fees associated with a limited partnership interest.

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Notes to Consolidated Financial Statements

(Unaudited)

The Partnership pays the General Partner a monthly brokerage charge, organization and offering costs and operating expenses as presented in the table below:

		Organization and Offering
	Brokerage charge*	Reimbursement*	Operating Expense*
Class A units	7.00%	0.10%	0.25%
Class B units	7.45%	0.30%	0.25%
Legacy 1 Class units	4.50%	0.30%	0.25%
Legacy 2 Class units	4.75%	0.30%	0.25%
Global 1 Class units	3.95%	0.30%	0.25%
Global 2 Class units	4.20%	0.30%	0.25%
Global 3 Class units	5.95%	0.30%	0.25%

*The fees are calculated and payable monthly on the basis of month-end adjusted net assets. “Adjusted net assets” is defined as the month-end net assets of the particular class before accruals for fees and expenses and redemptions.

Included in the total brokerage charge are amounts paid to the clearing brokers for execution and clearing costs, which are reflected in the commissions line of the consolidated statements of operations, and the remaining amounts are management fees paid to the Advisors, compensation to the selling agents and an amount to the General Partner for management services rendered, which are reflected in the brokerage charge line on the consolidated statements of operations. The brokerage charge in the amounts of $1,235,419 and $1,845,327 for the three months ended March 31, 2018 and 2017, respectively, are shown on the consolidated statements of operations.

Transaction costs and consulting fees are taken into account in determining the net amount the Partnership receives or pays in connection with swap transactions, but such costs or fees are not directly charged to the Partnership or any of its trading companies. The general partner will reduce (but not below zero) the brokerage charge by the amount of such costs and fees. Each class of units pays a fee to a counterparty in respect of any swap transaction of up to 0.50% of the notional amount of such swap transaction.

Ongoing organization and offering costs of the Partnership are paid for by the General Partner and reimbursed by the Partnership. The organization and offering costs in the amounts of $79,508 and $116,224 for the three months ended March 31, 2018 and 2017, respectively, are shown on the consolidated statement of operations.

Operating expenses of the Partnership are paid for by the General Partner and reimbursed by the Partnership. To the extent operating expenses are less than 0.25 percent of the Partnership’s average month-end net assets during the year, the difference may be reimbursed pro rata to record-holders as of December 31 of each year. The operating expenses in the amounts of $69,128 and $100,785 for the three months ended March 31, 2018 and 2017, respectively, are shown on the consolidated statement of operations.

An entity owned in part and controlled by Mr. Kavanagh, who indirectly controls and is president of Dearborn Capital Management, L.L.C., the general partner of the Partnership, and in part by Mr. Al Rayes, who is a principal of the general partner, and an entity owned in part and controlled by Mr. Meehan, the chief operating officer of the general partner, purchased a minority ownership interest in EMC, which is one of the commodity trading advisors of the Partnership.  The general partner, on behalf of the Partnership, pays EMC a quarterly consulting fee and a quarterly incentive fee based on new trading profits, if any, achieved on EMC’s allocated net assets at the end of each period. For the three months ended March 31, 2018 and 2017, EMC was paid approximately $40,200 and $90,400, respectively, in consulting fees and no incentive fees.

During July 2017, the Partnership invested $7.3 million of its cash balances previously held in GP Cash Management in Class I shares of the Grant Park Absolute Return Fund (“GPARF”) and has reinvested dividends received from GPARF in the amount of approximately $480,000. The fair value of the Partnership’s investment in GPARF at March 31, 2018 and December 31, 2017 was $6,731,761 and $7,683,587, respectively. GPARF is one among

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

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several series of Northern Lights Fund Trust, a Delaware statutory trust organized on January 19, 2005.  The Trust is registered under the Investment Company Act of 1940 as an open-ended mutual fund.  The General Partner of the Partnership is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, and acts as investment adviser to GPARF.  RCM, which is also one of the Partnership’s trading advisors, acts as sub-adviser to GPARF.  GPARF’s investment objective is to allocate its assets between two independent, underlying strategies: an investment growth strategy and a fixed income strategy.  The general partner credits the dollar amount of any fees it earns as investment adviser of GPARF with respect to the Partnership’s assets invested in GPARF towards the portion of the Partnership’s brokerage charge retained by the general partner.  For the three months ended March 31, 2018, the credit amounted to $15,352 and is included in net gains (losses) from securities in the consolidated statement of operations.

Note 6. Subscriptions, Redemptions and Allocation of Net Income or Loss

Subscriptions received in advance, if any, represent cash received prior to March 31 for contributions of the subsequent month and do not participate in earnings of the Partnership until the following April.

Class A, Class B, Legacy 1 Class, Legacy 2 Class, Global 1 Class, Global 2 Class and Global 3 Class Limited Partners have the right to redeem units as of any month-end upon ten (10) days’ prior written notice to the Partnership. The General Partner, however, may permit earlier redemptions in its discretion. Legacy 1 Class, Legacy 2 Class, Global 1 Class, Global 2 Class and Global 3 Class Limited Partners are prohibited from redeeming such units for the three months following the subscription for units. Global 3 Class Limited Partners who redeem their units after the three-month lock-up, but prior to the one-year anniversary of their subscriptions for the redeemed units, will pay the applicable early redemption fee. There are no redemption fees applicable to Legacy 1 Class, Legacy 2 Class, Global 1 Class and Global 2 Class Limited Partners or to Global 3 Class Limited Partners who redeem their units on or after the one-year anniversary of their subscription. Redemptions will be made as of the last day of the month for an amount equal to the net asset value per unit, as defined, represented by the units to be redeemed. The right to obtain redemption is also contingent upon the Partnership’s having property sufficient to discharge its liabilities on the redemption date and may be delayed if the General Partner determines that earlier liquidation of commodity interest positions to meet redemption payments would be detrimental to the Partnership or nonredeeming Limited Partners.

In addition, the General Partner may at any time cause the redemption of all or a portion of any Limited Partner’s units upon fifteen (15) days’ written notice. The General Partner may also immediately redeem any Limited Partner’s units without notice if the General Partner believes that (i) the redemption is necessary to avoid having the assets of the Partnership deemed Plan Assets under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) the Limited Partner made a misrepresentation in connection with its subscription for the units, or (iii) the redemption is necessary to avoid a violation of law by the Partnership or any Partner.

In accordance with the Third Amended and Restated Limited Partnership Agreement, net income or loss of the Partnership is allocated to partners according to their respective interests in the Partnership as of the beginning of the month.

Note 7. Financial Highlights

The following financial highlights reflect activity related to the Partnership. Total return is based on the change in value during the period of a theoretical investment made by a limited partner at the beginning of each calendar month during the period and is not annualized. Individual limited partners’ ratios may vary from these ratios based on various factors, including but not limited to the timing of capital transactions.

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Notes to Consolidated Financial Statements

(Unaudited)

	Three Months Ended
	March 31,
	2018	2017

Total return – Class A Units	(5.85)%	(1.03)%
Total return – Class B Units	(6.01)%	(1.19)%
Total return – Legacy 1 Class Units	(5.30)%	(0.45)%
Total return – Legacy 2 Class Units	(5.35)%	(0.51)%
Total return – Global 1 Class Units	(4.81)%	(0.40)%
Total return – Global 2 Class Units	(4.89)%	(0.46)%
Total return – Global 3 Class Units	(5.31)%	(0.89)%
Ratios as a percentage of average net assets:
Expenses prior to incentive fees (1)	5.10%	5.21%
Incentive fees (2)	0.00%	0.09%
Total expenses	5.10%	5.30%
Net investment loss (1) (3)	(4.21)%	(4.44)%

(1)	Annualized.
(2)	Not annualized.
(3)	Excludes incentive fee.

The expense ratios above are computed based upon the weighted average net assets of the Partnership for the three months ended March 31, 2018 and 2017 (annualized).

The following per unit performance calculations reflect activity related to the Partnership for the three months ended March 31, 2018 and 2017.

Class A Units	Three Months Ended
	March 31,
	2018	2017

Per Unit Performance
(for unit outstanding throughout the entire period):
Net asset value per unit at beginning of period	$1,050.40	$1,084.25
Income (loss) from operations
Net realized and change in unrealized gain (loss) from trading*	(49.35)	2.71
Expenses net of interest and dividend income*	(12.13)	(13.82)
Total income (loss) from operations	(61.48)	(11.11)
Net asset value per unit at end of period	$988.92	$1,073.14

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

(Unaudited)

Class B Units	Three Months Ended
	March 31,
	2018	2017

Per Unit Performance
(for unit outstanding throughout the entire period):
Net asset value per unit at beginning of period	$857.37	$890.74
Income (loss) from operations
Net realized and change in unrealized gain (loss) from trading*	(40.38)	2.26
Expenses net of interest and dividend income*	(11.12)	(12.83)
Total income (loss) from operations	(51.50)	(10.57)
Net asset value per unit at end of period	$805.87	$880.17

Legacy 1 Class Units	Three Months Ended
	March 31,
	2018	2017

Per Unit Performance
(for unit outstanding throughout the entire period):
Net asset value per unit at beginning of period	$842.06	$849.35
Income (loss) from operations
Net realized and change in unrealized gain (loss) from trading*	(40.03)	2.04
Expenses net of interest and dividend income*	(4.60)	(5.88)
Total income (loss) from operations	(44.63)	(3.84)
Net asset value per unit at end of period	$797.43	$845.51

Legacy 2 Class Units	Three Months Ended
	March 31,
	2018	2017

Per Unit Performance
(for unit outstanding throughout the entire period):
Net asset value per unit at beginning of period	$822.36	$831.55
Income (loss) from operations
Net realized and change in unrealized gain (loss) from trading*	(39.03)	2.14
Expenses net of interest and dividend income*	(5.00)	(6.42)
Total income (loss) from operations	(44.03)	(4.28)
Net asset value per unit at end of period	$778.33	$827.27

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

(Unaudited)

Global 1 Class Units	Three Months Ended
	March 31,
	2018	2017

Per Unit Performance
(for unit outstanding throughout the entire period):
Net asset value per unit at beginning of period	$835.42	$838.82
Income (loss) from operations
Net realized and change in unrealized gain (loss) from trading*	(36.75)	1.41
Expenses net of interest and dividend income*	(3.46)	(4.73)
Total income (loss) from operations	(40.21)	(3.32)
Net asset value per unit at end of period	$795.21	$835.50

Global 2 Class Units	Three Months Ended
	March 31,
	2018	2017

Per Unit Performance
(for unit outstanding throughout the entire period):
Net asset value per unit at beginning of period	$818.12	$823.19
Income (loss) from operations
Net realized and change in unrealized gain (loss) from trading*	(36.17)	1.41
Expenses net of interest and dividend income*	(3.83)	(5.18)
Total income (loss) from operations	(40.00)	(3.77)
Net asset value per unit at end of period	$778.12	$819.42

Global 3 Class Units	Three Months Ended
	March 31,
	2018	2017

Per Unit Performance
(for unit outstanding throughout the entire period):
Net asset value per unit at beginning of period	$702.50	$719.36
Income (loss) from operations
Net realized and change in unrealized gain (loss) from trading*	(30.70)	1.09
Expenses net of interest and dividend income*	(6.61)	(7.52)
Total income (loss) from operations	(37.31)	(6.43)
Net asset value per unit at end of period	$665.19	$712.93

* Expenses net of interest and dividend income per unit are calculated by dividing the expenses net of interest income by the average number of units outstanding during the period. The net realized and change in unrealized gain (loss) from trading is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.

Note 8. Trading Activities and Related Risks

The Partnership, through its Advisors or swap transactions based on reference programs of such advisors, engages in the speculative trading of a variety of instruments, including U.S. and foreign futures contracts, options on U.S. and foreign futures contracts and forward contracts and other derivative instruments including swap contracts (collectively, derivatives; see Note 10). These derivatives include both financial and nonfinancial contracts held as part

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

(Unaudited)

of a diversified trading strategy. Additionally, the Partnership’s speculative trading includes equities and exchange-traded funds. The Partnership is exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

The purchase and sale of futures and options on futures contracts require margin deposits with FCMs. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities. A customer’s cash and other property (for example, U.S. Treasury bills) deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited. The Partnership utilizes SG Americas Securities, LLC and Wells Fargo Securities, LLC as its clearing brokers.

The amount of required margin and good faith deposits with the FCMs, interbank market makers and swap counterparties usually ranges from 5% to 35% of the Partnership’s net asset value.  The cash deposited with the FCMs, interbank market makers and swap counterparties at March 31, 2018 and December 31, 2017 was $25,722,520 and $29,435,769, respectively, which was 26.00% and 25.94% of the net asset value, respectively.

For derivatives, risks arise from changes in the fair value of the contracts. Theoretically, the Partnership is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short. As both a buyer and seller of options, the Partnership pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the Partnership to potentially unlimited liability; for purchased options the risk of loss is limited to the premiums paid.

In addition to market risk, trading futures, forwards and swap contracts entails a credit risk that a counterparty will not be able to meet its obligations to the Partnership. The counterparty for futures and options on futures contracts traded in the United States and on most non-U.S. futures exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases in which the clearinghouse is not backed by the clearing members, like some non-U.S. exchanges, it is normally backed by a consortium of banks or other financial institutions.

In the case of forward contracts, over-the-counter options contracts or swap contracts, which are traded on the interbank or other institutional markets rather than on exchanges, the counterparty is generally a single bank or other financial institution, rather than a clearinghouse backed by a group of financial institutions; thus, there likely will be greater counterparty credit risk. The Partnership trades only with those counterparties that it believes to be creditworthy. All positions of the Partnership are valued each day on a mark-to-market basis. There can be no assurance that any clearing member, clearinghouse or other counterparty will be able to meet its obligations to the Partnership.

Unlike futures and options on futures contracts, most swap contracts currently are not traded on or cleared by an exchange or clearinghouse. The CFTC currently requires only a limited class of swap contracts (certain interest rate and credit default swaps) to be cleared and executed on an exchange or other organized trading platform. In accordance with the Dodd-Frank Act, the CFTC will determine in the future whether other classes of swap contracts will be required to be cleared and executed on an exchange or other organized trading platform. Until such time as these transactions are cleared, the Partnership will be subject to a greater risk of counterparty default on its swaps. Because swaps do not generally involve the delivery of underlying assets or principal, the amount payable upon default and early termination is usually calculated by reference to the current market value of the contract. Swap dealers and major swap participants require the Partnership to deposit initial margin and variation margin as collateral to support such obligation under the swap agreement but may not themselves provide collateral for the benefit of the Partnership. If the counterparty to such a swap agreement defaults, the Partnership would be a general unsecured creditor for any termination amounts owed by

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

(Unaudited)

the counterparty to the Partnership as well as for any collateral deposits in excess of the amounts owed by the Partnership to the counterparty, which would result in losses to the Partnership.

There are no limitations on daily price movements in swap transactions. Speculative position limits are not currently applicable to swaps, but in the future may be applicable for swaps on certain commodities. In addition, participants in swap markets are not required to make continuous markets in the swaps they trade, and determining a market value for calculation of termination amounts can lead to uncertain results.

Securities sold short represent obligations of the Partnership to deliver specific securities and thereby create a liability to purchase these instruments in the open market at prevailing prices. These transactions may result in market risk not reflected in the consolidated statement of financial condition as the Partnership’s ultimate obligation to satisfy its obligation for trading liabilities may exceed the amount reflected in the consolidated statement of financial condition.

The Partnership maintains deposits with high quality financial institutions in amounts that are in excess of federally insured limits; however, the Partnership does not believe it is exposed to any significant credit risk.

The General Partner has established procedures to actively monitor and minimize market and credit risks. The Limited Partners bear the risk of loss only to the extent of the fair value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

Note 9. Indemnifications

In the normal course of business, the Partnership enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Partnership’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Partnership that have not yet occurred.  The Partnership expects the risk of any future obligation under these indemnifications to be remote.

Note 10. Derivative Instruments

The Partnership follows the provisions of FASB ASC 815, Derivatives and Hedging. FASB ASC 815 is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. FASB ASC 815 applies to all derivative instruments within the scope of FASB ASC 815-10-05. It also applies to non-derivative hedging instruments and all hedged items designated and qualifying as hedges under FASB ASC 815-10-05. FASB ASC 815 amends the current qualitative and quantitative disclosure requirements for derivative instruments and hedging activities set forth in FASB ASC 815-10-05 and generally increases the level of disaggregation that will be required in an entity’s financial statements. FASB ASC 815 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements (see Trading Activities and Related Risks, Note 8).

The Partnership’s business is speculative trading. The Partnership intends to close out all futures, options on futures and forward contracts prior to their expiration. The Partnership trades in futures and other commodity interest contracts and is therefore a party to financial instruments with elements of off-balance sheet market risk and credit risk. In entering into these contracts, the Partnership faces the market risk that these contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. The Partnership minimizes market risk through real-time monitoring of open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 25%.

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

(Unaudited)

In addition to market risk, in entering into commodity interest contracts there is a credit risk that a counterparty will not be able to meet its obligations to the Partnership. In general, clearing organizations are backed by the corporate members of the clearing organization who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases in which the clearing organization is not backed by the clearing members, like some non-U.S. exchanges, it is normally backed by a consortium of banks or other financial institutions.

In the case of forward contracts, over-the-counter options contracts or swap contracts, which are traded on the interbank or other institutional market rather than on exchanges, the counterparty is generally a single bank or other financial institution, rather than a central clearing organization backed by a group of financial institutions. As a result, there will likely be greater counterparty credit risk in these transactions. The Partnership trades only with those counterparties that it believes to be creditworthy. Nonetheless, the clearing member, clearing organization or other counterparty to these transactions may not be able to meet its obligations to the Partnership, in which case the Partnership could suffer significant losses on these contracts.

The Partnership does not designate any derivative instruments as hedging instruments under FASB ASC 815-10-05.

For the three months ended March 31, 2018, the monthly average futures contracts bought and sold was 23,756 and the monthly average forward contracts bought and sold was 461.  For the three months ended March 31, 2017, the monthly average futures contracts bought and sold was 45,903 and the monthly average forward contracts bought and sold was 435.  The following tables summarize the quantitative information required by FASB ASC 815:

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

(Unaudited)

Fair Values of Derivative Instruments at March 31, 2018 and December 31, 2017

	Consolidated	Asset		Liability
	Statements of Financial	Derivatives		Derivatives
	Condition Location	3/31/2018		3/31/2018	Fair Value

Agricultural contracts	Net Unrealized gain (loss) on open futures contracts	$74,110		$(84,983)	$(10,873)

Currencies contracts	Net Unrealized gain (loss) on open futures contracts	214,555		(224,284)	(9,729)

Energy contracts	Net Unrealized gain (loss) on open futures contracts	581,547		(64,603)	516,944
			.
Interest rates contracts	Net Unrealized gain (loss) on open futures contracts	972,293		(482,616)	489,677

Meats contracts	Net Unrealized gain (loss) on open futures contracts	82,091		(2,708)	79,383

Metals contracts	Net Unrealized gain (loss) on open futures contracts	512,038		(824,941)	(312,903)

Soft commodities contracts	Net Unrealized gain (loss) on open futures contracts	524,236		(57,668)	466,568

Stock indices contracts	Net Unrealized gain (loss) on open futures contracts	211,346		(789,887)	(578,541)

		$3,172,216		$(2,531,690)	$640,526

Forward currency contracts	Net Unrealized gain (loss) on open forward currency contracts	$397,363		$(248,265)	$149,098

Swap Contracts*	Net Unrealized gain (loss) on open swap contracts	$2,113,139		$(639,007)	$1,474,132

*At March 31, 2018, the sector exposure of the CTA indices underlying the swaps was:

Deutsche Bank total return swap, termination date March 29, 2019
Agricultural contracts	3%
Energy contracts	5%
Interest rate contracts	68%
Metals contracts	2%
Stock indices contracts	5%
Forward currency contracts	17%
Total	100%

Deutsche Bank total return swap, termination date July 1, 2020
Interest rate contracts	46%
Stock indices contracts	11%
Forward currency contracts	43%
Total	100%

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

(Unaudited)

	Consolidated	Asset		Liability
	Statements of Financial	Derivatives		Derivatives
	Condition Location	12/31/2017		12/31/2017	Fair Value

Agricultural contracts	Net Unrealized gain (loss) on open futures contracts	$192,152		$(41,963)	$150,189

Currencies contracts	Net Unrealized gain (loss) on open futures contracts	607,592		(214,009)	393,583

Energy contracts	Net Unrealized gain (loss) on open futures contracts	1,202,346		(156,581)	1,045,765
			.
Interest rates contracts	Net Unrealized gain (loss) on open futures contracts	480,661		(820,436)	(339,775)

Meats contracts	Net Unrealized gain (loss) on open futures contracts	37,013		(5,967)	31,046

Metals contracts	Net Unrealized gain (loss) on open futures contracts	1,464,763		(828,583)	636,180

Soft commodities contracts	Net Unrealized gain (loss) on open futures contracts	371,081		(161,787)	209,294

Stock indices contracts	Net Unrealized gain (loss) on open futures contracts	867,587		(349,210)	518,377

		$5,223,195		$(2,578,536)	$2,644,659

Forward currency contracts	Net Unrealized gain (loss) on open forward currency contracts	$573,423		$(547,796)	$25,627

Swap Contracts*	Net Unrealized gain (loss) on open swap contracts	$1,179,312		$—	$1,179,312

*At December 31, 2017, the sector exposure of the CTA indices underlying the swaps was:

Deutsche Bank total return swap, termination date March 29, 2019
Agricultural contracts	3%
Energy contracts	3%
Interest rate contracts	54%
Metals contracts	4%
Stock indices contracts	16%
Forward currency contracts	20%
Total	100%

Deutsche Bank total return swap, termination date July 1, 2020
Interest rate contracts	44%
Stock indices contracts	14%
Forward currency contracts	42%
Total	100%

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

(Unaudited)

The Effect of Derivative Instruments on the Consolidated Statement of Operations for the Three Months Ended March 31, 2018 and 2017

		Three Months Ended	Three Months Ended
Type of Contract		March 31, 2018	March 31, 2017

Agriculturals contracts	Net gain (loss) from futures trading	$(736,354)	$(646,957)
Currencies contracts	Net gain (loss) from futures trading	112,083	(1,578,888)
Energy contracts	Net gain (loss) from futures trading	(437,551)	(3,111,188)
Interest rates contracts	Net gain (loss) from futures trading	457,206	(3,155,183)
Meats contracts	Net gain (loss) from futures trading	(108,284)	(7,808)
Metals contracts	Net gain (loss) from futures trading	(899,375)	55,883
Soft commodities contracts	Net gain (loss) from futures trading	657,094	377,913
Stock indices	Net gain (loss) from futures trading	(2,966,998)	9,078,242
Forward Currency Contracts	Net gain (loss) from forward trading	79,074	(545,656)
Swap Contracts	Net gain (loss) from swap trading	294,820	454,233

		$(3,548,285)	$920,591

Line Item in Consolidated Statement of Operations	Three Months Ended
	March 31, 2018	March 31, 2017

Net gain (loss) from futures trading
Realized	$(1,918,046)	$2,661,434
Change in unrealized	(2,004,133)	(1,649,420)
Total realized and change in unrealized net gain (loss) from futures trading	$(3,922,179)	$1,012,014

Net gain (loss) from forward trading
Realized	$(44,397)	$(67,154)
Change in unrealized	123,471	(478,502)
Total realized and change in unrealized net gain (loss) from forward trading	$79,074	$(545,656)

Net gain (loss) from swap trading
Change in unrealized	$294,820	$454,233
Total realized and change in unrealized net gain (loss) from swap trading	$294,820	$454,233

Total realized and change in unrealized net gain (loss) from futures, forward and swap trading	$(3,548,285)	$920,591

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

(Unaudited)

The tables below show the gross amounts of recognized derivative assets and gross amounts offset in the accompanying Consolidated Statements of Financial Condition:

Offsetting of Derivative Assets

As of March 31, 2018

			Net Amount of
		Gross Amounts	Unrealized Gain
		Offset in the	Presented in
	Gross Amount of	Consolidated	the Consolidated
	Recognized	Statement of	Statement of
Type of Instrument	Assets	Financial Condition	Financial Condition

U.S. and foreign futures contracts	$3,172,216	$(2,531,690)	$640,526
Forward contracts	397,363	(248,265)	149,098
Swap contracts	2,113,139	(639,007)	1,474,132
Total derivatives	$5,682,718	$(3,418,962)	$2,263,756

Offsetting of Derivative Liabilities

As of March 31, 2018

			Net Amount of
		Gross Amounts	Unrealized Gain
		Offset in the	Presented in
	Gross Amount of	Consolidated	the Consolidated
	Recognized	Statement of	Statement of
Type of Instrument	Liabilities	Financial Condition	Financial Condition

U.S. and foreign futures contracts	$2,531,690	$(2,531,690)	$—
Forward contracts	248,265	(248,265)	—
Swap contracts	639,007	(639,007)	—
Total derivatives	$3,418,962	$(3,418,962)	$—

Derivatives Assets and Liabilities and Collateral Received by Counterparty

As of March 31, 2018

		Gross Amounts Not Offset in the Consolidated
		Statement of Financial Condition
	Net Amount of
	Unrealized Gain
	Presented in
	the Consolidated
	Statement of	Financial	Cash Collateral
Counterparty	Financial Condition	Instruments	Received	Net Amount

Deutsche Bank AG	$1,474,132	$—	$—	$1,474,132
SG Americas Securities, LLC	715,080	—	—	715,080
UBS AG	4,009	—	—	4,009
Wells Fargo Securities, LLC	70,535	—	—	70,535
Total	$2,263,756	$—	$—	$2,263,756

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

(Unaudited)

Offsetting of Derivative Assets

As of December 31, 2017

			Net Amount of
		Gross Amounts	Unrealized Gain
		Offset in the	Presented in
	Gross Amount of	Consolidated	the Consolidated
	Recognized	Statement of	Statement of
Type of Instrument	Assets	Financial Condition	Financial Condition

U.S. and foreign futures contracts	$5,223,195	$(2,578,536)	$2,644,659
Forward contracts	573,423	(547,796)	25,627
Swap contracts	1,179,312	—	1,179,312
Total derivatives	$6,975,930	$(3,126,332)	$3,849,598

Offsetting of Derivative Liabilities

As of December 31, 2017

			Net Amount of
		Gross Amounts	Unrealized Gain
		Offset in the	Presented in
	Gross Amount of	Consolidated	the Consolidated
	Recognized	Statement of	Statement of
Type of Instrument	Liabilities	Financial Condition	Financial Condition

U.S. and foreign futures contracts	$2,578,536	$(2,578,536)	$—
Forward contracts	547,796	(547,796)	—
Swap contracts	—	—	—
Total derivatives	$3,126,332	$(3,126,332)	$—

Derivatives Assets and Liabilities and Collateral Received by Counterparty

As of December 31, 2017

		Gross Amounts Not Offset in the Consolidated
		Statement of Financial Condition
	Net Amount of
	Unrealized Gain
	Presented in
	the Consolidated
	Statement of	Financial	Cash Collateral
Counterparty	Financial Condition	Instruments	Received	Net Amount

Deutsche Bank AG	$1,179,312	$—	$—	$1,179,312
SG Americas Securities, LLC	1,805,261	—	—	1,805,261
UBS AG	(60,011)	—	—	(60,011)
Wells Fargo Securities, LLC	925,036	—	—	925,036
Total	$3,849,598	$—	$—	$3,849,598

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

(Unaudited)

Note 11. Subsequent Events

The Partnership has evaluated subsequent events for potential recognition and/or disclosure through date of issuance.  Subsequent to March 31, 2018, there were contributions and redemptions totaling approximately $166 and $0, respectively.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of

Grant Park Futures Fund Limited Partnership

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial condition, including the consolidated condensed schedule of investments, of Grant Park Futures Fund Limited Partnership (the “Partnership”) as of December 31, 2017 and 2016, the related consolidated statements of operations and changes in partners’ capital (net asset value) for each of the three years in the period ended December 31, 2017, and the related notes to the consolidated financial statements (collectively, the financial statements).  In our opinion, the financial statements present fairly, in all material respects, the financial position of the Partnership as of December 31, 2017 and 2016, and the results of its operations for each of the three years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Partnership’s management.  Our responsibility is to express an opinion on the Partnership’s financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Partnership in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting.  Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks.  Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.  Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audits provide a reasonable basis for our opinion.

/s/ RSM US LLP

We have served as the Partnership’s auditor since 2003.

Chicago, Illinois

March 2, 2018

Grant Park Futures Fund Limited Partnership

Consolidated Statements of Financial Condition

December 31, 2017 and 2016

	December 31,	December 31,
	2017	2016
Assets
Equity in brokers' trading accounts:
Cash	$29,435,769	$31,854,126
Net unrealized gain (loss) on open futures contracts	2,644,659	2,279,924
Net unrealized gain (loss) on open forward currency contracts	25,627	705
Net unrealized gain (loss) on open swap contracts	1,179,312	(734,698)
Total equity in brokers' trading accounts	33,285,367	33,400,057
Cash and cash equivalents	8,358,825	49,647,370
Securities owned, at fair value (cost $74,547,232 and $87,212,372, respectively)	74,642,951	87,511,963
Interest and dividend receivable, net	11,512	30,508
Total assets	$116,298,655	$170,589,898
Liabilities and Partners' Capital (Net Asset Value)
Liabilities
Brokerage charge payable	$563,127	$858,221
Accrued incentive fees	68,968	128,365
Organization and offering costs payable	27,937	41,026
Accrued operating expenses	24,331	35,530
Redemptions payable to limited partners	2,130,670	4,161,818
Total liabilities	2,815,033	5,224,960
Partners' Capital (Net Asset Value)
General Partner
Class A (307.34 units outstanding at both December 31, 2017 and December 31, 2016)	322,836	333,239
Legacy 1 Class (574.13 units outstanding at both December 31, 2017 and December 31, 2016)	483,449	487,634
Legacy 2 Class (263.13 units outstanding at both December 31, 2017 and December 31, 2016)	216,389	218,807
Global 1 Class (469.97 and 924.77 units outstanding at December 31, 2017 and December 31, 2016, respectively)	392,629	775,716
Global 2 Class (231.81 units outstanding at both December 31, 2017 and December 31, 2016 )	189,644	190,820

Limited Partners
Class A (6,818.01 and 8,520.61 units outstanding at December 31, 2017 and December 31, 2016, respectively)	7,161,658	9,238,467
Class B (84,494.74 and 111,286.78 units outstanding at December 31, 2017 and December 31, 2016, respectively)	72,443,010	99,127,541
Legacy 1 Class (777.22 and 942.38 units outstanding at December 31, 2017 and December 31, 2016, respectively)	654,458	800,410
Legacy 2 Class (219.09 and 300.83 units outstanding at December 31, 2017 and December 31, 2016, respectively)	180,172	250,158
Global 1 Class (30,151.86 and 39,439.76 units outstanding at December 31, 2017 and December 31, 2016, respectively)	25,189,596	33,082,784
Global 2 Class (1,069.68 and 2,264.59 units outstanding at December 31, 2017 and December 31, 2016, respectively)	875,122	1,864,195
Global 3 Class (7,650.73 and 26,405.78 units outstanding at December 31, 2017 and December 31, 2016, respectively)	5,374,659	18,995,167
Total partners' capital (net asset value)	113,483,622	165,364,938
Total liabilities and partners' capital (net asset value)	$116,298,655	$170,589,898

The accompanying notes are an integral part of these consolidated financial statements.

Grant Park Futures Fund Limited Partnership

Consolidated Condensed Schedule of Investments

December 31, 2017

Futures, Forward and Swap Contracts

	Unrealized gain/(loss) on open long contracts	Percent of Partners’ Capital (Net Asset Value)	Unrealized gain/(loss) on open short contracts	Percent of Partners’ Capital (Net Asset Value)	Net unrealized gain/(loss) on open contracts	Percent of Partners’ Capital (Net Asset Value)

Futures Contracts *
U.S. Futures Positions:
Agriculturals	$(11,912)	(0.01)%	$149,021	0.13%	$137,109	0.12%
Currencies	$391,917	0.35%	$(65,662)	(0.06)%	$326,255	0.29%
Energy	$1,144,493	1.01%	$(98,244)	(0.09)%	$1,046,249	0.92%
Interest rates	$19,476	0.02%	$274,668	0.24%	$294,144	0.26%
Meats	$30,083	0.03%	$963	—%	$31,046	0.03%
Metals	$497,533	0.44%	$(111,735)	(0.10)%	$385,798	0.34%
Soft commodities	$217,286	0.19%	$(23,266)	(0.02)%	$194,020	0.17%
Stock indices and single stock futures	$355,178	0.31%	$(41,722)	(0.03)%	$313,456	0.28%
Total U.S. Futures Positions	$2,644,054		$84,023		$2,728,077

Foreign Futures Positions:
Agriculturals	$—	—%	$13,080	0.01%	$13,080	0.01%
Currencies	$19,742	0.02%	$47,586	0.04%	$67,328	0.06%
Energy	$(484)	—%	$—	—%	$(484)	—%
Interest rates	$(580,554)	(0.51)%	$(53,365)	(0.05)%	$(633,919)	(0.56)%
Metals	$922,460	0.81%	$(672,078)	(0.59)%	$250,382	0.22%
Soft commodities	$—	—%	$15,274	0.01%	$15,274	0.01%
Stock indices	$153,925	0.14%	$50,996	0.04%	$204,921	0.18%
Total Foreign Futures Positions	$515,089		$(598,507)		$(83,418)
Total Futures Contracts	$3,159,143	2.78%	$(514,484)	(0.45)%	$2,644,659	2.33%

Forward Contracts *
Currencies	$179,608	0.16%	$(153,981)	(0.14)%	$25,627	0.02%

Swap Contracts
Deutsche Bank total return swap, Termination date March 29, 2019	$56,614	0.05%	$—	—%	$56,614	0.05%
Deutsche Bank total return swap, Termination date July 1, 2020	$1,122,698	0.99%	$—	—%	$1,122,698	0.99%
Total Swap Contracts	$1,179,312	1.04%	$—	—%	$1,179,312	1.04%

Total Futures, Forward and
Swap Contracts	$4,518,063	3.98%	$(668,465)	(0.59)%	$3,849,598	3.39%

*No futures and forward contract position constituted greater than 1 percent of partners’ capital (net asset value). Accordingly, the number of contracts and expiration dates are not presented.

The condensed schedule of investments by unit class is presented in footnote 7.

The accompanying notes are an integral part of these consolidated financial statements.

Grant Park Futures Fund Limited Partnership

Consolidated Condensed Schedule of Investments (continued)

December 31, 2017

Securities owned

U.S. Government-sponsored enterprises

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$38,000,000	10/15/2018-8/1/2019	Federal Farm Credit Banks, 1.1-1.3%	$38,103,115	33.58%
$19,000,000	8/24/2018-12/2/2019	Federal Home Loan Banks, 1.1-1.5%	$19,067,301	16.80%
$2,500,000	7/19/2019	Federal Agricultural Mortgage Corp., 1.1%	$2,512,825	2.21%
	Total U.S. Government-sponsored enterprises (cost $59,497,750)		$59,683,241	52.59%

U.S. Corporate bonds

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$2,000,000	2/16/2018	American Honda Finance Co, 1.5%	$2,012,166	1.77%
$2,000,000	2/1/2018	Wells Fargo & Company, 1.7%	$2,054,557	1.81%
	Total U.S. Corporate bonds (cost $4,040,501)		$4,066,723	3.58%

U.S. Mutual fund

			Percent of
			Partners' Capital
Shares	Description	Fair Value	(net asset value)
689,730	Grant Park Absolute Return Fund - Class I (cost $7,779,984)	$7,683,587	6.77%

U.S. Exchange-traded funds

			Percent of
			Partners' Capital
Shares	Description	Fair Value	(net asset value)
110,000	Exchange-traded funds (cost $3,228,997) **	$3,209,400	2.83%

		Percent of
		Partners' Capital
	Fair Value	(net asset value)
Total securities owned (cost of $74,547,232)	$74,642,951	65.77%

**   No individual position constituted greater than 1 percent of partners' capital (net asset value).

The condensed schedule of investments by unit class is presented in footnote 7.

The accompanying notes are an integral part of these consolidated financial statements.

Grant Park Futures Fund Limited Partnership

Consolidated Condensed Schedule of Investments

December 31, 2016

Futures, Forward and Swap Contracts

	Unrealized gain/(loss) on open long contracts	Percent of Partners’ Capital (Net Asset Value)	Unrealized gain/(loss) on open short contracts	Percent of Partners’ Capital (Net Asset Value)	Net unrealized gain/(loss) on open contracts	Percent of Partners’ Capital (Net Asset Value)

Futures Contracts *
U.S. Futures Positions:
Agriculturals	$(186,627)	(0.11)%	$43,391	0.02%	$(143,236)	(0.09)%
Currencies	$116,150	0.07%	$301,634	0.18%	$417,784	0.25%
Energy	$540,550	0.32%	$(5,443)	—%	$535,107	0.32%
Interest rates	$21,206	0.01%	$(45,121)	(0.02)%	$(23,915)	(0.01)%
Meats	$69,709	0.04%	$(375)	—%	$69,334	0.04%
Metals	$(74,055)	(0.04)%	$143,785	0.08%	$69,730	0.04%
Soft commodities	$(22,484)	(0.01)%	$256,819	0.15%	$234,335	0.14%
Stock indices and single stock futures	$(267,818)	(0.16)%	$27,874	0.01%	$(239,944)	(0.15)%
Total U.S. Futures Positions	$196,631		$722,564		$919,195

Foreign Futures Positions:
Agriculturals	$1,089	—%	$1,439	—%	$2,528	—%
Energy	$8,773	0.01%	$—	—%	$8,773	0.01%
Interest rates	$307,223	0.19%	$(31,790)	(0.02)%	$275,433	0.17%
Metals	$(76,499)	(0.05)%	$329,003	0.20%	$252,504	0.15%
Soft commodities	$6,462	—%	$17,276	0.01%	$23,738	0.01%
Stock indices	$848,710	0.51%	$(50,957)	(0.03)%	$797,753	0.48%
Total Foreign Futures Positions	$1,095,758		$264,971		$1,360,729
Total Futures Contracts	$1,292,389	0.78%	$987,535	0.59%	$2,279,924	1.37%

Forward Contracts *
Currencies	$(9,770)	(0.01)%	$10,475	0.01%	$705	—%

Swap Contracts
Deutsche Bank total return swap, Termination date March 29, 2019	$(1,139,264)	(0.68)%	$—	—%	$(1,139,264)	(0.68)%
Deutsche Bank total return swap, Termination date July 1, 2020	$404,566	0.24%	$—	—%	$404,566	0.24%
Total Swap Contracts	$(734,698)	(0.44)%	$—	—%	$(734,698)	(0.44)%

Total Futures, Forward and
Swap Contracts	$547,921	0.33%	$998,010	0.60%	$1,545,931	0.93%

*No individual futures and forward contract position constituted greater than 1 percent of partners’ capital (net asset value). Accordingly, the number of contracts and expiration dates are not presented.

The condensed schedule of investments by unit class is presented in footnote 7.

The accompanying notes are an integral part of these consolidated financial statements.

Grant Park Futures Fund Limited Partnership

Consolidated Condensed Schedule of Investments (continued)

December 31, 2016

Securities owned

U.S. Government-sponsored enterprises

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$47,500,000	9/28/2018-8/1/2019	Federal Farm Credit Banks, 1.1-1.3%	$47,629,368	28.80%
$19,000,000	8/24/2018-12/2/2019	Federal Home Loan Banks, 1.1-1.5%	$19,067,300	11.53%
$2,500,000	7/19/2019	Federal Agricultural Mortgage Corp., 1.1%	$2,512,825	1.52%
	Total U.S. Government-sponsored enterprises (cost $68,999,520)		$69,209,493	41.85%

U.S. Corporate bonds

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$1,900,000	6/1/2017	American Electric Power, 1.8%	$1,932,728	1.17%
$2,000,000	2/16/2018	American Honda Finance Co, 1.5%	$2,013,468	1.22%
$1,840,000	12/1/2017	AT&T Inc., 1.8%	$1,835,800	1.11%
$1,905,000	3/4/2017	GATX Corporation, 1.8%	$1,910,867	1.16%
$2,000,000	2/1/2018	Wells Fargo & Company, 1.7%	$2,133,790	1.29%
$1,325,000	9/22/2017	Other, 1.5%**	$1,331,579	0.80%
	Total U.S. Corporate bonds (cost $11,093,510)		$11,158,232	6.75%

U.S. Commercial paper

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$4,000,000	3/3/2017	Coca-Cola Corp.,0.8%	$3,994,645	2.42%
$3,150,000	1/3/2017-1/9/2017	Others, 0.9-1.4% **	$3,149,593	1.90%
	Total U.S. Commercial paper (cost $7,119,342)		$7,144,238	4.32%

		Percent of
		Partners' Capital
	Fair Value	(net asset value)
Total securities owned (cost of $87,212,372)	$87,511,963	52.92%

**No individual position constituted greater than 1 percent of partners’ capital (net asset value).

The condensed schedule of investments by unit class is presented in footnote 7.

The accompanying notes are an integral part of these consolidated financial statements.

Grant Park Futures Fund Limited Partnership

Consolidated Statements of Operations

Years Ended December 31, 2017, 2016 and 2015

	2017	2016	2015
Net trading gains (losses)
Net gain (loss) from futures trading
Realized	$3,217,037	$13,721,540	$(1,421,184)
Change in unrealized	364,735	1,452,328	(10,721,873)
Commissions	(2,001,485)	(2,904,046)	(3,977,978)
Net gains (losses) from futures trading	1,580,287	12,269,822	(16,121,035)

Net gain (loss) from forward trading
Realized	(2,396,861)	84,586	(2,018,078)
Change in unrealized	24,922	241,364	(59,436)
Commissions	(1,511)	(3,019)	(5,804)
Net gains (losses) from forward trading	(2,373,450)	322,931	(2,083,318)

Net gain (loss) from swap trading
Change in unrealized	1,914,010	(1,902,797)	1,168,100
Net gains (losses) from swap trading	1,914,010	(1,902,797)	1,168,100

Net gain (loss) from securities
Realized	(33,250)	—	—
Change in unrealized	(86,252)	—	—
Net gains (losses) from securities	(119,502)	—	—

Net trading gains (losses)	1,001,345	10,689,956	(17,036,253)

Net investment income (loss)
Income
Interest income	1,057,222	1,316,496	1,280,436
Dividend income	501,762	—	—
Total income	1,558,984	1,316,496	1,280,436
Expenses from operations
Brokerage charge	6,254,853	9,505,888	13,588,815
Incentive fees	383,405	771,804	2,561,516
Organizational and offering costs	396,889	571,407	770,629
Operating expenses	344,710	493,715	666,353
Total expenses	7,379,857	11,342,814	17,587,313
Net investment loss	$(5,820,873)	$(10,026,318)	$(16,306,877)
Net income (loss)	$(4,819,528)	$663,638	$(33,343,130)

Net income (loss) per unit (based on weighted average number of units outstanding during the period) and increase (decrease) in net asset value per unit for the period:
General Partner & Limited Partner Class A Units	$(33.85)	$(8.55)	$(154.77)
General Partner & Limited Partner Class B Units	$(33.37)	$(13.39)	$(134.71)
General Partner & Limited Partner Legacy 1 Class Units	$(7.29)	$11.81	$(97.61)
General Partner & Limited Partner Legacy 2 Class Units	$(9.19)	$9.36	$(98.07)
General Partner & Limited Partner Global 1 Class Units	$(3.40)	$21.11	$(95.53)
General Partner & Limited Partner Global 2 Class Units	$(5.07)	$20.16	$(95.66)
General Partner & Limited Partner Global 3 Class Units	$(16.86)	$5.70	$(98.81)

The accompanying notes are an integral part of these consolidated financial statements.

Grant Park Futures Fund Limited Partnership

Consolidated Statements of Changes in Partners’ Capital (Net Asset Value)
Years Ended December 31, 2017, 2016 and 2015

	Class A				Class B				Legacy 1 Class				Legacy 2 Class
	General Partner		Limited Partners		General Partner		Limited Partners		General Partner		Limited Partners		General Partner		Limited Partners
	Number		Number		Number		Number		Number		Number		Number		Number
	of Units	Amount	of Units	Amount	of Units	Amount	of Units	Amount	of Units	Amount	of Units	Amount	of Units	Amount	of Units	Amount

Partners’ capital,
December 31, 2014	307.34	$383,435	12,125.34	$15,127,238	—	$—	155,869.84	$161,924,013	1,025.00	$958,529	1,802.74	$1,685,836	263.13	$242,148	724.42	$666,651
Contributions	—	—	—	—	—	—	—	—	—	—	—	—	—	—	-	—
Redemptions	—	—	(2,367.35)	(2,654,887)	—	—	(22,241.18)	(21,708,027)	—	—	(540.60)	(480,775)	-	—	(208.90)	(187,697)
Net income (loss)	—	(47,567)	—	(1,808,792)	—	—	—	(19,398,126)	—	(100,051)	—	(147,970)	—	(25,804)	—	(55,101)
Partners’ capital,
December 31, 2015	307.34	$335,868	9,757.99	$10,663,559	—	$—	133,628.66	$120,817,860	1,025.00	$858,478	1,262.14	$1,057,091	263.13	$216,344	515.52	$423,853
Contributions	—	—	—	—	—	—	—	—	—	—	63.13	55,000	—	—	-	—
Redemptions	—	—	(1,237.38)	(1,384,429)	—	—	(22,341.88)	(20,619,825)	(450.87)	(400,000)	(382.89)	(332,692)	—	—	(214.69)	(181,799)
Net income (loss)	—	(2,629)	—	(40,663)	—	—	—	(1,070,494)	—	29,156	—	21,011	—	2,463	—	8,104
Partners’ capital,
December 31, 2016	307.34	$333,239	8,520.61	$9,238,467	—	$—	111,286.78	$99,127,541	574.13	$487,634	942.38	$800,410	263.13	$218,807	300.83	$250,158
Contributions	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Redemptions	—	—	(1,702.60)	(1,799,637)	—	—	(26,792.04)	(22,962,984)	—	—	(165.16)	(138,281)	—	—	(81.74)	(66,059)
Net income (loss)	—	(10,403)	—	(277,172)	—	—	—	(3,721,547)	—	(4,185)	—	(7,671)	—	(2,418)	—	(3,927)
Partners’ capital,
December 31, 2017	307.34	$322,836	6,818.01	$7,161,658	—	$—	84,494.74	$72,443,010	574.13	$483,449	777.22	$654,458	263.13	$216,389	219.09	$180,172

Net asset value per unit at December 31, 2015		$1,092.80				$904.13				$837.54				$822.19

Net asset value per unit at December 31, 2016		$1,084.25				$890.74				$849.35				$831.55

Net asset value per unit at December 31, 2017		$1,050.40				$857.37				$842.06				$822.36

The accompanying notes are an integral part of these consolidated financial statements.

Grant Park Futures Fund Limited Partnership

Consolidated Statements of Changes in Partners’ Capital (Net Asset Value)

Years Ended December 31, 2017, 2016 and 2015 (continued)

	Global 1 Class				Global 2 Class				Global 3 Class
	General Partner		Limited Partners		General Partner		Limited Partners		General Partner		Limited Partners
	Number		Number		Number		Number		Number		Number		Total
	of Units	Amount	of Units	Amount	of Units	Amount	of Units	Amount	of Units	Amount	of Units	Amount	Amount
Partners’ capital,
December 31, 2014	1,372.89	$1,253,774	9,206.57	$8,407,766	1,329.58	$1,194,874	5,196.84	$4,670,326	—	$—	125,561.73	$102,014,598	$298,529,188
Contributions	—	—	19,977.51	18,081,254	—	—	-	—	—	—	2,049.41	1,669,956	19,751,210
Redemptions	—	—	(6,680.39)	(5,837,752)	-	—	(1,703.32)	(1,440,566)	—	—	(49,191.57)	(38,892,725)	(71,202,429)
Net income (loss)	—	(131,152)	—	(2,249,884)	—	(127,181)	—	(424,356)	—	—	—	(8,827,146)	(33,343,130)
Partners’ capital,
December 31, 2015	1,372.89	$1,122,622	22,503.69	$18,401,384	1,329.58	$1,067,693	3,493.52	$2,805,404	—	$—	78,419.57	$55,964,683	$213,734,839
Contributions	—	—	30,189.70	26,088,861	—	—	-	—	—	—	34.49	24,408	26,168,269
Redemptions	(448.12)	(400,000)	(13,253.63)	(11,181,039)	(1,097.77)	(900,000)	(1,228.93)	(1,025,747)	—	—	(52,048.28)	(38,776,277)	(75,201,808)
Net income (loss)	—	53,094	—	(226,422)	—	23,127	—	84,538	—	—	—	1,782,353	663,638
Partners’ capital,
December 31, 2016	924.77	$775,716	39,439.76	$33,082,784	231.81	$190,820	2,264.59	$1,864,195	—	$—	26,405.78	$18,995,167	$165,364,938
Contributions	—	—	9,317.62	7,599,286	—	—	—	—	—	—	95.04	68,925	7,668,211
Redemptions	(454.80)	(365,000)	(18,605.52)	(15,312,133)	—	—	(1,194.91)	(966,199)	—	—	(18,850.09)	(13,119,706)	(54,729,999)
Net income (loss)	—	(18,087)	—	(180,341)	—	(1,176)	—	(22,874)	—	—	—	(569,727)	(4,819,528)
Partners’ capital,
December 31, 2017	469.97	$392,629	30,151.86	$25,189,596	231.81	$189,644	1,069.68	$875,122	—	$—	7,650.73	$5,374,659	$113,483,622

Net asset value per unit at December 31, 2015		$817.71				$803.03				$713.66

Net asset value per unit at December 31, 2016		$838.82				$823.19				$719.36

Net asset value per unit at December 31, 2017		$835.42				$818.12				$702.50

The accompanying notes are an integral part of these consolidated financial statements.

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Note 1.  Nature of Business and Significant Accounting Policies

Nature of business: Grant Park Futures Fund Limited Partnership (the “Partnership”) was organized as a limited partnership under Illinois law in August 1988 and will continue until December 31, 2027, unless terminated sooner as provided for in its Limited Partnership Agreement. As a commodity investment pool, the Partnership is subject to the regulations of the Commodity Futures Trading Commission (“CFTC”), an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of the various commodity exchanges where the Partnership executes transactions. Additionally, the Partnership is subject to the requirements of futures commission merchants (“FCMs”) and interbank and other market makers through which the Partnership trades. The Partnership is a registrant with the Securities and Exchange Commission (“SEC”), and, accordingly is subject to the regulatory requirements under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

The Partnership engages in the speculative trading of futures and forward contracts for commodities, financial instruments or currencies, any rights pertaining thereto and any options thereon, or on physical commodities, equities, listed options, swap transactions and broad based exchange-traded funds. The Partnership may also engage in hedge, arbitrage and cash trading of commodities and futures.

The Partnership is a multi-advisor commodity pool that invests the assets of each class of the Partnership in the Partnership’s subsidiary limited liability trading companies (each, a “Trading Company” and collectively, the “Trading Companies”)  which (i) enter into advisory agreements with the independent commodity trading advisors retained by the general partner; (ii) enter into swap transactions or derivative instruments tied to the performance of certain reference traders; and/or (iii) allocate assets to the Partnership’s cash management trading company. The Partnership’s general partner, commodity pool operator and sponsor is Dearborn Capital Management, L.L.C. (“the General Partner”), an Illinois limited liability company. The Trading Companies were set up to, among other things, segregate risk by commodity trading advisor or reference trader. Effectively, this structure isolates one trading advisor or reference trader from another and any losses from one Trading Company will not carry over to the other Trading Companies. The following is a list of the Trading Companies, for which the Partnership is the sole member and all of which were organized as Delaware limited liability companies:

GP 1, LLC (“GP 1”)   GP 5, LLC (“GP 5”)   GP 11, LLC (“GP 11”)   GP 18, LLC (“GP 18”)

GP 3, LLC (“GP 3”)   GP 8, LLC (“GP 8”)   GP 14, LLC (“GP 14”)

GP 4, LLC (“GP 4”)   GP 9, LLC (“GP 9”)   GP 17, LLC (“GP 17”)

There were no assets allocated to GP 3, GP 6, LLC, and GP 15, LLC as of December 31, 2017 and 2016.  GP 6, LLC and GP 15, LLC were closed in July 2017.

Additionally, GP Cash Management, LLC (“GP Cash Management”) was created as a Delaware limited liability company to collectively manage and invest excess cash not required to be held at clearing brokers. The excess cash is held in a separate account in the name of GP Cash Management, LLC and custodied at State Street Bank and Trust Company or invested in mutual funds.  The members of GP Cash Management are the Trading Companies.

Classes of interests: The Partnership has seven classes of limited partner interests (each, a “Class” and collectively, the “Interests”), Class A, Class B, Legacy 1 Class, Legacy 2 Class, Global Alternative Markets 1 (“Global 1”) Class, Global Alternative Markets 2 (“Global 2”) Class and Global Alternative Markets 3 (“Global 3”) Class units.

The Class A and Class B units are outstanding but are no longer offered by the Partnership. Both Class A and Class B units are traded pursuant to identical trading programs and differ only in respect to the brokerage charge payable to the General Partner.

The Legacy 1 Class and Legacy 2 Class units are traded pursuant to trading programs pursuing a technical trend trading philosophy, which is the same trading philosophy used for the Class A and Class B units. The Legacy 1

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Class and Legacy 2 Class units differ in respect to the General Partner’s brokerage charge and organization and offering costs. The Legacy 1 Class and Legacy 2 Class units are offered only to investors who are represented by approved selling agents who are directly compensated by the investor for services rendered in connection with an investment in the Partnership (such arrangements commonly referred to as “wrap-accounts”).

The Global 1 Class, Global 2 Class and Global 3 Class units are traded pursuant to trading programs pursuing technical trend trading philosophies. The Global 1 Class, Global 2 Class and Global 3 Class units differ in respect to the General Partner’s brokerage charge. The Global 1 Class and Global 2 Class units are offered only to investors in wrap accounts.

The Partnership’s significant accounting policies are as follows:

Accounting Principles: Pursuant to rules and regulations of the SEC, audited consolidated financial statements of the Partnership are prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”). The Partnership is an investment company and follows accounting and reporting guidance under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 946, Financial Services – Investment Companies.

Consolidation: The Partnership is the sole member of each of the Trading Companies. The Trading Companies, in turn, are the only members of GP Cash Management. The Partnership presents consolidated financial statements, which include the accounts of the Trading Companies and GP Cash Management. All material inter-company accounts and transactions are eliminated in consolidation.

Use of estimates: The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents: Cash and cash equivalents may include cash, overnight investments, commercial paper, U.S. treasury bills, money market funds and short-term investments in interest-bearing demand deposits with banks and cash managers with original maturities of three months or less at the date of acquisition.

Valuation of investments: All investments are used for trading purposes and recorded at their estimated fair value, as described in Note 2. Substantially all of the Partnership’s assets and liabilities are considered financial instruments and are recorded at fair value or at carrying amounts that approximate fair value because of the short maturity of the instruments.

Investment transactions, investment income and expenses: Futures contracts, forward contracts and options on futures and forward contracts and securities are recorded on a trade date basis and realized gains or losses are recognized when contracts/positions are liquidated. Unrealized gains or losses on open contracts/positions (the difference between contract trade price and market price) or securities are reported in the consolidated statement of financial condition as a net unrealized gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with FASB ASC 210-20, Balance Sheet, Offsetting. Any change in net unrealized gain or loss from the preceding period is reported in the consolidated statement of operations. Interest income and expense is recognized under the accrual basis.  Dividend income is recognized on the ex-dividend date.

Set forth in Note 11 are instruments and transactions eligible for offset in the consolidated statement of financial condition and which are subject to derivative clearing agreements with the Partnership’s clearing brokers.  Each clearing broker nets margin held on behalf of the Partnership or payment obligations of the clearing broker to the Partnership against any payment obligations of the Partnership to the clearing broker.  The Partnership is required to deposit margin at each clearing broker to meet the original and maintenance requirements established by that clearing broker, and/or the exchange or clearinghouse associated with the exchange on which the instrument is traded.  The derivative clearing

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

agreements give each clearing broker a security interest in this margin to secure any liabilities owed to the clearing broker arising from a default by the Partnership.

Commissions: Commissions and other trading fees are expensed when contracts are opened and closed, and are reflected separately in the consolidated statement of operations.

Redemptions payable: Pursuant to the provisions of FASB ASC 480, Distinguishing Liabilities from Equity, redemptions approved by the General Partner prior to month end with a fixed effective date and fixed amount are recorded as redemptions payable as of month end.

Income taxes: No provision for income taxes has been made in these consolidated financial statements as each partner is individually responsible for reporting income or loss based on its respective share of the Partnership’s income and expenses as reported for income tax purposes.

The Partnership follows the provisions of ASC 740, Income Taxes. FASB guidance requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Partnership’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained “when challenged” or “when examined” by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense and liability in the current year. If a tax position does not meet the minimum statutory threshold to avoid payment of penalties, an expense for the amount of the statutory penalty and interest, if applicable, shall be recognized in the consolidated statement of operations in the period in which the position is claimed or expected to be claimed.  As of December 31, 2017, management has determined that there are no material uncertain income tax positions and, accordingly, has not recorded a liability. The Partnership is generally not subject to examination by U.S. federal or state taxing authorities for tax years before 2014.

Organization and offering costs: All expenses incurred in connection with the organization and the ongoing public offering of partnership interests are paid by the General Partner and are reimbursed to the General Partner by the Partnership. This reimbursement is made monthly. In its discretion, the General Partner may require the Partnership to reimburse the General Partner in any subsequent calendar year for amounts that exceed the limits in Note 5 in any calendar year, provided that the maximum amount reimbursed by the Partnership will not exceed the overall limit. Amounts reimbursed by the Partnership with respect to the organization and the ongoing public offering expenses are charged to expense from operations at the time of reimbursement or accrual.  If the Partnership terminates prior to completion of payment of the calculated amounts to the General Partner, the General Partner will not be entitled to any additional payments, and the Partnership will have no further obligation to the General Partner. At December 31, 2017 and 2016, unreimbursed organization and offering costs incurred by the General Partner were approximately $268,000 and $91,000, respectively, and may be reimbursed by the Partnership in the future.

Foreign currency transactions: The Partnership’s functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the consolidated statement of financial condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

The Partnership does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized or unrealized gain or loss from investments.

Swap contracts: Certain Trading Companies of the Partnership strategically allocate a portion or all of their assets to total return swaps selected at the direction of the General Partner. A swap is a bilaterally negotiated agreement between two parties to exchange cash flows based upon an asset, rate or some other reference index. In a typical swap, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on one or more particular

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

predetermined investments or instruments. The gross returns to be exchanged or “swapped” between the parties are calculated with respect to a “notional amount” (i.e., the amount or value of the underlying asset used in computing the particular interest rate, return, or other amount to be exchanged) in a particular investment, or in a “basket” of commodities or other investments representing a particular index.  Changes in the value of the swap agreement are recognized as unrealized gains or losses in the consolidated statement of operations by marking to market on a daily basis to reflect the value of the swap agreement at the end of each day as reported by the swap counterparty. Realized gains and losses from a decrease in the notional value of the swap are recognized on trade date. A liquidation payment received or made at the termination of the swap agreement will first be offset against the swap balance outstanding at the time the position is liquidated, with the remainder being recorded as a realized gain or loss in the consolidated statement of operations.  Through its Trading Companies the Partnership has entered into total return swaps with Deutsche Bank AG.  The Partnership maintains cash as collateral to secure its obligations under the swaps.  As of December 31, 2017 and 2016, the notional value of the swaps was $56,138,617 and $60,638,617, respectively, and the cash margin balance was $13,982,500 and $12,996,500, respectively.  The swaps were effective July 1, 2015 and April 5, 2016 and have a term of five years and three years, respectively.

Statement of cash flows: The Partnership has elected not to provide statements of cash flows as permitted by FASB ASC 230, Statement of Cash Flows. The Partnership noted that as of and for the years ended December 31, 2017, 2016 and 2015, substantially all investments were highly liquid, all investments are carried at fair value, the Partnership carried no debt, and the statements of changes in partners’ capital (net asset value) is presented.

Recent accounting pronouncements: In December 2016, the FASB issued ASU 2016-19, Technical Corrections and Improvements.  The amendments in the update represent changes to clarify, correct errors, or make minor improvements to the Accounting Standards Codification.  Among the updates is an amendment to Topic 820, Fair Value Measurement, which clarifies the difference between a valuation approach and a valuation technique when applying the guidance in that Topic.  The amendment also requires an entity to disclose when there has been a change in either or both a valuation approach and/or a valuation technique.  The amended disclosure requirement is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016.  The Partnership adopted the amendment in ASU 2019-19 as of January 1, 2017, and the adoption did not have a material impact on the Partnership’s consolidated financial statements.

In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606) – Deferral of Effective Date, which defers the effective date of ASU 2014-09, Revenue from Contracts with Customers (Topic 606).  The amendments in ASU 2014-09 affect any entity that enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards.  In March 2016, April 2016 and May 2016, the FASB issued ASU 2016-08 Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net), ASU 2016-10 Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, and ASU 2016-12 Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients, respectively.  The amendments in these updates affect entities with transactions included within the scope of Topic 606. The scope of that Topic includes entities that enter into contracts with customers to transfer goods or services (that are an output of the entity’s ordinary activities) in exchange for consideration.   The guidance is effective for annual reporting periods beginning after December 15, 2017.  The Partnership adopted the accounting standard updates to Topic 606 as of January 1, 2018, and the adoption did not have a material impact on its consolidated financial statements.

 In January 2016, the FASB issued ASU 2016-01 Financial Instruments – Overall (Subtopic 825-10) Recognition and Measurement of Financial Assets and Liabilities.  The amendments in this update affect all entities that hold financial assets or owe financial liabilities.   The guidance will impact the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. The guidance is effective for fiscal years beginning after December 15, 2017.  The Partnership adopted ASU 2016-01 as of January 1, 2018, and the adoption did not have a material impact on its consolidated financial statements.

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Note 2. Fair Value Measurements

As described in Note 1, the Partnership follows the provisions of FASB ASC 820, Fair Value Measurements and Disclosures. FASB ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and sets out a fair value hierarchy. The Partnership utilizes valuation techniques to maximize the use of observable inputs and minimize the use of unobservable inputs. Assets and liabilities recorded at fair value are categorized within the fair value hierarchy based upon the level of judgment associated with the inputs used to measure their value. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). Inputs are broadly defined as assumptions market participants would use in pricing an asset or liability. The three levels of the fair value hierarchy are described below:

Level 1. Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2. Inputs other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly. A significant adjustment to a Level 2 input could result in the Level 2 measurement becoming a Level 3 measurement.

Level 3. Inputs that are unobservable for the asset or liability. The Partnership does not have any assets classified as Level 3.

The following section describes the valuation techniques used by the Partnership to measure different financial instruments at fair value and includes the level within the fair value hierarchy in which the financial instrument is categorized.

Fair value of exchange-traded futures contracts, options on futures contracts and exchange-traded funds are based upon exchange settlement prices as of the last business day of the reporting period. These financial instruments are classified in Level 1 of the fair value hierarchy.

The Partnership values forward contracts and options on forward contracts based on the average bid and ask price of quoted forward spot prices obtained as of the last business day of the reporting period, and forward contracts and options on forward contracts are classified in Level 2 of the fair value hierarchy.

The fair value of money market funds are based upon exchange settlement prices as of the last business day of the reporting period.  These financial instruments are classified in Level 1 of the fair value hierarchy.

Fair value of mutual funds is based upon quoted prices as of the last business day of the reporting period. These financial instruments are classified in Level 1 of the fair value hierarchy.

U.S. Government-sponsored enterprise securities and commercial paper are stated at cost plus accrued interest, which approximates fair value based on quoted market prices in an active market. The Partnership compares market prices quoted by dealers to the cost plus accrued interest to ensure a reasonable approximation of fair value. These securities are classified in Level 2 of the fair value hierarchy.

The Partnership values corporate bonds at cost plus accrued interest, which approximates fair value. Corporate bonds purchased are of a high credit quality and have observable market price quotations. The fair value of corporate bonds is evaluated considering market prices of the issuer quoted by dealers. Corporate bonds are classified in Level 2 of the fair value hierarchy.

The investment in total return swaps are reported at fair value based on daily price reporting from the swap counterparty which uses exchange prices to value most futures positions and the remaining positions are valued using proprietary pricing models of the counterparty. The Partnership’s swap transactions are a two-party contract entered into

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

primarily to exchange the returns earned or realized on particular pre-determined investments or instruments. The gross returns to be exchanged or swapped between parties are calculated with respect to a notional amount. The total return swaps have inputs which are transparent and can generally be corroborated by market data and therefore are classified within Level 2 of the fair value hierarchy.

The following table presents the Partnership’s fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis as of December 31, 2017:

Assets	Level 1	Level 2	Level 3	Total
Equity in brokers' trading accounts
U.S. and foreign futures contracts	$2,644,659	$—	$—	$2,644,659
Forward currency contracts	—	25,627	—	25,627
Swap contracts	—	1,179,312	—	1,179,312
Cash and cash equivalents
U.S. money market fund	2,543,917			2,543,917
U.S. commercial paper		5,815,806		5,815,806
Securities owned
U.S. Government-sponsored enterprises	—	59,683,241	—	59,683,241
U.S. corporate bonds	—	4,066,723	—	4,066,723
U.S. mutual fund	7,683,587	—	—	7,683,587
U.S. Exchange-traded funds	3,209,400	—	—	3,209,400
Total	$16,081,563	$70,770,709	$—	$86,852,272

The gross presentation of the fair value of the Partnership’s derivatives by contract type is shown in Note 11. See the consolidated condensed schedule of investments for detail by sector.

The following table presents the Partnership’s fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis as of December 31, 2016:

Assets	Level 1	Level 2	Level 3	Total
Equity in brokers' trading accounts
U.S. and foreign futures contracts	$2,279,924	$—	$—	$2,279,924
Forward currency contracts	—	705	—	705
Swap contracts	—	(734,698)	—	(734,698)
Cash and cash equivalents
U.S. money market fund	3,965,046		—	3,965,046
Foreign commercial paper	—	1,328,590	—	1,328,590
U.S. commercial paper	—	44,381,818	—	44,381,818
Securities owned
U.S. commercial paper	—	7,144,238	—	7,144,238
U.S. Government-sponsored enterprises	—	69,209,493	—	69,209,493
U.S. corporate bonds	—	11,158,232	—	11,158,232
Total	$6,244,970	$132,488,378	$—	$138,733,348

The gross presentation of the fair value of the Partnership’s derivatives by contract type is shown in Note 11. See the consolidated condensed schedule of investments for detail by sector.

The Partnership assesses the level of the investments at each measurement date, and transfers between levels are recognized on the actual date of the event or change in circumstances that caused the transfer in accordance with the Partnership’s accounting policy regarding the recognition of transfers between levels of the fair value hierarchy. There were no transfers among Levels 1, 2, and 3 during the years ended December 31, 2017 and 2016.

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Note 3. Deposits with Brokers and Interbank Market Makers

The Partnership, through the Trading Companies, deposits assets with SG Americas Securities, LLC and Wells Fargo Securities, LLC, subject to CFTC regulations and various exchange and broker requirements. Margin requirements may be satisfied by the deposit of U.S. Treasury bills, Government- sponsored enterprise securities and/or cash with such clearing brokers. The Partnership may earn interest income on its assets deposited with the clearing brokers.

The Partnership, through the Trading Companies, has entered into a relationship with Sociètè Gènèrale International Limited and UBS AG for the clearing of its OTC foreign currency transactions and with Deutsche Bank AG for its swap transactions.  The Partnership has entered into an International Swaps and Derivatives Association, Inc. master agreement with Deutsche Bank AG, Sociètè Gènèrale International Limited and UBS AG.  Margin requirements may be satisfied by the deposit of U.S. Treasury bills and/or cash with such interbank market makers or swap counterparties. The Partnership may earn interest income on its assets deposited with the interbank market makers.

Note 4. Commodity Trading Advisors and Reference Traders

The Partnership, through the Trading Companies, allocates assets to the commodity trading advisors or through swap transactions based on reference programs of such advisors. Each trading advisor that receives a direct allocation from the Partnership has entered into an advisory contract with the Partnership. The commodity trading advisors are Amplitude Capital International Limited (“Amplitude”), EMC Capital Advisors, LLC (“EMC”), Lynx Asset Management AB (“Lynx”), Quantica Capital AG (“Quantica”), Rabar Market Research, Inc. (“Rabar”), Revolution Capital Management, LLC (“RCM”) and Transtrend B.V.(“Transtrend”) (collectively, the “Advisors”). The Partnership will obtain the equivalent of net profits or net losses generated by H2O AM LLP (“H2O”) and Winton Capital Management Limited (“Winton”) as reference traders (“collectively, the “Reference Traders”) through off-exchange swap transactions and will not allocate assets to H2O or Winton directly.  The Advisors and Reference Traders are paid a consulting fee, either monthly or quarterly, directly or through swap transactions, ranging from 0.5 percent to 1 percent per annum of the Partnership’s month-end allocated net assets and a quarterly, semi-annual or annual incentive fee, directly or through swap transactions, ranging from 16 percent to 24.5 percent of the new trading profits on the allocated net assets of the Advisor or Reference Trader.

Note 5. General Partner and Related Party Transactions

The General Partner shall at all times, so long as it remains a general partner of the Partnership, own Units in the Partnership: (i) in an amount sufficient, in the opinion of counsel for the Partnership, for the Partnership to be taxed as a partnership rather than as an association taxable as a corporation; and (ii) during such time as the Units are registered for sale to the public, in an amount at least equal to the greater of: (a) 1 percent of all capital contributions of all Partners to the Partnership; or (b) $25,000; or such other amount satisfying the requirements then imposed by the North American Securities Administrators Association, Inc. (NASAA) Guidelines. Further, during such time as the Units are registered for sale to the public, the General Partner shall, so long as it remains a general partner of the Partnership, maintain a net worth (as such term may be defined in the NASAA Guidelines) at least equal to the greater of: (i) 5 percent of the total capital contributions of all partners and all limited partnerships to which it is a general partner (including the Partnership) plus 5 percent of the Units being offered for sale in the Partnership; or (ii) $50,000; or such other amount satisfying the requirements then imposed by the NASAA Guidelines. In no event, however, shall the General Partner be required to maintain a net worth in excess of $1,000,000 or such other maximum amount satisfying the requirements then imposed by the NASAA Guidelines.

Ten percent of the General Partners limited partnership interest in the Partnership is characterized as a general partnership interest. Notwithstanding, the general partnership interest will continue to pay all fees associated with a limited partnership interest.

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

The Partnership pays the General Partner a monthly brokerage charge, organization and offering costs and operating expenses as presented in the table below:

		Organization and Offering
	Brokerage charge*	Reimbursement*	Operating Expense*
Class A units	7.00%	0.10%	0.25%
Class B units	7.45%	0.30%	0.25%
Legacy 1 Class units	4.50%	0.30%	0.25%
Legacy 2 Class units	4.75%	0.30%	0.25%
Global 1 Class units	3.95%	0.30%	0.25%
Global 2 Class units	4.20%	0.30%	0.25%
Global 3 Class units	5.95%	0.30%	0.25%

*The fees are calculated and payable monthly on the basis of month-end adjusted net assets. “Adjusted net assets” is defined as the month-end net assets of the particular class before accruals for fees and expenses and redemptions.

Included in the total brokerage charge are amounts paid to the clearing brokers for execution and clearing costs, which are reflected in the commissions line of the consolidated statements of operations, and the remaining amounts are management fees paid to the Advisors, compensation to the selling agents and an amount to the General Partner for management services rendered, which are reflected in the brokerage charge line on the consolidated statements of operations. The brokerage charge in the amounts of $6,254,853, $9,505,888 and $13,588,815 for the years ended December 31, 2017, 2016 and 2015, respectively, are shown on the consolidated statements of operations.

Transaction costs and consulting fees are taken into account in determining the net amount the Partnership receives or pays in connection with swap transactions, but such costs or fees are not directly charged to the Partnership or any of its trading companies. The general partner will reduce (but not below zero) the brokerage charge by the amount of such costs and fees. Each class of units pays a fee to a counterparty in respect of any swap transaction of up to 0.50% of the notional amount of such swap transaction.

Ongoing organization and offering costs of the Partnership are paid for by the General Partner and reimbursed by the Partnership. The organization and offering costs in the amounts of $396,889, $571,407 and $770,629 for the years ended December 31, 2017, 2016 and 2015, respectively, are shown on the consolidated statement of operations.

Operating expenses of the Partnership are paid for by the General Partner and reimbursed by the Partnership. To the extent operating expenses are less than 0.25 percent of the Partnership’s average month-end net assets during the year, the difference may be reimbursed pro rata to record-holders as of December 31 of each year. The operating expenses in the amounts of $344,710, $493,715 and $666,353 for the years ended December 31, 2017, 2016 and 2015, respectively, are shown on the consolidated statement of operations.

An entity owned in part and controlled by Mr. Kavanagh, who indirectly controls and is president of Dearborn Capital Management, L.L.C., the general partner of the Partnership, and in part by Mr. Al Rayes, who is a principal of the general partner, and an entity owned in part and controlled by Mr. Meehan, the chief operating officer of the general partner, purchased a minority ownership interest in EMC, which is one of the commodity trading advisors of the Partnership.  The general partner, on behalf of the Partnership, pays EMC a quarterly consulting fee and a quarterly incentive fee based on new trading profits, if any, achieved on EMC’s allocated net assets at the end of each period.  For the years ended December 31, 2017 and 2016, EMC was paid approximately $235,600 and $467,700 respectively, in consulting fees and $0 and $47,500, respectively, in incentive fees.

During July 2017, the Partnership invested $7.3 million of its cash balances previously held in GP Cash Management in Class I shares of the Grant Park Absolute Return Fund (“GPARF”) and has reinvested dividends received from GPARF in the amount of approximately $480,000.  The fair value of the Partnership’s investment in GPARF at December 31, 2017 was $7,683,587.  GPARF is one among several series of Northern Lights Fund Trust, a

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Delaware statutory trust organized on January 19, 2005.  The Trust is registered under the Investment Company Act of 1940 as an open-ended mutual fund.  The General Partner of the Partnership is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, and acts as investment adviser to GPARF.  RCM, which is also one of the Partnership’s trading advisors, acts as sub-adviser to GPARF.  GPARF’s investment objective is to allocate its assets between two independent, underlying strategies: an investment growth strategy and a fixed income strategy.  The general partner credits the dollar amount of any fees it earns as investment adviser of GPARF with respect to the Partnership’s assets invested in GPARF towards the portion of the Partnership’s brokerage charge retained by the general partner.  For the year ended December 31, 2017 the credit amounted to $29,741 and is included in net gains (losses) from securities in the consolidated statement of operations.

Note 6. Subscriptions, Redemptions and Allocation of Net Income or Loss

Subscriptions received in advance, if any, represent cash received prior to December 31 for contributions of the subsequent month and do not participate in earnings of the Partnership until the following January.

Class A, Class B, Legacy 1 Class, Legacy 2 Class, Global 1 Class, Global 2 Class and Global 3 Class Limited Partners have the right to redeem units as of any month-end upon ten (10) days’ prior written notice to the Partnership. The General Partner, however, may permit earlier redemptions in its discretion. Legacy 1 Class, Legacy 2 Class, Global 1 Class, Global 2 Class and Global 3 Class Limited Partners are prohibited from redeeming such units for the three months following the subscription for units. Global 3 Class Limited Partners who redeem their units after the three-month lock-up, but prior to the one-year anniversary of their subscriptions for the redeemed units, will pay the applicable early redemption fee. There are no redemption fees applicable to Legacy 1 Class, Legacy 2 Class, Global 1 Class and Global 2 Class Limited Partners or to Global 3 Class Limited Partners who redeem their units on or after the one-year anniversary of their subscription. Redemptions will be made as of the last day of the month for an amount equal to the net asset value per unit, as defined, represented by the units to be redeemed. The right to obtain redemption is also contingent upon the Partnership’s having property sufficient to discharge its liabilities on the redemption date and may be delayed if the General Partner determines that earlier liquidation of commodity interest positions to meet redemption payments would be detrimental to the Partnership or nonredeeming Limited Partners.

In addition, the General Partner may at any time cause the redemption of all or a portion of any Limited Partner’s units upon fifteen (15) days’ written notice. The General Partner may also immediately redeem any Limited Partner’s units without notice if the General Partner believes that (i) the redemption is necessary to avoid having the assets of the Partnership deemed Plan Assets under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) the Limited Partner made a misrepresentation in connection with its subscription for the units, or (iii) the redemption is necessary to avoid a violation of law by the Partnership or any Partner.

In accordance with the Third Amended and Restated Limited Partnership Agreement, net income or loss of the Partnership is allocated to partners according to their respective interests in the Partnership as of the beginning of the month.

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Note 7. Assets and Condensed Schedule of Investments by Class of Units

The following schedules of assets by class of units and condensed schedule of investments by class of units reflect activity related to the Partnership as of December 31, 2017 and 2016.

Class A Units

Assets by Class of Units	December 31, 2017
Equity in brokers' trading accounts:
Cash	$1,941,354
Net unrealized gain (loss) on open futures contracts	174,419
Net unrealized gain (loss) on open forward currency contracts	1,691
Net unrealized gain (loss) on open swap contracts	77,778
Total equity in brokers' trading accounts	2,195,242

Cash and cash equivalents	551,283
Securities owned, at fair value (cost $4,916,553)	4,922,866
Interest and dividend receivable, net	759
Total assets	$7,670,150

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Futures, Forward and Swap Contracts owned by Class A Units at December 31, 2017

	Unrealized gain/(loss) on open long contracts	Percent of Partners’ Capital (Net Asset Value)	Unrealized gain/(loss) on open short contracts	Percent of Partners’ Capital (Net Asset Value)	Net unrealized gain/(loss) on open contracts	Percent of Partners’ Capital (Net Asset Value)

Futures Contracts *
U.S. Futures Positions:
Agriculturals	$(786)	(0.01)%	$9,828	0.13%	$9,042	0.12%
Currencies	$25,848	0.35%	$(4,331)	(0.06)%	$21,517	0.29%
Energy	$75,482	1.01%	$(6,479)	(0.09)%	$69,003	0.92%
Interest rates	$1,284	0.02%	$18,115	0.24%	$19,399	0.26%
Meats	$1,984	0.03%	$64	0.00%	$2,048	0.03%
Metals	$32,813	0.44%	$(7,369)	(0.10)%	$25,444	0.34%
Soft commodities	$14,330	0.19%	$(1,534)	(0.02)%	$12,796	0.17%
Stock indices and single stock futures	$23,425	0.31%	$(2,752)	(0.03)%	$20,673	0.28%
Total U.S. Futures Positions	$174,380		$5,542		$179,922

Foreign Futures Positions:
Agriculturals	$—	—%	$863	0.01%	$863	0.01%
Currencies	$1,302	0.02%	$3,138	0.04%	$4,440	0.06%
Energy	$(32)	(0.00)%	$—	—%	$(32)	(0.00)%
Interest rates	$(38,289)	(0.51)%	$(3,520)	(0.05)%	$(41,809)	(0.56)%
Metals	$60,838	0.81%	$(44,325)	(0.59)%	$16,513	0.22%
Soft commodities	$—	—%	$1,007	0.01%	$1,007	0.01%
Stock indices	$10,152	0.14%	$3,363	0.04%	$13,515	0.18%
Total Foreign Futures Positions	$33,971		$(39,474)		$(5,503)
Total Futures Contracts	$208,351	2.78%	$(33,932)	(0.45)%	$174,419	2.33%

Forward Contracts *
Currencies	$11,846	0.16%	$(10,155)	(0.14)%	$1,691	0.02%

Swap Contracts
Deutsche Bank total return swap, Termination date March 29, 2019	$3,734	0.05%	$—	—%	$3,734	0.05%
Deutsche Bank total return swap, Termination date July 1, 2020	$74,044	0.99%	$—	—%	$74,044	0.99%
Total Swap Contracts	$77,778	1.04%	$—	—%	$77,778	1.04%

Total Futures, Forward and
Swap Contracts	$297,975	3.98%	$(44,087)	(0.59)%	$253,888	3.39%

*No individual futures and forward contract position constituted greater than 1 percent of partners’ capital (net asset value). Accordingly, the number of contracts and expiration dates are not presented.

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Securities owned by Class A Units at December 31, 2017

U.S. Government-sponsored enterprises

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$2,506,183	10/15/2018-8/1/2019	Federal Farm Credit Banks, 1.1-1.3%	$2,512,984	33.58%
$1,253,092	8/24/2018-12/2/2019	Federal Home Loan Banks, 1.1-1.5%	$1,257,530	16.80%
$164,880	7/19/2019	Federal Agricultural Mortgage Corp., 1.1%	$165,726	2.21%
	Total U.S. Government-sponsored enterprises (cost $3,924,007)		$3,936,240	52.59%

U.S. Corporate bonds

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$131,904	2/16/2018	American Honda Finance Co, 1.5%	$132,707	1.77%
$131,904	2/1/2018	Wells Fargo & Company, 1.7%	$135,503	1.81%
	Total U.S. Corporate bonds (cost $266,480)		$268,210	3.58%

U.S. Mutual fund

			Percent of
			Partners' Capital
Shares	Description	Fair Value	(net asset value)
45,489	Grant Park Absolute Return Fund - Class I (cost $513,107)	$506,749	6.77%

U.S. Exchange-traded funds

			Percent of
			Partners' Capital
Shares	Description	Fair Value	(net asset value)
7,255	Exchange-traded funds (cost $212,959) **	$211,667	2.83%

		Percent of
		Partners' Capital
	Fair Value	(net asset value)
Total securities owned by Class A Units at December 31, 2017	$4,922,866	65.77%

**  No individual position constituted greater than 1 percent of partners’ capital (net asset value).

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Class B Units

Assets by Class of Units	December 31, 2017
Equity in brokers' trading accounts:
Cash	$18,790,515
Net unrealized gain (loss) on open futures contracts	1,688,236
Net unrealized gain (loss) on open forward currency contracts	16,359
Net unrealized gain (loss) on open swap contracts	752,822
Total equity in brokers' trading accounts	21,247,932

Cash and cash equivalents	5,335,910
Securities owned, at fair value (cost $47,587,712)	47,648,814
Interest and dividend receivable, net	7,349
Total assets	$74,240,005

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Futures, Forward and Swap Contracts owned by Class B Units at December 31, 2017

	Unrealized gain/(loss) on open long contracts	Percent of Partners’ Capital (Net Asset Value)	Unrealized gain/(loss) on open short contracts	Percent of Partners’ Capital (Net Asset Value)	Net unrealized gain/(loss) on open contracts	Percent of Partners’ Capital (Net Asset Value)

Futures Contracts *
U.S. Futures Positions:
Agriculturals	$(7,604)	(0.01)%	$95,129	0.13%	$87,525	0.12%
Currencies	$250,183	0.35%	$(41,916)	(0.06)%	$208,267	0.29%
Energy	$730,595	1.01%	$(62,715)	(0.09)%	$667,880	0.92%
Interest rates	$12,433	0.02%	$175,336	0.24%	$187,769	0.26%
Meats	$19,204	0.03%	$615	0.00%	$19,819	0.03%
Metals	$317,603	0.44%	$(71,327)	(0.10)%	$246,276	0.34%
Soft commodities	$138,706	0.19%	$(14,852)	(0.02)%	$123,854	0.17%
Stock indices and single stock futures	$226,730	0.31%	$(26,634)	(0.03)%	$200,096	0.28%
Total U.S. Futures Positions	$1,687,850		$53,636		$1,741,486

Foreign Futures Positions:
Agriculturals	$—	—%	$8,350	0.01%	$8,350	0.01%
Currencies	$12,602	0.02%	$30,377	0.04%	$42,979	0.06%
Energy	$(309)	(0.00)%	$—	—%	$(309)	(0.00)%
Interest rates	$(370,600)	(0.51)%	$(34,066)	(0.05)%	$(404,666)	(0.56)%
Metals	$588,858	0.81%	$(429,025)	(0.59)%	$159,833	0.22%
Soft commodities	$—	—%	$9,750	0.01%	$9,750	0.01%
Stock indices	$98,259	0.14%	$32,554	0.04%	$130,813	0.18%
Total Foreign Futures Positions	$328,810		$(382,060)		$(53,250)
Total Futures Contracts	$2,016,660	2.78%	$(328,424)	(0.45)%	$1,688,236	2.33%

Forward Contracts *
Currencies	$114,654	0.16%	$(98,295)	(0.14)%	$16,359	0.02%

Swap Contracts
Deutsche Bank total return swap, Termination date March 29, 2019	$36,140	0.05%	$—	—%	$36,140	0.05%
Deutsche Bank total return swap, Termination date July 1, 2020	$716,682	0.99%	$—	—%	$716,682	0.99%
Total Swap Contracts	$752,822	1.04%	$—	—%	$752,822	1.04%

Total Futures, Forward and
Swap Contracts	$2,884,136	3.98%	$(426,719)	(0.59)%	$2,457,417	3.39%

*No individual futures and forward contract position constituted greater than 1 percent of partners’ capital (net asset value). Accordingly, the number of contracts and expiration dates are not presented.

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Securities owned by Class B Units at December 31, 2017

U.S. Government-sponsored enterprises

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$24,257,548	10/15/2018-8/1/2019	Federal Farm Credit Banks, 1.1-1.3%	$24,323,372	33.58%
$12,128,774	8/24/2018-12/2/2019	Federal Home Loan Banks, 1.1-1.5%	$12,171,736	16.80%
$1,595,891	7/19/2019	Federal Agricultural Mortgage Corp., 1.1%	$1,604,078	2.21%
	Total U.S. Government-sponsored enterprises (cost $37,980,777)		$38,099,186	52.59%

U.S. Corporate bonds

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$1,276,713	2/16/2018	American Honda Finance Co, 1.5%	$1,284,479	1.77%
$1,276,713	2/1/2018	Wells Fargo & Company, 1.7%	$1,311,540	1.81%
	Total U.S. Corporate bonds (cost $2,579,280)		$2,596,019	3.58%

U.S. Mutual fund

			Percent of
			Partners' Capital
Shares	Description	Fair Value	(net asset value)
440,294	Grant Park Absolute Return Fund - Class I (cost $4,966,404)	$4,904,868	6.77%

U.S. Exchange-traded funds

			Percent of
			Partners' Capital
Shares	Description	Fair Value	(net asset value)
70,219	Exchange-traded funds (cost $2,061,251) **	$2,048,741	2.83%

		Percent of
		Partners' Capital
	Fair Value	(net asset value)
Total securities owned by Class B Units at December 31, 2017	$47,648,814	65.77%

**  No individual position constituted greater than 1 percent of partners’ capital (net asset value).

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Legacy 1 Class Units

Assets by Class of Units	December 31, 2017
Equity in brokers' trading accounts:
Cash	$295,154
Net unrealized gain (loss) on open futures contracts	26,521
Net unrealized gain (loss) on open forward currency contracts	257
Net unrealized gain (loss) on open swap contracts	11,825
Total equity in brokers' trading accounts	333,757

Cash and cash equivalents	83,814
Securities owned, at fair value (cost $747,488)	748,449
Interest and dividend receivable, net	115
Total assets	$1,166,135

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Futures, Forward and Swap Contracts owned by Legacy 1 Class Units at December 31, 2017

	Unrealized gain/(loss) on open long contracts	Percent of Partners’ Capital (Net Asset Value)	Unrealized gain/(loss) on open short contracts	Percent of Partners’ Capital (Net Asset Value)	Net unrealized gain/(loss) on open contracts	Percent of Partners’ Capital (Net Asset Value)

Futures Contracts *
U.S. Futures Positions:
Agriculturals	$(119)	(0.01)%	$1,494	0.13%	$1,375	0.12%
Currencies	$3,930	0.35%	$(658)	(0.06)%	$3,272	0.29%
Energy	$11,476	1.01%	$(985)	(0.09)%	$10,491	0.92%
Interest rates	$195	0.02%	$2,754	0.24%	$2,949	0.26%
Meats	$302	0.03%	$11	0.00%	$313	0.03%
Metals	$4,989	0.44%	$(1,120)	(0.10)%	$3,869	0.34%
Soft commodities	$2,179	0.19%	$(233)	(0.02)%	$1,946	0.17%
Stock indices and single stock futures	$3,561	0.31%	$(418)	(0.03)%	$3,143	0.28%
Total U.S. Futures Positions	$26,513		$845		$27,358

Foreign Futures Positions:
Agriculturals	$—	—%	$131	0.01%	$131	0.01%
Currencies	$198	0.02%	$477	0.04%	$675	0.06%
Energy	$(5)	(0.00)%	$—	—%	$(5)	(0.00)%
Interest rates	$(5,821)	(0.51)%	$(535)	(0.05)%	$(6,356)	(0.56)%
Metals	$9,250	0.81%	$(6,739)	(0.59)%	$2,511	0.22%
Soft commodities	$—	—%	$153	0.01%	$153	0.01%
Stock indices	$1,543	0.14%	$511	0.04%	$2,054	0.18%
Total Foreign Futures Positions	$5,165		$(6,002)		$(837)
Total Futures Contracts	$31,678	2.78%	$(5,157)	(0.45)%	$26,521	2.33%

Forward Contracts *
Currencies	$1,801	0.16%	$(1,544)	(0.14)%	$257	0.02%

Swap Contracts *
Deutsche Bank total return swap, Termination date March 29, 2019	$568	0.05%	$—	—%	$568	0.05%
Deutsche Bank total return swap, Termination date July 1, 2020	$11,257	0.99%	$—	—%	$11,257	0.99%
Total Swap Contracts	$11,825	1.04%	$—	—%	$11,825	1.04%

Total Futures, Forward and
Swap Contracts	$45,304	3.98%	$(6,701)	(0.59)%	$38,603	3.39%

*No individual futures and forward contract position constituted greater than 1 percent of partners’ capital (net asset value). Accordingly, the number of contracts and expiration dates are not presented.

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Securities owned by Legacy 1 Class Units at December 31, 2017

U.S. Government-sponsored enterprises

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$381,028	10/15/2018-8/1/2019	Federal Farm Credit Banks, 1.1-1.3%	$382,062	33.58%
$190,514	8/24/2018-12/2/2019	Federal Home Loan Banks, 1.1-1.5%	$191,189	16.80%
$25,068	7/19/2019	Federal Agricultural Mortgage Corp., 1.1%	$25,196	2.21%
	Total U.S. Government-sponsored enterprises (cost $596,587)		$598,447	52.59%

U.S. Corporate bonds

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$20,054	2/16/2018	American Honda Finance Co, 1.5%	$20,176	1.77%
$20,054	2/1/2018	Wells Fargo & Company, 1.7%	$20,601	1.81%
	Total U.S. Corporate bonds (cost $40,514)		$40,777	3.58%

U.S. Mutual fund

			Percent of
			Partners' Capital
Shares	Description	Fair Value	(net asset value)
6,916	Grant Park Absolute Return Fund - Class I (cost $78,010)	$77,044	6.77%

U.S. Exchange-traded funds

			Percent of
			Partners' Capital
Shares	Description	Fair Value	(net asset value)
1,103	Exchange-traded funds (cost $32,377) **	$32,181	2.83%

		Percent of
		Partners' Capital
	Fair Value	(net asset value)
Total securities owned by Legacy 1 Class Units at December 31, 2017	$748,449	65.77%

**   No individual position constituted greater than 1 percent of partners' capital (net asset value).

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Legacy 2 Class Units

Assets by Class of Units	December 31, 2017
Equity in brokers' trading accounts:
Cash	$102,861
Net unrealized gain (loss) on open futures contracts	9,241
Net unrealized gain (loss) on open forward currency contracts	90
Net unrealized gain (loss) on open swap contracts	4,121
Total equity in brokers' trading accounts	116,313

Cash and cash equivalents	29,209
Securities owned, at fair value (cost $260,501)	260,835
Interest and dividend receivable, net	40
Total assets	$406,397

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Futures, Forward and Swap Contracts owned by Legacy 2 Class Units at December 31, 2017

	Unrealized gain/(loss) on open long contracts	Percent of Partners’ Capital (Net Asset Value)	Unrealized gain/(loss) on open short contracts	Percent of Partners’ Capital (Net Asset Value)	Net unrealized gain/(loss) on open contracts	Percent of Partners’ Capital (Net Asset Value)

Futures Contracts *
U.S. Futures Positions:
Agriculturals	$(42)	(0.01)%	$521	0.13%	$479	0.12%
Currencies	$1,370	0.35%	$(229)	(0.06)%	$1,141	0.29%
Energy	$3,999	1.01%	$(343)	(0.09)%	$3,656	0.92%
Interest rates	$68	0.02%	$960	0.24%	$1,028	0.26%
Meats	$105	0.03%	$3	0.00%	$108	0.03%
Metals	$1,739	0.44%	$(390)	(0.10)%	$1,349	0.34%
Soft commodities	$759	0.19%	$(81)	(0.02)%	$678	0.17%
Stock indices and single stock futures	$1,241	0.31%	$(146)	(0.03)%	$1,095	0.28%
Total U.S. Futures Positions	$9,239		$295		$9,534

Foreign Futures Positions:
Agriculturals	$—	—%	$46	0.01%	$46	0.01%
Currencies	$69	0.02%	$166	0.04%	$235	0.06%
Energy	$(2)	(0.00)%	$—	—%	$(2)	(0.00)%
Interest rates	$(2,029)	(0.51)%	$(186)	(0.05)%	$(2,215)	(0.56)%
Metals	$3,223	0.81%	$(2,349)	(0.59)%	$874	0.22%
Soft commodities	$—	—%	$53	0.01%	$53	0.01%
Stock indices	$538	0.14%	$178	0.04%	$716	0.18%
Total Foreign Futures Positions	$1,799		$(2,092)		$(293)
Total Futures Contracts	$11,038	2.78%	$(1,797)	(0.45)%	$9,241	2.33%

Forward Contracts *
Currencies	$628	0.16%	$(538)	(0.14)%	$90	0.02%

Swap Contracts *
Deutsche Bank total return swap, Termination date March 29, 2019	$198	0.05%	$—	—%	$198	0.05%
Deutsche Bank total return swap, Termination date July 1, 2020	$3,923	0.99%	$—	—%	$3,923	0.99%
Total Swap Contracts	$4,121	1.04%	$—	—%	$4,121	1.04%

Total Futures, Forward and
Swap Contracts	$15,787	3.98%	$(2,335)	(0.59)%	$13,452	3.39%

*No individual futures and forward contract position constituted greater than 1 percent of partners’ capital (net asset value). Accordingly, the number of contracts and expiration dates are not presented.

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Securities owned by Legacy 2 Class Units at December 31, 2017

U.S. Government-sponsored enterprises

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$132,788	10/15/2018-8/1/2019	Federal Farm Credit Banks, 1.1-1.3%	$133,149	33.58%
$66,394	8/24/2018-12/2/2019	Federal Home Loan Banks, 1.1-1.5%	$66,629	16.80%
$8,736	7/19/2019	Federal Agricultural Mortgage Corp., 1.1%	$8,781	2.21%
	Total U.S. Government-sponsored enterprises (cost $207,911)		$208,559	52.59%

U.S. Corporate bonds

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$6,989	2/16/2018	American Honda Finance Co, 1.5%	$7,031	1.77%
$6,989	2/1/2018	Wells Fargo & Company, 1.7%	$7,180	1.81%
	Total U.S. Corporate bonds (cost $14,119)		$14,211	3.58%

U.S. Mutual fund

			Percent of
			Partners' Capital
Shares	Description	Fair Value	(net asset value)
2,410	Grant Park Absolute Return Fund - Class I (cost $27,187)	$26,850	6.77%

U.S. Exchange-traded funds

			Percent of
			Partners' Capital
Shares	Description	Fair Value	(net asset value)
384	Exchange-traded funds (cost $11,284) **	$11,215	2.83%

		Percent of
		Partners' Capital
	Fair Value	(net asset value)
Total securities owned by Legacy 2 Class Units at December 31, 2017	$260,835	65.77%

**   No individual position constituted greater than 1 percent of partners' capital (net asset value).

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Global 1 Class Units

Assets by Class of Units	December 31, 2017
Equity in brokers' trading accounts:
Cash	$6,635,605
Net unrealized gain (loss) on open futures contracts	596,177
Net unrealized gain (loss) on open forward currency contracts	5,777
Net unrealized gain (loss) on open swap contracts	265,848
Total equity in brokers' trading accounts	7,503,407

Cash and cash equivalents	1,884,301
Securities owned, at fair value (cost $16,804,927)	16,826,506
Interest and dividend receivable, net	2,595
Total assets	$26,216,809

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Futures, Forward and Swap Contracts owned by Global 1 Class Units at December 31, 2017

	Unrealized gain/(loss) on open long contracts	Percent of Partners’ Capital (Net Asset Value)	Unrealized gain/(loss) on open short contracts	Percent of Partners’ Capital (Net Asset Value)	Net unrealized gain/(loss) on open contracts	Percent of Partners’ Capital (Net Asset Value)

Futures Contracts *
U.S. Futures Positions:
Agriculturals	$(2,685)	(0.01)%	$33,593	0.13%	$30,908	0.12%
Currencies	$88,349	0.35%	$(14,802)	(0.06)%	$73,547	0.29%
Energy	$257,999	1.01%	$(22,147)	(0.09)%	$235,852	0.92%
Interest rates	$4,390	0.02%	$61,917	0.24%	$66,307	0.26%
Meats	$6,782	0.03%	$217	0.00%	$6,999	0.03%
Metals	$112,157	0.44%	$(25,188)	(0.10)%	$86,969	0.34%
Soft commodities	$48,982	0.19%	$(5,245)	(0.02)%	$43,737	0.17%
Stock indices and single stock futures	$80,067	0.31%	$(9,405)	(0.03)%	$70,662	0.28%
Total U.S. Futures Positions	$596,041		$18,940		$614,981

Foreign Futures Positions:
Agriculturals	$—	—%	$2,949	0.01%	$2,949	0.01%
Currencies	$4,450	0.02%	$10,727	0.04%	$15,177	0.06%
Energy	$(109)	(0.00)%	$—	—%	$(109)	(0.00)%
Interest rates	$(130,872)	(0.51)%	$(12,030)	(0.05)%	$(142,902)	(0.56)%
Metals	$207,947	0.81%	$(151,504)	(0.59)%	$56,443	0.22%
Soft commodities	$—	—%	$3,443	0.01%	$3,443	0.01%
Stock indices	$34,699	0.14%	$11,496	0.04%	$46,195	0.18%
Total Foreign Futures Positions	$116,115		$(134,919)		$(18,804)
Total Futures Contracts	$712,156	2.78%	$(115,979)	(0.45)%	$596,177	2.33%

Forward Contracts *
Currencies	$40,488	0.16%	$(34,711)	(0.14)%	$5,777	0.02%

Swap Contracts *
Deutsche Bank total return swap, Termination date March 29, 2019	$12,762	0.05%	$—	—%	$12,762	0.05%
Deutsche Bank total return swap, Termination date July 1, 2020	$253,086	0.99%	$—	—%	$253,086	0.99%
Total Swap Contracts	$265,848	1.04%	$—	—%	$265,848	1.04%

Total Futures, Forward and
Swap Contracts	$1,018,492	3.98%	$(150,690)	(0.59)%	$867,802	3.39%

*No individual futures and forward contract position constituted greater than 1 percent of partners’ capital (net asset value). Accordingly, the number of contracts and expiration dates are not presented.

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Securities owned by Global 1 Class Units at December 31, 2017

U.S. Government-sponsored enterprises

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$8,566,210	10/15/2018-8/1/2019	Federal Farm Credit Banks, 1.1-1.3%	$8,589,455	33.58%
$4,283,105	8/24/2018-12/2/2019	Federal Home Loan Banks, 1.1-1.5%	$4,298,276	16.80%
$563,566	7/19/2019	Federal Agricultural Mortgage Corp., 1.1%	$566,458	2.21%
	Total U.S. Government-sponsored enterprises (cost $13,412,374)		$13,454,189	52.59%

U.S. Corporate bonds

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$450,853	2/16/2018	American Honda Finance Co, 1.5%	$453,596	1.77%
$450,853	2/1/2018	Wells Fargo & Company, 1.7%	$463,152	1.81%
	Total U.S. Corporate bonds (cost $910,836)		$916,748	3.58%

U.S. Mutual fund

			Percent of
			Partners' Capital
Shares	Description	Fair Value	(net asset value)
155,483	Grant Park Absolute Return Fund - Class I (cost $1,753,815)	$1,732,085	6.77%

U.S. Exchange-traded funds

			Percent of
			Partners' Capital
Shares	Description	Fair Value	(net asset value)
24,797	Exchange-traded funds (cost $727,902) **	$723,484	2.83%

		Percent of
		Partners' Capital
	Fair Value	(net asset value)
Total securities owned by Global 1 Class Units at December 31, 2017	$16,826,506	65.77%

**   No individual position constituted greater than 1 percent of partners' capital (net asset value).

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Global 2 Class Units

Assets by Class of Units	December 31, 2017
Equity in brokers' trading accounts:
Cash	$276,183
Net unrealized gain (loss) on open futures contracts	24,811
Net unrealized gain (loss) on open forward currency contracts	240
Net unrealized gain (loss) on open swap contracts	11,065
Total equity in brokers' trading accounts	312,299

Cash and cash equivalents	78,427
Securities owned, at fair value (cost $699,443)	700,341
Interest and dividend receivable, net	108
Total assets	$1,091,175

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Futures, Forward and Swap Contracts owned by Global 2 Class Units at December 31, 2017

	Unrealized gain/(loss) on open long contracts	Percent of Partners’ Capital (Net Asset Value)	Unrealized gain/(loss) on open short contracts	Percent of Partners’ Capital (Net Asset Value)	Net unrealized gain/(loss) on open contracts	Percent of Partners’ Capital (Net Asset Value)

Futures Contracts *
U.S. Futures Positions:
Agriculturals	$(112)	(0.01)%	$1,398	0.13%	$1,286	0.12%
Currencies	$3,677	0.35%	$(616)	(0.06)%	$3,061	0.29%
Energy	$10,738	1.01%	$(922)	(0.09)%	$9,816	0.92%
Interest rates	$183	0.02%	$2,577	0.24%	$2,760	0.26%
Meats	$282	0.03%	$9	0.00%	$291	0.03%
Metals	$4,668	0.44%	$(1,048)	(0.10)%	$3,620	0.34%
Soft commodities	$2,039	0.19%	$(218)	(0.02)%	$1,821	0.17%
Stock indices and single stock futures	$3,332	0.31%	$(391)	(0.03)%	$2,941	0.28%
Total U.S. Futures Positions	$24,807		$789		$25,596

Foreign Futures Positions:
Agriculturals	$—	—%	$123	0.01%	$123	0.01%
Currencies	$185	0.02%	$446	0.04%	$631	0.06%
Energy	$(5)	(0.00)%	$—	—%	$(5)	(0.00)%
Interest rates	$(5,447)	(0.51)%	$(501)	(0.05)%	$(5,948)	(0.56)%
Metals	$8,655	0.81%	$(6,306)	(0.59)%	$2,349	0.22%
Soft commodities	$—	—%	$143	0.01%	$143	0.01%
Stock indices	$1,444	0.14%	$478	0.04%	$1,922	0.18%
Total Foreign Futures Positions	$4,832		$(5,617)		$(785)
Total Futures Contracts	$29,639	2.78%	$(4,828)	(0.45)%	$24,811	2.33%

Forward Contracts *
Currencies	$1,685	0.16%	$(1,445)	(0.14)%	$240	0.02%

Swap Contracts *
Deutsche Bank total return swap, Termination date March 29, 2019	$531	0.05%	$—	—%	$531	0.05%
Deutsche Bank total return swap, Termination date July 1, 2020	$10,534	0.99%	$—	—%	$10,534	0.99%
Total Swap Contracts	$11,065	1.04%	$—	—%	$11,065	1.04%

Total Futures, Forward and
Swap Contracts	$42,389	3.98%	$(6,273)	(0.59)%	$36,116	3.39%

*No individual futures and forward contract position constituted greater than 1 percent of partners’ capital (net asset value). Accordingly, the number of contracts and expiration dates are not presented.

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Securities owned by Global 2 Class Units at December 31, 2017

U.S. Government-sponsored enterprises

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$356,537	10/15/2018-8/1/2019	Federal Farm Credit Banks, 1.1-1.3%	$357,504	33.58%
$178,268	8/24/2018-12/2/2019	Federal Home Loan Banks, 1.1-1.5%	$178,900	16.80%
$23,456	7/19/2019	Federal Agricultural Mortgage Corp., 1.1%	$23,577	2.21%
	Total U.S. Government-sponsored enterprises (cost $558,241)		$559,981	52.59%

U.S. Corporate bonds

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$18,765	2/16/2018	American Honda Finance Co, 1.5%	$18,879	1.77%
$18,765	2/1/2018	Wells Fargo & Company, 1.7%	$19,277	1.81%
	Total U.S. Corporate bonds (cost $37,910)		$38,156	3.58%

U.S. Mutual fund

			Percent of
			Partners' Capital
Shares	Description	Fair Value	(net asset value)
6,471	Grant Park Absolute Return Fund - Class I (cost $72,996)	$72,092	6.77%

U.S. Exchange-traded funds

			Percent of
			Partners' Capital
Shares	Description	Fair Value	(net asset value)
1,032	Exchange-traded funds (cost $30,296) **	$30,112	2.83%

		Percent of
		Partners' Capital
	Fair Value	(net asset value)
Total securities owned by Global 2 Class Units at December 31, 2017	$700,341	65.77%

**   No individual position constituted greater than 1 percent of partners' capital (net asset value).

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Global 3 Class Units

Assets by Class of Units	December 31, 2017
Equity in brokers' trading accounts:
Cash	$1,394,097
Net unrealized gain (loss) on open futures contracts	125,254
Net unrealized gain (loss) on open forward currency contracts	1,213
Net unrealized gain (loss) on open swap contracts	55,853
Total equity in brokers' trading accounts	1,576,417

Cash and cash equivalents	395,881
Securities owned, at fair value (cost $3,530,608)	3,535,140
Interest and dividend receivable, net	546
Total assets	$5,507,984

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Futures, Forward and Swap Contracts owned by Global 3 Class Units at December 31, 2017

	Unrealized gain/(loss) on open long contracts	Percent of Partners’ Capital (Net Asset Value)	Unrealized gain/(loss) on open short contracts	Percent of Partners’ Capital (Net Asset Value)	Net unrealized gain/(loss) on open contracts	Percent of Partners’ Capital (Net Asset Value)

Futures Contracts *
U.S. Futures Positions:
Agriculturals	$(564)	(0.01)%	$7,058	0.13%	$6,494	0.12%
Currencies	$18,560	0.35%	$(3,110)	(0.06)%	$15,450	0.29%
Energy	$54,204	1.01%	$(4,653)	(0.09)%	$49,551	0.92%
Interest rates	$923	0.02%	$13,009	0.24%	$13,932	0.26%
Meats	$1,424	0.03%	$44	0.00%	$1,468	0.03%
Metals	$23,564	0.44%	$(5,293)	(0.10)%	$18,271	0.34%
Soft commodities	$10,291	0.19%	$(1,103)	(0.02)%	$9,188	0.17%
Stock indices and single stock futures	$16,822	0.31%	$(1,976)	(0.03)%	$14,846	0.28%
Total U.S. Futures Positions	$125,224		$3,976		$129,200

Foreign Futures Positions:
Agriculturals	$—	—%	$618	0.01%	$618	0.01%
Currencies	$936	0.02%	$2,255	0.04%	$3,191	0.06%
Energy	$(22)	(0.00)%	$—	—%	$(22)	(0.00)%
Interest rates	$(27,496)	(0.51)%	$(2,527)	(0.05)%	$(30,023)	(0.56)%
Metals	$43,689	0.81%	$(31,830)	(0.59)%	$11,859	0.22%
Soft commodities	$—	—%	$725	0.01%	$725	0.01%
Stock indices	$7,290	0.14%	$2,416	0.04%	$9,706	0.18%
Total Foreign Futures Positions	$24,397		$(28,343)		$(3,946)
Total Futures Contracts	$149,621	2.78%	$(24,367)	(0.45)%	$125,254	2.33%

Forward Contracts *
Currencies	$8,506	0.16%	$(7,293)	(0.14)%	$1,213	0.02%

Swap Contracts *
Deutsche Bank total return swap, Termination date March 29, 2019	$2,681	0.05%	$—	—%	$2,681	0.05%
Deutsche Bank total return swap, Termination date July 1, 2020	$53,172	0.99%	$—	—%	$53,172	0.99%
Total Swap Contracts	$55,853	1.04%	$—	—%	$55,853	1.04%

Total Futures, Forward and
Swap Contracts	$213,980	3.98%	$(31,660)	(0.59)%	$182,320	3.39%

*No individual futures and forward contract position constituted greater than 1 percent of partners’ capital (net asset value). Accordingly, the number of contracts and expiration dates are not presented.

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Securities owned by Global 3 Class Units at December 31, 2017

U.S. Government-sponsored enterprises

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$1,799,706	10/15/2018-8/1/2019	Federal Farm Credit Banks, 1.1-1.3%	$1,804,589	33.58%
$899,853	8/24/2018-12/2/2019	Federal Home Loan Banks, 1.1-1.5%	$903,041	16.80%
$118,403	7/19/2019	Federal Agricultural Mortgage Corp., 1.1%	$119,009	2.21%
	Total U.S. Government-sponsored enterprises (cost $2,817,853)		$2,826,639	52.59%

U.S. Corporate bonds

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$94,722	2/16/2018	American Honda Finance Co, 1.5%	$95,298	1.77%
$94,722	2/1/2018	Wells Fargo & Company, 1.7%	$97,304	1.81%
	Total U.S. Corporate bonds (cost $191,362)		$192,602	3.58%

U.S. Mutual fund

			Percent of
			Partners' Capital
Shares	Description	Fair Value	(net asset value)
32,667	Grant Park Absolute Return Fund - Class I (cost $368,465)	$363,899	6.77%

U.S. Exchange-traded funds

			Percent of
			Partners' Capital
Shares	Description	Fair Value	(net asset value)
5,210	Exchange-traded funds (cost $152,928) **	$152,000	2.83%

		Percent of
		Partners' Capital
	Fair Value	(net asset value)
Total securities owned by Global 3 Class Units at December 31, 2017	$3,535,140	65.77%

**   No individual position constituted greater than 1 percent of partners' capital (net asset value).

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Class A Units

Assets by Class of Units	December 31, 2016
Equity in brokers' trading accounts:
Cash	$1,843,791
Net unrealized gain (loss) on open futures contracts	131,967
Net unrealized gain (loss) on open forward currency contracts	40
Net unrealized gain (loss) on open swap contracts	(42,526)
Total equity in brokers' trading accounts	1,933,272

Cash and cash equivalents	2,873,705
Securities owned, at fair value (cost $5,048,054)	5,065,395
Interest receivable	1,766
Total assets	$9,874,138

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Futures, Forward and Swap Contracts owned by Class A Units at December 31, 2016

	Unrealized gain/(loss) on open long contracts	Percent of Partners’ Capital (Net Asset Value)	Unrealized gain/(loss) on open short contracts	Percent of Partners’ Capital (Net Asset Value)	Net unrealized gain/(loss) on open contracts	Percent of Partners’ Capital (Net Asset Value)

Futures Contracts *
U.S. Futures Positions:
Agriculturals	$(10,802)	(0.11)%	$2,512	0.02%	$(8,290)	(0.09)%
Currencies	$6,723	0.07%	$17,460	0.18%	$24,183	0.25%
Energy	$31,288	0.32%	$(315)	0.00%	$30,973	0.32%
Interest rates	$1,227	0.01%	$(2,612)	(0.02)%	$(1,385)	(0.01)%
Meats	$4,035	0.04%	$(22)	0.00%	$4,013	0.04%
Metals	$(4,286)	(0.04)%	$8,323	0.08%	$4,037	0.04%
Soft commodities	$(1,301)	(0.01)%	$14,865	0.15%	$13,564	0.14%
Stock indices and single stock futures	$(15,502)	(0.16)%	$1,613	0.01%	$(13,889)	(0.15)%
Total U.S. Futures Positions	$11,382		$41,824		$53,206

Foreign Futures Positions:
Agriculturals	$63	0.00%	$83	0.00%	$146	0.00%
Energy	$508	0.01%	$—	0.00%	$508	0.01%
Interest rates	$17,783	0.19%	$(1,840)	(0.02)%	$15,943	0.17%
Metals	$(4,428)	(0.05)%	$19,043	0.20%	$14,615	0.15%
Soft commodities	$374	0.00%	$1,000	0.01%	$1,374	0.01%
Stock indices	$49,125	0.51%	$(2,950)	(0.03)%	$46,175	0.48%
Total Foreign Futures Positions	$63,425		$15,336		$78,761
Total Futures Contracts	$74,807	0.78%	$57,160	0.59%	$131,967	1.37%

Forward Contracts *
Currencies	$(566)	(0.01)%	$606	0.01%	$40	0.00%

Swap Contracts
Deutsche Bank total return swap, Termination date March 29, 2019	$(65,943)	(0.68)%	$—	0.00%	$(65,943)	(0.68)%
Deutsche Bank total return swap, Termination date July 1, 2020	$23,417	0.24%	$—	0.00%	$23,417	0.24%
Total Swap Contracts	$(42,526)	(0.44)%	$—	0.00%	$(42,526)	(0.44)%

Total Futures, Forward and
Swap Contracts	$31,715	0.33%	$57,766	0.60%	$89,481	0.93%

*No individual futures and forward contract position constituted greater than 1 percent of partners’ capital (net asset value). Accordingly, the number of contracts and expiration dates are not presented.

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Securities owned by Class A Units at December 31, 2016

U.S. Government-sponsored enterprises

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$2,749,410	9/28/2018-8/1/2019	Federal Farm Credit Banks, 1.1-1.3%	$2,756,898	28.80%
$1,099,764	8/24/2018-12/2/2019	Federal Home Loan Banks, 1.1-1.5%	$1,103,660	11.53%
$144,706	7/19/2019	Federal Agricultural Mortgage Corp., 1.1%	$145,448	1.52%
	Total U.S. Government-sponsored enterprises (cost $3,993,852)		$4,006,006	41.85%

U.S. Corporate bonds

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$109,976	6/1/2017	American Electric Power, 1.8%	$111,871	1.17%
$115,765	2/16/2018	American Honda Finance Co, 1.5%	$116,544	1.22%
$106,503	12/1/2017	AT&T Inc., 1.8%	$106,260	1.11%
$110,266	3/4/2017	GATX Corporation, 1.8%	$110,605	1.16%
$115,765	2/1/2018	Wells Fargo & Company, 1.7%	$123,509	1.29%
$76,694	9/22/2017	Other, 1.5%**	$77,075	0.80%
	Total U.S. Corporate bonds (cost $642,118)		$645,864	6.75%

U.S. Commercial paper

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$231,529	3/3/2017	Coca-Cola Corp.,0.8%	$231,219	2.42%
$182,329	1/3/2017-1/9/2017	Others, 0.9-1.4% **	$182,306	1.90%
	Total U.S. Commercial paper (cost $412,084)		$413,525	4.32%

		Percent of
		Partners' Capital
	Fair Value	(net asset value)
Total securities owned by Class A Units at December 31, 2016	$5,065,395	52.92%

**  No individual position constituted greater than 1 percent of partners’ capital (net asset value).

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Class B Units

Assets by Class of Units	December 31, 2016
Equity in brokers' trading accounts:
Cash	$19,094,865
Net unrealized gain (loss) on open futures contracts	1,366,694
Net unrealized gain (loss) on open forward currency contracts	422
Net unrealized gain (loss) on open swap contracts	(440,413)
Total equity in brokers' trading accounts	20,021,568

Cash and cash equivalents	29,760,975
Securities owned, at fair value (cost $52,279,208)	52,458,798
Interest receivable	18,288
Total assets	$102,259,629

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Futures, Forward and Swap Contracts owned by Class B Units at December 31, 2016

	Unrealized gain/(loss) on open long contracts	Percent of Partners’ Capital (Net Asset Value)	Unrealized gain/(loss) on open short contracts	Percent of Partners’ Capital (Net Asset Value)	Net unrealized gain/(loss) on open contracts	Percent of Partners’ Capital (Net Asset Value)

Futures Contracts *
U.S. Futures Positions:
Agriculturals	$(111,873)	(0.11)%	$26,011	0.02%	$(85,862)	(0.09)%
Currencies	$69,626	0.07%	$180,814	0.18%	$250,440	0.25%
Energy	$324,031	0.32%	$(3,263)	0.00%	$320,768	0.32%
Interest rates	$12,712	0.01%	$(27,048)	(0.02)%	$(14,336)	(0.01)%
Meats	$41,787	0.04%	$(225)	0.00%	$41,562	0.04%
Metals	$(44,392)	(0.04)%	$86,191	0.08%	$41,799	0.04%
Soft commodities	$(13,478)	(0.01)%	$153,949	0.15%	$140,471	0.14%
Stock indices and single stock futures	$(160,543)	(0.16)%	$16,709	0.01%	$(143,834)	(0.15)%
Total U.S. Futures Positions	$117,870		$433,138		$551,008

Foreign Futures Positions:
Agriculturals	$653	0.00%	$863	0.00%	$1,516	0.00%
Energy	$5,259	0.01%	$—	0.00%	$5,259	0.01%
Interest rates	$184,164	0.19%	$(19,056)	(0.02)%	$165,108	0.17%
Metals	$(45,857)	(0.05)%	$197,220	0.20%	$151,363	0.15%
Soft commodities	$3,874	0.00%	$10,356	0.01%	$14,230	0.01%
Stock indices	$508,756	0.51%	$(30,546)	(0.03)%	$478,210	0.48%
Total Foreign Futures Positions	$656,849		$158,837		$815,686
Total Futures Contracts	$774,719	0.78%	$591,975	0.59%	$1,366,694	1.37%

Forward Contracts *
Currencies	$(5,857)	(0.01)%	$6,279	0.01%	$422	0.00%

Swap Contracts
Deutsche Bank total return swap, Termination date March 29, 2019	$(682,929)	(0.68)%	$—	0.00%	$(682,929)	(0.68)%
Deutsche Bank total return swap, Termination date July 1, 2020	$242,516	0.24%	$—	0.00%	$242,516	0.24%
Total Swap Contracts	$(440,413)	(0.44)%	$—	0.00%	$(440,413)	(0.44)%

Total Futures, Forward and
Swap Contracts	$328,449	0.33%	$598,254	0.60%	$926,703	0.93%

*No individual futures and forward contract position constituted greater than 1 percent of partners’ capital (net asset value). Accordingly, the number of contracts and expiration dates are not presented.

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Securities owned by Class B Units at December 31, 2016

U.S. Government-sponsored enterprises

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$28,473,740	9/28/2018-8/1/2019	Federal Farm Credit Banks, 1.1-1.3%	$28,551,289	28.80%
$11,389,496	8/24/2018-12/2/2019	Federal Home Loan Banks, 1.1-1.5%	$11,429,839	11.53%
$1,498,618	7/19/2019	Federal Agricultural Mortgage Corp., 1.1%	$1,506,306	1.52%
	Total U.S. Government-sponsored enterprises (cost $41,361,566)		$41,487,434	41.85%

U.S. Corporate bonds

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$1,138,950	6/1/2017	American Electric Power, 1.8%	$1,158,568	1.17%
$1,198,894	2/16/2018	American Honda Finance Co, 1.5%	$1,206,968	1.22%
$1,102,983	12/1/2017	AT&T Inc., 1.8%	$1,100,465	1.11%
$1,141,947	3/4/2017	GATX Corporation, 1.8%	$1,145,464	1.16%
$1,198,894	2/1/2018	Wells Fargo & Company, 1.7%	$1,279,094	1.29%
$794,267	9/22/2017	Other, 1.5%**	$798,211	0.80%
	Total U.S. Corporate bonds (cost $6,649,973)		$6,688,770	6.75%

U.S. Commercial paper

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$2,397,789	3/3/2017	Coca-Cola Corp.,0.8%	$2,394,579	2.42%
$1,888,259	1/3/2017-1/9/2017	Others, 0.9-1.4% **	$1,888,015	1.90%
	Total U.S. Commercial paper (cost $4,267,669)		$4,282,594	4.32%

		Percent of
		Partners' Capital
	Fair Value	(net asset value)
Total securities owned by Class B Units at December 31, 2016	$52,458,798	52.92%

**  No individual position constituted greater than 1 percent of partners’ capital (net asset value).

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Legacy 1 Class Units

Assets by Class of Units	December 31, 2016
Equity in brokers' trading accounts:
Cash	$248,115
Net unrealized gain (loss) on open futures contracts	17,759
Net unrealized gain (loss) on open forward currency contracts	6
Net unrealized gain (loss) on open swap contracts	(5,723)
Total equity in brokers' trading accounts	260,157

Cash and cash equivalents	386,708
Securities owned, at fair value (cost $679,305)	681,639
Interest receivable	238
Total assets	$1,328,742

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Futures, Forward and Swap Contracts owned by Legacy 1 Class Units at December 31, 2016

	Unrealized gain/(loss) on open long contracts	Percent of Partners’ Capital (Net Asset Value)	Unrealized gain/(loss) on open short contracts	Percent of Partners’ Capital (Net Asset Value)	Net unrealized gain/(loss) on open contracts	Percent of Partners’ Capital (Net Asset Value)

Futures Contracts *
U.S. Futures Positions:
Agriculturals	$(1,454)	(0.11)%	$338	0.02%	$(1,116)	(0.09)%
Currencies	$905	0.07%	$2,349	0.18%	$3,254	0.25%
Energy	$4,210	0.32%	$(42)	0.00%	$4,168	0.32%
Interest rates	$165	0.01%	$(350)	(0.02)%	$(185)	(0.01)%
Meats	$543	0.04%	$(2)	0.00%	$541	0.04%
Metals	$(577)	(0.04)%	$1,120	0.08%	$543	0.04%
Soft commodities	$(175)	(0.01)%	$2,000	0.15%	$1,825	0.14%
Stock indices and single stock futures	$(2,086)	(0.16)%	$217	0.01%	$(1,869)	(0.15)%
Total U.S. Futures Positions	$1,531		$5,630		$7,161

Foreign Futures Positions:
Agriculturals	$8	0.00%	$11	0.00%	$19	—%
Energy	$68	0.01%	$—	0.00%	$68	0.01%
Interest rates	$2,393	0.19%	$(248)	(0.02)%	$2,145	0.17%
Metals	$(596)	(0.05)%	$2,563	0.20%	$1,967	0.15%
Soft commodities	$50	0.00%	$135	0.01%	$185	0.01%
Stock indices	$6,611	0.51%	$(397)	(0.03)%	$6,214	0.48%
Total Foreign Futures Positions	$8,534		$2,064		$10,598
Total Futures Contracts	$10,065	0.78%	$7,694	0.59%	$17,759	1.37%

Forward Contracts *
Currencies	$(76)	(0.01)%	$82	0.01%	$6	—%

Swap Contracts *
Deutsche Bank total return swap, Termination date March 29, 2019	$(8,874)	(0.68)%	$—	0.00%	$(8,874)	(0.68)%
Deutsche Bank total return swap, Termination date July 1, 2020	$3,151	0.24%	$—	0.00%	$3,151	0.24%
Total Swap Contracts	$(5,723)	(0.44)%	$—	0.00%	$(5,723)	(0.44)%

Total Futures, Forward and
Swap Contracts	$4,266	0.33%	$7,776	0.60%	$12,042	0.93%

*No individual futures and forward contract position constituted greater than 1 percent of partners’ capital (net asset value). Accordingly, the number of contracts and expiration dates are not presented.

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Securities owned by Legacy 1 Class Units at December 31, 2016

U.S. Government-sponsored enterprises

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$369,982	9/28/2018-8/1/2019	Federal Farm Credit Banks, 1.1-1.3%	$370,990	28.80%
$147,993	8/24/2018-12/2/2019	Federal Home Loan Banks, 1.1-1.5%	$148,517	11.53%
$19,473	7/19/2019	Federal Agricultural Mortgage Corp., 1.1%	$19,573	1.52%
	Total U.S. Government-sponsored enterprises (cost $537,444)		$539,080	41.85%

U.S. Corporate bonds

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$14,799	6/1/2017	American Electric Power, 1.8%	$15,054	1.17%
$15,578	2/16/2018	American Honda Finance Co, 1.5%	$15,683	1.22%
$14,332	12/1/2017	AT&T Inc., 1.8%	$14,299	1.11%
$14,838	3/4/2017	GATX Corporation, 1.8%	$14,884	1.16%
$15,578	2/1/2018	Wells Fargo & Company, 1.7%	$16,620	1.29%
$10,321	9/22/2017	Other, 1.5%**	$10,372	0.80%
	Total U.S. Corporate bonds (cost $86,408)		$86,912	6.75%

U.S. Commercial paper

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$31,156	3/3/2017	Coca-Cola Corp.,0.8%	$31,115	2.42%
$24,536	1/3/2017-1/9/2017	Others, 0.9-1.4% **	$24,532	1.90%
	Total U.S. Commercial paper (cost $55,453)		$55,647	4.32%

		Percent of
		Partners' Capital
	Fair Value	(net asset value)
Total securities owned by Legacy 1 Class Units at December 31, 2016	$681,639	52.92%

**  No individual position constituted greater than 1 percent of partners’ capital (net asset value).

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Legacy 2 Class Units

Assets by Class of Units	December 31, 2016
Equity in brokers' trading accounts:
Cash	$90,336
Net unrealized gain (loss) on open futures contracts	6,466
Net unrealized gain (loss) on open forward currency contracts	2
Net unrealized gain (loss) on open swap contracts	(2,084)
Total equity in brokers' trading accounts	94,720

Cash and cash equivalents	140,797
Securities owned, at fair value (cost $247,329)	248,178
Interest receivable	87
Total assets	$483,782

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Futures, Forward and Swap Contracts owned by Legacy 2 Class Units at December 31, 2016

	Unrealized gain/(loss) on open long contracts	Percent of Partners’ Capital (Net Asset Value)	Unrealized gain/(loss) on open short contracts	Percent of Partners’ Capital (Net Asset Value)	Net unrealized gain/(loss) on open contracts	Percent of Partners’ Capital (Net Asset Value)

Futures Contracts *
U.S. Futures Positions:
Agriculturals	$(529)	(0.11)%	$123	0.02%	$(406)	(0.09)%
Currencies	$329	0.07%	$855	0.18%	$1,184	0.25%
Energy	$1,533	0.32%	$(15)	0.00%	$1,518	0.32%
Interest rates	$60	0.01%	$(128)	(0.02)%	$(68)	(0.01)%
Meats	$198	0.04%	$(1)	0.00%	$197	0.04%
Metals	$(210)	(0.04)%	$408	0.08%	$198	0.04%
Soft commodities	$(64)	(0.01)%	$729	0.15%	$665	0.14%
Stock indices and single stock futures	$(759)	(0.16)%	$79	0.01%	$(680)	(0.15)%
Total U.S. Futures Positions	$558		$2,050		$2,608

Foreign Futures Positions:
Agriculturals	$3	0.00%	$4	0.00%	$7	—%
Energy	$25	0.01%	$—	0.00%	$25	0.01%
Interest rates	$871	0.19%	$(90)	(0.02)%	$781	0.17%
Metals	$(217)	(0.05)%	$933	0.20%	$716	0.15%
Soft commodities	$18	0.00%	$49	0.01%	$67	0.01%
Stock indices	$2,407	0.51%	$(145)	(0.03)%	$2,262	0.48%
Total Foreign Futures Positions	$3,107		$751		$3,858
Total Futures Contracts	$3,665	0.78%	$2,801	0.59%	$6,466	1.37%

Forward Contracts *
Currencies	$(28)	(0.01)%	$30	0.01%	$2	—%

Swap Contracts *
Deutsche Bank total return swap, Termination date March 29, 2019	$(3,231)	(0.68)%	$—	0.00%	$(3,231)	(0.68)%
Deutsche Bank total return swap, Termination date July 1, 2020	$1,147	0.24%	$—	0.00%	$1,147	0.24%
Total Swap Contracts	$(2,084)	(0.44)%	$—	0.00%	$(2,084)	(0.44)%

Total Futures, Forward and
Swap Contracts	$1,553	0.33%	$2,831	0.60%	$4,384	0.93%

*No individual futures and forward contract position constituted greater than 1 percent of partners’ capital (net asset value). Accordingly, the number of contracts and expiration dates are not presented.

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Securities owned by Legacy 2 Class Units at December 31, 2016

U.S. Government-sponsored enterprises

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$134,707	9/28/2018-8/1/2019	Federal Farm Credit Banks, 1.1-1.3%	$135,074	28.80%
$53,883	8/24/2018-12/2/2019	Federal Home Loan Banks, 1.1-1.5%	$54,074	11.53%
$7,090	7/19/2019	Federal Agricultural Mortgage Corp., 1.1%	$7,126	1.52%
	Total U.S. Government-sponsored enterprises (cost $195,678)		$196,274	41.85%

U.S. Corporate bonds

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$5,388	6/1/2017	American Electric Power, 1.8%	$5,481	1.17%
$5,672	2/16/2018	American Honda Finance Co, 1.5%	$5,710	1.22%
$5,218	12/1/2017	AT&T Inc., 1.8%	$5,206	1.11%
$5,402	3/4/2017	GATX Corporation, 1.8%	$5,419	1.16%
$5,672	2/1/2018	Wells Fargo & Company, 1.7%	$6,051	1.29%
$3,758	9/22/2017	Other, 1.5%**	$3,776	0.80%
	Total U.S. Corporate bonds (cost $31,461)		$31,643	6.75%

U.S. Commercial paper

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$11,344	3/3/2017	Coca-Cola Corp.,0.8%	$11,329	2.42%
$8,933	1/3/2017-1/9/2017	Others, 0.9-1.4% **	$8,932	1.90%
	Total U.S. Commercial paper (cost $20,190)		$20,261	4.32%

		Percent of
		Partners' Capital
	Fair Value	(net asset value)
Total securities owned by Legacy 2 Class Units at December 31, 2016	$248,178	52.92%

**  No individual position constituted greater than 1 percent of partners’ capital (net asset value).

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Global 1 Class Units

Assets by Class of Units	December 31, 2016
Equity in brokers' trading accounts:
Cash	$6,522,138
Net unrealized gain (loss) on open futures contracts	466,815
Net unrealized gain (loss) on open forward currency contracts	145
Net unrealized gain (loss) on open swap contracts	(150,430)
Total equity in brokers' trading accounts	6,838,668

Cash and cash equivalents	10,165,308
Securities owned, at fair value (cost $17,856,749)	17,918,088
Interest receivable	6,247
Total assets	$34,928,311

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Futures, Forward and Swap Contracts owned by Global 1 Class Units at December 31, 2016

	Unrealized gain/(loss) on open long contracts	Percent of Partners’ Capital (Net Asset Value)	Unrealized gain/(loss) on open short contracts	Percent of Partners’ Capital (Net Asset Value)	Net unrealized gain/(loss) on open contracts	Percent of Partners’ Capital (Net Asset Value)

Futures Contracts *
U.S. Futures Positions:
Agriculturals	$(38,212)	(0.11)%	$8,884	0.02%	$(29,328)	(0.09)%
Currencies	$23,782	0.07%	$61,760	0.18%	$85,542	0.25%
Energy	$110,678	0.32%	$(1,114)	0.00%	$109,564	0.32%
Interest rates	$4,342	0.01%	$(9,239)	(0.02)%	$(4,897)	(0.01)%
Meats	$14,273	0.04%	$(77)	0.00%	$14,196	0.04%
Metals	$(15,163)	(0.04)%	$29,440	0.08%	$14,277	0.04%
Soft commodities	$(4,604)	(0.01)%	$52,584	0.15%	$47,980	0.14%
Stock indices and single stock futures	$(54,836)	(0.16)%	$5,707	0.01%	$(49,129)	(0.15)%
Total U.S. Futures Positions	$40,260		$147,945		$188,205

Foreign Futures Positions:
Agriculturals	$223	0.00%	$295	0.00%	$518	—%
Energy	$1,796	0.01%	$—	0.00%	$1,796	0.01%
Interest rates	$62,904	0.19%	$(6,509)	(0.02)%	$56,395	0.17%
Metals	$(15,663)	(0.05)%	$67,363	0.20%	$51,700	0.15%
Soft commodities	$1,323	0.00%	$3,537	0.01%	$4,860	0.01%
Stock indices	$173,774	0.51%	$(10,433)	(0.03)%	$163,341	0.48%
Total Foreign Futures Positions	$224,357		$54,253		$278,610
Total Futures Contracts	$264,617	0.78%	$202,198	0.59%	$466,815	1.37%

Forward Contracts *
Currencies	$(2,000)	(0.01)%	$2,145	0.01%	$145	—%

Swap Contracts
Deutsche Bank total return swap, Termination date March 29, 2019	$(233,265)	(0.68)%	$—	0.00%	(233,265)	(0.68)%
Deutsche Bank total return swap, Termination date July 1, 2020	$82,835	0.24%	$—	0.00%	82,835	0.24%
Total Swap Contracts	$(150,430)	(0.44)%	$—	0.00%	$(150,430)	(0.44)%

Total Futures, Forward and
Swap Contracts	$112,187	0.33%	$204,343	0.60%	$316,530	0.93%

*No individual futures and forward contract position constituted greater than 1 percent of partners’ capital (net asset value).  Accordingly, the number of contracts and expiration dates are not presented.

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Securities owned by Global 1 Class Units at December 31, 2016

U.S. Government-sponsored enterprises

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$9,725,633	9/28/2018-8/1/2019	Federal Farm Credit Banks, 1.1-1.3%	$9,752,121	28.80%
$3,890,253	8/24/2018-12/2/2019	Federal Home Loan Banks, 1.1-1.5%	$3,904,033	11.53%
$511,875	7/19/2019	Federal Agricultural Mortgage Corp., 1.1%	$514,501	1.52%
	Total U.S. Government-sponsored enterprises (cost $14,127,664)		$14,170,655	41.85%

U.S. Corporate bonds

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$389,025	6/1/2017	American Electric Power, 1.8%	$395,726	1.17%
$409,500	2/16/2018	American Honda Finance Co, 1.5%	$412,258	1.22%
$376,740	12/1/2017	AT&T Inc., 1.8%	$375,880	1.11%
$390,049	3/4/2017	GATX Corporation, 1.8%	$391,250	1.16%
$409,500	2/1/2018	Wells Fargo & Company, 1.7%	$436,894	1.29%
$271,294	9/22/2017	Other, 1.5%**	$272,641	0.80%
	Total U.S. Corporate bonds (cost $2,271,398)		$2,284,649	6.75%

U.S. Commercial paper

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$819,001	3/3/2017	Coca-Cola Corp.,0.8%	$817,904	2.42%
$644,963	1/3/2017-1/9/2017	Others, 0.9-1.4% **	$644,880	1.90%
	Total U.S. Commercial paper (cost $1,457,687)		$1,462,784	4.32%

		Percent of
		Partners' Capital
	Fair Value	(net asset value)
Total securities owned by Global 1 Class Units at December 31, 2016	$17,918,088	52.92%

**  No individual position constituted greater than 1 percent of partners’ capital (net asset value).

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Global 2 Class Units

Assets by Class of Units	December 31, 2016
Equity in brokers' trading accounts:
Cash	$395,856
Net unrealized gain (loss) on open futures contracts	28,333
Net unrealized gain (loss) on open forward currency contracts	9
Net unrealized gain (loss) on open swap contracts	(9,130)
Total equity in brokers' trading accounts	415,068

Cash and cash equivalents	616,975
Securities owned, at fair value (cost $1,083,801)	1,087,524
Interest receivable	379
Total assets	$2,119,946

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Futures, Forward and Swap Contracts owned by Global 2 Class Units at December 31, 2016

	Unrealized gain/(loss) on open long contracts	Percent of Partners’ Capital (Net Asset Value)	Unrealized gain/(loss) on open short contracts	Percent of Partners’ Capital (Net Asset Value)	Net unrealized gain/(loss) on open contracts	Percent of Partners’ Capital (Net Asset Value)

Futures Contracts *
U.S. Futures Positions:
Agriculturals	$(2,319)	(0.11)%	$539	0.02%	$(1,780)	(0.09)%
Currencies	$1,443	0.07%	$3,748	0.18%	$5,191	0.25%
Energy	$6,717	0.32%	$(68)	0.00%	$6,649	0.32%
Interest rates	$264	0.01%	$(561)	(0.02)%	$(297)	(0.01)%
Meats	$866	0.04%	$(5)	0.00%	$861	0.04%
Metals	$(920)	(0.04)%	$1,787	0.08%	$867	0.04%
Soft commodities	$(279)	(0.01)%	$3,192	0.15%	$2,913	0.14%
Stock indices and single stock futures	$(3,328)	(0.16)%	$346	0.01%	$(2,982)	(0.15)%
Total U.S. Futures Positions	$2,444		$8,978		$11,422

Foreign Futures Positions:
Agriculturals	$14	0.00%	$18	0.00%	$32	—%
Energy	$109	0.01%	$—	0.00%	$109	0.01%
Interest rates	$3,818	0.19%	$(395)	(0.02)%	$3,423	0.17%
Metals	$(951)	(0.05)%	$4,089	0.20%	$3,138	0.15%
Soft commodities	$80	0.00%	$215	0.01%	$295	0.01%
Stock indices	$10,547	0.51%	$(633)	(0.03)%	$9,914	0.48%
Total Foreign Futures Positions	$13,617		$3,294		$16,911
Total Futures Contracts	$16,061	0.78%	$12,272	0.59%	$28,333	1.37%

Forward Contracts *
Currencies	$(121)	(0.01)%	$130	0.01%	$9	—%

Swap Contracts
Deutsche Bank total return swap, Termination date March 29, 2019	$(14,158)	(0.68)%	$—	0.00%	(14,158)	(0.68)%
Deutsche Bank total return swap, Termination date July 1, 2020	$5,028	0.24%	$—	0.00%	5,028	0.24%
Total Swap Contracts	$(9,130)	(0.44)%	$—	0.00%	$(9,130)	(0.44)%

Total Futures, Forward and
Swap Contracts	$6,810	0.33%	$12,402	0.60%	$19,212	0.93%

*No individual futures and forward contract position constituted greater than 1 percent of partners’ capital (net asset value).  Accordingly, the number of contracts and expiration dates are not presented.

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Securities owned by Global 2 Class Units at December 31, 2016

U.S. Government-sponsored enterprises

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$590,290	9/28/2018-8/1/2019	Federal Farm Credit Banks, 1.1-1.3%	$591,897	28.80%
$236,116	8/24/2018-12/2/2019	Federal Home Loan Banks, 1.1-1.5%	$236,952	11.53%
$31,068	7/19/2019	Federal Agricultural Mortgage Corp., 1.1%	$31,227	1.52%
	Total U.S. Government-sponsored enterprises (cost $857,467)		$860,076	41.85%

U.S. Corporate bonds

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$23,612	6/1/2017	American Electric Power, 1.8%	$24,018	1.17%
$24,854	2/16/2018	American Honda Finance Co, 1.5%	$25,022	1.22%
$22,866	12/1/2017	AT&T Inc., 1.8%	$22,814	1.11%
$23,674	3/4/2017	GATX Corporation, 1.8%	$23,747	1.16%
$24,854	2/1/2018	Wells Fargo & Company, 1.7%	$26,517	1.29%
$16,466	9/22/2017	Other, 1.5%**	$16,548	0.80%
	Total U.S. Corporate bonds (cost $137,861)		$138,666	6.75%

U.S. Commercial paper

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$49,709	3/3/2017	Coca-Cola Corp.,0.8%	$49,642	2.42%
$39,146	1/3/2017-1/9/2017	Others, 0.9-1.4% **	$39,140	1.90%
	Total U.S. Commercial paper (cost $88,473)		$88,782	4.32%

		Percent of
		Partners' Capital
	Fair Value	(net asset value)
Total securities owned by Global 2 Class Units at December 31, 2016	$1,087,524	52.92%

**  No individual position constituted greater than 1 percent of partners’ capital (net asset value).

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Global 3 Class Units

Assets by Class of Units	December 31, 2016
Equity in brokers' trading accounts:
Cash	$3,659,025
Net unrealized gain (loss) on open futures contracts	261,890
Net unrealized gain (loss) on open forward currency contracts	81
Net unrealized gain (loss) on open swap contracts	(84,392)
Total equity in brokers' trading accounts	3,836,604

Cash and cash equivalents	5,702,902
Securities owned, at fair value (cost $10,017,926)	10,052,341
Interest receivable	3,503
Total assets	$19,595,350

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Futures, Forward and Swap Contracts owned by Global 3 Class Units at December 31, 2016

	Unrealized gain/(loss) on open long contracts	Percent of Partners’ Capital (Net Asset Value)	Unrealized gain/(loss) on open short contracts	Percent of Partners’ Capital (Net Asset Value)	Net unrealized gain/(loss) on open contracts	Percent of Partners’ Capital (Net Asset Value)

Futures Contracts *
U.S. Futures Positions:
Agriculturals	$(21,438)	(0.11)%	$4,984	0.02%	$(16,454)	(0.09)%
Currencies	$13,342	0.07%	$34,648	0.18%	$47,990	0.25%
Energy	$62,093	0.32%	$(626)	0.00%	$61,467	0.32%
Interest rates	$2,436	0.01%	$(5,183)	(0.02)%	$(2,747)	(0.01)%
Meats	$8,007	0.04%	$(43)	0.00%	$7,964	0.04%
Metals	$(8,507)	(0.04)%	$16,516	0.08%	$8,009	0.04%
Soft commodities	$(2,583)	(0.01)%	$29,500	0.15%	$26,917	0.14%
Stock indices and single stock futures	$(30,764)	(0.16)%	$3,203	0.01%	$(27,561)	(0.15)%
Total U.S. Futures Positions	$22,586		$82,999		$105,585

Foreign Futures Positions:
Agriculturals	$125	0.00%	$165	0.00%	$290	—%
Energy	$1,008	0.01%	$—	0.00%	$1,008	0.01%
Interest rates	$35,290	0.19%	$(3,652)	(0.02)%	$31,638	0.17%
Metals	$(8,787)	(0.05)%	$37,792	0.20%	$29,005	0.15%
Soft commodities	$743	0.00%	$1,984	0.01%	$2,727	0.01%
Stock indices	$97,490	0.51%	$(5,853)	(0.03)%	$91,637	0.48%
Total Foreign Futures Positions	$125,869		$30,436		$156,305
Total Futures Contracts	$148,455	0.78%	$113,435	0.59%	$261,890	1.37%

Forward Contracts *
Currencies	$(1,122)	(0.01)%	$1,203	0.01%	$81	—%

Swap Contracts
Deutsche Bank total return swap, Termination date March 29, 2019	$(130,864)	(0.68)%	$—	0.00%	(130,864)	(0.68)%
Deutsche Bank total return swap, Termination date July 1, 2020	$46,472	0.24%	$—	0.00%	46,472	0.24%
Total Swap Contracts	$(84,392)	(0.44)%	$—	0.00%	$(84,392)	(0.44)%

Total Futures, Forward and
Swap Contracts	$62,941	0.33%	$114,638	0.60%	$177,579	0.93%

*No individual futures and forward contract position constituted greater than 1 percent of partners’ capital (net asset value). Accordingly, the number of contracts and expiration dates are not presented.

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Securities owned by Global 3 Class Units at December 31, 2016

U.S. Government-sponsored enterprises

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$5,456,238	9/28/2018-8/1/2019	Federal Farm Credit Banks, 1.1-1.3%	$5,471,099	28.80%
$2,182,495	8/24/2018-12/2/2019	Federal Home Loan Banks, 1.1-1.5%	$2,190,225	11.53%
$287,170	7/19/2019	Federal Agricultural Mortgage Corp., 1.1%	$288,644	1.52%
	Total U.S. Government-sponsored enterprises (cost $7,925,849)		$7,949,968	41.85%

U.S. Corporate bonds

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$218,250	6/1/2017	American Electric Power, 1.8%	$222,010	1.17%
$229,737	2/16/2018	American Honda Finance Co, 1.5%	$231,283	1.22%
$211,358	12/1/2017	AT&T Inc., 1.8%	$210,876	1.11%
$218,824	3/4/2017	GATX Corporation, 1.8%	$219,498	1.16%
$229,737	2/1/2018	Wells Fargo & Company, 1.7%	$245,105	1.29%
$152,200	9/22/2017	Other, 1.5%**	$152,956	0.80%
	Total U.S. Corporate bonds (cost $1,274,291)		$1,281,728	6.75%

U.S. Commercial paper

				Percent of
				Partners' Capital
Face Value	Maturity Dates	Description	Fair Value	(net asset value)
$459,472	3/3/2017	Coca-Cola Corp.,0.8%	$458,857	2.42%
$361,834	1/3/2017-1/9/2017	Others, 0.9-1.4% **	$361,788	1.90%
	Total U.S. Commercial paper (cost $817,786)		$820,645	4.32%

		Percent of
		Partners' Capital
	Fair Value	(net asset value)
Total securities owned by Global 3 Class Units at December 31, 2016	$10,052,341	52.92%

**  No individual position constituted greater than 1 percent of partners’ capital (net asset value).

Note 8. Financial Highlights

The following financial highlights reflect activity related to the Partnership. Total return is based on the change in value during the period of a theoretical investment made at the beginning of each calendar month during the period

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

and is not annualized. Individual partners’ ratios may vary from these ratios based on various factors, including but not limited to the timing of capital transactions.

	2017	2016	2015

Total return – Class A Units	(3.12)%	(0.78)%	(12.41)%
Total return – Class B Units	(3.75)%	(1.48)%	(12.97)%
Total return – Legacy 1 Class Units	(0.86)%	1.41%	(10.44)%
Total return – Legacy 2 Class Units	(1.10)%	1.14%	(10.66)%
Total return – Global 1 Class Units	(0.40)%	2.58%	(10.46)%
Total return – Global 2 Class Units	(0.62)%	2.51%	(10.64)%
Total return – Global 3 Class Units	(2.34)%	0.80%	(12.16)%
Ratios as a percentage of average net assets:
Expenses prior to incentive fees (1)	5.16%	5.45%	5.71%
Incentive fees	0.28%	0.40%	0.97%
Total expenses	5.44%	5.85%	6.68%
Net investment loss (1)	(4.01)%	(4.77)%	(5.22)%

(1)	Excludes incentive fee.

The expense ratios above are computed based upon the weighted average net assets of the Limited Partners for the years ended December 31, 2017, 2016 and 2015.

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

The following per unit performance calculations reflect activity related to the Partnership.

	Class A	Class B	Legacy 1	Legacy 2	Global 1	Global 2	Global 3
	Units	Units	Class Units	Class Units	Class Units	Class Units	Class Units
Per Unit Performance
(for unit outstanding throughout the entire period):

Net asset value per unit at December 31, 2014	$1,247.57	$1,038.84	$935.15	$920.26	$913.24	$898.69	$812.47
Income (loss) from operations
Net realized and change in unrealized gain (loss) from trading	(79.24)	(65.62)	(60.34)	(58.85)	(65.63)	(62.29)	(54.70)
Expenses net of interest and dividend income*	(75.53)	(69.09)	(37.27)	(39.22)	(29.90)	(33.37)	(44.11)
Total income (loss) from operations	(154.77)	(134.71)	(97.61)	(98.07)	(95.53)	(95.66)	(98.81)
Net asset value per unit at December 31, 2015	1,092.80	904.13	837.54	822.19	817.71	803.03	713.66
Income (loss) from operations
Net realized and change in unrealized gain (loss) from trading	50.75	42.35	39.72	38.51	43.89	43.89	39.23
Expenses net of interest and dividend income*	(59.30)	(55.74)	(27.91)	(29.15)	(22.78)	(23.73)	(33.53)
Total income (loss) from operations	(8.55)	(13.39)	11.81	9.36	21.11	20.16	5.70
Net asset value per unit at December 31, 2016	1,084.25	890.74	849.35	831.55	838.82	823.19	719.36
Income (loss) from operations
Net realized and change in unrealized gain (loss) from trading	14.25	11.87	11.12	10.93	11.08	11.60	10.11
Expenses net of interest and dividend income*	(48.10)	(45.24)	(18.41)	(20.12)	(14.48)	(16.67)	(26.97)
Total income (loss) from operations	(33.85)	(33.37)	(7.29)	(9.19)	(3.40)	(5.07)	(16.86)
Net asset value per unit at December 31, 2017	$1,050.40	$857.37	$842.06	$822.36	$835.42	$818.12	$702.50

*Expenses net of interest and dividend income per unit and organization and offering costs per unit are calculated by dividing the expenses net of interest income by the average number of units outstanding during the period. The net realized and change in unrealized gain (loss) from trading is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.

Note 9. Trading Activities and Related Risks

The Partnership, through its Advisors or swap transactions based on reference programs of such advisors, engages in the speculative trading of a variety of instruments, including U.S. and foreign futures contracts, options on

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

U.S. and foreign futures contracts and forward contracts and other derivative instruments including swap contracts (collectively, derivatives; see Note 11). These derivatives include both financial and nonfinancial contracts held as part of a diversified trading strategy. Additionally, the Partnership’s speculative trading includes equities and exchange-traded funds. The Partnership is exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

The purchase and sale of futures and options on futures contracts require margin deposits with FCMs. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities. A customer’s cash and other property (for example, U.S. Treasury bills) deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited. The Partnership utilizes Wells Fargo Securities, LLC and SG Americas Securities, LLC as its clearing brokers.

The amount of required margin and good faith deposits with the FCMs, interbank market makers and swap counterparties usually ranges from 5% to 35% of the Partnership’s net asset value. The cash deposited with the FCMs, interbank market makers and swap counterparties at December 31, 2017 and 2016 was $29,435,769 and $31,854,126, respectively, which was 25.94% and 19.26% of the net asset value, respectively.

For derivatives, risks arise from changes in the fair value of the contracts. Theoretically, the Partnership is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short. As both a buyer and seller of options, the Partnership pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the Partnership to potentially unlimited liability; for purchased options the risk of loss is limited to the premiums paid.

In addition to market risk, trading futures, forwards and swap contracts entails a credit risk that a counterparty will not be able to meet its obligations to the Partnership. The counterparty for futures and options on futures contracts traded in the United States and on most non-U.S. futures exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases in which the clearinghouse is not backed by the clearing members, like some non-U.S. exchanges, it is normally backed by a consortium of banks or other financial institutions.

In the case of forward contracts, over-the-counter options contracts or swap contracts, which are traded on the interbank or other institutional markets rather than on exchanges, the counterparty is generally a single bank or other financial institution, rather than a clearinghouse backed by a group of financial institutions; thus, there likely will be greater counterparty credit risk. The Partnership trades only with those counterparties that it believes to be creditworthy. All positions of the Partnership are valued each day on a mark-to-market basis. There can be no assurance that any clearing member, clearinghouse or other counterparty will be able to meet its obligations to the Partnership.

Unlike futures and options on futures contracts, most swap contracts currently are not traded on or cleared by an exchange or clearinghouse. The CFTC currently requires only a limited class of swap contracts (certain interest rate and credit default swaps) to be cleared and executed on an exchange or other organized trading platform. In accordance with the Dodd-Frank Act, the CFTC will determine in the future whether other classes of swap contracts will be required to be cleared and executed on an exchange or other organized trading platform. Until such time as these transactions are cleared, the Partnership will be subject to a greater risk of counterparty default on its swaps. Because swaps do not generally involve the delivery of underlying assets or principal, the amount payable upon default and early termination is usually calculated by reference to the current market value of the contract. Swap dealers and major swap participants require the Partnership to deposit initial margin and variation margin as collateral to support such obligation under the swap agreement but may not themselves provide collateral for the benefit of the Partnership. If the counterparty to such a swap agreement defaults, the Partnership would be a general unsecured creditor for any termination amounts owed by

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

the counterparty to the Partnership as well as for any collateral deposits in excess of the amounts owed by the Partnership to the counterparty, which would result in losses to the Partnership.

There are no limitations on daily price movements in swap transactions. Speculative position limits are not currently applicable to swaps, but in the future may be applicable for swaps on certain commodities. In addition, participants in swap markets are not required to make continuous markets in the swaps they trade, and determining a market value for calculation of termination amounts can lead to uncertain results.

Securities sold short represent obligations of the Partnership to deliver specific securities and thereby create a liability to purchase these instruments in the open market at prevailing prices. These transactions may result in market risk not reflected in the consolidated statement of financial condition as the Partnership’s ultimate obligation to satisfy its obligation for trading liabilities may exceed the amount reflected in the consolidated statement of financial condition.

The Partnership maintains deposits with high quality financial institutions in amounts that are in excess of federally insured limits; however, the Partnership does not believe it is exposed to any significant credit risk.

The General Partner has established procedures to actively monitor and minimize market and credit risks. The Limited Partners bear the risk of loss only to the extent of the fair value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

Note 10. Indemnifications

In the normal course of business, the Partnership enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Partnership’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Partnership that have not yet occurred.  The Partnership expects the risk of any future obligation under these indemnifications to be remote.

Note 11. Derivative Instruments

The Partnership follows the provisions of FASB ASC 815, Derivatives and Hedging. FASB ASC 815 is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. FASB ASC 815 applies to all derivative instruments within the scope of FASB ASC 815-10-05. It also applies to non-derivative hedging instruments and all hedged items designated and qualifying as hedges under FASB ASC 815-10-05. FASB ASC 815 amends the current qualitative and quantitative disclosure requirements for derivative instruments and hedging activities set forth in FASB ASC 815-10-05 and generally increases the level of disaggregation that will be required in an entity’s financial statements. FASB ASC 815 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements (see Trading Activities and Related Risks, Note 9).

The Partnership’s business is speculative trading. The Partnership intends to close out all futures, options on futures and forward contracts prior to their expiration. The Partnership trades in futures and other commodity interest contracts and is therefore a party to financial instruments with elements of off-balance sheet market risk and credit risk. In entering into these contracts, the Partnership faces the market risk that these contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. The Partnership minimizes market risk through real-time monitoring of open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 25%.

In addition to market risk, in entering into commodity interest contracts there is a credit risk that a counter party will not be able to meet its obligations to the Partnership. In general, clearing organizations are backed by the corporate members of the clearing organization who are required to share any financial burden resulting from the non-performance

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

by one of their members and, as such, should significantly reduce this credit risk. In cases in which the clearing organization is not backed by the clearing members, like some non-U.S. exchanges, it is normally backed by a consortium of banks or other financial institutions.

In the case of forward contracts, over-the-counter options contracts or swap contracts, which are traded on the interbank or other institutional market rather than on exchanges, the counterparty is generally a single bank or other financial institution, rather than a central clearing organization backed by a group of financial institutions. As a result, there will likely be greater counterparty credit risk in these transactions. The Partnership trades only with those counterparties that it believes to be creditworthy. Nonetheless, the clearing member, clearing organization or other counterparty to these transactions may not be able to meet its obligations to the Partnership, in which case the Partnership could suffer significant losses on these contracts.

The Partnership does not designate any derivative instruments as hedging instruments under FASB ASC 815-10-05.

For the year ended December 31, 2017, the monthly average number of futures contracts bought and sold was 38,106 and the monthly average number of forward contracts bought and sold was 585.  For the year ended December 31, 2016, the monthly average number of futures contracts bought and sold was 50,266 and the monthly average number

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

of forward contracts bought and sold was 518.  The following tables summarize the quantitative information required by FASB ASC 815:

	Consolidated	Asset		Liability
	Statements of Financial	Derivatives		Derivatives
	Condition Location	12/31/2017		12/31/2017	Fair Value

Agricultural contracts	Net Unrealized gain (loss) on open futures contracts	$192,152		$(41,963)	$150,189

Currencies contracts	Net Unrealized gain (loss) on open futures contracts	607,592		(214,009)	393,583

Energy contracts	Net Unrealized gain (loss) on open futures contracts	1,202,346		(156,581)	1,045,765
			.
Interest rates contracts	Net Unrealized gain (loss) on open futures contracts	480,661		(820,436)	(339,775)

Meats contracts	Net Unrealized gain (loss) on open futures contracts	37,013		(5,967)	31,046

Metals contracts	Net Unrealized gain (loss) on open futures contracts	1,464,763		(828,583)	636,180

Soft commodities contracts	Net Unrealized gain (loss) on open futures contracts	371,081		(161,787)	209,294

Stock indices contracts	Net Unrealized gain (loss) on open futures contracts	867,587		(349,210)	518,377

		$5,223,195		$(2,578,536)	$2,644,659

Forward currency contracts	Net Unrealized gain (loss) on open forward currency contracts	$573,423		$(547,796)	$25,627

Swap Contracts*	Net Unrealized gain (loss) on open swap contracts	$1,179,312		$—	$1,179,312

*At December 31, 2017, the sector exposure of the CTA indices underlying the swaps was:

Deutsche Bank total return swap, termination date March 29, 2019
Agricultural contracts	3%
Energy contracts	3%
Interest rate contracts	54%
Metals contracts	4%
Stock indices contracts	16%
Forward currency contracts	20%
Total	100%

Deutsche Bank total return swap, termination date July 1, 2020
Interest rate contracts	44%
Stock indices contracts	14%
Forward currency contracts	42%
Total	100%

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

	Consolidated	Asset		Liability
	Statements of Financial	Derivatives		Derivatives
	Condition Location	12/31/2016		12/31/2016	Fair Value

Agricultural contracts	Net Unrealized gain (loss) on open futures contracts	$121,013		$(261,721)	$(140,708)

Currencies contracts	Net Unrealized gain (loss) on open futures contracts	763,565		(345,781)	417,784

Energy contracts	Net Unrealized gain (loss) on open futures contracts	562,341		(18,461)	543,880
			.
Interest rates contracts	Net Unrealized gain (loss) on open futures contracts	578,244		(326,726)	251,518

Meats contracts	Net Unrealized gain (loss) on open futures contracts	79,821		(10,487)	69,334

Metals contracts	Net Unrealized gain (loss) on open futures contracts	1,604,965		(1,282,731)	322,234

Soft commodities contracts	Net Unrealized gain (loss) on open futures contracts	344,652		(86,579)	258,073

Stock indices contracts	Net Unrealized gain (loss) on open futures contracts	1,111,526		(553,717)	557,809

		$5,166,127		$(2,886,203)	$2,279,924

Forward currency contracts	Net Unrealized gain (loss) on open forward currency contracts	$556,627		$(555,922)	$705

Swap Contracts*	Net Unrealized gain (loss) on open swap contracts	$404,566		$(1,139,264)	$(734,698)

*At December 31, 2016, the sector exposure of the CTA indices underlying the swaps was:

Deutsche Bank total return swap, termination date March 29, 2019
Agricultural contracts	3%
Energy contracts	1%
Interest rate contracts	53%
Metals contracts	3%
Stock indices contracts	15%
Forward currency contracts	25%
Total	100%

Deutsche Bank total return swap, termination date July 1, 2020
Interest rate contracts	61%
Stock indices contracts	10%
Forward currency contracts	29%
Total	100%

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

The Effect of Derivative Instruments on the Consolidated Statement of Operations for the Years Ended December 31, 2017, 2016 and 2015

		Years Ended December 31,
Type of Contract		2017	2016	2015

Agriculturals contracts	Net gain (loss) from futures trading	$(2,343,148)	$1,009,750	$(5,823,922)
Currencies contracts	Net gain (loss) from futures trading	(3,320,635)	(2,202,100)	(1,033,607)
Energy contracts	Net gain (loss) from futures trading	(4,612,712)	(4,239,891)	7,578,021
Interest rates contracts	Net gain (loss) from futures trading	(8,492,797)	19,692,367	(546,752)
Meats contracts	Net gain (loss) from futures trading	266,929	(161,655)	40,851
Metals contracts	Net gain (loss) from futures trading	(1,954,292)	(2,242,748)	(493,305)
Soft commodities contracts	Net gain (loss) from futures trading	220,619	(785,394)	(1,501,617)
Stock indices	Net gain (loss) from futures trading	23,817,809	4,103,539	(10,362,726)
Forward Currency Contracts	Net gain (loss) from forward trading	(2,371,940)	325,950	(2,077,514)
Swap Contracts	Net gain (loss) from swap trading	1,914,010	(1,902,797)	1,168,100

		$3,123,843	$13,597,021	$(13,052,471)

Line Item in Consolidated Statement of Operations	For years ended December 31,
	2017	2016	2015

Net gain (loss) from futures trading
Realized	$3,217,037	$13,721,540	$(1,421,184)
Change in unrealized	364,735	1,452,328	(10,721,873)
Total realized and change in unrealized net gain (loss) from futures trading	$3,581,772	$15,173,868	$(12,143,057)

Net gain (loss) from forward trading
Realized	$(2,396,861)	$84,586	$(2,018,078)
Change in unrealized	24,922	241,364	(59,436)
Total realized and change in unrealized net gain (loss) from forward trading	$(2,371,939)	$325,950	$(2,077,514)

Net gain (loss) from swap trading
Change in unrealized	$1,914,010	(1,902,797)	1,168,100
Total realized and change in unrealized net gain (loss) from swap trading	$1,914,010	$(1,902,797)	$1,168,100

Total realized and change in unrealized net gain (loss) from futures, forward and swap trading	$3,123,843	$13,597,021	$(13,052,471)

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

The tables below show the gross and net information related to derivatives eligible for offset in the Consolidated Statement of Financial Condition as of December 31, 2017 and 2016.

Offsetting of Derivative Assets

As of December 31, 2017

			Net Amount of
		Gross Amounts	Unrealized Gain
		Offset in the	Presented in
	Gross Amount of	Consolidated	the Consolidated
	Recognized	Statement of	Statement of
Type of Instrument	Assets	Financial Condition	Financial Condition

U.S. and foreign futures contracts	$5,223,195	$(2,578,536)	$2,644,659
Forward contracts	573,423	(547,796)	25,627
Swap contracts	1,179,312	—	1,179,312
Total derivatives	$6,975,930	$(3,126,332)	$3,849,598

Offsetting of Derivative Liabilities

As of December 31, 2017

			Net Amount of
		Gross Amounts	Unrealized Gain
		Offset in the	Presented in
	Gross Amount of	Consolidated	the Consolidated
	Recognized	Statement of	Statement of
Type of Instrument	Liabilities	Financial Condition	Financial Condition

U.S. and foreign futures contracts	$2,578,536	$(2,578,536)	$—
Forward contracts	547,796	(547,796)	—
Swap contracts	—	—	—
Total derivatives	$3,126,332	$(3,126,332)	$—

Derivatives Assets and Liabilities and Collateral Received by Counterparty

As of December 31, 2017

		Gross Amounts Not Offset in the Consolidated
		Statement of Financial Condition
	Net Amount of
	Unrealized Gain
	Presented in
	the Consolidated
	Statement of	Financial	Cash Collateral
Counterparty	Financial Condition	Instruments	Received	Net Amount

Deutsche Bank AG	$1,179,312	$—	$—	$1,179,312
SG Americas Securities, LLC	1,805,261	—	—	1,805,261
UBS AG	(60,011)	—	—	(60,011)
Wells Fargo Securities, LLC	925,036	—	—	925,036
Total	$3,849,598	$—	$—	$3,849,598

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Offsetting of Derivative Assets

As of December 31, 2016

			Net Amount of
		Gross Amounts	Unrealized Gain
		Offset in the	Presented in
	Gross Amount of	Consolidated	the Consolidated
	Recognized	Statement of	Statement of
Type of Instrument	Assets	Financial Condition	Financial Condition

U.S. and foreign futures contracts	$5,166,127	$(2,886,203)	$2,279,924
Forward contracts	556,627	(555,922)	705
Swap contracts	404,566	(1,139,264)	(734,698)
Total derivatives	$6,127,320	$(4,581,389)	$1,545,931

Offsetting of Derivative Liabilities

As of December 31, 2016

			Net Amount of
		Gross Amounts	Unrealized Gain
		Offset in the	Presented in
	Gross Amount of	Consolidated	the Consolidated
	Recognized	Statement of	Statement of
Type of Instrument	Liabilities	Financial Condition	Financial Condition

U.S. and foreign futures contracts	$2,886,203	$(2,886,203)	$—
Forward contracts	555,922	(555,922)	—
Swap contracts	1,139,264	(1,139,264)	—
Total derivatives	$4,581,389	$(4,581,389)	$—

Derivatives Assets and Liabilities and Collateral Received by Counterparty

As of December 31, 2016

		Gross Amounts Not Offset in the Consolidated
		Statement of Financial Condition
	Net Amount of
	Unrealized Gain
	Presented in
	the Consolidated
	Statement of	Financial	Cash Collateral
Counterparty	Financial Condition	Instruments	Received	Net Amount

Deutsche Bank AG	$(734,698)	$—	$—	$(734,698)
SG Americas Securities, LLC	1,582,067	—	—	1,582,067
UBS AG	(40,113)	—	—	(40,113)
Wells Fargo Securities, LLC	738,675	—	—	738,675
Total	$1,545,931	$—	$—	$1,545,931

Grant Park Futures Fund Limited Partnership

Notes to Consolidated Financial Statements

Note 12. Subsequent Events

The Partnership has evaluated subsequent events for potential recognition and/or disclosure through date of issuance of the accompanying consolidated financial statements. Subsequent to December 31, 2017, there were contributions to and redemptions from the Partnership totaling approximately $2,025,000 and $4,956,000, respectively.

PART TWO: STATEMENT OF ADDITIONAL INFORMATION

GRANT PARK FUTURES FUND

LIMITED PARTNERSHIP

$191,606,823 Legacy 1 Class Units

$179,318,591 Legacy 2 Class Units

$119,076,039 Global Alternative Markets 1 Class Units

$158,617,364 Global Alternative Markets 2 Class Units

$199,459,166 Global Alternative Markets 3 Class Units

An investment in the units is speculative. Before you decide whether to invest, you should read this entire prospectus carefully and consider the risk factors beginning on page 20.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both parts contain important information.

This statement of additional information and accompanying

disclosure document are both dated       , 2018.

PART TWO: STATEMENT OF ADDITIONAL INFORMATION

OVERVIEW OF THE COMMODITY

INTEREST AND DERIVATIVES MARKETS

As a public commodity fund, Grant Park actively trades commodity interests in various derivatives markets. This section provides an overview of the concepts, key terms, purposes, participants and regulation of commodity interests, both from the perspective of exchange‑traded derivatives (either U.S. or non-U.S.) and over‑the‑counter, or OTC derivatives.

Definition of a Derivative

Generally, a derivative is a contract whose value is based upon (or derived from) the value of something else. The “something else,” which is often referred to as the “underlier” or the “commodity,” can be a security (e.g., a share of corporate stock or a U.S. Treasury bond), a commodity (e.g., gold, wheat or live cattle), an index (e.g., the Dow Jones Industrial Average), a reference rate (e.g., LIBOR), or virtually anything else whose value can be calculated.

Types of Derivatives

Conceptually, derivatives take many different forms. At the highest and broadest level, there are two types of derivatives: exchange‑traded derivatives and OTC derivatives.

Exchange‑traded Derivatives

Exchange‑traded derivatives include futures, options on futures, security futures and listed equity options. Exchange‑traded derivatives are characterized by standardized contractual terms (except for price), multilateral execution on an exchange, centralized clearing, and the presence of a statutory regulatory regime.

Futures.  A futures contract is a standardized contract to buy or sell a commodity for a specified price in the future. Futures contracts are classified based upon the nature of their underlier. Thus, categories of futures contracts include interest rate futures, equity futures, foreign exchange futures, commodity futures (e.g., energy, agriculture and meats), weather futures, carbon futures and real estate futures, among many others.

Options on Futures.  An option on a futures contract, or a “futures option,” is a standardized contract that conveys to its holder the right, but not the obligation, to purchase (call) or sell (put) the underlying futures contract at a specified price in the future. Options on futures contracts are classified by the type of futures contract upon which the option is based, such as interest rate futures options, equity futures options, foreign exchange futures options, commodity futures options, among many others.

Terminology is an important part of understanding options. A call option gives the holder (buyer) the right to buy (go long) a futures contract at a specific price on or before an expiration date. An “option writer,” or “option seller,” underwrites the option and is obligated, if and when assigned an exercise, to fulfill the terms of the option contract. Exercise refers to the process whereby the option buyer asserts his right and goes long the underlying futures (in the case of exercising a call) or short the underlying futures (in the case of exercising a put). The “strike price,” also known as the “exercise price,” refers to, in the case of a physical delivery option, the price at which the option holder has the right to purchase or sell the underlying futures. The “expiration date” refers to the date on which the option expires. The “premium” is the non‑refundable amount that the option holder pays and the option writer receives for the rights conveyed by the option.

Security Futures.  A security futures contract is a standardized contract to buy or sell shares of the underlying security or the component securities of a narrow‑based security index (or the cash value thereof) at a specified price in the future. Security futures possess the economic characteristics of futures, but are legally distinct from futures and securities.

Equity or Index Options.  A listed, or exchange‑traded, equity option is a standardized contract that conveys to its holder the right, but not the obligation, to purchase (call) or sell (put) shares of the underlying security or the component securities of a security index at a specified price on or before a given date.

OTC Derivatives

OTC derivatives are privately negotiated contracts conducted almost entirely between institutions on a principal‑to‑principal basis and designed to permit customers to adjust individual risk positions with greater precision. OTC derivatives include forwards, swaps, non‑listed options, structured notes, and hybrids of these instruments. OTC derivatives are characterized by customized terms, bilateral execution between two parties, and are subject to regulation by the CFTC and SEC.

Forwards.  A forward contract is a bilaterally‑negotiated contract to buy or sell something (i.e., the underlier) at a specified price in the future. Forwards, for reference purposes, often take the character of their underlier, such as forward interest rate agreements, forward bond and note agreements, forward foreign exchange agreements, forward equity agreements, commodity forwards, and forward bullion agreements.

Swaps.  A swap is a bilaterally‑negotiated agreement between two parties to exchange cash flows based upon an asset, rate or something else. Swaps are characterized by the nature of their underlier, such as interest rate swaps, credit default swaps, foreign currency swaps, commodity swaps and equity swaps; and/or the nature of their features, such as accreting swaps, amortizing swaps, arrears swaps, constant maturity swaps, extendable swaps, forward swaps, overnight average swaps, reversible swaps, seasonal swaps, total return swaps, variance swaps, and zero‑coupon swaps.

OTC Options

An OTC option is a bilaterally‑negotiated contract that conveys to its holder the right, but not the obligation, to purchase (call) or sell (put) the underlier for a specified price in the future. Like swaps, OTC options are characterized by: 1) the nature of their underlier, such as interest rate options, foreign currency options and OTC equity options, and/or 2) their features, such as whether they are: a) vanilla options (where the price of the option is based upon the price of the underlier on the day of exercise or expiration), such as calls, puts, caps, floors and collars; or b) path dependent, or “exotic” options (where the price of the option is based upon the price pattern of the underlier prior to the day of exercise or expiration).

Derivatives’ Pricing

Commodity interest contracts are typically quoted in terms of a “bid” and an “ask.” A “bid” is offer to buy a specific quantity of a commodity at a stated price. The bid price represents the highest price a buyer is willing to pay for the commodity. In contrast, an “ask” is an offer to sell a specific quantity of a commodity at a stated price. The ask price represents the lowest price any seller is willing to sell the commodity or underlier. The “spread” is the difference between the bid and ask for a particular contract and represents the difference between the price that must be paid for immediate purchase and the price that can be received for immediate sale of the contract.

While the pricing of forward contracts adhere to the bid/ask convention, the price agreed for a forward contract is called the delivery price, which is equal to the forward price at the time the contract is entered into. The delivery price is generally fixed over a period of time. The forward price of new contracts change as the spot price changes. The forward price of such a contract is commonly contrasted with the spot price, which is the price at which the asset changes hands on the spot date.

Concept of Notional Value

A central concept in all derivatives contracts—both exchange‑traded and OTC—is “notional value,” which is sometimes referred to as the “notional principal amount” if the underlier is a reference rate, such as LIBOR. The notional value represents the hypothetical value of the underlier. The purpose of using notional value is to have a standardized reference, or benchmark, to determine the amount of payments one party owes to another party. The notional amount is generally not exchanged between the parties.

Spot Contracts and EFPs

Spot contracts are cash market transactions where the buyer and the seller agree to the immediate purchase and sale of a commodity, usually with a two‑day settlement. Spot contracts are not uniform and not traded on an exchange. An exchange for physical, or EFP, transaction is a type of transaction involving spot contracts. An EFP is the spot purchase or sale of a commodity in conjunction with an offsetting sale or purchase of a corresponding futures contract involving the same or equivalent commodity, without making an open and competitive trade for the futures contract on an exchange. Exchange rules govern the manner in which EFPs involving exchange listed futures contracts may be transacted.

Types of Commodity Interest Users

There are two broad classes of participants who trade commodity interests: hedgers and speculators. A hedger is a person who enters into a position in a commodity interest contract opposite to a position held in the cash market to minimize the risk of financial loss from an adverse price change; or who purchases or sells a commodity interest contract as a temporary substitute for a cash transaction that will occur later. One can hedge either a long cash market position (e.g., one owns the cash commodity) or a short cash market position (e.g., one is required to deliver the cash commodity in the future). Hedgers include financial institutions that manage or deal in interest rate‑sensitive instruments, foreign currencies or stock portfolios (among other things), and commercial end‑users, such as farmers and manufacturers, that seek to manage price risk or market risk.

By contrast, a speculator generally expects neither to make nor take delivery of the underlying commodity. Rather, a speculator risks his capital with the hope of making profits from price fluctuations in the prices of commodity interests. All trades made by Grant Park are for speculative purposes, not hedging purposes.

Market Participants in the Futures Markets

Futures Markets

Role.  Futures markets provide centralized market facilities in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Futures markets may provide for execution of trades at a physical location utilizing trading pits and/or may provide for trading to be done electronically through computerized matching of bids and offers pursuant to various algorithms. Members of a particular exchange and the trades executed on such exchanges are subject to the rules of that exchange.

The Commodity Exchange Act, or CEA, provides for two tiers of markets: regulated and exempt. Regulated markets include designated contract markets and designated execution transaction facilities; while the exempt markets include exempt commercial markets and exempt boards of trade.

Designated Contract Markets.  Designated Contract Markets (“DCMs”) represent traditional futures exchanges, such as CME, CBOT, NYMEX and ICE. DCMs may list for trading futures contracts (or options thereon) on any underlying commodity, index, or instrument and may allow access to their facilities by all types of participants, including retail customers. Applicants for initial designation must satisfy certain “designation criteria,” such as prevention of market manipulation, fair and equitable trading, enforcement of rules, financial integrity of transactions, disciplinary procedures, public access to information, and the ability to obtain information. They must also demonstrate the ability to comply with, and once designated, must comply with, 23 “core principles” set forth in the CEA.

Derivatives Transaction Execution Facilities (“DTEFs”).  DTEFs are boards of trade that are registered with the CFTC as a DTEF. A DTEF is subject to fewer regulatory requirements than a DCM. To qualify as a DTEF, an exchange can only trade certain commodities (including certain excluded commodities and other commodities with very high levels of deliverable supply) and generally must exclude retail participants (retail participants may trade on DTEFs through futures commission merchants with adjusted net capital of at least $20 million or registered commodity trading advisors that direct trading for accounts with total assets of at least $25 million).

Exempt Commercial Markets.  Exempt Commercial Markets (“ECMs”) are electronic trading facilities that restrict trading to principal‑to‑principal transactions in “exempt commodities” between “eligible commercial entities.” ECMs are not entirely unregulated, in that they are subject to certain recordkeeping and reporting requirements, as well as to the anti‑fraud and anti‑manipulation provisions of the CEA. Moreover, if these markets list futures contracts that serve as significant price discovery function, they are subject to regulation comparable to that of a DCM.

Exempt Boards of Trade.  Exempt Boards of Trade (“XBOTs”) are not registered with, or designated by, the CFTC. XBOTs are exempt from most provisions of the CEA (other than anti‑fraud and anti‑manipulation), but are subject to certain commodity and participant restrictions. The commodities that can be traded on an XBOT are those defined as excluded commodities, such as an interest rate, exchange rate, credit risk or measure, debt, measure of inflation or other macroeconomic index or measure. XBOTs must limit access to certain institutional and sophisticated persons defined as “eligible contract participants.” If the CFTC determines that the XBOT represents a significant source of price discovery for the commodity underlying any contract, the XBOT will be required to disseminate publicly, on a daily basis, trading volume, price data and other data as appropriate to the market.

Swap Execution Facilities (“SEFs”).  SEFs are facilities, trading systems or platforms in which participants have the ability to execute or trade swap contracts by accepting bids and offers that are open to multiple participants in the facility or system.  SEFs include any trading facility that facilitates the execution of swap contracts between persons and is not a DCM.

The trading advisors intend to monitor the development of and opportunities and risks presented by the less‑regulated DTEFs, ECMs, XBOTS and SEFs and may, allocate a percentage of Grant Park’s assets to trading in products on these facilities, provided Grant Park would be eligible to trade on them.

Non-U.S. Futures Exchanges.  Non-U.S. futures exchanges differ in certain respects from their U.S. counterparts. The CFTC is not authorized to regulate trading on non-U.S. futures exchanges and markets. The CFTC, however, has adopted regulations relating to the marketing of non-U.S. futures contracts in the U.S. These regulations permit certain contracts traded on non-U.S. exchanges to be offered and sold in the U.S. In contrast to U.S. designated contract markets, some non-U.S. exchanges are principals’ markets, where trades remain the liability of the traders involved, and the exchange or an affiliated clearing organization, if any, does not become substituted for any party (as described below). Due to the absence of a clearing system, such exchanges are significantly more susceptible to disruptions. Further, participants in such markets must often determine for themselves the creditworthiness of each entity with which they enter into a trade.

Non‑U.S. Swaps Transactions.  On July 21, 2010, the Dodd‑Frank Wall Street Reform and Consumer Protection Act (Dodd‑ Frank Act) was enacted to amend the CEA and other federal laws to among other things establish comprehensive regulations over swaps (and other derivative instruments) by the CFTC in the U.S. and abroad. Under Section 2(i) of the CEA, as amended, the swaps provisions of the CEA (including any CEA rules or regulations) apply to cross‑border activities when certain conditions are met, namely, when such activities have a “direct and significant connection with activities in, or effect on, commerce of the United States” or when they contravene CFTC rules or regulations as are necessary or appropriate to prevent evasion of the swaps provisions of the CEA. As a result of the CFTC’s application of the CEA to cross‑border activities, non‑U.S. swaps firms executing transactions initiated by trading advisors on behalf of Grant Park may be subject to various provisions of the CEA and the CFTC’s cross‑border regulations that they would not otherwise be subject to. Application of such rules may cause such non‑U.S. swaps firms to not deal in transactions involving Grant Park or to impose additional restrictions or costs upon such transactions.

On October 11, 2016, the CFTC issued proposed rules and interpretations addressing the cross-border application of certain swaps provisions of the Dodd-Frank Act. The proposal is specifically addressed to “cross-border” swap transactions and/or positions in which at least one counterparty is either a non-U.S. person (including affiliates of U.S. persons) or, in some instances, a foreign branch of a U.S. person. The proposal includes certain proposed definitions of terms as well as a proposed interpretation that would be used to determine whether a transaction involving U.S.-based personnel of a non-U.S. swap dealer was arranged, negotiated or executed in the United States and would be subject to CFTC rules. The proposal also includes proposed rules that would specifically address the circumstances under and the extent to which (i) market participants must include a cross-border swap dealing transaction or swap position in their calculations of the level of activity subject to CFTC jurisdiction, and (ii) swap dealers and major swap participants must comply with certain business conduct standards in connection with a cross-border swap. The proposal also indicates that the CFTC intends to use or reference the proposed definitions and interpretation in subsequent rulemakings addressing the cross-border application of other swap requirements and provisions of the Dodd-Frank Act. The CFTC and the European Commission announced on October 13, 2017 that they separately had adopted comparability and equivalence determinations regarding uncleared swap margin regulations and that they jointly had agreed to recognize each other’s authorized derivatives trading venues as comparable and equivalent.

Clearing Houses

Role.  Once a futures trade has been executed, the trade is submitted for “clearing.” Clearing is the process of matching, reconciling and resolving obligations between counterparties. With centralized, or multilateral clearing, the original contract between the two counterparties is replaced by two contracts (via novation), each of which arises between one of the original counterparties and the clearinghouse. A clearinghouse thus interposes itself as the counterparty to both sides of a transaction. Thereafter, each clearing member party to the trade looks only to the clearing house for performance. A central function of the clearing organization is to ensure the integrity of trades.  Members effecting transactions on an exchange need not concern themselves with the solvency of the counterparty; their only remaining concerns are the respective solvencies of their clearing broker and the clearing organization.

Margin.  Initial margin (which is sometimes referred to as “performance bond”) is the minimum amount of funds that must be deposited by a futures trader with the trader’s futures commission merchant to initiate an open position in futures contracts. Maintenance margin is the amount to which a trader’s account may decline before he must deliver additional margin. A margin deposit operates as a cash performance bond, helping to ensure the trader’s performance of the futures contracts that he or she purchases or sells. Futures contracts are customarily bought and sold on margin that represents a very small percentage (ranging upward from less than 2%) of the notional value of the contract. The amount of margin is inversely related to the degree of leverage. Thus, a margin deposit of 2% represents a 50-to-1 leverage ratio, while a margin deposit of 100% would represent no leverage.

As a result of such low margin requirements, price fluctuations in the futures markets may create profits and losses that, in relation to the amount invested, are greater than are customary in other forms of investment or speculation. The amount of margin required in connection with a particular futures contract is established from time to time by the exchange on which the contract is traded and may be modified from time to time by the exchange during the term of the contract.

The concept of “mark‑to‑market” is a critical component of futures‑style margining. Simply stated, “mark‑to‑market” refers to the current value of a position. The mark‑to‑market system is part of the daily cash flow system used by U.S. futures exchanges to maintain a minimum level of equity for a given futures or option contract position by calculating the gain or loss in each contract position resulting from changes in the price of the futures or option contracts at the end of each trading session. Typically, with respect to exchange‑traded derivatives, the “mark‑to‑market” is accepted as the fair market value of the position.

Brokerage firms, such as Grant Park’s clearing brokers, may not accept lower—and generally require higher—amounts of margin than the levels set by exchanges. The clearing brokers require Grant Park to make margin deposits equal to exchange minimum levels for all exchange‑traded derivatives. This requirement may be adjusted from time to time in the clearing brokers’ discretion.

Trading in the OTC markets, where no clearing facility exists, generally does not require margin but generally does require the extension of credit between counterparties.

When someone purchases an option on a futures contract, however, the option premium must be paid in full. When someone sells an option on a futures contract, on the other hand, he or she is required to deposit margin in an amount determined by the margin requirements established for the underlying commodity future and, in addition, an amount substantially equal to the premium received for the option. The margin requirements imposed on the selling of options, although adjusted to reflect the probability that out‑of‑the‑money options will not be exercised, can in fact be higher than those imposed in the futures markets directly. Complicated margin requirements apply to spreads and conversions, which are complex trading strategies in which a trader acquires a mixture of options positions or positions in options and the underlying commodity future.

Margin requirements are computed each day by a trader’s clearing broker. When the market value of a particular open commodity interest position changes to the point where margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within a certain amount of time, the broker may close out the trader’s position. With respect to Grant Park’s trading, Grant Park (and not its investors personally) is subject to margin calls.

Many major U.S. exchanges have passed certain cross margining arrangements, pursuant to which the futures and options positions held in an account would, in the case of some accounts, be aggregated and margin requirements would be assessed on a portfolio basis, measuring the total risk of the combined positions.

Futures Commission Merchants

Futures commission merchants are the brokers of the futures industry. They solicit or accept orders from customers for the purchase or sale of futures contracts (or options thereon), and accept and hold customer funds or other assets relating to such transactions.

Clearing Firms

Clearing firms, which are a subset of futures commission merchants, serve as intermediaries in providing clearing services to clients, which may include non‑clearing exchange members such as introducing brokers, other futures commission merchants and proprietary trading firms, among others. Clearing firms are generally responsible for the day‑to‑day settlement of all customer accounts at futures exchanges. They act as a third party to all trades, serving as buyer to every seller and seller to every buyer, and guarantor of all futures contracts.

Introducing Brokers

In contrast to futures commission merchants, introducing brokers solicit and accept orders to purchase or sell futures (or options thereon), but they may not accept or hold customer funds or other assets.

Commodity Pool Operators

Commodity pool operators operate collective investment vehicles (i.e., commodity pools) that solicit or accept funds for the purchase of interests in the collective investment vehicle, which in turn may trade in futures and options on futures.

Commodity Trading Advisors

Commodity trading advisors advise others, either directly or through publications, writings, or electronic media, on the value of or the advisability of trading in futures or options on futures, or as part of a regular business, issue analyses or reports regarding futures or options on futures.

Swap Dealer

Swap dealers hold themselves out as dealers in swaps, make markets in swaps, regularly enter into swaps with counterparties in the ordinary course of business for their own account or engage in activity causing them to be commonly known in the trade as a dealer or market maker in swaps, excluding any person that enters into swaps for his or its own account but not as part of a regular basis.

Major Swap Participant

Major swap participants maintain a “substantial position” in any of the major swap categories, excluding positions held for hedging or mitigating commercial risk and positions maintained by certain employee benefit plans for hedging or mitigating risks, or persons whose outstanding swaps create “substantial counterparty exposure that could have serious adverse effects on the financial stability of the U.S. banking system or financial markets,” or are “financial entities” that are “highly leveraged relative to the amount of capital they hold” and are not subject to federal banking capital requirements and maintain a “substantial position” in any of the major swap categories.

Associated Persons

Associated persons (“APs”) are salespersons—or supervisors of salespersons—for futures commission merchants, introducing brokers, commodity pool operators and commodity trading advisors.

Principals

Principals are generally persons that control or have management responsibility over registrants. Generally, they include officers, directors and 10% shareholders or membership interest holders of registrants.

Floor Brokers

Floor brokers are members of an exchange that operate in the trading pit by buying and selling contracts on behalf of customers—not on behalf of their own accounts.

A floor broker, as an intermediary like an futures commission merchant, serves in an agency capacity in which the principal is the customer.

Floor Traders

Floor traders, or “locals,” buy and sell futures contracts for their own account on the floor of the exchange. Floor traders often seek to profit by “scalping” trades—i.e., they seek to buy (or sell) contracts at the bid (or ask) price and then quickly sell (or buy) them a tick higher (or lower) for a profit.

Overview of Futures Regulation

In 1974, Congress established the CFTC as an independent federal regulatory agency and granted the agency exclusive jurisdiction over the regulation of futures and options on futures contracts. The CFTC’s function is to implement the CEA’s objectives of preventing price manipulation and excessive speculation and promoting orderly and efficient futures markets. In addition, the various exchanges and clearing houses exercise regulatory and supervisory authority over their member firms.

The CFTC has adopted regulations with respect to the activities of several categories of market participants, including commodity pool operators and commodity trading advisors. Under the CEA, a registered commodity pool operator, such as the general partner, is required to make annual and other filings with the CFTC describing its organization, capital structure, management and controlling persons and information concerning the pools that it manages. In addition, the CEA authorizes the CFTC to require and review books and records of, and documents prepared by, registered commodity pool operators. The CEA gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as Grant Park’s trading advisors.

The CEA requires all futures commission merchants, such as Grant Park’s clearing brokers, to meet and maintain specified fitness and financial requirements, to segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has similar authority over introducing brokers, or persons who solicit or accept orders for commodity interest trades but who do not accept margin deposits for the execution of trades.

Grant Park’s investors are afforded certain reparation rights under the CEA. Investors may also be able to maintain a private right of action for violations of the CEA. The CFTC has adopted rules implementing reparation provisions of the CEA, which provide that any person may file a reparations claim with the CFTC alleging violation of the CEA by registered persons.

Under the CEA, the NFA operates as a registered futures association, which is a form of self‑regulatory organization. The CFTC has delegated to NFA responsibility for registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers, swaps dealers, major swap participants, their respective associated persons and floor brokers. As the self‑regulatory organization of the futures industry, NFA issues rules and interpretations governing the conduct of futures industry professionals and disciplines those professionals that do not comply with NFA’s rules. The NFA also arbitrates disputes between members and their customers and conducts registration and fitness screening of applicants for membership. The general partner, each trading advisor, the selling agents and the clearing brokers are members of NFA. As such, they are subject to NFA standards relating to fair trade practices, financial condition and consumer protection. Grant Park itself is not required to be registered in any capacity with the CFTC or to become a member of the NFA.

CFTC and NFA regulations prohibit any representation by a person registered with the CFTC or by any member of the NFA, that registration with the CFTC, or membership in the NFA, in any respect indicates that the CFTC or the NFA, as the case may be, has approved or endorsed that person or that person’s trading program or objectives. The registrations and memberships of the parties described in this summary must not be considered as constituting any such approval or endorsement. Similarly, no futures exchange is permitted to provide any such approval or endorsement.

Overview of Speculative Position Limits

The CFTC and U.S. designated contract markets currently have certain proposed and established limits or position accountability rules, referred to as speculative position limits or position limits, on the maximum net long or net short speculative position that any person or group of persons under common trading control (other than a hedger, which Grant Park is not) may hold, own or control in commodity interests, including swaps. Among the purposes of such proposed and established speculative position limits is to prevent a corner or squeeze on a market or undue influence on prices by any single trader or group of traders.

In October 2011, the CFTC adopted final regulations under the Dodd-Frank Act that imposed position limits on 25 physical commodity futures and options contracts and on physical commodity swaps that are economically equivalent to such contracts. In September 2012, a district court issued an order that generally vacated such final rules and remanded the matter to the CFTC. The CFTC has since reproposed revised position limits for futures and swaps in the 25 core physical commodity contracts and their “economically equivalent” futures, options and swaps. If adopted, the proposal would essentially reinstate, with certain changes, the position limit rules that were vacated by the district court in 2012.  In addition, U.S. exchanges are required to establish position limits (or accountability positions) for all contracts traded on the exchange. Certain exchanges or clearing houses also establish limits on the total net positions that may be held by a clearing broker.

Position limits do not apply to trading on non-U.S. futures exchanges, although the principals with which Grant Park and the clearing brokers may trade in such markets may impose such limits as a matter of credit policy. For purposes of determining position limits, Grant Park’s commodity interest positions will not be attributable to investors in their own commodity interest trading.

Market Participants in the OTC Derivatives Markets

Unlike the many and diverse players involved in the futures markets, the number and categories of participants involved in forward transactions typically is smaller, and primarily include OTC dealers, prime brokers, credit support providers, custodians and end‑users, several of which are discussed below.

Dealers

The OTC markets are organized as “dealer markets” in which the dealers “make markets” (i.e., offer to take either side of a trade) in forwards, swaps and OTC options (among other products) by maintaining and continuously updating bid and offer quotations to market participants and potential end‑users. Ultimately, dealers seek to find other sides to their transaction and earn a “spread” by closing out the positions in subsequent trades with other parties. There are times, however, when they may hold positions and establish a hedge position in the futures market or through other OTC derivatives, or simply take a calculated view (i.e., speculate) on the outcome of the position. Most OTC derivatives dealers in the U.S. are banks or affiliates of banks, or affiliates of broker‑dealers or futures commission merchants. The final Volcker Rule included in the Dodd‑Frank Act requires banks to separate traditional banking functions from their proprietary trading operations.

Prime Brokers

Prime brokers play a pivotal role in the OTC derivatives market. Generally, prime brokerage arrangements in the OTC derivatives markets involve a prime broker, a prime brokerage client and an executing dealer. Prime brokerage allows clients to trade in the name of the prime broker with executing dealers approved by the prime broker. Prime brokers also provide a number of administrative functions relating to, among other things, bookkeeping, custody, and transaction reporting.

Credit Support Providers

An important feature of OTC derivatives transactions is that each party must take on the creditworthiness of the other party. Counterparties thus are exposed to “credit risk,” which is the prospect that a counterparty may default on a payment or become insolvent. One way to reduce credit risk is to make arrangements for “credit support,” which may take the forms of guarantees, pledges, letters of credit or credit default swaps. Credit support providers are the parties that provide, for a fee, the credit support. Ultimately, credit support does not eliminate counterparty risk, but may provide substantial recourse in the event of a counterparty failure.

Clearing in the OTC Derivatives Markets

Most OTC derivatives, such as forwards, are settled bilaterally by the counterparties to the contract. Futures contracts, by contrast, and a growing number of OTC derivatives, are cleared and settled through a centralized clearing house. In an OTC market with a central counterparty (i.e., a “CCP”), trading continues to take place on a bilateral basis. However, after a trade agreement is executed, it is transferred, or “novated,” to the CCP. Thus, the single contract between the two initial counterparties is replaced by two new contracts between the CCPs and each of the two parties.

Enforcement of OTC Derivatives Transactions

Governance

OTC derivatives transactions are generally documented by using template agreements published by the International Swap and Derivatives Association, Inc., or “ISDA”. The ISDA master agreement is the standard governing document used throughout the industry that serves as a framework for all swaps transactions, including forwards and OTC options transactions, between counterparties. OTC documentation can be negotiated for individual transactions or can be negotiated once, prior to the first transaction, and used for multiple transactions. The negotiated agreement serves as the basis for enforcing an OTC derivatives contract—no statutory private right of action exists.

Standard ISDA documentation for swaps usually consists of four parts: 1) the master agreement, which is a preprinted and standardized form; 2) the schedule, which supplements and consists of negotiated amendments to the terms of the master agreement; 3) the credit support annex, which addresses the complexities of the pledge and transfer of collateral or some other form of credit support; and 4) the confirmation, which sets forth the economic and legal essentials of particular transactions or “trades,” drawing from standard sets of defined terms.

Regulation

Title VII of the Dodd‑Frank Act amended the CEA and other federal laws to provide a comprehensive new regulatory framework for the treatment of derivatives, which are generally classified as “swaps.” The Dodd-Frank Act and the regulations that have been adopted to implement it impose new capital and margin requirements on swap dealers and major swap participants that are depository institutions. While swap dealers and major swap participants that are not depository institutions are not yet subject to capital and margin requirements, the CFTC and SEC have issued regulations regarding risk exposure and business conduct, including certain reporting and recordkeeping requirements. Transactions that are not cleared on a swap execution facility require the swap dealer or major swap participant to first notify its counterparty that it has the right to require initial margin be held in a segregated account with an independent third party custodian.

Swap dealers and major swap participants are required to maintain certain records, including daily trading records of swaps and other related transactions (including cash or forward transactions), any recorded communications, daily trading records for each counterparty and customer, and a complete audit trail to allow for trade reconstruction. Swap dealers and major swap participants are also required to provide certain specific disclosures to non-swap dealer and non-major swap participant counterparties, including material risks, financial incentives and conflicts of interest associated with the transaction.

The CFTC and SEC rulemaking process is ongoing and among other things, the Dodd-Frank Act directs the CFTC and SEC to issue rules mitigating potential conflicts of interest between swap dealers or major swap participants and entities that clear swap transactions, and to develop mechanisms to separate employees engaged in research or analysis from those conducting trading or clearing activities. In addition, both agencies are authorized to establish position limits for swaps transactions over which they have jurisdiction and issue reports regarding any swaps they find “detrimental” to U.S. financial stability. The agencies also have broad authority to ban any swaps transactions they determine are “abusive.” The Dodd-Frank Act prohibits any person from using false information in connection with swap transactions or entering into a swap with knowledge that the swap could be used by the counterparty as a means to defraud.

The regulation of futures and OTC swaps in the United States and other countries is an evolving area of law. As discussed in the “RISK FACTORS,” numerous proposals regarding the regulation of commodity interests have been made by Congress, the Treasury Department, the CFTC and the SEC.

The summary contained in this Overview is subject to modification by legislative action and changes in the rules and regulations of the CFTC, the SEC, the NFA, the futures exchanges, clearing houses and other regulatory bodies.

HISTORICAL PERSPECTIVE OF THE MANAGED FUTURES INDUSTRY

Since 1980, the world’s futures markets have expanded from consisting primarily of agricultural contracts to include worldwide financial markets such as stock indices, currencies and global interest rates. The pie chart below demonstrates this growth of diversity within the futures industry. In 1980, the agricultural sector dominated the trading volume of the industry. By December 2017, the agricultural sector represented approximately only 5% of trading while interest rates, currencies and stock indices represented approximately 77%.

Futures Industry Sectors

1980	2017

Source:  Futures Industry Association, Washington, D.C., Futures and Options Global Trading Volume

The above charts were prepared by Dearborn Capital Management, L.L.C.

The managed futures industry is comprised of professional money managers known as commodity trading advisors. Commodity trading advisors manage client assets on a discretionary basis using derivatives as an investment medium. As the chart below illustrates, assets dedicated to managed futures have grown from approximately $300 million in 1980 to over $367 billion in March 2018.

Growth in the Managed Futures Industry

January 1980 – March 2018

This chart was prepared by Dearborn Capital Management, L.L.C. using data obtained from BarclayHedge.

POTENTIAL ADVANTAGES OF INVESTMENT

The following section provides a description of the potential advantages of investing in Grant Park.

Value of Diversifying Into Managed Futures

The inclusion of managed futures into a portfolio is based upon the most fundamental of all investment principles: diversification. Dr. Harry Markowitz’s groundbreaking work in portfolio construction concluded that a more efficient portfolio can be created by investing across non‑correlated asset classes. This hypothesis became known as Modern Portfolio Theory and earned Dr. Markowitz a Nobel Prize in economics.

In 1980 John Lintner of Harvard University applied this theory to the developing asset class of managed futures. His study determined that “the combined portfolios of stocks (or stocks and bonds) after including judicious investments...in leveraged managed futures accounts show substantially less risk at every possible level of expected return than portfolios of stocks and bonds alone.” While managed futures were intuitively understood to have a low correlation to traditional asset classes, this landmark study confirmed the diversification benefits derived from allocating a portion of a portfolio into this asset class.

True diversification is derived from investing across asset classes that move independently, or are non‑correlated, to each other. Managed futures have long been recognized as having a low correlation to traditional asset classes.

Historical Correlation and Comparative Performance

The chart below shows the historical correlation of the monthly returns of the NASDAQ Composite Index, HFRI Fund Weighted Composite Index, Morgan Stanley Capital International Europe, Australasia, Far East (MSCI EAFE) Index, Barclays Capital U.S. Long Government Index and the Barclay CTA Index with the Standard & Poor’s 500 Total Return Index (S&P 500 Index). The NASDAQ Composite Index, HFRI Fund Weighted Composite Index, MSCI EAFE Index, Barclays Capital U.S. Long Government Index and S&P 500 Index are passive, unmanaged indices of equity or debt securities, as applicable, generally purchased by investors for investment purposes. The Barclay CTA Index is an unweighted index which attempts, to measure performance of the CTA industry. All of the above indices are used by the marketplace in varying degrees as performance benchmarks of the various asset classes they represent.

A correlation of 1.0 indicates a perfect positive and direct correlation between the particular index and the S&P 500 Index; a correlation of −1.0 indicates a perfectly negative or inverse correlation between the particular index and the S&P 500 Index. Note that stocks associated with the NASDAQ Composite Index, HFRI Fund Weighted Composite and MSCI EAFE indices, as well as bonds, have historically had a higher correlation with the S&P 500 Index than managed futures investments, as represented by the Barclay CTA Index. This low correlation shows that managed futures have a tendency to behave somewhat independently from stocks.

Historical Correlation of Monthly Returns with S&P 500 Stock Index

February 1988 – April 2018

*   Performance data for the HFRI Fund Weighted Composite Index available only from January 1990 through April 2018.

This chart was prepared by Dearborn Capital Management, L.L.C.

See the glossary in Appendix E for descriptions of the indices in this chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

The Advantages of Non‑Correlation

Given that historically, managed futures investments have had very little correlation to the stock and bond markets, Dearborn Capital Management, L.L.C., Grant Park’s sponsor and general partner, believes that the performance of Grant Park should also exhibit a substantial degree of non‑correlation with the performance of traditional equity and debt portfolio components, in part because of the ease of selling commodity interests short. This feature of many commodity interest contracts—being able to be long or short a commodity interest position with similar ease—means that profit and loss from commodity interest trading is not dependent upon economic prosperity or stability.

However, non‑correlation will not provide any diversification advantages unless the non‑correlated assets are outperforming other portfolio assets, and it is entirely possible that Grant Park may not outperform other sectors of an investor’s portfolio, or may produce losses. Additionally, although adding managed futures funds to a portfolio may provide diversification, managed futures funds are not a hedging mechanism and you should not assume that managed futures funds will appreciate during periods of inflation or stock and bond market declines.

Non‑correlated performance should not be confused with negatively correlated performance. Negative correlation occurs when the performance of two asset classes are in opposite direction to each other. Non‑correlation means only that Grant Park’s performance will likely have no relation to the performance of equity and debt instruments, reflecting the general partner’s belief that certain factors that affect equity and debt prices may affect Grant Park differently and that certain factors that affect equity and debt prices may not affect Grant Park at all. Grant Park’s net asset value per unit may decline or increase more or less than equity and debt instruments during both rising and falling cash markets. The general partner does not expect that Grant Park’s performance will be negatively correlated to general debt and equity markets.

The chart below shows the historical correlation of the monthly returns of the Barclay CTA Index, Barclays Capital U.S. Long Government Index, the HFRI Fund Weighted Composite Index, the MSCI EAFE Index, S&P 500 Index and the NASDAQ Composite Index with Grant Park.

Historical Correlation of Monthly Returns with Grant Park Futures Fund

January 1989 – April 2018

*Performance data for the HFRI Fund Weighted Composite Index available only from January 1990 through April 2018.

This chart was prepared by Dearborn Capital Management, L.L.C.

See the glossary in Appendix E for descriptions of the indices in this chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

Advantages of Commodity Pool Investments

Both the commodity interest markets and funds investing in those markets offer many structural advantages that make managed futures an efficient way to participate in global markets. For example, each investor in Grant Park should be able to participate in a greater number of commodity interest markets (both U.S. and non-U.S.) and to a greater extent than would be possible if Grant Park’s minimum investment were traded on an individual investor basis.

Profit Potential

Commodity interest contracts can easily be leveraged, which magnifies the potential profit and the potential loss. As a result of this leveraging, even a small movement in the price of a contract can cause major losses.

Interest Income

Unlike some alternative investment funds, Grant Park does not borrow money in order to obtain leverage, so Grant Park does not incur any interest expense. Rather, Grant Park’s margin deposits are maintained in cash equivalents, such as U.S. Treasury bills, and interest is earned on 100% of Grant Park’s available assets, which include unrealized profits credited to Grant Park’s accounts.

Diversification within a Single Investment

Commodity interest contracts allow an investor to diversify risk across market sectors, as well as geographically. For example, an investor can trade interest rates, stock indices, currencies, energy products and metals in numerous countries around the world. This market diversification may reduce the risk of loss. While Grant Park itself trades across a diverse selection of global markets, an investment in Grant Park is not a substitute for overall portfolio diversification.

The pie chart below demonstrates Grant Park’s collective market sectors exposure of all of its trading advisors or reference traders as of April 30, 2018. This is not a reflection of actual positions held on this date, but rather a reflection of the potential estimated exposure to any one market sector on this date.

Grant Park Futures Fund Sector Exposure

As of April  30, 2018

This chart was prepared by Dearborn Capital Management, L.L.C.

See “Overview of the Commodity Interest and Derivatives Markets” above for information related to this chart.

Ability to Profit or Lose in a Rising or Falling Market Environment

Grant Park can establish short positions and thereby profit from declining markets as easily as it can establish long positions. This potential to make money, whether markets are rising or falling around the world, makes managed futures particularly attractive to sophisticated investors. Of course, if markets go higher while an investor has a short position, the investor will lose money until the short position is exited.

Professional Trading

Grant Park trades through the following commodity trading advisors or through swap transactions based on certain programs of reference traders: Amplitude Capital International Limited, EMC Capital Advisors, LLC, H2O AM LLP, Lynx Asset Management AB, Quantica Capital AG, Rabar Market Research, Inc., Revolution Capital Management LLC, Transtrend B.V. and Winton Capital Management Limited. Proceeds from investments in the offered units are traded through proprietary trading programs of the trading advisors or through swap transactions based on reference programs of such advisors.  Each trading advisor uses its own proprietary trading program.

Each of the trading advisors and reference traders is a full‑time commodity trading advisor with an established performance record and a dedicated staff of experienced alternative investment professionals. The general partner may terminate or replace the trading advisors or retain additional trading advisors in its sole discretion.

Convenience

Through Grant Park, investors can participate in global markets and opportunities without needing to master complex trading strategies and monitor multiple international markets. In addition, Grant Park provides to or obtains for its investors many services designed to alleviate the administrative details involved in trading commodity interests directly, including maintaining books and records of trading activities, preparing unaudited monthly and audited annual account statements to investors and supplying investors with information necessary for preparing their federal income tax returns.

Liquidity

In most cases, the commodity interest markets on which Grant Park trades have sufficient liquidity. Some markets trade 24 hours on business days. While there can be cases where there may be no buyer or seller for a particular market, Grant Park attempts to select markets for investment based upon, among other things, their perceived liquidity. Most exchanges impose limits on the amount that prices in certain futures or options contracts can move in one day. Situations in which markets have moved the limit for several consecutive days have not been common, but do occur.

Investors also may cause Grant Park to redeem all or a portion of their units on a monthly basis.

Limited Liability

Investors’ liability is limited to the amount of their investment in Grant Park. Investors cannot individually be subjected to margin calls and will not be required to contribute additional capital to Grant Park.

Sponsor Experience

Grant Park’s sponsor and general partner, Dearborn Capital Management, L.L.C., and its principals have extensive experience managing and operating Grant Park. Grant Park has been in continuous existence since January 1989. However, past performance is not necessarily indicative of future results.

Low Investment Requirements

The minimum investment required to invest in the Legacy 1 Class and Legacy 2 Class units is $10,000, except in the case of investors that are employee benefit plans and/or individual retirement accounts for which the minimum investment is $1,000; subsequent investment in the Legacy 1 Class and Legacy 2 Class units must be at least $1,000. The minimum investment in the Global 1 Class, Global 2 Class and Global 3 Class units is $5,000, except in the case of investors that are employee benefit plans and/or individual retirement accounts for which the minimum investment is $1,000; subsequent investment in the Global 1 Class, Global 2 Class and Global 3 Class units must be at least $1,000. Typically, the minimum investment in an individually managed futures account would be substantially greater. In fact, some of Grant Park’s current trading advisors have a general account size minimum of at least $1,000,000.

SUPPLEMENTAL PERFORMANCE INFORMATION OF GRANT PARK

The tables and accompanying information on the remaining pages that follow present certain supplemental historical performance and statistical information of the Class A and Class B units of Grant Park. As of April 30, 2018, Class B units are assessed an annual rate of 30 basis points (0.30%) of the adjusted net assets of the Class B units in organization and offering expenses, calculated and payable monthly on the basis of month‑end adjusted net assets. Class A units are assessed an annual rate of 10 basis points (0.10%) of the adjusted net assets of the Class A units, calculated and payable monthly on the basis of month‑end adjusted net assets. In addition, Class A units pay the general partner a monthly brokerage charge equal to 0.5833%, a rate of 7.00% annually, of the month‑end adjusted net assets of the Class A units, whereas Class B unit holders pay a monthly brokerage charge equal to 0.6208%, a rate of 7.45% annually, of the month‑end adjusted net assets of the Class B units. Had these additional expenses been reflected, the performance of the Class A units would have been lower. Although the following information has not been audited, the general partner believes this information to be reliable. All performance information for Grant Park is shown net of fees and expenses. You should consult Part One of this prospectus regarding the material terms applicable to an investment in Grant Park, including the associated fees and expenses. Past performance is not necessarily indicative of future results.

SUPPLEMENTAL PERFORMANCE INFORMATION

GRANT PARK FUTURES FUND CLASS A UNITS PERFORMANCE—INCEPTION THROUGH APRIL 2018

(UNAUDITED)

The past performance record of Grant Park’s Class A units is presented below. While the performance record set forth in the table below is unaudited, the general partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name of the Fund	Grant Park Futures Fund Limited Partnership (Class A units)
Type of Fund	Privately offered (through February 2003); Publicly offered beginning June 30, 2003; Multi-advisor
Inception of Trading	January 1989
Aggregate Gross Subscriptions at April 2018	$147,153,661
Net Asset Value at April 2018	$6,234,292
Worst Monthly Percentage Draw-Down * (Since inception)	(21.72)% 08/89
Worst Peak-to-Valley Draw-Down** (Since inception)	(38.87) 05/89 – 10/89

	Rate of Return***
Month	2018	2017	2016	2015	2014	2013	2012	2011	2010	2009	2008	2007	2006
Jan	7.89%	(2.50)%	4.27%	2.82%	(4.77)%	1.47%	—%	(0.52)%	(7.95)%	(0.91)%	2.49%	1.25%	3.49%
Feb	(11.74)	3.64	2.95	(0.26)	1.19	(2.86)	0.80	2.26	0.63	(0.80)	9.66	(4.18)	(3.28)
Mar	(1.13)	(2.06)	(3.01)	0.36	(2.85)	1.22	(2.21)	(2.48)	4.08	(3.26)	(0.63)	(4.55)	4.06
Apr	1.08	(1.69)	(2.03)	(4.01)	0.12	1.01	—	3.79	1.80	(1.73)	(0.13)	5.23	9.46
May		(0.64)	(2.12)	(1.46)	0.94	(2.83)	6.19	(6.93)	(3.83)	1.64	2.11	4.60	(0.81)
Jun		(4.12)	5.00	(4.64)	0.56	(3.12)	(4.88)	(3.79)	(0.21)	(3.41)	3.06	4.16	(2.85)
Jul		0.34	1.93	2.33	(0.89)	(0.24)	3.56	3.02	(1.66)	(1.26)	(5.06)	(3.72)	(3.66)
Aug		2.63	(3.14)	(6.15)	4.22	(2.22)	(1.30)	(1.81)	2.77	1.15	(2.41)	(3.71)	2.20
Sep		(3.93)	(2.00)	3.09	2.23	(0.87)	(2.13)	(1.64)	3.24	1.17	1.31	8.78	(1.10)
Oct		6.89	(3.64)	(2.29)	0.57	1.63	(5.64)	(4.51)	4.33	(2.59)	4.76	5.23	(0.64)
Nov		(0.98)	(0.69)	3.44	4.92	2.24	(0.63)	(0.57)	(2.58)	4.24	2.76	(0.66)	3.59
Dec		(0.18)	2.21	(5.70)	0.63	0.89	0.52	(0.05)	4.57	(3.57)	1.08	0.63	(0.92)
Year	(4.84)%	(3.12)%	(0.78)%	(12.41)%	6.66%	(3.84)%	(6.13)%	(12.95)%	4.45%	(9.23)%	19.91%	12.63%	9.11%

	Rate of Return***
Month	2005	2004	2003	2002	2001	2000	1999	1998	1997	1996	1995	1994	1993	1992	1991	1990	1989
Jan	(5.96)%	0.38%	2.72%	(0.87)%	1.86%	(1.12)%	(2.02)%	1.96%	6.82%	(1.09)%	(10.69)%	(13.74)%	2.38%	(15.23)%	(12.36)%	5.20%	0.97%
Feb	3.42	7.33	5.77	(5.95)	0.53	0.69	7.95	2.62	7.61	(13.59)	16.37	(9.39)	18.13	(5.32)	(13.31)	6.32	(3.29)
Mar	(0.51)	(1.40)	(7.47)	2.26	6.63	(1.70)	(5.18)	(1.08)	1.06	(1.34)	20.67	23.25	1.57	(2.32)	1.75	22.20	17.34
Apr	(5.05)	(11.66)	2.57	(3.07)	(4.51)	(3.84)	2.92	(7.46)	(8.45)	4.97	10.88	2.31	15.69	(4.13)	(6.52)	31.10	(9.51)
May	3.98	(4.75)	9.68	5.17	(0.47)	1.80	(5.51)	3.13	(0.91)	(4.35)	14.93	14.29	2.30	(2.34)	(1.90)	(15.80)	26.07
Jun	1.89	(4.47)	(1.26)	10.07	(2.66)	(3.51)	0.22	(0.37)	0.34	2.32	(1.82)	14.25	(2.34)	8.33	3.93	14.00	(3.31)
Jul	(1.96)	(3.36)	(0.49)	6.63	0.12	(1.60)	(2.68)	(0.30)	15.73	(1.48)	(14.36)	(5.96)	20.56	16.34	(10.99)	16.03	0.70
Aug	1.97	(0.32)	0.19	1.57	2.88	4.36	(1.16)	24.62	(8.17)	(2.53)	(11.29)	(6.26)	0.16	7.34	(1.85)	22.83	(21.72)
Sep	(0.04)	1.07	0.13	2.87	3.69	(2.30)	1.54	6.23	2.92	3.81	(10.54)	2.76	(3.99)	(11.40)	6.76	14.76	(1.68)
Oct	(3.38)	3.43	2.52	(6.04)	5.30	0.80	(8.65)	(4.64)	(5.18)	14.82	(5.40)	(7.54)	(5.39)	(0.72)	0.12	5.49	(18.43)
Nov	4.16	8.45	(0.91)	(2.53)	(7.80)	8.91	2.10	(3.21)	0.81	7.80	2.77	15.50	4.57	2.41	(0.21)	2.83	5.37
Dec	(1.36)	(0.89)	6.00	5.58	2.14	9.00	3.05	2.09	6.10	(6.99)	18.69	(0.17)	13.15	(5.55)	35.80	(2.65)	29.00
Year	(3.44)%	(7.58)%	20.03%	15.25%	7.00%	10.97%	(8.24)%	22.40%	17.31%	(0.59)%	23.04%	24.30%	84.25%	(15.50)%	(6.77)%	197.04%	8.61%

*

Worst Monthly Percentage Draw‑Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of such draw‑down.

**

Worst Peak‑to‑Valley Draw‑Down is greatest cumulative percentage decline in month‑end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month‑end net asset value of Grant Park is not equaled or exceeded by a subsequent month‑end net asset value of Grant Park and includes the time period in which such draw‑down occurred.

***

The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

†

During the period presented through March 31, 2003, Grant Park’s net profits and losses were allocated on a capital account‑by‑capital account basis. As of April 1, 2003, net profits and losses are allocated on a per‑unit basis within each class of units. Investors should note that these two methods of allocation may result in slight differences in how Grant Park’s performance is calculated.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

SUPPLEMENTAL PERFORMANCE INFORMATION

GRANT PARK FUTURES FUND CLASS B UNITS PERFORMANCE—

INCEPTION THROUGH APRIL 2018

(UNAUDITED)

The past performance record of Grant Park’s Class B units is presented below. While the performance record set forth in the table below is unaudited, the general partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Class B units)
Type	Public; Multi-advisor
Inception of trading	August 2003
Aggregate gross subscriptions at April 2018	$872,734,726
Net asset value at April 2018	$63,147,415
Worst monthly percentage draw-down (Since August 2003)*	(11.79)% 02/18
Worst peak-to-valley draw-down (Since August 2003)**	(40.68)% 12/08 – 3/18

		Rate of Return***
Month	2018	2017	2016	2015	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003
Jan	7.83%	(2.55)%	4.20%	2.77%	(4.83)%	1.42%	(0.06)%	(0.58)%	(8.00)%	(0.98)%	2.42%	1.18%	3.41%	(6.04)%	0.31%	—
Feb	(11.79)	3.59	2.94	(0.31)	1.14	(2.91)	0.75	2.20	0.57	(0.88)	9.58	(4.25)	(3.35)	3.34	7.25	—
Mar	(1.19)	(2.11)	(3.09)	0.31	(2.91)	1.17	(2.27)	(2.53)	4.03	(3.33)	(0.70)	(4.62)	3.98	(0.59)	(1.47)	—
Apr	1.02	(1.74)	(2.08)	(4.07)	0.06	0.96	(0.05)	3.74	1.74	(1.78)	(0.20)	5.15	9.38	(5.12)	(11.72)	—
May		(0.69)	(2.17)	(1.51)	0.89	(2.88)	6.13	(6.98)	(3.88)	1.58	2.03	4.52	(0.88)	3.90	(4.82)	—
Jun		(4.18)	4.89	(4.69)	0.53	(3.18)	(4.93)	(3.84)	(0.27)	(3.46)	2.99	4.09	(2.92)	1.81	(4.55)	—
Jul		0.28	1.87	2.27	(0.95)	(0.30)	3.51	2.96	(1.71)	(1.32)	(5.12)	(3.79)	(3.73)	(2.03)	(3.44)	—
Aug		2.57	(3.20)	(6.20)	4.20	(2.28)	(1.36)	(1.86)	2.71	1.09	(2.48)	(3.78)	2.12	1.89	(0.40)	0.12%
Sep		(3.99)	(2.05)	3.03	2.19	(0.93)	(2.19)	(1.69)	3.21	1.12	1.24	8.70	(1.17)	(0.11)	0.99	0.06
Oct		6.83	(3.69)	(2.35)	0.52	1.58	(5.69)	(4.57)	4.27	(2.64)	4.69	5.16	(0.71)	(3.45)	3.35	2.45
Nov		(1.03)	(0.74)	3.38	4.87	2.19	(0.68)	(0.62)	(2.63)	4.19	2.69	(0.73)	3.51	4.08	8.37	(0.98)
Dec		(0.23)	2.16	(5.75)	0.58	0.84	0.46	(0.11)	4.52	(3.63)	1.01	0.64	(0.90)	(1.35)	(0.96)	5.93
Year	(5.04)%	(3.75)%	(1.48)%	(12.97)%	6.07%	(4.44)%	(6.74)%	(13.52)%	3.80%	(9.87)%	18.88%	11.76%	8.28%	(4.25)%	(8.40)%	7.66%

*

Worst monthly percentage draw‑down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw‑down.

**

Worst peak‑to‑valley draw‑down is the greatest cumulative percentage decline in month‑end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month‑end net asset value of Grant Park is not equaled or exceeded by a subsequent month‑end net asset value of Grant Park and includes the time period in which the draw‑down occurred.

***

The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS NET OF FEES AND EXPENSES

SUPPLEMENTAL PERFORMANCE INFORMATION

Performance by Sector

The following table presents combined trading gains or losses by sector for Grant Park from January 1, 2000 through April 30, 2018.

Performance by Sector

January 2000 – April 2018

	% Gains/(Losses) by Sector
Sector	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018 YTD
Currencies	3.1%	1.2%	14.6%	17.9%	1.3%	(4.6)%	0.8%	5.7%	0.1%	(0.7)%	3%	(4.2)%	(0.8)%	0.5%	4.3%	(1.5)%	(1.1)%	(5.0)%	(0.5)%
Interest rates	18.5	10.2	10.1	6.3	(1.0)	(1.0)	(1.0)	7.2	8.6	(4.1)	8	7.3	2.3	(5.4)	11	(0.3)	11.9	(7.5)	0.4
Metals	(4.8)	0.5	(2.0)	4.3	(1.0)	1.2	10.8	0.7	3.0	2.5	2.5	(0.5)	(2.0)	1.1	(2.6)	(0.2)	(1.4)	(1.7)	(1.4)
Softs/Agriculturals/Meats	(1.5)	(0.9)	2.8	1.0	1.4	0.6	(2.1)	1.7	4.8	(0.1)	4.3	(2.7)	(0.7)	1.3	3.7	(3.4)	—	(1.7)	(0.2)
Stock Indices	(8.3)	4.7	(0.1)	3.6	(1.2)	5.1	6.9	(2.3)	5.6	3.6	(1.9)	(5.1)	5.3	11.8	(4.6)	(4.7)	2.5	21.0	(3.1)
Energy	7.8	(2.3)	1.6	(0.2)	3.2	1.0	(1.7)	5.0	8.4	(3.2)	(2.5)	(0.6)	(0.6)	(5.2)	3.6	3.5	(2.5)	(4.1)	1.1
Miscellaneous	(0.5)	(0.1)	(1.8)	1.5	(0.7)	(0.1)	—	—	—	—	—	—	—	—	—	—	—	—	—
Total	14.3%	13.3%	25.2%	34.4%	2.0%	2.2%	13.7%	18.0%	30.5%	(2.0)%	13.4%	(5.8)%	3.5%	4.1%	15.4%	(6.6)%	9.4%	1.0%	(3.7)%
Class A Unit Return	11.0%	7.0%	15.3%	20.0%	(7.6)%	(3.4)%	9.1%	12.6%	19.9%	(9.2)%	4.5%	(13)%	(6.1)%	(3.8)%	6.7%	(12.4)%	(0.8)%	(3.1)%	(4.8)%

This table was prepared by Dearborn Capital Management, L.L.C.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

SUPPLEMENTAL PERFORMANCE INFORMATION

Comparative Performance Statistics

The table below compares various performance statistics for Grant Park, the S&P 500 Index, the MSCI EAFE Index, the NASDAQ Composite Index, and the Barclays Capital U.S. Long Government Index from January 1989, the date of Grant Park’s inception, through April 2018.

Comparative Performance Statistics

January 1989 – April 2018

Grant Park Futures Fund A Units	Grant Park Futures Fund B Units*	S&P 500 Index	MSCI EAFE Index	NASDAQ Composite Index	Barclays Capital U.S. Long Government
Rate of Return:	April 2018	1.08%	1.02%	0.38%	1.89%	0.04%	-1.95%
	Year to date	-4.84%	-5.04%	-0.39%	-0.36%	2.36%	-5.11%
Compound Annualized Rate of Return	Last 12 Months	-5.25%	-5.87%	13.25%	11.45%	16.85%	-0.04%
	Last 3 Years	-6.75%	-7.37%	10.58%	2.13%	12.67%	0.81%
	Last 5 Years	-4.00%	-4.61%	12.97%	3.11%	16.26%	2.10%
	Since Jan. 1989*	9.11%	-1.38%	10.36%	2.61%	10.47%	7.94%
Cumulative Returns:	Last 12 Months	-5.25%	-5.87%	13.25%	11.45%	16.85%	-0.04%
	Last 3 Years	-18.90%	-20.51%	35.21%	6.53%	43.03%	2.46%
	Last 5 Years	-18.46%	-21.03%	84.02%	16.54%	112.36%	10.97%
	Since Jan. 1989*	1189.96%	-18.59%	1703.42%	112.99%	1755.05%	839.85%
Annualized Standard Deviation of Monthly Returns (Risk):	Last 12 Months	17.78%	17.77%	8.14%	8.55%	9.13%	7.43%
	Last 3 Years	13.61%	13.60%	10.12%	11.94%	12.46%	8.95%
	Last 5 Years	11.79%	11.78%	9.78%	11.64%	11.79%	9.94%
	Since Jan. 1989*	25.04%	12.44%	14.13%	16.72%	21.43%	9.59%
Worst Case Decline:	Last 5 Years	-37.02%	-40.68%	-8.35%	-20.98%	-11.12%	-13.77%
	Duration	12/08 to 3/18	12/08 to 3/18	07/15 to 09/15	06/14 to 02/16	07/15 to 02/16	02/13 to 12/13
	Since Jan. 1989*	-38.87%	-40.68%	-50.95%	-58.24%	-75.04%	-15.54%
	Duration	5/89 to 10/89	12/08 to 3/18	10/07 to 02/09	10/07 to 02/09	02/00 to 09/02	07/12 to 12/13
Correlation with S&P Index:	Last 5 Years	0.31	0.31	1.00	0.80	0.92	-0.22
Correlation During S&P 500 Index Positive Months:	Last 5 Years	0.16	0.16	1.00	0.60	0.86	-0.19
Correlation During S&P 500 Index Negative Months:	Last 5 Years	0.28	0.28	1.00	0.61	0.79	-0.18

*Performance statistics for Grant Park Class B Units are limited as the units began trading on August 1, 2003.

**   Cumulative returns show the overall gain or loss in the value of an investment over the given time period.

This table was prepared by Dearborn Capital Management, L.L.C.

See the glossary in Appendix E for descriptions of the indices in this chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS NET OF FEES AND EXPENSES

SUPPLEMENTAL PERFORMANCE INFORMATION

The chart below shows the worst peak‑to‑valley draw‑down for Grant Park and several other indices. Worst peak‑to‑valley draw‑down generally refers to the greatest loss in value of Grant Park or index during consecutive months for the period presented.

Worst Peak‑to‑Valley Draw‑Down

January 1989 – April 2018

This chart was prepared by Dearborn Capital Management, L.L.C.

See the glossary in Appendix E for descriptions of the indices in this chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

SUPPLEMENTAL PERFORMANCE INFORMATION

Benchmark Comparison

The chart below shows the actual performance of Grant Park compared with the following market benchmarks: the S&P 500 Total Return Index, the NASDAQ Composite Index, the Barclays Capital U.S. Long Government Index and the Barclay CTA Index.

Growth of $10,000 Initial Investment

Benchmark Comparison

January 1989 – April 2018

Grant Park A Units April 30, 2018: $128,996.23 (Unaudited)
S&P 500 Index April 30, 2018: $180,246.68
NASDAQ Index April 30, 2018: $185,281.41
Barclays Capital U.S. Long Government Index April 30, 2018: $93,939.07
Barclay CTA Index April 30, 2018: $37,365.35
$220,000
$200,000
$180,000
$160,000
$140,000
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$0
1989
1990
1991
1992
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
Grant Park Class A Units
Barclays Capital U.S. Long Government Index
Barclay CTA Index
S&P 500 (TR Index)
NASDAQ

This chart was prepared by Dearborn Capital Management, L.L.C.

See the glossary in Appendix E for descriptions of the indices in this chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

SUPPLEMENTAL PERFORMANCE INFORMATION

Performance Statistics

The following tables present historical performance information and other related information for Grant Park from January 1, 1989 through April 30, 2018.

Performance Statistics

January 1989 – April 2018

Compounded Annualized Rates of Return

12-Month	(5.25)%
36-Month	(6.75)%
60-Month	(4.00)%
120-Month	(3.72)%
Since Inception (January 1989)	9.11%

Other Performance Statistics

	1 Month	12 Month
Average Rate of Return	0.98%	12.90%
Average Gain	5.72%	28.07%
Average Loss	(3.94)%	(8.61)%
Best Period	35.80%	303.33%
Worst Period	(21.72)%	(34.81)%
Number of Profitable Months		179
Number of Unprofitable Months		173
Standard Deviation of Monthly Returns		7.23%
Annualized Standard Deviation		25.04%
Annualized Sharpe Ratio (0.00%)		0.47

These tables were prepared by Dearborn Capital Management, L.L.C.

See the glossary in Appendix E for definitions relevant to these tables.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

SUPPLEMENTAL PERFORMANCE INFORMATION

The following table shows the five worst peak‑to‑valley draw‑downs for Grant Park from January 1, 1989 through April 30, 2018. The table also reflects the length of the decline and the time to recover to new highs.

Worst Peak‑to‑Valley Draw‑Downs

January 1989 – April 2018

Period	Decline	Length	Recovery
May 1989 – Oct 1989	(38.87)%	5 Months	5 Months
Nov 1990 – Aug 1991	(37.34)	9 Months	20 Months
Dec 2008 – Mar 2018	(37.02)	111 Months	0 Months
May 1995 – Oct 1995	(36.88)	5 Months	34 Months
Feb 2004 – Aug 2004	(23.65)	6 Months	38 Months

This table was prepared by Dearborn Capital Management, L.L.C.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

SUPPLEMENTAL PERFORMANCE INFORMATION

The tables below demonstrate that historically, Grant Park’s returns are not negatively correlated with stocks, but rather non‑correlated and therefore perform independently from stocks. These tables compare the performance of Grant Park during the ten best performing quarters of the S&P 500 Index since Grant Park’s inception in January 1989 through April 2018 and simultaneously during the ten worst performing quarters of the S&P 500 Index during the same time period.

S&P 500 Index vs. Grant Park Class A Units

January 1989 – April 2018

During 10 Best Quarters				During 10 Worst Quarters
(Jan 1989 – Apr 2018)				(Jan 1989 – Apr 2018)
		S&P 500	Grant			S&P 500	Grant
#	Qtr Ended	Index	Park	#	Qtr Ended	Index	Park
			(Unaudited)				(Unaudited)
1	Dec-98	21.29%	(5.77)%	1	Dec-08	(21.96)%	8.82%
2	Jun-97	17.46	(8.97)	2	Sep-02	(17.28)	11.41
3	Jun-09	15.93	(3.52)	3	Sep-01	(14.68)	6.80
4	Sep-09	15.60	1.04	4	Sep-11	(13.86)	(0.50)
5	Jun-03	15.40	11.08	5	Sep-90	(13.75)	63.55
6	Dec-99	14.88	(3.89)	6	Jun-02	(13.39)	12.20
7	Mar-91	14.52	(22.70)	7	Mar-01	(11.85)	9.20
8	Mar-98	13.95	3.51	8	Jun-10	(11.42)	(2.31)
9	Mar-12	12.58	(1.43)	9	Mar-09	(11.01)	(4.91)
10	Dec-03	12.18	7.68	10	Sep-98	(9.95)	31.98
Average:		15.38%	(2.30)%	Average:		(13.92)%	13.62%

These tables were prepared by Dearborn Capital Management, L.L.C.

See the glossary in Appendix E for a description of the S&P 500 Index.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

SUPPLEMENTAL PERFORMANCE INFORMATION

The table below further demonstrates that, historically, Grant Park’s returns are not negatively correlated with stocks, but rather perform independently from stocks. As shown below, between January 1989 and April 2018, Grant Park and the S&P 500 Index have experienced positive returns simultaneously 34% of the time; losses simultaneously 18% of the time; and in 48% of the 352 months represented, the performance of Grant Park and the S&P 500 Index has moved in opposite directions.

Correlation Analysis Grant Park and S&P 500 Index

January 1989 – April 2018

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

The Effect of Adding Grant Park to an Investment Portfolio

Any discussion of return must also be weighed against the risk factors involved. Historically, the non‑correlating aspect of managed futures has allowed investors to lower their overall portfolio risk while enhancing return. The charts on the pages that follow demonstrate the effect of allocating increasing percentages of an investment in Grant Park to a hypothetical portfolio of stocks and bonds.  The chart below shows the effect of allocating increasing percentages to Grant Park to a hypothetical portfolio of stocks and bonds. In this example, allocations to Grant Park are added in increments of 10% while the allocation to stocks and bonds are equally reduced by 5% increments. As the allocation to Grant Park is increased to 10%, returns increased while standard deviation, one measure of risk, decreased. An allocation greater than 10% to Grant Park resulted in increased return but risk increased as well.

Prospective investors must be aware that the hypothetical analysis that follows below is dependent on periods in which Grant Park outperforms other asset classes used in the portfolio. Grant Park may not, however, outperform the other asset classes during any particular time period. The charts below do not constitute a recommendation that anyone invest more than 10% of his or her net worth, exclusive of home, furnishings and automobiles, which is the maximum investment permitted, in Grant Park.

SUPPLEMENTAL PERFORMANCE INFORMATION

The Effect of Adding Grant Park to a Hypothetical Portfolio of Stocks and Bonds

January 1989 – April 2018

This chart, prepared by Dearborn Capital Management, L.L.C., contains historical trading results hypothetically blended assuming a quarterly rebalancing. The stocks are represented by the S&P 500 Index and the bonds are represented by the Barclays Capital U.S. Long Government Index.

Grant Park returns are net of all fees. See the glossary in Appendix E for descriptions of those indices.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

HYPOTHETICAL PERFORMANCE RESULTS MAY HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

SUPPLEMENTAL PERFORMANCE INFORMATION

The chart below shows the effect of allocating increasing percentages of Grant Park to a hypothetical portfolio of stocks and bonds. These results are compared to a portfolio of only stocks and bonds. In the upper curve of this example, the allocation to Grant Park remains steady, while the allocation to stocks is increased by 5% and the allocation to bonds is decreased by 5%. In the lower curve of this example, the allocation to stocks is increased by 5%, while the allocation to bonds is decreased by 5%.

The Effect of Adding Grant Park to a Hypothetical Portfolio of Stocks and Bonds

January 1989 – April 2018

This chart, prepared by Dearborn Capital Management, L.L.C., contains historical trading results hypothetically blended and rebalanced quarterly. The stock allocation is represented by the S&P 500 Index and the bonds are represented by the Barclays Capital U.S. Aggregate Bond Index.

Grant Park returns are net of all fees. See the glossary in Appendix E for a description of those indices.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

HYPOTHETICAL PERFORMANCE RESULTS MAY HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

SUPPLEMENTAL PERFORMANCE INFORMATION

The chart below shows the long and short position exposure by sector for the Legacy 1 Class and Legacy 2 Class units for May 2017 to April 2018.

Grant Park Legacy Class Exposure by Sector

May 2017 – April 2018

This table was prepared by Dearborn Capital Management, L.L.C.

See the glossary in Appendix E for descriptions of the indices in this chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS NET OF FEES AND EXPENSES

SUPPLEMENTAL PERFORMANCE INFORMATION

The chart below shows the long and short position exposure by sector for the Global 1 Class, Global 2 Class and Global 3 Class units for May 2017 to April 2018.

Grant Park Global Class Exposure by Sector

May 2017 – April 2018

This table was prepared by Dearborn Capital Management, L.L.C.

See the glossary in Appendix E for descriptions of the indices in this chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS NET OF FEES AND EXPENSES

APPENDIX A

THIRD AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

This THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT, effective as of June 30, 2003, by and among Dearborn Capital Management, L.L.C., an Illinois limited liability company, as the General Partner, the Limited Partners of the Partnership as of the date hereof and those other parties who agree to be bound hereby as Limited Partners in the future, amends and restates in its entirety the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of April 1, 2003.

The above parties formed the Partnership on August 26, 1988 and now desire to continue the business of the Partnership described in Article IV hereof upon the terms and conditions hereinafter set forth.

It is, therefore, agreed as follows:

ARTICLE I

DEFINITIONS.

1.1  Act. The term “Act” shall refer to the Revised Uniform Limited Partnership Act of the State of Illinois.

1.2  Administrator. The term “Administrator” shall refer to an official or agency administering the securities laws of a state.

1.3  Affiliate. The term “Affiliate” with respect to any Person shall refer to: (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (iii) any Person, directly or indirectly, controlling, controlled by or under common control of such Person; (iv) any officer, director or partner of such Person; or (v) if such Person is an officer, director or partner, any Person for which such Person acts in such capacity.

1.4  Agreement. The term “Agreement” shall refer to this Third Amended and Restated Limited Partnership Agreement, as amended, modified or supplemented from time to time.

1.5  Allocated Net Assets. The term “Allocated Net Assets” shall refer to that portion of the Net Assets of the Partnership allocated to a Trading Advisor by the General Partner and subject to the Trading Advisor’s trading discretion (including any notional funds), together with any appreciation or depreciation in such Allocated Net Assets.

1.6  Capital Contributions. The term “Capital Contributions” shall refer to the total cash investment in the Partnership by a Partner or by all Partners, as the case may be, unless the context requires otherwise.

1.7  Class. The term “Class” shall refer to a separate class of the Partnership, the Units of which shall be beneficial interests in the Partnership separately identified with and belonging to such Class.

1.8  Clearing Broker. The term “Clearing Broker” shall refer to any Person who engages in the business of effecting transactions in Commodity Interests for the accounts of others or for its own accounts and who has been appointed by the General Partner to so act on behalf of the Partnership from time to time. As of the date of this Agreement, the Partnership’s Clearing Brokers are Refco, Inc. and UBS Financial Services Inc.

1.9  Commodity Interests. The term “Commodity Interests” shall refer to U.S. and foreign futures contracts, forward contracts and all other interests in commodities whether traded on an exchange or over‑the‑counter (including, without limitation, security futures contracts, foreign currencies, swap contracts, spot contracts, and options contracts on futures contracts, forward contracts and physical commodities).

1.10  General Partner. The term “General Partner” shall refer to Dearborn Capital Management, L.L.C., but in the event it is no longer acting as General Partner, the term shall mean the party or parties then acting in such capacity.

1.11  Limited Partners. The term “Limited Partners” shall refer to the Limited Partners of the Partnership as of the effective date hereof and all parties who agree to be bound by this Agreement as Limited Partners following the effective date hereof, including parties admitted as additional or substituted Limited Partners.

1.12  NASAA Guidelines. The term “NASAA Guidelines” shall refer to the Guidelines for the Registration of Commodity Pool Programs promulgated by the North American Securities Administrators Association, Inc., as amended, modified or supplemented from time to time.

1.13  Net Asset Value. The terms “Net Asset Value” or “Net Assets” as of any date with respect to any Class shall refer to: (i) the total assets of the Partnership constituting such Class as of such date including all cash and cash equivalents, plus the market value of all open Commodity Interest positions and U.S. Treasury bills; minus (ii) any brokerage commissions attributable to such Class that are payable directly by the Partnership (or which would be payable directly by the Partnership) if all open Commodity Interest positions were closed as of the date the calculation is being made; and minus (iii) all other accrued liabilities of the Partnership as of such date attributable to such Class determined in accordance with generally accepted accounting principles. The market value of a Commodity Interest shall be that price quoted on the exchange on which each such Commodity Interest is traded as of the close of each trading day, or if any such Commodity Interest is not so traded, the fair market value of each Commodity Interest, as determined by the General Partner. Each Class shall share in the assets, expenses and liabilities of the Partnership on a pro rata basis with all other Classes, except to the extent otherwise specifically provided in this Agreement or to the extent that the General Partner determines, in good faith, that any expense or liability of the Partnership (or a portion thereof) should be attributable only to a particular Class or Classes (including, without limitation, expenses incurred in connection with the organization and offering of Units of a Class or Classes). Any such determination shall be final and binding as to all Limited Partners. The terms “Net Asset Value” or “Net Assets” as of any date with respect to the Partnership as a whole shall refer to the sum of the Net Asset Values or Net Assets of all Classes as of such date. Without limitation to the foregoing, Net Assets shall include any unrealized profits or losses on open positions attributable to such Net Assets and any accrued fees or expenses (including fees based on a percentage of Net Assets) attributable to such Net Assets.

1.14  Net Asset Value per Unit. The term “Net Asset Value per Unit” with respect to Units of any Class shall refer to the Net Asset Value of such Class divided by the number of Units in such Class outstanding.

1.15  New Trading Profits on the Allocated Net Assets of each Trading Advisor. The term “New Trading Profits on the Allocated Net Assets of each Trading Advisor” shall mean the sum of (A) the net of any profits (excluding interest income) and losses realized on all trades closed out during the period on such Allocated Net Assets, plus (B) the net of any unrealized profits and losses on open positions as of the end of such period (after deduction for any accrued brokerage commissions payable directly by the Partnership) on such Allocated Net Assets, minus (C) (i) the net of any unrealized profits or losses on open positions as of the end of the preceding period (after deduction for any accrued brokerage commissions payable directly by the Partnership) on such Allocated Net Assets, (ii) all expenses (except the incentive fee payable to such Trading Advisor for the current period and applicable state taxes) attributable to such Allocated Net Assets, incurred or accrued during such period, including without limitation, any management fees paid to the General Partner and such Trading Advisor, any brokerage fee expressed as a percentage of Net Assets, and the Partnership’s other ongoing expenses, and (iii) cumulative net realized or unrealized trading losses on such Allocated Net Assets (reduced by a proportionate share of realized and unrealized trading losses on such Allocated Net Assets attributable to redeemed Units or reallocated amounts as of any redemption or reallocation date), if any, carried forward from all preceding periods since the last period for which an incentive fee was payable to the Trading Advisor. Notwithstanding the foregoing, the General Partner may, in its sole discretion, adjust the computation of New Trading Profits on the Allocated Net Assets with respect to any Trading Advisor to exclude or include certain expenses (or a portion thereof) for purposes of calculating such Trading Advisor’s incentive fee. The terms of such adjusted computation shall be set forth in the Advisory Contract by and among the Partnership, the General Partner and such Trading Advisor.

1.16  Net Worth. The term “Net Worth” shall refer to the excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

1.17  Organization and Offering Expenses. The term “Organization and Offering Expenses” shall refer to all expenses incurred by the Partnership in connection with and in preparing any Class of Units for registration and subsequently offering and distributing such Units to the public, including but not limited to, total Selling Agent, underwriting and brokerage discounts and commissions, expenses for printing, engraving, mailing, salaries of the General Partner’s employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of such Units under federal and state law, including taxes and fees, accountants’ and attorneys’ fees, to the extent applicable.

1.18  Partners. The term “Partners” shall refer to the General Partner and all Limited Partners, as constituted from time to time, where no distinction is required by the context in which the term is used.

1.19  Partnership. The term “Partnership” shall refer to the limited partnership continued pursuant to this Agreement by the parties hereto, as said partnership may from time to time be constituted.

1.20  Person. The term “Person” shall refer to any natural person, partnership, corporation, association or other legal entity.

1.21  Pit Brokerage Fees. The term “Pit Brokerage Fees” shall include floor brokerage, clearing fees, National Futures Association fees and exchange fees.

1.22  Prospectus. The term “Prospectus” shall refer to either the Confidential Private Offering Circular adopted by the General Partner in connection with the private offering of Units, or in the event of a public offering of Units, the final prospectus and disclosure document of the Partnership, contained in any Registration Statement that is filed with the Securities and Exchange Commission (“SEC”) and declared effective thereby, as the same at any time and from time to time may be amended or supplemented after the effective date(s) of such Registration Statement(s).

1.23  Pyramiding. The term “Pyramiding” shall refer to a method of using all or a part of an unrealized profit in a Commodity Interest contract position to provide margin for any additional Commodity Interest contracts of the same or related commodities.

1.24  Registration Statement. “Registration Statement” shall refer to a registration statement on Form S-1, as amended, that the General Partner may file for the Partnership with the SEC for the registration and public offering of the Units, as the same may at any time and from time to time be further amended or supplemented.

1.25  Selling Agent. The term “Selling Agent” shall refer to any broker‑dealer that is engaged by the General Partner from time to time to offer and sell the Units to prospective Limited Partners. As of the date of this Agreement, the Partnership’s primary Selling Agents are UBS Financial Services Inc., A.G. Edwards & Sons, Inc. and Fahnestock & Co. Inc. The General Partner may replace the above named primary Selling Agents or engage additional Selling Agents in its sole discretion.

1.26  Sponsor. The term “Sponsor” shall refer to any Person directly or indirectly instrumental in organizing the Partnership or any Person who will manage or participate in the management of the Partnership, including any Clearing Broker who pays any portion of the Organization and Offering Expenses of the Partnership, and the General Partner and any other Person who regularly performs or selects the Persons who performs service for the Partnership. The term “Sponsor” does not include wholly independent third parties such as any attorneys, accountants, Selling Agents and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term “Sponsor” shall be deemed to include its Affiliates. As of the date of this Agreement, the Partnership’s sole Sponsor is Dearborn Capital Management, L.L.C.

1.27  Trading Advisor. The term “Trading Advisor” shall refer to any Person who for consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase or sale of Commodity Interests and who has been appointed by the General Partner to so act on behalf of the Partnership from time to time. As of the date of this Agreement, the Partnership’s Trading Advisors are EMC Capital Management, Inc., Rabar Market Research, Inc., Eckhardt Trading Company and Graham Capital Management, L.P.

1.28  Units. The term “Units” shall refer to the ownership interests in the Partnership acquired upon the making of a Capital Contribution by the General Partner or a Limited Partner. Ownership of Units by a Partner constitutes an ownership interest of such Partner in the Partnership, including the right of such Partner to any and all benefits to which a Partner may be entitled under this Agreement and the Act, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement with which such Partner is required to comply. The General Partner’s ownership of the Partnership shall be represented by “General Partnership Units,” and a Limited Partner’s ownership of the Partnership shall be represented by “Limited Partnership Units,” which Limited Partnership Units shall comprise one or more Classes as provided for herein. From time to time, the General Partner also may subscribe for Limited Partnership Units of a Class or Classes upon such terms as are applicable to such Class(es) generally. When used in this Agreement, the term “Unit” shall include both Limited Partnership Units and General Partnership Units, pari passu, unless the context requires otherwise. The Units may, but need not, be evidenced by certificates.

1.29  Unit Ownership Percentage. The term “Unit Ownership Percentage” with respect to each Partner holding Units of a Class as of any date, shall refer to the number of Units owned by such Partner of such Class, divided by the number of Units of such Class outstanding as of such date. The sum of the Unit Ownership Percentages as to each Class shall equal 100%.

1.30  Valuation Date. The term “Valuation Date” shall refer to the close of business on the last business day of each calendar month (or portion thereof) of Partnership operations or such other day as determined by the General Partner in its sole discretion and on which day the Net Asset Value of each Class is determined. The time on any such day when the close of business shall occur shall be determined in the sole discretion of the General Partner.

ARTICLE II

CONTINUATION AND OFFERING.

2.1  Continuation of Partnership. The parties hereby agree to continue a limited partnership under the provisions of the Act and the rights and liabilities of the Partners shall be as provided in that Act except as herein otherwise expressly provided.

2.2  Offering of Units. There is no maximum on the amount of Units being offered, but the General Partner reserves the right to institute a maximum in the future. The minimum Capital Contribution required to subscribe for Limited Partnership Units of any Class together with other related terms of offering shall be determined by the General Partner in its sole and absolute discretion, and shall be set forth in the Prospectus.

ARTICLE III

NAME AND PRINCIPAL PLACE OF BUSINESS.

3.1  Name. The business of the Partnership shall be conducted under the name of Grant Park Futures Fund Limited Partnership, or such other name as the General Partner may determine.

3.2  Principal Place of Business. The principal place of business of the Partnership shall be 550 West Jackson Boulevard, Suite 1300, Chicago, Illinois 60661, or such other place as the General Partner may determine.

ARTICLE IV

PURPOSE.

The purpose of the Partnership shall be to seek profit from investing in, trading, buying, selling or otherwise acquiring, holding or disposing of: (i) Commodity Interests and all rights or interests in or pertaining thereto, and engaging in any other activities relating thereto; and (ii) any other investment products or opportunities, investments, strategies, ventures or transactions deemed appropriate in the sole determination of the General Partner including, without limitation, derivatives, currencies, short sales and all rights or interests in or pertaining thereto, and engaging in any other activities relating thereto.

ARTICLE V

TERM.

The term of the Partnership commenced on August 26, 1988 and shall end on December 31, 2027, unless sooner dissolved as hereinafter provided.

ARTICLE VI

CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS.

6.1  General Partner Capital Contribution; Net Worth of General Partner. The General Partner shall at all times, so long as it remains a general partner of the Partnership, own Units in the Partnership: (i) in an amount sufficient, in the opinion of counsel for the Partnership, for the Partnership to be taxed as a partnership rather than as an association taxable as a corporation; and (ii) during such time as the Units are registered for sale to the public, in an amount at least equal to the greater of: (a) 1% of all Capital Contributions of all Partners to the Partnership; or (b) $25,000; or such other amount satisfying the requirements then imposed by the NASAA Guidelines. Further, during such time as the Units are registered for sale to the public, the General Partner shall, so long as it remains a general partner of the Partnership, maintain a Net Worth at least equal to the greater of: (i) 5% of the total Capital Contributions of all partners and all limited partnerships to which it is a general partner (including the Partnership) plus 5% of the Units being offered for sale in the Partnership; or (ii) $50,000; or such other amount satisfying the requirements then imposed by the NASAA Guidelines. In no event, however, shall the General Partner be required to maintain a Net Worth in excess of $1,000,000, or such other maximum amount satisfying the requirements then imposed by the NASAA Guidelines.

6.2  Establishment of Initial Classes; Nature of Classes. The General Partner shall have the power and authority, without Limited Partner approval, to issue Units in one or more Classes from time to time as it deems necessary or desirable. The General Partner shall have exclusive power without the requirement of Limited Partner approval to establish and designate such separate and distinct Classes, as provided in Section 6.3, and to fix and determine the relative rights and preferences as between the Units of the separate Classes relative to any matter including, without limitation, fees, minimum Capital Contributions, payment of expenses and rights of redemption. Without limiting the authority of the General Partner set forth in this Section 6.2 to establish and designate any further Classes, the General Partner hereby establishes and designates two (2) initial Classes of Limited Partnership Units, Class A Limited Partnership Units and Class B Limited Partnership Units, having the relative rights and preferences set forth in the Prospectus and this Agreement. For the avoidance of doubt, the creation of separate Classes of Units shall be for accounting purposes only, and is not intended to separate or segregate the assets and liabilities of one Class from all other Classes for legal or any other purposes. Further, for the avoidance of doubt, the General Partnership Units shall be accounted for separately from all other Units and shall be considered the functional equivalent of a separate “class” of Units for all purposes hereunder. Such General Partnership Units shall share in the profits, losses and expenses of the Partnership on a pro rata basis, excluding any management fees, incentive fees and certain other expenses (or a portion thereof) as determined by the General Partner in its sole discretion.

6.3  Establishment of Additional Classes. The establishment and designation of any Classes of Units other than those specifically named in Section 6.2 above shall be effective upon the execution by the General Partner of an instrument setting forth such establishment and designation and the relative rights and preferences of such Class, or as otherwise provided in such instrument. At any time that there are no Units outstanding of any particular Class previously established and designated, the General Partner may by an instrument executed by it abolish that Class and the establishment and designation thereof. Each instrument referred to in this Section 6.3 shall have the status of an amendment to this Agreement.

6.4  Division or Combination of Units. From time to time, the General Partner may divide or combine the Units of any Class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Class. The General Partner may issue Units of any Class for such consideration and on such terms as it may determine (or for no consideration if pursuant to a Unit distribution or split-up), all without action or approval of the Limited Partners. The

General Partner may classify or reclassify any unissued Units or any Units previously issued and reacquired of any Class into one or more Classes that may be established and designated from time to time. The General Partner may hold as treasury Units, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Units of any Class reacquired by the Partnership. The Units may be divided into fractional Units. Notwithstanding the foregoing, the Units of any Class will be offered at such times as are set forth in the Prospectus at the then applicable Net Asset Value per Unit of such Class.

6.5  Procedures for Becoming Limited Partner. A party shall become a Limited Partner at such time as:

(a) It has made a Capital Contribution of the Partnership for deposit in the Partnership’s account established for that purpose, and such Capital Contribution has been accepted by the General Partner;

(b) It has executed and delivered to the General Partner a Subscription Agreement in form and substance acceptable to the General Partner and designating the Class of Units to be subscribed therefor; and

(c) The General Partner has designated such Person as a Limited Partner holding Units of the applicable Class on the books and records of the Partnership.

6.6  Capital Accounts. A capital account shall be established for each Partner. The initial balance of each Partner’s capital account shall be the amount of his initial Capital Contribution to the Partnership. Thereafter, each Partner’s capital account shall be: (i) increased by all net profits allocated to the Partner pursuant to Section 7.1 below and all subsequent Capital Contributions to the Partnership by such Partner; and (ii) decreased by (a) all net losses and items of expense allocated to the Partner pursuant to Section 7.1 below, (b) all distributions made to the Partner pursuant to Article VIII below and (c) all redemptions or withdrawals made by such Partner.

6.7  Units Fully Paid and Nonassessable. Once a Capital Contribution is made and accepted by the General Partner, a Partner’s Units shall be fully paid and nonassessable.

6.8  Investment by General Partner and Affiliates. The General Partner, its principals, certain employees of the General Partner and its Affiliates may make contributions for Units of such Class or Classes as the General Partner may in its sole discretion determine.

6.9  Admission of Additional Limited Partners. The General Partner shall have complete discretionary authority regarding the admission of additional Limited Partners and the number which may be admitted, provided that no offer to additional investors shall be made if it would violate federal or state securities laws, the Commodity Exchange Act, as amended, or any other applicable laws.

6.10  No Right to Demand Return of Contribution. Except as specifically provided in Article XIII of this Agreement, no Limited Partner shall have the right to demand the return of his contribution at any time or to reduce his contribution to the Partnership.

ARTICLE VII

ALLOCATION OF NET PROFITS AND NET LOSSES.

7.1  Determination of Net Asset Value. The Net Asset Value of any Class shall be determined for each Valuation Date before any management fees and incentive fees payable with respect to Units of such Class as of such date. All net profits, net losses and items of expense attributable to a Class, before payment of any management or incentive fees as of the end of such period shall then be credited or charged to the capital accounts of the Partners holding Units in such Class in proportion to their respective Unit Ownership Percentages. Any management fees and incentive fees with respect to each Partner holding Units of a Class for such period shall then be charged to the capital account of such Partner in proportion to his Unit Ownership Percentage. The amount of any distribution to a Partner and any amount paid to a Partner in redemption shall be charged to that Partner’s capital account. The General Partner shall calculate the approximate Net Asset Value per Unit of each Class on a daily basis and furnish such information upon request to a Limited Partner.

7.2  Allocations of Profit and Loss. As of the end of each fiscal year, the Partnership’s profit or loss attributable to a Class shall be allocated among the Partners holding Units of such Class pursuant to the following subparagraphs for federal income tax purposes. Such allocation of profits and losses shall be in proportion to such Partners’ respective Unit Ownership Percentages from net short‑term capital gain or loss, net long‑term capital gain or loss and net ordinary income or loss realized by the Partnership and attributable to such Class as follows:

(a) First, the General Partner may, in its sole and absolute discretion, make special allocations of income and gain or expense and loss to any Partner or former Partner who received one or more payments in withdrawal from its capital account pursuant to Article XIII hereof during the fiscal year to reflect equitably amounts credited or debited to its capital account pursuant to Sections 6.6 and 7.1 hereof for each fiscal year and all prior fiscal years as compared to the aggregate taxable income or loss allocated to the Partner or former Partner in all prior fiscal years.

(b) Second, the remainder of the taxable income or loss of the Partnership attributable to such Class for the fiscal year, if any, and each item of Partnership income, gain, loss, expense, or credit attributable to such Class included therein, shall be allocated among the Partners holding Units of such Class, and former Partners who held Units at any time during such fiscal year of such Class, in such amounts and in such proportions as will, as determined in the sole and absolute discretion of the General Partner, reflect equitably amounts credited or debited to each such Partner’s and former Partner’s capital account for the fiscal year and all prior fiscal years as compared to the aggregate taxable income or loss that has been allocated to such Partner and former Partner during the fiscal year (including allocations for the fiscal year under subsection (a) hereof) and all prior fiscal years.

(c) The character of any item of income, gain, expense or loss allocated pursuant to this Section 7.2 shall be made solely in the discretion of the General Partner.

(d) All amounts withheld from Partnership revenues or distributions by the Partnership pursuant to the Internal Revenue Code (“Code”) or any provision of any state or local tax law shall be treated for all purposes as distributions to those Partners who receive tax credits with respect to withheld amounts or for whose account such amounts are withheld. In any case where a tax, fee or other assessment is levied upon the Partnership, the amount of which is determined in whole or in part by the status or identity of the Partners, the General Partner may allocate the expense and deduct from such Partners’ capital accounts their distributable share of such taxes, fees and assessments.

(e) Notwithstanding the foregoing, the General Partner, in its sole discretion, may allocate the Partnership’s items of income, gain, expense, or loss attributable to a Class in a manner other than that provided in this Section 7.2, provided such allocation is made in accordance with Section 704(b) of the Code. Any allocation made pursuant to this subsection (e) will replace any allocation of profit or loss otherwise provided for herein and neither the amendment of this Agreement nor the consent of the Limited Partners shall be required to effect any allocation made pursuant hereto.

ARTICLE VIII

DISTRIBUTIONS.

8.1  Distributions Generally. The Partnership shall have the right to make distributions of Partnership profits at any time to the Limited Partners, but such distributions shall be in the sole and absolute discretion of the General Partner. It is not anticipated that the General Partner will make any such distributions unless the profits of the Partnership are substantial. Any such distributions shall be made pro rata among each Class of Limited Partnership Units and in proportion to the Unit Ownership Percentages of Limited Partners holding Limited Partnership Units of each such Class.

8.2  Timing of Distributions. Distributions pursuant to this Article VIII shall be charged against the respective capital accounts of the Limited Partners as of the date of the distribution.

8.3  Return of Distributions. If any amounts have been distributed to the Limited Partners (whether pursuant to this Article VIII or in accordance with redemptions by the Limited Partners pursuant to Section 13.1 below), attributable to repayment, in whole or in part, of Capital Contributions to the Partnership, whether prior to or subsequent to the dissolution of the Partnership, and subsequent to any such distributions there shall be unpaid debts or obligations of the Partnership that arose before such distribution, then each of the Limited Partners shall be obligated to repay to the

Partnership such distributed amounts, with interest, as may be required to discharge any such unpaid debts or obligations upon demand by the General Partner.

8.4  No Guarantee of Return of Capital Contribution. No provision in the Agreement shall be construed as guaranteeing the return, either by the General Partner personally or by the Partnership, of part or all of the Capital Contributions made to the Partnership by any of the Limited Partners.

8.5  Tax Withholding. All amounts withheld from Partnership revenue or distributions by or for the Partnership pursuant to the Internal Revenue Code, of 1986, as the same shall be amended from time to time (the “Code”), or any provision of any state or local tax law shall be treated for all purposes of this Agreement as distributions to those Partners who receive tax credits with respect to such withheld amounts. In any case where a tax, fee or other assessment is levied upon the Partnership, the amount of which is levied in whole or in part by the status or identity of the Partners, the General Partner shall allocate the expense and withhold from the distributions to each Partner their respective attributable share of such taxes, fees and assessments.

ARTICLE IX

THE GENERAL PARTNER.

9.1  Authority of General Partner. The General Partner shall have the exclusive right and power to manage and operate the business of the Partnership and to do all things necessary to carry on the business of the Partnership for the purpose described in Article IV of this Agreement. Except as otherwise specifically provided in this Agreement, the General Partner shall have all of the rights, powers and authority of a general partner of a limited partnership under the Act. Without limiting the foregoing or any other provision of this Agreement, the General Partner, in its sole and absolute discretion, shall have the power on behalf of the Partnership to:

(a) Employ agents, attorneys, accountants, custodians, consultants or such other Persons, firms or corporations from time to time on such terms as the General Partner deems appropriate and to delegate to them any powers of the General Partner;

(b) Retain itself, Affiliates, the Trading Advisors, the Clearing Brokers or others as commodity pool operator, commodity trading advisor, clearing and executing broker and/or investment manager;
(c) Invest Partnership property in interest‑bearing accounts or depositories or in U.S. government debt securities;

(d) Effect private or public offerings of Units now or in the future, cause the Partnership to file a Registration Statement and such amendments as the General Partner deems advisable with the SEC for the registration and public offering of Units, and seek to qualify the Units for sale in various jurisdictions as the General Partner deems advisable; and

(e) Cause the Partnership to enter into selling agreements with one or more Selling Agents on such terms as the General Partner deems appropriate.

9.2  General Partner Obligations. The General Partner shall be liable for all obligations of the Partnership in excess of the Partnership’s total assets, except to the extent that the Partnership obtains financing where the creditor has recourse only against the property that secures such financing or other property of the Partnership.

9.3  Devotion of Time. The General Partner and its principals shall devote so much of their time to the business of the Partnership as they determine is reasonably required to operate and manage the Partnership in an efficient manner, but shall not be required to devote their entire time to Partnership business.

9.4  Standard of Care. In carrying out its duties and exercising its powers hereunder, the General Partner shall exercise good faith and shall act at all times in the best interests of the Limited Partners. Neither the General Partner nor its directors, officers, employees or its agents shall be liable to the Partnership or the Limited Partners for any act or omission performed or omitted in good faith pursuant to the authority granted to them by this Agreement.

9.5  Third Party Dealings. Persons dealing with the Partnership are entitled to rely conclusively upon the certificate furnished by the General Partner that it is acting according to powers, rights and authority granted by this Agreement.

9.6  Retention of Clearing Brokers. The General Partner, on behalf of the Partnership, shall retain the Clearing Brokers and hereby is authorized to enter into a Clearing Agreement on behalf of the Partnership with each such Clearing Broker. The General Partner is further authorized to retain different or additional Clearing Brokers in the future and to engage (or cause or permit the Trading Advisors to engage) floor brokers, executing brokers or dealers to assist in the execution of the Partnership’s Commodity Interest transactions. The General Partner further is authorized to cause the Partnership to pay to the Clearing Brokers brokerage commissions at the rates and on the terms provided for in the Clearing Agreements, it being understood that a portion of such commissions may be paid to the Selling Agents or, in some cases, the General Partner, as may be described in the Prospectus. In addition, the General Partner is authorized to assess against the Net Assets of the Partnership (or any Class therein) a brokerage fee or other fee, either expressed as a percentage of the Net Asset Value of the Partnership (or any Class therein), as a specified dollar amount per transaction undertaken on behalf of the Partnership, or in any other manner as determined by the General Partner in its sole discretion, as may be described in the Prospectus. The General Partner is authorized to pay all or a portion of any such fees collected from the Partnership to the Clearing Brokers, the Trading Advisors, the Selling Agents, custodians, consultants or such other Persons, firms or corporations as compensation for services performed (or to be performed) on behalf of the Partnership, and the General Partner is authorized to retain the balance of any such fees as remuneration for its services undertaken on behalf of the Partnership, as may be described in the Prospectus. The foregoing brokerage commissions and fees may be increased in the future, provided, however, that during such time as the Units are registered for sale to the public, written notice thereof is given to the Limited Partners pursuant to Section 15.8.

9.7  Retention of Trading Advisors. The General Partner shall retain Trading Advisors to make all trading decisions regarding the Partnership and shall delegate complete trading discretion with respect to the Partnership to such Trading Advisors; provided, however, the General Partner shall have the right to reverse any trading decisions of the Trading Advisors which, in the opinion of the General Partner, are in violation of the trading policies of the Partnership as described in the Prospectus. The Trading Advisors shall initially be granted trading discretion over their respective Allocated Net Assets of the Partnership. The General Partner may from time to time, in its sole discretion, appoint additional or substitute Trading Advisors, dismiss the Trading Advisors (or any of them), and in each case reallocate Partnership assets among the remaining Trading Advisors. There is no assurance that new or additional advisors may be engaged on the same terms as are currently in place and such engagement may occur without prior notice to the Limited Partners. The General Partner also may allocate notional funds (as such may be described in the Advisory Contracts) to the Trading Advisors. For the avoidance of doubt, each Trading Advisor shall be granted trading discretion over a portion of the Partnership’s Net Assets as a whole.

9.8  Advisory Contracts. The General Partner hereby is authorized to enter into the Advisory Contracts, described in the Prospectus, by and among the Partnership, the General Partner and each Trading Advisor. The General Partner further is authorized to either cause the Partnership to pay each Trading Advisor, in connection with the trading advice rendered to the Partnership, a management or consulting fee or the General Partner may compensate the Trading Advisors out of the fees collected by the General Partner from the Partnership as described in Section 9.6 hereof, as may be described in the Prospectus. Moreover, the General Partner is authorized to cause the Partnership to pay each Trading Advisor an incentive fee calculated as a percentage of New Trading Profits on the Allocated Net Assets allocated to such Trading Advisor, as may be described in the Prospectus. The method of calculating the applicable fees or other compensation payable to any Trading Advisor shall be set forth in the Advisory Contract and further described in the Prospectus.

9.9  General Partner Management Fee. In consideration for its services hereunder, the General Partner is authorized to cause the Partnership to pay to it a management fee equal to a percentage of the Net Assets of each Class of Limited Partnership Units, as may be described in the Prospectus. In addition, the General Partner is authorized to retain the balance of the fees collected from the Partnership, as described in Section 9.6 hereof, that are not paid out to the Clearing Brokers, Trading Advisors, Selling Agents or the Partnership’s other service providers, as remuneration for its services hereunder, as may be described in the Prospectus.

9.10  Organization and Offering Expenses; Operating Expenses; Restrictions on Loans.

(a) The General Partner shall advance the Organization and Offering Expenses incurred in any initial and continuous public offerings of the Class A Units and the Class B Units, and no such expenses shall be deducted from the proceeds of such offerings. Subject to the limitation described below, at the General Partner’s discretion and upon presentation by the General Partner of invoices to the Partnership, the Partnership shall reimburse such amounts advanced by the General Partner after the closing of the initial offering and monthly during the continuous offering up to the total amount of the Organization and Offering Expenses incurred, and such reimbursed amounts shall be borne 10% by the Class A Units and 90% by the Class B Units. The General Partner shall have discretion to adopt reasonable procedures to implement the amortization of such expenses, including grouping expenses related to the same offering period and expensing de minimis amounts as they are incurred. In no event, however, shall the General Partner be entitled to invoice the Partnership, and to receive reimbursement therefrom, in any calendar year in an amount greater than 0.0833% (1.0% per annum) of the Net Asset Value of the Partnership per month in such year (the “maximum annual reimbursement amount”), with the Class A Units and the Class B Units bearing such proportional amounts of such maximum annual reimbursement amount as are set forth above. The General Partner may, in its sole discretion, in any subsequent calendar year invoice the Partnership for amounts advanced that exceeded the maximum annual reimbursement amount in any prior year and cause the Partnership to reimburse it for such amounts, subject always to total reimbursement by the Partnership in any calendar year of no more than the maximum annual reimbursement amount. In the event the Partnership terminates prior to completion of the reimbursement, the General Partner will not be entitled to receive additional reimbursement and the Partnership will have no obligation to make further reimbursement payments to the General Partner. In no event shall the Organization and Offering Expenses paid by the Partnership exceed limits set by the NASAA Guidelines during such time as the Units are registered for sale to the public.

(b) The Partnership shall pay its ongoing operating expenses and any extraordinary expenses, as described in the Prospectus. The General Partner will not cause the Partnership to pay any of the General Partner’s indirect expenses (other than Organization and Offering Expenses) incurred in connection with its administration of the Partnership, including but not limited to, salaries, rent, travel expenses or other items generally considered “overhead.”

(c) With respect to loans made to the Partnership by the General Partner, if any, the General Partner may not receive interest in excess of its interest costs, nor may the General Partner receive interest in excess of amounts that would be charged the Partnership (without reference to the General Partner’s financial abilities or guarantees, if any) by unrelated banks on comparable loans for the same purpose and the General Partner shall not receive points or other financing charges regardless of the amount.

9.11  NASAA Guidelines.

(a) Notwithstanding the foregoing, during such time as the Units are registered for sale to the public, compensation payable by the Fund to any party, including without limitation the General Partner, any Trading Advisor or any Clearing Broker, shall not exceed the limitations imposed by the NASAA Guidelines, as such are interpreted and applied by the General Partner in its good faith determination. In the event the compensation exceeds the NASAA Guidelines during such period, the General Partner shall promptly reimburse the Partnership for such excess. As of the date hereof, the NASAA Guidelines impose the following limitations on fees: (i) management fees, advisory fees and all other fees, except for incentive fees and commodity brokerage commissions, when added to the customary and routine administrative expenses, shall not exceed 6% annually of the commodity pool’s net asset value; (ii) the aggregate incentive fees shall not exceed 15% of new trading profits experienced by the commodity pool; (iii) the sponsor or advisor to the commodity pool will be entitled to an additional 2% incentive fee for each 1% by which the fees and expenses set forth in (i) above is reduced below 6%; and (iv) commodity brokerage rates will be presumptively reasonable if they satisfy either 80% of the published retail rate plus Pit Brokerage Fees or 14% annually of average net assets (excluding assets not directly related to trading activity, if any), including Pit Brokerage Fees.

(b) During such time as the Units are registered for sale to the public and to the extent required by the NASAA Guidelines: (i) no loans may be made by the Partnership to the General Partner or any other Person; (ii) the Partnership’s assets shall not be commingled with the assets of any other Person (assets used to satisfy margin requirements will not be considered commingled for this purpose); (iii) no rebates or give ups may be received by the General Partner nor may the General Partner participate in any reciprocal business arrangements which could circumvent the NASAA Guidelines; (iv) no Trading Advisor shall receive a fee from the Partnership based on Partnership Net Assets if the Trading Advisor shares, directly or indirectly, in any brokerage commissions incurred by the Partnership; (v) the duration of any contract between the Partnership and the General Partner or any Trading Advisor shall not exceed one (1) year (although such contracts may be automatically renewable for successive one (1) year periods until terminated) and must be terminable without penalty upon no less than sixty (60) days’ prior written notice; (vi) any other proposed or contemplated agreement, arrangement or transaction may be restricted in the discretion of an Administrator if it would be considered unfair to the Limited Partners; (vii) the Partnership shall not engage in Pyramiding; and (viii) at no time will a Trading Advisor be an Affiliate of a Clearing Broker nor at any time will a Trading Advisor be an Affiliate of the General Partner.

9.12  Advisory Fees Upon Redemption. In the event Limited Partnership Units of a Class are redeemed at any date other than the end of a month, any management fees payable to the General Partner and the incentive fees payable to the Trading Advisor with respect to the Limited Partnership Units of such Class will be prorated and adjusted accordingly. If any fee is paid to the Trading Advisors in connection with investment advice rendered to the Partnership and the Partnership thereafter suffers trading losses, the Trading Advisors shall not forfeit the amount previously held.

9.13  Tax Matters Partner. The General Partner shall be the “tax matters partner” as described in Sections 6221-6233 of the Code. The General Partner may enter into any settlement agreement pursuant to the Code. All costs and expenses incurred in connection with or as a result of an audit of the Partnership shall be borne by the Partnership.

9.14  General Partner Withdrawal. The General Partner shall not withdraw from the Partnership without giving Limited Partners no less than one hundred twenty (120) days’ prior written notice. In the event the General Partner withdraws as general partner and the Limited Partners elect to continue the Partnership, the withdrawing General Partner shall pay all expenses incurred as a result of its withdrawal. In the event of removal or withdrawal of the General Partner, the General Partner shall be entitled to redemption of its Units at the applicable Net Asset Value per Unit on the next Valuation Date following such removal or withdrawal.

ARTICLE X

INDEMNIFICATION.

10.1  Indemnification of General Partner. The Partnership will indemnify and hold harmless the General Partner and its members, directors, officers, employees and agents (each, a “General Partner Party”) from and against any loss, expense or other liability (including reasonable attorneys’ fees and expenses) incurred by them by reason of any act performed or omission by them on behalf of the Partnership, provided that: (i) the General Partner has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Partnership; (ii) the General Partner Party was acting on behalf of or performing services for the Partnership; and (iii) such loss or liability was not the result of negligence or misconduct by the General Partner Party. Any indemnification of a General Partner Party is recoverable only from the assets of the Partnership and not from the Limited Partners. Notwithstanding the foregoing, the Partnership shall not indemnify a General Partner Party for any loss, expense or other liability arising from an alleged violation of federal or state securities laws unless one of the following conditions have been met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to such General Partner Party; or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such General Partner Party; or (iii) a court of competent jurisdiction approves a settlement of claims against such General Partner Party and finds that indemnification to such General Partner Party of the settlement amount and any related costs should be made, provided that the court considering the request for indemnification has been advised of the position of the SEC and any relevant Administrator with respect to such indemnification. The Partnership shall not incur the cost of that portion of any insurance which insures the General Partner against any liability the indemnification of which is herein prohibited. The advancement of Partnership funds to the General Partner or its Affiliates for legal expenses and other costs incurred as a result of any legal action shall be permissible, but only if: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership; (ii) the legal action is initiated by a third party who is not a Limited Partner, or the legal action is initiated by a Limited Partner and a court of competent jurisdiction specifically approves such advancement; and (iii) the General Partner or its Affiliates undertake to repay the advanced funds of the Partnership, together with the applicable legal rate of interest thereon, in cases in which such Person is not entitled to indemnification in this Section 10.1.

10.2  Indemnification of Third Parties. In its discretion, the General Partner is authorized to cause the Partnership to indemnify and hold harmless the Trading Advisors, the Clearing Brokers, the Selling Agents and other third parties against losses, expenses or liabilities (including without limitation, reasonable attorneys’ fees and expenses) incurred in connection with such Persons’ performance of services for or on behalf of the Partnership, to the extent permitted by applicable law, on such commercially reasonable terms as may be agreed upon by the General Partner and such Persons. In no event, however, shall any undertaking by the Partnership to indemnify any Selling Agent or other third party be contrary to the limitations on indemnification set forth in the NASAA Guidelines.

10.3  Effect on Limited Partners. No indemnity by the Partnership will increase the liability of any Limited Partner beyond the amount of his Capital Contribution and profits, if any, in the Partnership.

ARTICLE XI

LIMITED PARTNERS.

11.1  No Role in Partnership Business. No Limited Partner, as such, shall take any part in the conduct or control of the Partnership’s business nor have any right or authority to act for or on behalf of the Partnership.

11.2  Limitation of Liability. No Limited Partner, as such, shall be liable for any debts or obligations of the Partnership in excess of his Capital Contributions to the Partnership, plus his share of accumulated and undistributed net profits of the Partnership and interest thereon. No Limited Partner shall be permitted or required to contract away the fiduciary obligation owed to the Limited Partners by the General Partner.

11.3  Voting Rights.

(a) Limited Partners shall have no voting rights except as set forth in this Agreement.

(b) Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then outstanding that are entitled to vote on the matter to be presented, delivered in person or by certified mail that a meeting of the Partnership be called to vote upon any matter which the Limited Partners may vote upon pursuant to this Agreement, the General Partner shall, by written notice, either in person or by certified mail, to each eligible Limited Partner of record mailed within fifteen (15) days after receipt of such request, call a meeting of the Partnership. Such meeting shall be held at least thirty (30) but not more than sixty (60) days after the mailing of such notice and such notice shall specify the date, a reasonable place and time and the purpose of such meeting.

(c) At any meeting called pursuant to Section 11.3(b), upon the affirmative vote (which may be in person or proxy or otherwise deemed received pursuant to Section 17.4) of the Limited Partners owning more than 50% of the Units then outstanding that are entitled to vote on the matter to be presented (excluding Units owned by the General Partner and its Affiliates), the following actions may be taken without the consent of the General Partner: (i) the amendment of this Agreement to the extent permitted by Article XVII; (ii) the removal of the General Partner; (iii) the election of a substitute General Partner or General Partners upon the removal or withdrawal of the existing General Partner, provided that the substitute General Partner or General Partners shall continue the business of the Partnership without dissolution; and (iv) the termination of any contracts between the Partnership and the General Partner (excluding, for the avoidance of doubt, this Agreement) or any Trading Advisor upon no less than sixty (60) days’ notice without penalty; and (v) the liquidation of the Partnership.

(d) In the event that the matter to be voted on affects only one Class of Units, then only Limited Partners holding Units of such Class shall be entitled to vote on such matter, with such matter being approved by a vote of Limited Partners owning more than 50% of the outstanding Units of such Class (excluding Units owned by the General Partner and its Affiliates).

(e) Any material changes to the Partnership’s fundamental investment objectives or policies, as determined by the General Partner in good faith, shall require the prior written approval of Limited Partners holding more than 50% of the Partnership’s outstanding Units (excluding Units owned by the General Partner and its Affiliates).

(f) Without the consent of the Limited Partners owning more than 50% of the Units then outstanding that are entitled to vote on the matter to be presented (excluding Units owned by the General Partner and its Affiliates), the

General Partner may not: (i) amend this Agreement except as provided for in Section 17.3; (ii) appoint a new General Partner or General Partners; or (iii) liquidate the Partnership. Notwithstanding anything else in this Agreement to the contrary, any amendment to this Agreement which modifies the compensation or distributions to which the General Partner is entitled or which affects the duties of the General Partner shall be conditioned upon the consent of the General Partner.

11.4  Dissolution. The Partnership shall not be dissolved by the incompetency, bankruptcy or death of any Limited Partner or by a change in any Limited Partner’s relative capital interest in the Partnership, whether by assignment or otherwise. If any such event effects a dissolution of the Partnership by operation of law, then upon its occurrence a new Partnership automatically shall be in effect among the remaining Limited Partners, and such successor Partnership shall succeed to all the property, assets and business, subject to all liabilities and contracts, of the prior Partnership and shall be controlled by the terms of this Agreement.

11.5  Consent to Further Action. Each Limited Partner (or any permitted assignee thereof) hereby agrees that the General Partner is authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by the Registration Statements on behalf of the Partnership without any further act, approval or vote of the Limited Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation.

ARTICLE XII

SUBSTITUTE OR ADDITIONAL LIMITED PARTNERS.

12.1  Admission, Transfer and Assignment.

(a) Each Limited Partner expressly agrees that he will not voluntarily assign, transfer or dispose of, by gift or otherwise, any of his Units or any part or all of his right, title and interest in the capital or profits of the Partnership in violation of any applicable federal or state securities laws or without given written notice to the General Partner at least thirty (30) days prior to the date of such assignment, transfer or disposition. No assignment, transfer or disposition by a Limited Partner of Units or of any part of his right, title and interest in the capital or profits of the Partnership shall be effective against the Partnership or the General Partner until; (i) the General Partner receives the written notice of the assignment, unless such notice is waived by the General Partner in its sole discretion; (ii) the proposed assignee completes any required subscription documentation or other documentation; and (iii) the General Partner consents to such proposed assignments, transfer or disposition. No such assignee, except with the consent of the General Partner, which consent may be withheld under the circumstances provided below, may become a substituted Limited Partner, nor will the estate or any beneficiary of a deceased Limited Partner or assignee have any right to redeem Units from the Partnership except by redemption as provided in Article XIII hereof. The General Partner may withhold consent only to prevent or minimize potential adverse legal or tax consequences to the Partnership or in the event the proposed assignee does not independently satisfy the standards for admission as a Limited Partner set forth in the subscription documentation, as determined by the General Partner in its reasonable discretion. Upon advice of legal counsel, the General Partner shall eliminate or modify any restrictions on substitution or assignment at such time as the restriction is no longer necessary. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner, and shall not have any of the rights of a Limited Partner, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled. No assignment, transfer or disposition of Units shall be effective against the Partnership or the General Partner until the first day of the month succeeding the month in which the General Partner consents to such assignment, transfer or disposition, or as otherwise provided by the General Partner. No Units may be transferred where, after the transfer, either the transferee or the transferor would hold less than the minimum number of Units equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to Affiliates.

(b) Any assignee or proposed assignee of a Limited Partner shall pay or obligate itself to pay all reasonable legal fees and other expenses incurred by the Partnership or General Partner in connection with such assignment as the General Partner may determine.

12.2  Withdrawal from Partnership. No Limited Partner at any time shall be entitled to elect to withdraw from the Partnership except to the extent provided in Article XIII below. If a Limited Partner shall die, be adjudicated insane or incompetent, or be dissolved, prior to dissolution of the Partnership, the Limited Partner’s legal representative shall be deemed to be an assignee of, and with the prior written consent of the General Partner may be substituted for, such Limited Partner. The legal representative of any such Limited Partner shall have no right to elect to receive the value of such Limited Partner’s interest in the Partnership as a creditor of the Partnership in lieu of the rights of the Limited Partner to profits, losses and distributions provided by this Agreement.

ARTICLE XIII

REDEMPTION OF UNITS.

13.1  Monthly Redemptions. Limited Partners may require the Partnership to redeem Units for an amount equal to all or a portion of the Net Assets represented by such Units, as of the close of business on the last business day of any calendar month if the Partnership has received written notice of such desired redemption at least ten (10) days prior to the last business day of the month‑end as of which the redemption is to occur, or as may otherwise be provided for in the Prospectus. The General Partner will notify a redeeming Limited Partner in writing within ten (10) days after the proposed redemption date regarding whether the redemption has been, or will be, effected on the requested redemption date. Except as described below, the redemption amount will be paid by the fifteenth business day of the month following the redemption date. The General Partner will redeem Units at the Net Asset Value per Unit on the requested redemption date unless the number of redemptions would be detrimental to the tax status of the Partnership, in which case, the General Partner shall select by lot that number of redemptions as will, in its judgment, not impair the Partnership’s tax status. The right to obtain redemption is also contingent upon the Partnership’s having property sufficient to discharge its liabilities on the redemption date and may be delayed if the General Partner determines that earlier liquidation of Commodity Interest positions to meet redemption payments would be detrimental to the Partnership or nonredeeming Limited Partners. Redemption charges for redemption of Units of any Class, if any, shall be as set forth in the Prospectus; provided, however, that: (i) no redemption charge shall be assessed against holders of the Class A Units; and (ii) during such time as the Units are registered for sale to the public, all redemption charges shall comply with any restrictions on redemption charges imposed by the NASAA Guidelines. Redemptions from investors purchasing Units will be made on a first‑in‑first‑out basis. The General Partner may cause the Partnership to redeem its capital at any time.

13.2  Redemption Requests. In order to effect a redemption, a Limited Partner must furnish the General Partner with a written request for redemption. The terms of the request for redemption must include: (i) the Units and the date for which redemption is requested; (ii) an acknowledgment of the basis upon which valuation of Units being redeemed will be made; and (iii) a representation by the Limited Partner that he is the lawful owner of the Units being redeemed and that the Units have not been encumbered in any fashion.

13.3  Required Redemption. The General Partner may, at any time, in its sole discretion, require any Unit holder to withdraw entirely from the Partnership, or to withdraw a portion of his Partner capital account, by giving not less than fifteen (15) days’ advance written notice to the Unit holder thus designated. In addition, the General Partner without notice may require at any time, or retroactively, withdrawal of all or any portion of the capital account of any Limited Partner: (i) that the General Partner determines is a benefit plan investor (within the meaning of Department of Labor Regulations §2510.3-101(f)(2)) in order for the assets of the Partnership not to be treated as plan assets under ERISA; (ii) which made a misrepresentation to the General Partner in connection with its purchase of Units; or (iii) if such Limited Partner’s ownership of Units would result in the violation of any law or regulation applicable to the Partnership or a Partner. The Unit holder thus designated shall withdraw from the Partnership or withdraw that portion of his Partner capital account specified in such notice, as the case may be, as of the close of business on such date as determined by the General Partner. The Unit holder thus designated shall be deemed to have withdrawn from the Partnership or to have made a partial withdrawal from his Partner capital account, as the case may be, without further action on the part of said Unit holder and the provisions of Section 13.1 shall apply.

13.4  Special Redemption. The General Partner may, in its sole discretion and upon notice to the Limited Partners, declare a special redemption date on which Limited Partners may redeem their Units at the Net Asset Value per Unit, provided that the Limited Partner submits a request for redemption in a form acceptable to the General Partner.

During such time as the Units are registered for sale to the public, the General Partner shall declare such a special redemption date whenever the Partnership experiences a decline in Net Asset Value per Unit as of the close of business on any business day to less than 50% of the Net Asset Value per Unit on the last valuation date. The Partnership shall suspend trading during such special redemption period.

ARTICLE XIV

COMPETING OR RELATED BUSINESSES.

14.1  Other Activities of General Partner and Limited Partners. Except as provided in Section 14.2, the General Partner (and its principals and Affiliates) and the Limited Partners may acquire Commodity Interests and other investments for their own account or engage in the business of investing, trading, buying and selling Commodity Interests or other investments on behalf of other partnerships, joint ventures, corporations or other business ventures formed by them or in which they may have an interest, including, without limitation, business ventures similar to, related to or in direct or indirect competition with any business of the Partnership. Neither the Partnership nor any other Partner shall have any right by virtue of this Agreement in or to such other business ventures or income, profits or fees derived from any of the foregoing.

14.2  Compliance with Position Limits. Each Partner herein represents, covenants and agrees with the Partnership that he shall not hold positions in commodity futures contracts in excess of any applicable position limits imposed from time to time by the Commodity Futures Trading Commission (“CFTC”), any other regulatory body or any commodity exchange on which the Partnership may trade in commodity futures contracts. Such limitation shall apply to the Partner individually and to any other Person controlled by or trading pursuant to a common pattern with any of the Partners or any other Person whose holdings may be attributed to any Partner by the CFTC, any other regulatory body or any such exchange. If position limits are exceeded by reason of trading by or attributed to any Partner, in the opinion of the CFTC, any other regulatory body, any exchange or the General Partner, such Partner (and not the Partnership) shall immediately reduce positions attributed to him (other than positions held by the Partnership) to comply with such position limit.

ARTICLE XV

FISCAL YEAR, BOOKS OF ACCOUNT, ACCOUNTING AND

OTHER REPORTS, TAX RETURNS AND BANKING.

15.1  Fiscal Year. The fiscal year of the Partnership shall be the calendar year.

15.2  Books and Records. The General Partner shall maintain, or cause to be maintained, for a period of no less than five (5) years from the date each such record is generated and in accordance with CFTC Reg. §1.31 and §4.23, full and accurate books for the Partnership at the Partnership’s principal place of business reflecting all receipts and expenditures, assets and liabilities, income and losses and all other records necessary for recording the Partnership’s business and transactions, including those sufficient to record the allocations and distributions provided for in Articles VII and VIII. Notwithstanding the foregoing, records relating to the suitability of a Limited Partner purchasing Units through the General Partner directly (as opposed to through a Selling Agent) shall be maintained by the General Partner for no less than six (6) years from the date such records are generated. Each Limited Partner shall have the right to inspect such books and records during reasonable business hours upon reasonable written notice to the General Partner. A Limited Partner may inspect or (at such Limited Partner’s expense) obtain a list of the names and addresses of all Limited Partners, provided that such Limited Partner first provides to the General Partner adequate written assurances that such information is reasonably related to such Limited Partner’s interest as a Limited Partner and will not be used for commercial purposes.

15.3  Independent Auditor. The records and books of account of the Partnership may be audited by independent certified public accountants selected by the General Partner at any time that the General Partner may deem it necessary or desirable.

15.4  Partnership Tax Returns. The General Partner shall prepare or cause to be prepared all tax returns required of the Partnership and may make any available or necessary elections.

15.5  Annual Report. As soon as reasonably practicable after the end of each fiscal year, but in no event later than ninety (90) days after such period, the General Partner shall furnish each Limited Partner with an “Annual Report,” as required by CFTC Reg. §4.22(c), and a tax statement showing the amounts of any income, gains and losses allocated to the Limited Partner and the amount of any distributions made to the Limited Partner pursuant to this Agreement.

15.6  Monthly Account Statement. The General Partner also shall furnish each Limited Partner with a monthly “Account Statement,” as required by CFTC Reg. §4.22(a), within thirty (30) calendar days following the last day of the prior monthly period; provided, however, that such statement for the last month of the Partnership’s fiscal year need not be distributed in the event an annual report required by Section 15.5 is to be distributed to each Limited Partner within forty‑five (45) calendar days after the end of the Partnership’s fiscal year. The General Partner will comply with the reporting requirements of CFTC Reg. §4.22 with respect to the Partnership.

15.7  Fund Depositories. All funds of the Partnership shall be deposited in a separate customer account or accounts or such other appropriate depositories as shall be determined by the General Partner.

15.8  Notice to Limited Partners. During such time as the Units are registered for sale to the public, notice will be mailed to each Limited Partner, together with a description of Limited Partners’ redemption and voting rights and a description of any material effect the applicable following event may have on Limited Partners, within seven (7) business days of any of the following events:

(a) a decrease in the Net Asset Value per Unit of such Limited Partners’ Units to 50% or less of the Net Asset Value per Unit most recently reported;

(b) any material change in any Advisory Contract with a Trading Advisor, including any change to Trading Advisors or any modification in connection with the method of calculating the incentive fee, as determined by the General Partner in good faith; and

(c) any material change in the amount of any brokerage commissions or brokerage fees paid by the Partnership, or any other material change affecting the compensation of any party, as determined by the General Partner in good faith.

ARTICLE XVI

DISSOLUTION AND LIQUIDATION.

16.1  Dissolution.

(a) The Partnership shall be dissolved prior to the expiration of the term provided in Article V upon the happening of any of the following events;
(b) A decision of Limited Partners holding more than 50% of the Partnership’s outstanding Units (excluding Units owned by the General Partner and its Affiliates) to liquidate the Partnership;
(c) The withdrawal or dissolution of the General Partner, and the failure of the Limited Partners to elect a substitute General Partner to continue the Partnership; or

(d) The assignment for the benefit of creditors or adjudication of bankruptcy of the General Partner or appointment of a receiver for or seizure by a judgment creditor of the General Partner’s interest in the Partnership.

16.2  Liquidation. There shall be no liquidation and termination of the Partnership unless dissolution has occurred pursuant to Section 16.1 or unless dissolution has occurred at the end of the term provided in Article V. In the event of any such dissolution, the General Partner first shall contribute to the Partnership an amount equal to the debit balance, if any, in the capital account for the General Partner and then shall proceed to wind up the affairs of the Partnership and liquidate its investments. The General Partner shall have full right and unlimited discretion to determine the time, manner, and terms of any sale of Partnership property pursuant to such liquidation having due regard to the activity and condition of the relevant market and general financial and economic conditions. The proceeds of such liquidation shall be applied and distributed in the following order of priority:

• To the payment of debts and liabilities of the Partnership (other than any loans or advances that may have been made by any of the Limited Partners to the Partnership) and the expenses of the liquidation;

• To the creation of any reserves that the General Partner may consider reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership; provided, however, that if and when a contingency ceases to exist, the monies, if any, then in reserve attributable to such contingency shall be distributed in the manner hereinafter provided;

• To the repayment of any loans or advances that may have been made by any of the Partners to the Partnership, or pro rata among them if the amount available for repayment is insufficient; and

• Amongst the Classes pro rata and to all Partners of a Class in accordance with their respective Unit Ownership Percentages with respect to such Class. Solely for purposes of this Section 16.2, in the event that the General Partner is unable to wind up the affairs of the Partnership and liquidate its assets, such Person as may be designated by the Limited Partners holding more than 50% of all Limited Partnership Units of the Partnership then issued and outstanding (excluding Units owned by the General Partner and its Affiliates) shall carry out such duties in accordance with the provisions of this Article XVI.

16.3  Sale of Assets. The Limited Partners shall have no right to demand property other than cash in return for their contributions to the capital of the Partnership. Upon dissolution, any physical assets of the Partnership shall be sold at public or private sale at such price and upon such terms as the General Partner may consider advisable. Any Partner may purchase the assets of the Partnership at any such sale.

16.4  Return of Capital Contributions. The General Partner shall not be personally responsible or liable for the return of all or any part of the Capital Contributions of the Limited Partners, and any such return shall be made solely from Partnership assets.

16.5  Liquidation Statement. Each of the Limited Partners shall be furnished with a statement, prepared or caused to be prepared by the General Partner, reflecting the assets and liabilities of the Partnership as of the date of complete liquidation. Upon the completion of distributions pursuant to the preceding subsections of this Article XVI, the Limited Partners shall cease to be such; and the General Partner shall cause any Certificate of Limited Partnership to be cancelled.

ARTICLE XVII

AMENDMENTS.

17.1  Procedure for Amendments Generally. Except as otherwise provided in this Article XVII, amendments to this Agreement may only be made with the consent of holders of more than 50% of the Limited Partnership Units of the Partnership then outstanding (excluding Units owned by the General Partner and its Affiliates) except that (a) without the consent of all Partners, no amendment shall amend this Article XVII, and (b) no amendment may change the requisite percentage of Units held by Limited Partners which are needed to give any consent or approval under this Agreement without the consent of at least such requisite percentage.

17.2  Amendments Requiring Limited Partner Consent. No amendment shall: (i) reduce the participation of a Limited Partner in net profits and losses or distributions of the Partnership; (ii) change the Partnership to a general partnership; (iii) reduce the liabilities, obligations or responsibilities of the General Partner; or (iv) increase the obligations or liabilities of a Limited Partner without the written consent of such Partner. Any Limited Partner that does not consent to such a proposed amendment affecting such Limited Partner may withdraw from the Partnership prior to the effectiveness of the amendment.

17.3  Amendments Without Limited Partner Consent. The General Partner may, in its discretion, without the consent of the Limited Partners, modify or amend any provision of this Agreement for any of the following purposes: (i) for the purpose of adding to this Agreement any further covenants, restrictions, undertakings or other provisions for the protection of the Limited Partners; (ii) to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions contained herein or otherwise to more accurately reflect the intent of the General Partner in connection with the operations of the Partnership or the computation and determination of allocations hereunder; (iii) to cause the allocations contained herein to comply with Section 704 of the Code or any other statutory provisions or regulations relating to such allocations; (iv) to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income tax purposes; (v) to ensure that the Partnership is not required to register as an “investment company” under the Investment Company Act of 1940; (vi) to ensure that the Partnership is not treated as a “publicly‑traded partnership” under Section 7704 of the Code; (vii) to ensure that the Partnership is not considered to hold “plan assets” within the meaning of the Employee Retirement Income Security Act of 1974; (viii) to ensure that the Partnership is not in violation of any applicable law or regulation, including to bring the Partnership into compliance with the securities or Blue Sky laws of the SEC or any other federal agency or any state in which Units have been or will be sold; (ix) to make any other change not materially adverse to the interests of the Limited Partners; or (x) if the General Partner is expressly authorized to amend this Agreement as provided herein.

17.4  Methods of Limited Partner Consent. In any matter regarding any Partnership action in which the consent of a Limited Partner is required, such consent shall be deemed given if either: (i) such Limited Partner affirmatively grants such consent in writing; or (ii) the Limited Partner has been furnished with a written notice of the matter(s) for which consent is requested and the Limited Partner shall have failed to respond to such notice within the time period designated for such in the notice.

ARTICLE XVIII

POWER OF ATTORNEY.

18.1  Power of Attorney Generally. Each Limited Partner, by becoming a Limited Partner, constitutes and appoints the General Partner its true and lawful attorney‑in‑fact and agent in his name, place and stead to make, execute, sign, acknowledge, file and record from time to time with respect to the Partnership:

1. Any documents and instruments that the General Partner deems appropriate to reflect any amendment, change or modification of the Partnership, in accordance with the terms of this Agreement;
2. Any certificates, documents or instruments that the General Partner deems necessary or appropriate to effect the dissolution of the Partnership; and

3. All such other certificates, documents and instruments that may be required by the laws of the State of Illinois, the United States of America, or any other jurisdiction in which the Partnership may do business to effectuate, implement, continue and defend the valid and subsisting existence of the Partnership.

18.2  General Partner Action. The General Partner shall take no action as such attorney that would in any way increase the liability of any Limited Partner beyond the liability expressly set forth in this Agreement.

18.3  Survival of Power of Attorney. The power of attorney granted by each Limited Partner to the General Partner shall be a power coupled with an interest, shall be irrevocable and shall survive the death, incompetence or dissolution of such Limited Partner and the delivery of an assignment by a Limited Partner of his Units, except that where the assignee thereof has been approved by the General Partner for admission to the Partnership as a substituted Limited Partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any certificate, instrument or document necessary to effect such substitution.

18.4  Exercise of Power of Attorney. The power of attorney granted herein shall be exercisable by the General Partner for each Limited Partner by a facsimile signature or by listing all the Limited Partners executing any instrument with a single signature of the General Partner.

ARTICLE XIX

NOTICES.

Any notice given pursuant to this Agreement may be served personally on the Partner to be notified or may be mailed, postage prepaid, registered with return receipt requested, addressed as follows, or at such other address as a Partner may from time to time designate in writing:

To the General Partner: At the address set forth in Section 3.2 hereof.

To any Limited Partner: At the address as last provided to the General Partner in writing.

ARTICLE XX

PARTITION.

The Partner agrees that the Partnership properties are not suitable for partition. Accordingly, each of the Partners irrevocably waives any and all rights that he may have to maintain any action for partition of any of the Partnership’s property.

ARTICLE XXI

ENTIRE AGREEMENT.

This Agreement constitutes the entire agreement among the parties.

ARTICLE XXII

GOVERNING LAW.

This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Illinois, without regard to principles of conflicts of law, except for matters arising under federal or state securities laws (exclusive of Illinois securities laws). Any and all litigation arising out of this Agreement shall be conducted only in courts located in the State of Illinois.

ARTICLE XXIII

BINDING EFFECT.

All the terms and conditions of this Agreement shall be binding upon the Partners and their legal representatives, heirs, successors and assigns of the Partners except as otherwise expressly provided in this Agreement.

ARTICLE XXIV

PRONOUNS.

Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter genders.

ARTICLE XXV

CAPTIONS.

Captions and section headings contained in this Agreement are inserted for convenience only and in no way define, limit or extend the scope or intent of any provision of this Agreement.

ARTICLE XXVI

COUNTERPARTS.

This Agreement, and any amendment thereto, may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In addition, this Agreement, and any amendment thereto, may contain more than one counterpart of the signature page, and all such counterpart signature pages shall have the same force and effect as though all parties had signed a single signature page.

ARTICLE XXVII

COPY ON FILE.

Each Partner agrees that one original of this Agreement, or set of original counterparts, shall be held at the principal place of business of the Partnership and that there shall be distributed to each Partner a composite conformed copy of this Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

GENERAL PARTNER:
DEARBORN CAPITAL MANAGEMENT, L.L.C.
By: Dearborn Capital Management, Ltd., its Managing Member
By:
David M. Kavanagh,
its President
LIMITED PARTNERS:

APPENDIX B

NOTICE:

•	This Subscription Agreement MUST be used in conjunction with the current Grant Park Futures Fund Limited Partnership prospectus.

Grant Park Fund

Instructions to Subscription Agreement and Power of Attorney

Any person considering subscribing for the units should carefully read and review a current prospectus. The prospectus should be accompanied by the most recent monthly report of the Fund.

•	(a) Check box indicating Legacy or Global Class Units AND enter the investment amount.

(b) Check the box if this is an addition to an existing account and provide the existing Investor ID Number (Investor ID Number is located in the upper right corner of your most recent Investor Statement).

•	Enter the Investor’s Selling Firm Account Number.
•

Enter the Social Security Number OR Taxpayer ID Number of the investor, as applicable. For IRA accounts, the Taxpayer ID Number of the Custodian should be provided in addition to the Social Security Number of the investor. If the investor qualifies as a non-US citizen this form must be accompanied by Form W-8BEN.

•	(a) Indicate the type of account

(b) For all account types in bold and marked with an “*”, read paragraph and initial. When required, Section 4(b) must be initialed by each investor listed in Section 6 or Section 7.

•	Based on the definition included below, please indicate the most appropriate choice applicable to the investor if investing as account type: LLC, LTD, Partnership, Foreign Corporation, or Other.

A Commodity Pool Operator (“CPO”) is an individual or organization which operates or solicits, accepts or receives funds from others for a commodity pool; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts or commodity options or to invest in another commodity pool. (Note that futures trading does not need to be the primary purpose of the enterprise for it to be considered a commodity pool.)

Registration is required unless the CPO qualifies for one of the exemptions from registration outlined in Commodity Futures Trading Commission (“CFTC”) Regulations 4.5 or 4.13. If a CPO is qualified for an exemption from registration, the pool operator must electronically file a notice of exemption from CPO registration through National Futures Association (“NFA”) Electronic Exemption Filing System. This system can be accessed at http://www.nfa.futures.org/compliance/ExemptLoginSelection.asp

•	Enter the Investor name or account title. The Account Title should be exactly the same as the account held with the Selling Firm.
1.	For Trust, Corporation, Partnership, Estate, Profit Sharing, Pension, Defined Benefit and Other, enter the entity name.
2.	For UGMA/UTMA (Minor), enter the Minor name, followed by “Minor.”
•	Enter the name of individual(s) authorized to act on behalf of the account; anyone listed must sign the Subscription Agreement.
(i)	For Trust, Corporation, Partnership, Estate, Profit Sharing, Pension, Defined Benefit and Other, enter the name(s) of the authorized individual(s) or trustee(s).
(ii)	For UGMA/UTMA (Minor), enter the name(s) of the trustee(s).

•	Enter the legal address, which is the residence or domicile address used for tax purposes, of the investor named on line 6 (no post office boxes). Line 8 must be completed.
•	Enter the mailing address if it is different from the legal address in line 8.
•

Enter the Investor Email address. Grant Park Fund Investor Statements are available online; please check the box only if you do not wish to access the statement online and wish to receive a mailed paper statement.

•	Each investor must sign and date. If the account has multiple owners, all owners must sign. In the case of an IRA, the Custodian’s signature, as well as the investor’s signature, is required.
•	For account type IRA, IRA Rollover, Roth or SEP, enter Custodian’s name and Custodian must sign.
•	Enter the legal address associated with the Custodian for the account.
•	The Financial Advisor must sign and date. Some broker/dealers may also require the signature of an office manager.
•

Sections 15 through 21 must be completed as follows: 15. Enter the name of the Selling Firm, 16. Selling Firm’s Branch Code, 17. Selling Firm’s Financial Advisor Code, 18. Financial Advisor or Group Name, 19. Financial Advisor Phone Number, 20. Financial Advisor’s Email address, 21. Selling Firm’s Branch address.

Investor should return this Subscription Agreement and payment to their Financial Advisor’s office address.

Subscription agreements, payment, and any other required documents should be sent by the Financial Advisor to either:

1.	The Fund Administration Office of the named Selling Firm, if firm procedures require, or
2.	The custodial firm, if one is required, or
3.

Grant Park Fund, c/o Dearborn Capital Management, 555 W Jackson Blvd, Suite 600, Chicago, IL, 60661. Please check with Selling Firm’s Fund Administration Office before sending paperwork directly to Grant Park Fund.

If payment is being made by wire transfer, the Financial Advisor should contact either his or her firm’s Fund Administration Department or Grant Park Fund Client Services for instructions. Payments and Subscription documents must be received by the general partner at least five business days prior to the end of the month. However, the Selling Firm’s Fund Administration Department may have an earlier cut‑off for subscriptions.

If Financial Advisors have specific questions about the subscription process, please call Client Services at 800-217-7955 or your Fund Administration Department.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

LIMITED PARTNERSHIP UNITS

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

GRANT PARK FUND

c/o Dearborn Capital Management, L.L.C.

555 West Jackson Boulevard, Suite 600

Chicago, Illinois 60661

Dear Sir or Madam:

1. Subscription for Units. I hereby subscribe for the dollar amount of Limited Partnership Units (“units”) in Grant Park Futures Fund Limited Partnership (“Grant Park”) as set forth in this Subscription Agreement and Power of Attorney, at the net asset value per unit as set forth in the current prospectus of Grant Park (the “prospectus”). I have (i) enclosed a check payable to “Grant Park Futures Fund Limited Partnership—Subscription Account,” in the full amount of my subscription, (ii) authorized a wire transfer to Grant Park’s account (as set forth in this Subscription Agreement and Power of Attorney) in the full amount of my subscription, or (iii) authorized my selling agent to debit my customer securities account in the full amount of my subscription. Dearborn Capital Management, L.L.C. (the “General Partner”), in its sole and absolute discretion, may accept or reject this subscription in whole or in part. Once submitted, all subscriptions are irrevocable.

2. Representations and Warranties of Subscriber. I have received the prospectus, the Third Amended and Restated Limited Partnership Agreement (each as supplemented by sticker supplements, if any) and the most recent monthly report of Grant Park for the class of units in which I am investing. I acknowledge that I am making the representations and warranties set forth in Appendix C to the prospectus, including the applicable requirements relating to net worth and annual income. If subscriber is not an individual, the person signing the Subscription Agreement and Power of Attorney on behalf of the subscriber is duly authorized to execute such signature page. By signing the Subscription Agreement and Power of Attorney, I am not waiving any rights under the federal or state securities laws.

3. Power of Attorney. In connection with my purchase of units, I do hereby irrevocably constitute and appoint the General Partner, and its successors and assigns, as my true and lawful attorney‑in‑fact, with full power of substitution, in my name, place and stead, (i) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of Grant Park, and (ii) to make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments that may be considered necessary or desirable by the General Partner to carry out fully the provisions of Grant Park’s Third Amended and Restated Limited Partnership Agreement, including, without limitation, the execution of said Agreement itself, and the execution of all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my units.

4. Irrevocability; Governing Law. I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after this Subscription Agreement and Power of Attorney has been submitted and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my units in Grant Park. I hereby acknowledge and agree that this Subscription Agreement and Power of Attorney shall be governed by and shall be interpreted in accordance with the laws of the State of Illinois, without regard to principles of conflicts of laws, except for matters arising under federal or state securities laws (exclusive of Illinois securities laws).

PLEASE CAREFULLY READ AND COMPLETE THE REVERSE SIDE.

GRANT PARK FUND SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY IMPORTANT: READ INSTRUCTIONS AND REVERSE SIDE BEFORE SIGNING

The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney and by either (i) enclosing a check payable to “Grant Park Futures Fund- Subscription Account,” (ii) authorizing a wire transfer in the investor’s name to “Grant Park Futures Fund- Subscription Account” at Lake Forest Bank & Trust Company (727 North Bank Lane, Lake Forest, Illinois 60045), Account No. 0000379735, ABA #071925334 or (iii) authorizing the Selling Agent to debit investor’s securities brokerage account in the amount set forth below, hereby subscribes for the purchase of units in Grant Park Futures Fund Limited Partnership (the “Fund” or “Grant Park”) at the net asset value per unit. The named investor further acknowledges receipt of the current Grant Park Fund prospectus (and any sticker supplements), including Grant Park’s Third Amended and Restated Limited Partnership Agreement, the Subscription Agreement and Power of Attorney, the terms of which govern the investment in the units being subscribed for hereby. By signature on this document, (i) I acknowledge the Representations and Warranties set forth in Appendix C of the prospectus, including the suitability requirements therein, and (ii) I authorize the named Financial Advisor to make changes, or correct any clerical errors, on this document with regards to the Series and/ or Class of the fund specified in Section 1(a), the Selling Firm Account Number in Section 2, or the Account Type in Section 4(a) below. Notwithstanding this authorization, the Financial Advisor is not being provided investment discretion over the account.

1)

(a) Indicate Investment(s):
☐ Global 1- Grant Park Global Alternative Markets Class 1
($5,000 minimum investment; $1,000 minimum investment for ERISA. Subsequent investments: $1,000.)  Investment Amount:  $

☐ Legacy 1- Grant Park Legacy Class 1 ($10,000 minimum investment; $1,000 minimum investment for ERISA. Subsequent investments: $1,000.) Investment Amount: $
	(b) ☐ Addition to an existing account? Investor ID Number:			(ID# appears on your monthly statement)
2)	Selling Firm Account Number:		3)	Social Security Number or Tax ID:
☐ I am subject to backup withholding under Sections 3406(a)(1)(c) of the Internal Revenue Code.
4)	(a) Account Type (Choose One):
	☐ Individual Ownership	☐ IRA	☐ Trust *	☐ Profit Sharing *
	☐ Joint Tenants With Rights of Survivorship	☐ IRA Rollover	☐ Corporation *	☐ Pension *
	☐ Tenants In Common	☐ Roth IRA	☐ Partnership *	☐ Defined Benefit *
	☐ Community Property	☐ SEP	☐ Estate *	☐ Other*
	☐ UGMA/UTM (Minor)		☐ Foreign *	The investor is a not a United States citizen, corporation, partnership, estate or trust and has included Form W-8 BEN with this Subscription Agreement.
(b) For each account type indicated with “*” above, each account owner should read and initial the following paragraph
______ ______ Initial(s)

The undersigned investor(s) hereby certifies by signing below that the investor(s) subscribing to purchase units in the Fund has the power, under its applicable charter or organizational documents, to enter into transactions in each of the following types of securities: (1) units of beneficial interest in a limited partnership; (2) U.S. government securities; and (3) managed futures (i.e., futures, forward, option, spot, swap and security futures contracts). Additionally, the undersigned investor(s) acknowledges that the Fund’s general partner, Dearborn Capital Management, L.L.C., has not been provided the investor’s charter or organizational documents as part of the Subscription documents, and that, accordingly, neither the Fund nor the general partner will make a review or interpretation of such documents.

5)	For Account Type LLC, LTD, Partnership, Foreign and Other read and complete the following:

The undersigned investor(s) hereby certifies by signing below that the investor(s) subscribing to purchase units in the Fund has read the definition of a Commodity Pool Operator as stated in the Subscription Instructions and attests to the following (Choose One):

☐ Is a registered Commodity Pool Operator with the CFTC and is a member of the NFA
☐ Has an exemption from registration as a Commodity Pool Operator with CFTC (Exemption Type: )
☐ Does not fall within the definition of Commodity Pool Operator as defined by the CFTC and membership in the NFA is not required.
6)	Account Title:
7)	Authorized Individuals:
(List individual(s) authorized to act on behalf of the account for UGMA, Trust, Corporation, Partnership, Estate, Profit Sharing, Pension, Defined Benefit and Other.)
8)	Legal Address:
Street (No PO Boxes) City State Zip Code
9)	Mailing Address:
(If Different) Street City State Zip Code
10)	Investor Email Address:
☐ Check box to opt out of accessing your monthly statement online.

INVESTOR(S) INFORMATION AND SIGNATURE REQUIRED
Under Penalties of perjury, I attest by signature, that the Social Security Number or Taxpayer ID, and all information in this document is true, correct and complete.

11)	X		X
	Signature of Investor Date	Date		Signature of Joint Investor (if applicable)			Date

CUSTODIAN INFORMATION AND SIGNATURE REQUIRED
12)	Custodian Name:		X
	(For Account Types: IRA, IRA Rollover, Roth, SEP)			Signature of Custodian or Authorized Agent (if applicable)			Date
13)	Custodian Legal Address:
		Street (No PO Boxes)		City	State		Zip Code

FINANCIAL ADVISOR INFORMATION AND SIGNATURE REQUIRED

The undersigned Financial Advisor (“F.A.”) hereby certifies that: (1) he/she holds the appropriate securities licenses required by his/her Firm in order to offer and sell units in the Fund; (2) the F.A. has informed the person(s) named above of all pertinent facts relating to the liquidity and marketability of the units as set forth in the prospectus; (3) the F.A. has delivered to the person(s) named above a copy of the current prospectus on or before the date of this certification; and (4) the F.A. has reasonable grounds to believe (on the basis of information obtained from the person(s) named above concerning such person’s(s’) age, investment objectives, investment experience, income, net worth, financial situation and needs, other investments and any other information known by the F.A.) that: (a) the purchase of units of the Fund is a suitable and appropriate investment for such person(s); (b) such person(s) meet(s) the applicable minimum income and net worth requirements; (c) such person(s) can reasonably benefit from an investment in the Fund based on such person’s(s’) overall investment objectives and portfolio structure; (d) such person(s) can bear the economic risks of the investment in the Fund; and, (e) such person(s) appears(s) to have an understanding of the fundamental risks of investment in the Fund (including that an investor may lose its entire investment), the restrictions on the liquidity and transferability of the units, and the general background and qualifications of the general partner and the trading advisors. The Financial Advisor must sign below in order to substantiate compliance with NASD Conduct Rule 2810 (please visit www.finra.org for more information regarding Rule 2810).

14)	X		X
	Financial Advisor Signature	Date		Office Manager (if required by Selling Firm procedures)			Date
15)	Selling Firm Name:	16)	Branch Code:		17)	F.A. Code:
18)	F.A./ Group Name:			19)	F.A. Phone:
20)	F.A. Email:		Additional Email:
21)	Branch Address:
	Street (No PO Boxes)	City			State		Zip Code

Special Form for residents of Alabama, Arkansas, New Jersey, and Tennessee

This form must accompany the subscription agreement.

Your Account Information
Please print clearly.

_____________________________________________________________________      ___________________

Grant Park Account TitleGrant Park Account TitleSocial Security/Taxpayer ID #Selling Firm Account Number

Representations and Warranties

As an inducement to the general partner to accept your subscription, you, by executing and delivering your subscription agreement and power of attorney, represent and warrant to Grant Park, the general partner, the clearing brokers and the selling agent who solicited your subscription as follows, as applicable:

ARKANSAS AND TENNESSEE RESIDENTS ONLY	INITIALS

1. You are of legal age to execute the subscription agreement and power of attorney and are legally competent to do so. You acknowledge that you have received a copy of the prospectus including the limited partnership agreement contained therein (as supplemented by sticker supplements if any).

1. ______ ______

2. All information that you have furnished to the general partner or that is set forth in the subscription agreement and power of attorney submitted by you is correct and complete as of the date of the subscription agreement and power of attorney, and if there should be any change in such information acceptance of your subscription, you will immediately furnish the revised or corrected information to the general partner.

2. ______ ______
3. Unless paragraph 4 or 5 below is applicable, your subscription is made with your funds for your own account and not as trustee, custodian or nominee for another.	3. ______ ______

4. The subscription, if made as custodian for a minor, is a gift that you have made to such minor and is not made with such minor’s funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

4. ______ ______

4.

If you are subscribing in a representative capacity, you have full power and authority to purchase the units and enter into and be bound by the subscription agreement and power of attorney on behalf of the entity for which you are purchasing the units, and such entity has full right and power to

5.

purchase such units and enter into and be bound by the subscription agreement and power of attorney and become a limited partner pursuant to the limited partnership agreement.	5. ______ ______

6. You either are not required to be registered with the Commodity Futures Trading Commission (‘‘CFTC’’) or to be a member of the National Futures Association (‘‘NFA’’) or, if you are required to be so registered and to have such membership, are duly registered with the CFTC and are a member in good standing of the NFA.

6. ______ ______

7. If you are acting on behalf of an ‘‘employee benefit plan,’’ as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), or a ‘‘plan’’ as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), the individual signing the subscription agreement and power of attorney on your behalf hereby further represents and warrants as, or on behalf of, the plan responsible for purchasing units (the ‘‘Plan Fiduciary’’) that:

(a) the Plan Fiduciary has considered an investment in Grant Park for such plan in light of the risks relating thereto;

(b) the Plan Fiduciary has determined that, in view of such considerations, the investment in Grant Park is consistent with the Plan Fiduciary’s responsibilities under ERISA;

(c) the plan’s investment in Grant Park does not violate and is not otherwise inconsistent with the terms of any legal document constituting the plan or any agreement thereunder;

(d) the plan’s investment in Grant Park has been duly authorized and approved by all necessary parties;

(e) none of the general partner, any trading advisor, any clearing brokers, any selling agent, or any of their respective affiliates, agents or employees (1) has investment discretion with respect to the investment of assets of the plan used to purchase units, (2) has authority or responsibility to or regularly gives investment advice with respect to the assets of the plan used to purchase units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the plan and that such advice will be based on the particular investment needs of the plan, or (3) is an employer maintaining or contributing to the plan; and

(f) the Plan Fiduciary (1) is authorized to make, and is responsible for, the decision to invest in Grant Park, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that plan investments be diversified so as to minimize the risks of large losses, (2) is independent of the general partner, the trading advisors, the clearing brokers, any selling agent and each of their respective affiliates, and (3) is qualified to make such investment decision.

You will, at the request of the general partner, furnish the general partner with such information as the general partner may reasonably require to establish that the purchase of the units by the plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to ‘‘prohibited transactions’’ by ‘‘parties in interest’’ or ‘‘disqualified persons’’ as defined therein.

7. ______ ______

8. If you are acting on behalf of a trust (the ‘‘Subscriber Trust’’), the individual signing the subscription agreement and power of attorney on behalf of the Subscriber Trust hereby further represents and warrants that an investment in the trust is permitted under the trust agreement of the Subscriber Trust, and that the undersigned is authorized to act on behalf of the Subscriber Trust under the trust agreement thereof.

8. ______ ______
9. You understand that the investment is not liquid, except in accordance with the redemption provisions of the limited partnership agreement, as amended from time to time.	9. ______ ______

10. You acknowledge that due to anti-money laundering requirements operating in the United States, as well as Grant Park’s own internal anti-money laundering policies, Grant Park, the general partner and/or your selling agent may require further identification of you and the source of your subscription funds before your subscription agreement and power of attorney can be processed, subscription monies accepted, or request for redemption processed. Grant Park, the general partner, your selling agent and each of their respective principals, members, shareholders, directors, officers, and employees shall be held harmless and indemnified against any losses, expenses or liabilities arising as a result of a failure to process your subscription agreement and power of attorney or any request for redemption if you have not satisfactorily provided any information that has been required by an indemnified party. You further acknowledge that all subscription payments delivered to Grant Park must originate directly from a bank or brokerage account in your name. You represent and warrant that you are not involved in any anti-money laundering scheme and that acceptance by the general partner of your subscription agreement and power of attorney to subscribe for units in Grant Park, together with acceptance of the appropriate remittance, will not breach any applicable laws, rules and regulations designed to avoid money laundering, including the provisions of the Bank Secrecy Act of 1970, as amended.  Specifically, you represent and warrant that all evidence of identity provided is genuine and all related information furnished, and to be furnished in the future, is accurate.

(a) You represent and warrant that you are subscribing for units for your own account and own risk, and, unless you advise the general partner and your selling agent to the contrary in writings and identify with specificity supplementally each beneficial owner on whose behalf you are acting, you represent that you are not acting as a nominee for any other person or entity, and no other person or entity will have a beneficial or economic interest in your units. You also represent that you do not have the present intention or obligation to sell, distribute or transfer the units, directly or indirectly, to any other person or entity or to any nominee account.

(b) If you are (i) acting as trustee, agent, representative or disclosed nominee for another person or entity, or (ii) an entity investing on behalf of underlying investors, other than a publicly traded company listed on an organized exchange (or a subsidiary or a pension fund of such a company) based in a Financial Action Task Force (‘‘FATF’’) Compliant Jurisdiction (the persons, entities and underlying investors referred to in (i) and (ii) being referred to collectively as the ‘‘Beneficial Owners’’), you represent and warrant that:

(A) You understand and acknowledge the representations, warranties and agreements made in this paragraph 11 are made by you (i) with respect to you, and (ii) with respect to the Beneficial Owners;

(B) You have all requisite power and authority from the Beneficial Owners to execute and perform the obligations under the subscription agreement and power of attorney;

(C) You have adopted and implemented anti-money laundering policies, procedures and controls that comply with, and will continue to comply in all respects with, the requirements of applicable anti-money laundering laws and regulations; and

(D) You have established the identity of or have access to all Beneficial Owners, hold evidence of or have access to such identities, and (i) will make such information available to the general partner and /or your selling agent upon request, or (ii) will provide a certificate signed by you or by a senior officer of you with respect to your compliance with the anti-money laundering policies, procedures and controls, and, in either case, have procedures in place to ensure that no Beneficial Owner is a Prohibited Investor.

(c) You represent and warrant that, to the best of your knowledge and belief, neither you, any Beneficial Owners nor any person controlling, controlled by, or under common control with any such Beneficial Owners, nor any person having a beneficial or economic interest in any such Beneficial Owners, is a Prohibited Investor or, unless disclosed to the general partner and your selling agent in writing, a Senior Foreign Political Figure or a member of the Immediate Family or a Close Associate of a Senior Foreign Political Figure, and you are not investing and will not invest in Grant Park on behalf or for the benefit of any Prohibited Investor. You agree promptly to notify the general partner and your selling agent of any change in information affecting the representations and warranties in this paragraph II.

(d) You represent and warrant that the funds being used to make this investment are not derived from any unlawful or criminal activities.

(e) For purposes of this paragraph II, the following terms shall have the following meanings:

•  Close Associate of a Senior Foreign Political Figure is a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure.

•  FATF-Compliant Jurisdiction is a jurisdiction that (i) is a member in good standing of FATF and (ii) has undergone two rounds of FATF mutual evaluations.

•  FATF means the Financial Action Task Force on Money Laundering.

•  Foreign Bank means an organization that (i) is organized under the laws of a non-U.S. country, (ii) engages in the business of banking, (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, (iv) receives deposits to a substantial extent in the regular course of its business, and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a non-U.S. bank.

•  Foreign Shell Bank means a Foreign Bank without a Physical Presence in any country, but does not include a Regulated Affiliate. Regulated Affiliate means a Foreign Shell Bank that (i) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the United States or a non-U.S. country, as applicable, and (ii) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank.

•  Immediate Family of a Senior Foreign Political Figure typically includes such person’s parents, siblings, spouse, children and in-laws.

•  Non-Cooperative Jurisdiction means any non-U.S. country that has been designated as noncooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the FATF, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur. [2]

•  Physical Presence means a place of business that is maintained by a Foreign Bank and is located at a fixed address, other than solely a post office box or an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, at which location the Foreign Bank (i) employs one or more individuals on a full-time basis, (ii) maintains operating records related to its banking activities, and (iii) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities.

•  Prohibited Investor means (i) a person or entity whose name appears on the various lists issued and maintained by the U.S. Office of Foreign Assets Control (‘‘OFAC’’), including the List of Specially Designated Nationals and Blocked Persons, the Specially Designated Terrorists List and the Specially Designated Narcotics Traffickers List; [3] (ii) a Foreign Shell Bank; or (iii) a person or entity who is a citizen or resident of, or which is located in, or whose subscription funds are transferred from or through, a Foreign Bank in a Non-Cooperative Jurisdiction or Sanctioned Regime.

•  Regulated Affiliate means a Foreign Shell Bank that (i) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the United States or a non-U.S. country, as applicable, and (ii) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank.

•  Sanctioned Regimes means targeted foreign countries, terrorism sponsoring organizations and international narcotics traffickers in respect of which OFAC administers and enforces economic and trade sanctions based on U.S. foreign policy and national security goals. [4]

•  Senior Foreign Political Figure means a senior official in the executive, legislative, administrative, military or judicial branch of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

[1]For a current list of FATF-compliant jurisdictions refer to the Financial Action Task Force website, http://www1.oecd.org/fatf/NCCT_en.htm [2]The list of Non-Cooperative Countries and Territories is amended periodically. For a current list of Non-Cooperative Countries and Territories, refer to the Financial Action Task Force website, http://www1.oecd.org/fatf/NCCT_en.htm  [3] The OFAC lists may be found at the OFAC website: http://www.treas.gov/ofac  [4]As of the date of the prospectus, OFAC has imposed sanctions upon the following regimes: the Balkans, Belarus, Burma (Myanmar), Cote d’Ivoire (Ivory Coast), Cuba, Democratic Republic of the Congo, Iran, Iraq, Former Liberian Regime of Charles Taylor, North Korea, Persons Undermining the Sovereignty of Lebanon or Its Democratic Processes and Institutions, Sierra Leone, Sudan, Syria and Zimbabwe.

10. ______ ______
11. Neither Grant Park nor any selling agent may complete a sale of units until at least five business days after the date the investor receives a final prospectus.	11. ______ ______

ARKANSAS RESIDENTS ONLY	INITIALS

You have a net worth of at least $250,000, exclusive of home, furnishings and automobiles, or an annual gross income of at least $70,000 and a net worth, similarly calculated, of at least $70,000. Furthermore, in no event may you invest more than 10% of your liquid net worth, exclusive of home, furnishings and automobiles, in Grant Park.

______ ______

NEW JERSEY RESIDENTS ONLY	INITIALS

You must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000.  For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.  In addition, a New Jersey investor’s investment in us, our affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

______ ______

TENNESSEE RESIDENTS ONLY	INITIALS

You have a net worth of at least $500,000, exclusive of home, furnishings and automobiles, or an annual gross income of at least $100,000 and a net worth, similarly calculated, of at least $100,000.  Furthermore, in no event may you invest more than 10% of your liquid net worth, exclusive of home, furnishings and automobiles, in Grant Park.

______ ______

ARKANSAS AND TENNESSEE RESIDENTS ONLY

POWER OF ATTORNEY

In connection with my purchase of Limited Partnership Units (“units”) in Grant Park Futures Fund Limited Partnership (“Grant Park”) as set forth in this Subscription Agreement and Power of Attorney enclosed herewith, I do hereby irrevocably constitute and appoint Dearborn Capital Management, L.L.C. (the “General Partner”), and its successors and assigns, as my true and lawful attorney-in-fact, with full power of substitution, in my name, place and stead, (i) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of Grant Park, and (ii) to make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments that may be considered necessary or desirable by the General Partner to carry out fully the provisions of Grant Park’s Third Amended and Restated Limited Partnership Agreement, including, without limitation, the execution of said Agreement itself, and the execution of all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my units.

I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this power of attorney after this Power of Attorney and the Subscription Agreement and Power of Attorney have been submitted and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my units in Grant Park. I hereby acknowledge and agree that this Power of Attorney shall be governed by and shall be interpreted in accordance with the laws of the State of Illinois, without regard to principles of conflicts of laws, except for matters arising under federal or state securities laws (exclusive of Illinois securities laws).

Neither Grant Park nor any selling agent may complete a sale of units until at least five business days after the date the investor receives a final prospectus.  This Power of Attorney will be accepted only with a completed Subscription Agreement and Power of Attorney of Grant Park Futures Fund Limited Partnership.

Signature of InvestorSignature of Joint Investor (if applicable)

____________________________________________   Date: ______________________________________________________________   Date: ________________

ALABAMA RESIDENTS ONLY	INITIALS

1. You are of legal age to execute the subscription agreement and are legally competent to do so. You acknowledge that you have received a copy of the final prospectus including the limited partnership agreement contained therein (as supplemented by sticker supplements if any).

1. ______ ______

2. All information that you have furnished to the general partner or that is set forth in the subscription agreement submitted by you is correct and complete as of the date of the subscription agreement, and if there should be any change in such information acceptance of your subscription, you will immediately furnish the revised or corrected information to the general partner.

2. ______ ______
3. Unless paragraph 4 or 5 below is applicable, your subscription is made with your funds for your own account and not as trustee, custodian or nominee for another.	3. ______ ______

4. The subscription, if made as custodian for a minor, is a gift that you have made to such minor and is not made with such minor’s funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

4. ______ ______

5. If you are subscribing in a representative capacity, you have full power and authority to purchase the units and enter into and be bound by the subscription agreement on behalf of the entity for which you are purchasing the units, and such entity has full right and power to purchase such units and enter into and be bound by the subscription agreement and become a limited partner pursuant to the limited partnership agreement.

5. ______ ______

6. You either are not required to be registered with the Commodity Futures Trading Commission (‘‘CFTC’’) or to be a member of the National Futures Association (‘‘NFA’’) or, if you are required to be so registered and to have such membership, are duly registered with the CFTC and are a member in good standing of the NFA.

6. ______ ______

7. If you are acting on behalf of an ‘‘employee benefit plan,’’ as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), or a ‘‘plan’’ as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), the individual signing the subscription agreement on your behalf hereby further represents and warrants as, or on behalf of, the plan responsible for purchasing units (the ‘‘Plan Fiduciary’’) that:

(a) the Plan Fiduciary has considered an investment in Grant Park for such plan in light of the risks relating thereto;

(b) the Plan Fiduciary has determined that, in view of such considerations, the investment in Grant Park is consistent with the Plan Fiduciary’s responsibilities under ERISA;

(c) the plan’s investment in Grant Park does not violate and is not otherwise inconsistent with the terms of any legal document constituting the plan or any agreement thereunder;

(d) the plan’s investment in Grant Park has been duly authorized and approved by all necessary parties;

(e) none of the general partner, any trading advisor, any clearing brokers, any selling agent, or any of their respective affiliates, agents or employees (1) has investment discretion with respect to the investment of assets of the plan used to purchase units, (2) has authority or responsibility to or regularly gives investment advice with respect to the assets of the plan used to purchase units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the plan and that such advice will be based on the particular investment needs of the plan, or (3) is an employer maintaining or contributing to the plan; and

(f) the Plan Fiduciary (1) is authorized to make, and is responsible for, the decision to invest in Grant Park, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that plan investments be diversified so as to minimize the risks of large losses, (2) is independent of the general partner, the trading advisors, the clearing brokers, any selling agent and each of their respective affiliates, and (3) is qualified to make such investment decision.

You will, at the request of the general partner, furnish the general partner with such information as the general partner may reasonably require to establish that the purchase of the units by the plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to ‘‘prohibited transactions’’ by ‘‘parties in interest’’ or ‘‘disqualified persons’’ as defined therein.

7. ______ ______

8. If you are acting on behalf of a trust (the ‘‘Subscriber Trust’’), the individual signing the subscription agreement on behalf of the Subscriber Trust hereby further represents and warrants that an investment in the trust is permitted under the trust agreement of the Subscriber Trust, and that the undersigned is authorized to act on behalf of the Subscriber Trust under the trust agreement thereof.

8. ______ ______
9. You acknowledge that the investment is not liquid, except in accordance with the redemption provisions of the limited partnership agreement, as amended from time to time.	9. ______ ______

10. You acknowledge that due to anti-money laundering requirements operating in the United States, as well as Grant Park’s own internal anti-money laundering policies, Grant Park, the general partner and/or your selling agent may require further identification of you and the source of your subscription funds before your subscription agreement can be processed, subscription monies accepted, or request for redemption processed. Grant Park, the general partner, your selling agent and each of their respective principals, members, shareholders, directors, officers, and employees shall be held harmless and indemnified against any losses, expenses or liabilities arising as a result of a failure to process your subscription agreement or any request for redemption if you have not satisfactorily provided any information that has been required by an indemnified party. You further acknowledge that all subscription payments delivered to Grant Park must originate directly from a bank or brokerage account in your name. You represent and warrant that you are not involved in any anti-money laundering scheme and that acceptance by the general partner of your subscription agreement to subscribe for units in Grant Park, together with acceptance of the appropriate remittance, will not breach any applicable laws, rules and regulations designed to avoid money laundering, including the provisions of the Bank Secrecy Act of 1970, as amended.  Specifically, you represent and warrant that all evidence of identity provided is genuine and all related information furnished, and to be furnished in the future, is accurate.

(a) You represent and warrant that you are subscribing for units for your own account and own risk, and, unless you advise the general partner and your selling agent to the contrary in writings and identify with specificity supplementally each beneficial owner on whose behalf you are acting, you represent that you are not acting as a nominee for any other person or entity, and no other person or entity will have a beneficial or economic interest in your units. You also represent that you do not have the present intention or obligation to sell, distribute or transfer the units, directly or indirectly, to any other person or entity or to any nominee account.

(b) If you are (i) acting as trustee, agent, representative or disclosed nominee for another person or entity, or (ii) an entity investing on behalf of underlying investors, other than a publicly traded company listed on an organized exchange (or a subsidiary or a pension fund of such a company) based in a Financial Action Task Force (‘‘FATF’’) Compliant Jurisdiction (the persons, entities and underlying investors referred to in (i) and (ii) being referred to collectively as the ‘‘Beneficial Owners’’), you represent and warrant that:

(A) You acknowledge the representations, warranties and agreements made in this paragraph 11 are made by you (i) with respect to you, and (ii) with respect to the Beneficial Owners;

(B) You have all requisite power and authority from the Beneficial Owners to execute and perform the obligations under the subscription agreement;

(C) You have adopted and implemented anti-money laundering policies, procedures and controls that comply with, and will continue to comply in all respects with, the requirements of applicable anti-money laundering laws and regulations; and

(D) You have established the identity of or have access to all Beneficial Owners, hold evidence of or have access to such identities, and (i) will make such information available to the general partner and /or your selling agent upon request, or (ii) will provide a certificate signed by you or by a senior officer of you with respect to your compliance with the anti-money laundering policies, procedures and controls, and, in either case, have procedures in place to ensure that no Beneficial Owner is a Prohibited Investor.

(c) You represent and warrant that, to the best of your knowledge and belief, neither you, any Beneficial Owners nor any person controlling, controlled by, or under common control with any such Beneficial Owners, nor any person having a beneficial or economic interest in any such Beneficial Owners, is a Prohibited Investor or, unless disclosed to the general partner and your selling agent in writing, a Senior Foreign Political Figure or a member of the Immediate Family or a Close Associate of a Senior Foreign Political Figure, and you are not investing and will not invest in Grant Park on behalf or for the benefit of any Prohibited Investor. You agree promptly to notify the general partner and your selling agent of any change in information affecting the representations and warranties in this paragraph II.

(d) You represent and warrant that the funds being used to make this investment are not derived from any unlawful or criminal activities.

(e) For purposes of this paragraph II, the following terms shall have the following meanings:

•  Close Associate of a Senior Foreign Political Figure is a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure.

•  FATF-Compliant Jurisdiction is a jurisdiction that (i) is a member in good standing of FATF and (ii) has undergone two rounds of FATF mutual evaluations.

•  FATF means the Financial Action Task Force on Money Laundering.

•  Foreign Bank means an organization that (i) is organized under the laws of a non-U.S. country, (ii) engages in the business of banking, (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, (iv) receives deposits to a substantial extent in the regular course of its business, and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a non-U.S. bank.

•  Foreign Shell Bank means a Foreign Bank without a Physical Presence in any country, but does not include a Regulated Affiliate. Regulated Affiliate means a Foreign Shell Bank that (i) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the United States or a non-U.S. country, as applicable, and (ii) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank.

•  Immediate Family of a Senior Foreign Political Figure typically includes such person’s parents, siblings, spouse, children and in-laws.

•  Non-Cooperative Jurisdiction means any non-U.S. country that has been designated as noncooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the FATF, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur. [2]

•  Physical Presence means a place of business that is maintained by a Foreign Bank and is located at a fixed address, other than solely a post office box or an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, at which location the Foreign Bank (i) employs one or more individuals on a full-time basis, (ii) maintains operating records related to its banking activities, and (iii) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities.

•  Prohibited Investor means (i) a person or entity whose name appears on the various lists issued and maintained by the U.S. Office of Foreign Assets Control (‘‘OFAC’’), including the List of Specially Designated Nationals and Blocked Persons, the Specially Designated Terrorists List and the Specially Designated Narcotics Traffickers List; [3] (ii) a Foreign Shell Bank; or (iii) a person or entity who is a citizen or resident of, or which is located in, or whose subscription funds are transferred from or through, a Foreign Bank in a Non-Cooperative Jurisdiction or Sanctioned Regime.

•  Regulated Affiliate means a Foreign Shell Bank that (i) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the United States or a non-U.S. country, as applicable, and (ii) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank.

•  Sanctioned Regimes means targeted foreign countries, terrorism sponsoring organizations and international narcotics traffickers in respect of which OFAC administers and enforces economic and trade sanctions based on U.S. foreign policy and national security goals. [4]

•  Senior Foreign Political Figure means a senior official in the executive, legislative, administrative, military or judicial branch of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

[1]For a current list of FATF-compliant jurisdictions refer to the Financial Action Task Force website, http://www1.oecd.org/fatf/NCCT_en.htm [2]The list of Non-Cooperative Countries and Territories is amended periodically. For a current list of Non-Cooperative Countries and Territories, refer to the Financial Action Task Force website, http://www1.oecd.org/fatf/NCCT_en.htm  [3] The OFAC lists may be found at the OFAC website: http://www.treas.gov/ofac  [4]As of the date of the prospectus, OFAC has imposed sanctions upon the following regimes: the Balkans, Belarus, Burma (Myanmar), Cote d’Ivoire (Ivory Coast), Cuba, Democratic Republic of the Congo, Iran, Iraq, Former Liberian Regime of Charles Taylor, North Korea, Persons Undermining the Sovereignty of Lebanon or Its Democratic Processes and Institutions, Sierra Leone, Sudan, Syria and Zimbabwe.

10. ______ ______
11. Neither Grant Park nor any selling agent may complete a sale of units until at least five business days after the date the investor receives a final prospectus.	11. ______ ______

12. You have a net worth of at least $250,000, exclusive of home, furnishings and automobiles, or an annual gross income of at least $70,000 and a net worth, similarly calculated, of at least $70,000.  Furthermore, in no event may you invest more than 10% of your liquid net worth, exclusive of home, furnishings and automobiles, in Grant Park and other similar programs.

12. ______ ______

ALABAMA RESIDENTS ONLY

POWER OF ATTORNEY

In connection with my purchase of Limited Partnership Units (“units”) in Grant Park Futures Fund Limited Partnership (“Grant Park”) as set forth in this Subscription Agreement and Power of Attorney enclosed herewith, I do hereby irrevocably constitute and appoint Dearborn Capital Management, L.L.C. (the “General Partner”), and its successors and assigns, as my true and lawful attorney-in-fact, with full power of substitution, in my name, place and stead, (i) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of Grant Park, and (ii) to make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments that may be considered necessary or desirable by the General Partner to carry out fully the provisions of Grant Park’s Third Amended and Restated Limited Partnership Agreement, including, without limitation, the execution of said Agreement itself, and the execution of all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my units.

I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this power of attorney after this Power of Attorney and the Subscription Agreement and Power of Attorney have been submitted and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my units in Grant Park. I hereby acknowledge and agree that this Power of Attorney shall be governed by and shall be interpreted in accordance with the laws of the State of Illinois, without regard to principles of conflicts of laws, except for matters arising under federal or state securities laws (exclusive of Illinois securities laws).

By executing this Power of Attorney, you represent and warrant that:

1.

You are of legal age to execute the power of attorney and are legally competent to do so. You acknowledge that you have received a copy of the prospectus including the limited partnership agreement contained therein (as supplemented by sticker supplements if any).

2.

All information that you have furnished to the general partner or that is set forth in the power of attorney submitted by you is correct and complete as of the date of the power of attorney, and if there should be any change, you will immediately furnish the revised or corrected information to the general partner.

3.

If you are subscribing in a representative capacity, you have full power and authority to purchase the units and enter into and be bound by the power of attorney on behalf of the entity for which you are purchasing the units, and such entity has full right and power to purchase such units and enter into and be bound by the power of attorney and become a limited partner pursuant to the limited partnership agreement.

4.

If you are (i) acting as trustee, agent, representative or disclosed nominee for another person or entity, or (ii) an entity investing on behalf of underlying investors, other than a publicly traded company listed on an organized exchange (or a subsidiary or a pension fund of such a company) based in a Financial Action Task Force (‘‘FATF’’) Compliant Jurisdiction (the persons, entities and underlying investors referred to in (i) and (ii) being referred to collectively as the ‘‘Beneficial Owners’’), you represent and warrant that you have all requisite power and authority from the Beneficial Owners to execute and perform the obligations under the power of attorney.

Neither Grant Park nor any selling agent may complete a sale of units until at least five business days after the date the investor receives a final prospectus.  This Power of Attorney will be accepted only with a completed Subscription Agreement and Power of Attorney of Grant Park Futures Fund Limited Partnership.

Signature of InvestorSignature of Joint Investor (if applicable)

____________________________________________   Date: ______________________________________________________________   Date: ________________

Grant Park Fund

Subsequent Subscription Agreement

Addition to Existing Account

Use this form only if:

(a)	(i)You are making an addition to an existing Grant Park Fund account, and
(b)	Your registration information is the same as in your original Subscription Agreement and Power of Attorney.

If any of your original Subscription information has changed please complete a new Subscription Agreement in its entirety.

The investor named below, by execution and delivery of this Subscription Addition and by either (i) enclosing a check payable to “Grant Park Futures Fund- Subscription Account,” (ii) authorizing a wire transfer in the investor’s name to “Grant Park Futures Fund- Subscription Account” at Lake Forest Bank & Trust Company (727 North Bank Lane, Lake Forest, Illinois 60045), Account No. 0000379735, ABA #071925334 or (iii) authorizing the Selling Agent to debit investor’s securities brokerage account in the amount set forth below, hereby subscribes for the additional purchase of units in Grant Park Futures Fund Limited Partnership (the “Fund” or “Grant Park”) at the net asset value per unit. The named investor further acknowledges receipt of the current Grant Park Fund prospectus (and any sticker supplements).

By signature on this document, I acknowledge (i) there have been no changes to the terms of my original Subscription Agreement and all statements made in my original Subscription Agreement remain true and accurate.

1	Indicate Investment(s): The minimum subsequent investment is $1,000
☐ Global 1 ‑ Grant Park Global Alternative Markets Class 1: Investment Amount: $
☐ Legacy 1 ‑ Grant Park Legacy Class 1 Investment Amount: $
2.	Investor ID Number:		2.		Selling Firm Account Number:
(ID# appears on your monthly statement)
3.	Investor Name:
4.	Investor Address:
	(If Different)	Street			City	State	Zip
INVESTOR(S) SIGNATURE REQUIRED
5.	X			X
	Signature of Investor	Date			Signature of Joint Investor		Date
CUSTODIAN INFORMATION AND SIGNATURE REQUIRED
6.	Custodian Name:			X
					Signature of Custodian or Authorized Agent		Date
FINANCIAL ADVISOR INFORMATION AND SIGNATURE REQUIRED
7.	Selling Firm Name:			8.	F.A. Name:

8.	F.A. Code:			8.	F.A. Phone:

8.	F.A. Email(s):			8.	Branch Code:
	(If Different)					(If Different)

8.	Branch Address:
	(If Different)	Street			City	State	Zip
5.	X		X
	Financial Advisor Signature	Date		Office Manager Signature (if required by Selling Firm)			Date
Please retain a copy of this form for your records

APPENDIX C

SUBSCRIPTION REQUIREMENTS

Notice: An investment in Grant Park is speculative and involves a high degree of risk. Please refer to the section of the prospectus entitled “Risk Factors” for a complete description of the material risks of an investment in Grant Park.

I.Subscription Procedures

To subscribe for limited partnership units in the Grant Park Futures Fund Limited Partnership (“Grant Park”), you must:

•

execute and deliver to the selling agent who solicited your subscription the subscription agreement and power of attorney, and any other documents needed (for example, fund, pension, corporate authorizations, as applicable); and

•

unless you intend to make payment by debiting your brokerage account with your selling agent, deliver to your selling agent a check in the full amount of the subscription payable to “Grant Park Futures Fund Limited Partnership, Subscription Account,” or authorize a wire transfer in the amount of your subscription in accordance with the instructions set forth in the subscription agreement and power of attorney.

The minimum investment required to invest in the Legacy 1 Class units and Legacy 2 Class units is $10,000, except in the case of investors that are employee benefit plans and/or individual retirement accounts for which the minimum investment is $1,000; subsequent investment in the Legacy 1 Class units and Legacy 2 Class units must be at least $1,000. The selling agents will offer the Legacy 1 Class units and Legacy 2 Class units at a price of $1,000 per unit as of the initial closing date. Only investors who are represented by approved selling agents who are directly compensated by the investor for services rendered in connection with an investment in Grant Park (such arrangements commonly referred to as “wrap‑accounts”) may purchase Legacy 1 Class units and Legacy 2 Class units.

The minimum investment in the Global 1 Class units, Global 2 Class units and Global 3 Class units is $5,000, except that in the case of investors in such units that are employee benefit plans and/or individual retirement accounts, the minimum investment is $1,000; subsequent investment in the Global 1 Class units, Global 2 Class units and Global 3 Class units must be at least $1,000. The selling agents will offer the Global 1 Class units, Global 2 Class units and Global 3 Class Units at a price of $1,000 per unit as of the initial closing date.

Any of these minimums may be waived by the general partner in its sole discretion. You will be required to reimburse Grant Park and Dearborn Capital Management, L.L.C., the general partner of Grant Park, for any expense or loss incurred as a result of the cancellation of your subscription for units due to your failure to deliver good funds in the amount of the subscription price.

By executing and delivering the subscription agreement and power of attorney, you irrevocably subscribe for Legacy 1 Class units, Legacy 2 Class units, Global 1 Class units, Global 2 Class units or Global 3 Class units, as specified, at a price equal to the net asset value per unit of the class subscribed for as of the close of business on the last business day of the month in which your subscription is accepted, provided your subscription is received at least five business days prior to the month end. The general partner may accept or reject your subscription, in whole or in part, in its sole discretion. If your subscription is accepted, you agree to contribute your subscription to Grant Park and to be bound by the terms of the limited partnership agreement (a form of which is attached as Appendix A to Grant Park’s prospectus). By executing and delivering the subscription agreement and power of attorney, you will be deemed to have executed the limited partnership agreement.

II.Representations and Warranties

As an inducement to the general partner to accept your subscription, you, by executing and delivering your subscription agreement and power of attorney, represent and warrant to Grant Park, the general partner, the clearing brokers and the selling agent who solicited your subscription as follows, as applicable:

(a) You are of legal age to execute the subscription agreement and power of attorney and are legally competent to do so. You acknowledge that you have received a copy of the prospectus, including the limited partnership agreement contained therein (as supplemented by sticker supplements, if any).

(b) All information that you have furnished to the general partner or that is set forth in the subscription agreement and power of attorney submitted by you is correct and complete as of the date of the subscription agreement and power of attorney, and if there should be any change in such information acceptance of your subscription, you will immediately furnish the revised or corrected information to the general partner.

(c) Unless paragraph 4 or 5 below is applicable, your subscription is made with your funds for your own account and not as trustee, custodian or nominee for another.

(d) The subscription, if made as custodian for a minor, is a gift that you have made to such minor and is not made with such minor’s funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

(e) If you are subscribing in a representative capacity, you have full power and authority to purchase the units and enter into and be bound by the subscription agreement and power of attorney on behalf of the entity for which you are purchasing the units, and such entity has full right and power to purchase such units and enter into and be bound by the subscription agreement and power of attorney and become a limited partner pursuant to the limited partnership agreement.

(f) You either are not required to be registered with the Commodity Futures Trading Commission (“CFTC”) or to be a member of the National Futures Association (“NFA”) or, if you are required to be so registered and to have such membership, are duly registered with the CFTC and are a member in good standing of the NFA.

(g) If you are acting on behalf of an “employee benefit plan,” as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), the individual signing the subscription agreement and power of attorney on your behalf hereby further represents and warrants as, or on behalf of, the plan responsible for purchasing units (the “Plan Fiduciary”) that:

(A) the Plan Fiduciary has considered an investment in Grant Park for such plan in light of the risks relating thereto;
(B) the Plan Fiduciary has determined that, in view of such considerations, the investment in Grant Park is consistent with the Plan Fiduciary’s responsibilities under ERISA;
(C) the plan’s investment in Grant Park does not violate and is not otherwise inconsistent with the terms of any legal document constituting the plan or any agreement thereunder;
(D) the plan’s investment in Grant Park has been duly authorized and approved by all necessary parties;

(E) none of the general partner, any trading advisor, any clearing brokers, any selling agent, or any of their respective affiliates, agents or employees (1) has investment discretion with respect to the investment of assets of the plan used to purchase units, (2) has authority or responsibility to or regularly gives investment advice with respect to the assets of the plan used to purchase units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the plan and that such advice will be based on the particular investment needs of the plan, or (3) is an employer maintaining or contributing to the plan; and

(F) the Plan Fiduciary (1) is authorized to make, and is responsible for, the decision to invest in Grant Park, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that plan investments be diversified so as to minimize the risks of large losses, (2) is independent of the general partner, the trading advisors, the clearing brokers, any selling agent and each of their respective affiliates, and (3) is qualified to make such investment decision.

You will, at the request of the general partner, furnish the general partner with such information as the general partner may reasonably require to establish that the purchase of the units by the plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons” as defined therein.

(h) If you are acting on behalf of a trust (the “Subscriber Trust”), the individual signing the subscription agreement and power of attorney on behalf of the Subscriber Trust hereby further represents and warrants that an investment in the trust is permitted under the trust agreement of the Subscriber Trust, and that the undersigned is authorized to act on behalf of the Subscriber Trust under the trust agreement thereof.

(i) You have a net worth of at least $250,000, exclusive of home, furnishings and automobiles, or an annual gross income of at least $70,000 and a net worth, similarly calculated, of at least $70,000. If you are a resident of any of the following states, you must also meet the requirements set forth below for that state. Furthermore, in no event may you invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in Grant Park. Net worth in all cases is exclusive of home, furnishings and automobiles.

Alabama

Net worth of at least $250,000, or an annual gross income of at least $70,000 and a net worth of at least $70,000. This investment will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times their investment in Grant Park and other similar programs.

Arizona	Net worth of at least $250,000 or a net worth of at least $70,000 and an annual gross income of at least $70,000.
California

Net worth of at least $250,000 (exclusive of home, home furnishings and automobiles) or an annual gross income of at least $75,000 and a net worth of $100,000 (exclusive of home, home furnishings and automobiles). In no event may a resident of California invest more than 10% of their total net worth, exclusive of home, furnishings and automobiles in units of Grant Park.

Iowa

A net worth of $250,000 (exclusive of home, auto and furnishings) and an annual taxable income of $100,000, or, in the alternative, a net worth of $500,000 (exclusive of home, auto and furnishings). In no event may a resident of Iowa invest more than 10% of such resident’s net worth in units of Grant Park and similar managed futures programs.

Kansas

Kansas investors should limit their aggregate investment in units of Grant Park and other similar investments to not more than 10% of their liquid net worth. Liquid net worth is that portion of an investor’s total net worth (total assets minus total liabilities) which is comprised of cash, cash equivalents and readily marketable securities.

Kentucky

Net worth of at least $300,000 exclusive of home, home furnishings, and automobiles or a minimum annual gross income of $85,000 and a minimum net worth of $85,000. Total investment in Grant Park or in Grant Park’s affiliates’ non-publicly traded commodity pool programs may not exceed 10% of investor’s liquid net worth (cash, cash equivalents and readily marketable securities).

Michigan

Net worth of at least $250,000, or an annual gross income of at least $70,000 and a net worth of at least $70,000. In no event may a resident of Michigan invest more than 10% of their net worth in units of Grant Park and securities of any affiliate of Grant Park.

Missouri

Net worth of at least $250,000, or an annual gross income of at least $70,000 and a net worth of at least $70,000. In no event may a resident of Missouri invest more than 10% of their liquid net worth in units of Grant Park.

Nebraska

Net worth of at least $150,000, or an annual gross income of at least $45,000 and a net worth of at least $45,000. A purchaser of limited partnership interests may not invest more than 10% of his/her net worth, exclusive of home, furnishing, and automobiles, in any one limited partnership.

New Jersey

Either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000.  For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.  In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

Ohio

Net worth of at least $250,000 or a net worth of at least $70,000 and an annual income of at least $70,000; Ohio investors should limit their investment in units of Grant Park and securities of other managed futures programs to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).

Oregon

Net worth of at least $250,000 or a net worth of at least $70,000 and an annual gross income of at least $70,000. Oregon residents may not invest more than 10% of their net worth in units of Grant Park and securities of any affiliate of Grant Park.

Tennessee

A net worth of $500,000 or an annual gross income of at least $100,000 and a net worth of at least $100,000. Tennessee residents’ investment must not exceed ten percent (10%) of their liquid net worth.

(j) You understand that the investment is not liquid, except in accordance with the redemption provisions of the limited partnership agreement, as amended from time to time.

(k) You acknowledge that due to anti‑money laundering requirements operating in the United States, as well as Grant Park’s own internal anti‑money laundering policies, Grant Park, the general partner and/or your selling agent may require further identification of you and the source of your subscription funds before your subscription agreement and power of attorney can be processed, subscription monies accepted, or request for redemption processed. Grant Park, the general partner, your selling agent and each of their respective principals, members, shareholders, directors, officers, and employees shall be held harmless and indemnified against any losses, expenses or liabilities arising as a result of a failure to process your subscription agreement and power of attorney or any request for redemption if you have not satisfactorily provided any information that has been required by an indemnified party. You further acknowledge that all subscription payments delivered to Grant Park must originate directly from a bank or brokerage account in your name. You represent and warrant that you are not involved in any anti‑money laundering scheme and that acceptance by the general partner of your subscription agreement and power of attorney to subscribe for units in Grant Park, together with acceptance of the appropriate remittance, will not breach any applicable laws, rules and regulations designed to avoid money laundering, including the provisions of the Bank Secrecy Act of 1970, as amended. Specifically, you represent and warrant that all evidence of identity provided is genuine and all related information furnished, and to be furnished in the future, is accurate.

• You represent and warrant that you are subscribing for units for your own account and own risk, and, unless you advise the general partner and your selling agent to the contrary in writings and identify with specificity supplementally each beneficial owner on whose behalf you are acting, you represent that you are not acting as a nominee for any other person or entity, and no other person or entity will have a beneficial or economic interest in your units. You also represent that you do not have the present intention or obligation to sell, distribute or transfer the units, directly or indirectly, to any other person or entity or to any nominee account.

• If you are (i) acting as trustee, agent, representative or disclosed nominee for another person or entity, or (ii) an entity investing on behalf of underlying investors, other than a publicly traded company listed on an organized exchange (or a subsidiary or a pension fund of such a company) based in a Financial Action Task Force (“FATF”) Compliant Jurisdiction (the persons, entities and underlying investors referred to in (i) and (ii) being referred to collectively as the “Beneficial Owners”), you represent and warrant that:

1. You understand and acknowledge the representations, warranties and agreements made in this paragraph 11 are made by you (i) with respect to you, and (ii) with respect to the Beneficial Owners;

2. You have all requisite power and authority from the Beneficial Owners to execute and perform the obligations under the subscription agreement and power of attorney;

3. You have adopted and implemented anti‑money laundering policies, procedures and controls that comply with, and will continue to comply in all respects with, the requirements of applicable anti‑money laundering laws and regulations; and

4. You have established the identity of or have access to all Beneficial Owners, hold evidence of or have access to such identities, and (i) will make such information available to the general partner and /or your selling agent upon request, or (ii) will provide a certificate signed by you or by a senior officer of you with respect to your compliance with the anti‑money laundering policies, procedures and controls, and, in either case, have procedures in place to ensure that no Beneficial Owner is a Prohibited Investor.

• You represent and warrant that, to the best of your knowledge and belief, neither you, any Beneficial Owners nor any person controlling, controlled by, or under common control with any such Beneficial Owners, nor any person having a beneficial or economic interest in any such Beneficial Owners, is a Prohibited Investor or, unless disclosed to the general partner and your selling agent in writing, a Senior Foreign Political Figure or a member of the Immediate Family or a Close Associate of a Senior Foreign Political Figure, and you are not investing and will not invest in Grant Park on behalf or for the benefit of any Prohibited Investor. You agree promptly to notify the general partner and your selling agent of any change in information affecting the representations and warranties in this paragraph II.

• You represent and warrant that the funds being used to make this investment are not derived from any unlawful or criminal activities.
• For purposes of this paragraph II, the following terms shall have the following meanings:
(1)

Close Associate of a Senior Foreign Political Figure is a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure.

(2)	FATF‑Compliant Jurisdiction is a jurisdiction that (i) is a member in good standing of FATF and (ii) has undergone two rounds of FATF mutual evaluations.
(3)	FATF means the Financial Action Task Force on Money Laundering.
(4)

Foreign Bank means an organization that (i) is organized under the laws of a non-U.S. country, (ii) engages in the business of banking, (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, (iv) receives deposits to a substantial extent in the regular course of its business, and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a non-U.S. bank.

(5)

Foreign Shell Bank means a Foreign Bank without a Physical Presence in any country, but does not include a Regulated Affiliate. Regulated Affiliate means a Foreign Shell Bank that (i) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the United States or a non-U.S. country, as applicable, and (ii) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank.

(6)	Immediate Family of a Senior Foreign Political Figure typically includes such person’s parents, siblings, spouse, children and in-laws.
(7)

Non‑Cooperative Jurisdiction means any non-U.S. country that has been designated as non-cooperative with international anti‑money laundering principles or procedures by an intergovernmental group or organization, such as the FATF, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur.

(8)

Physical Presence means a place of business that is maintained by a Foreign Bank and is located at a fixed address, other than solely a post office box or an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, at which location the Foreign Bank (i) employs one or more individuals on a full‑time basis, (ii) maintains operating records related to its banking activities, and (iii) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities.
(9)

Prohibited Investor means (i) a person or entity whose name appears on the various lists issued and maintained by the U.S. Office of Foreign Assets Control (“OFAC”), including the List of Specially Designated Nationals and Blocked Persons, the Specially Designated Terrorists List and the Specially Designated Narcotics Traffickers List; * (ii) a Foreign Shell Bank; or (iii) a person or entity who is a citizen or resident of, or which is located in, or whose subscription funds are transferred from or through, a Foreign Bank in a Non‑Cooperative Jurisdiction or Sanctioned Regime.

(10)

Regulated Affiliate means a Foreign Shell Bank that (i) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the United States or a non‑U.S. country, as applicable, and (ii) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank.

(11)

Sanctioned Regimes means targeted foreign countries, terrorism sponsoring organizations and international narcotics traffickers in respect of which OFAC administers and enforces economic and trade sanctions based on U.S. foreign policy and national security goals.**

(12)

Senior Foreign Political Figure means a senior official in the executive, legislative, administrative, military or judicial branch of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government‑owned corporation. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

III.Additional Representations and Warranties By Non‑U.S. Investors

(a) You acknowledge that any marketing, promotion or offering of the units in Grant Park, your execution and delivery of the Subscription Agreement, your acquisition and holding of any units in Grant Park and the performance of your obligations under this Subscription Agreement and the Limited Partnership Agreement do not violate, and will not be in violation of, or conflict with any applicable laws or regulations in any relevant jurisdiction, any instruments governing your operation or any agreement or other instrument to which you are a party or by which you or any of your assets are bound to comply. As such, you undertake that your investment is lawful and is being made in or from a jurisdiction in which you are permitted to invest in accordance with all applicable laws and regulations.

(b) For investors in certain jurisdictions:

Brazil

I acknowledge that I have requested information about Grant Park without any solicitation and that this subscription is being made in the context of a privately negotiated transaction. I further acknowledge that the units in Grant Park have not been, nor will they be, registered with, or submitted for approval by, the Brazilian Securities Commission (Comissão de Valores Mobilários).

Mexico

I hereby certify by signature that I am, and understand that I am, an Accredited Investor or an Institutional Investor for the purposes of the private placement provisions of Article 8 of the Mexican Securities Market Law. I further acknowledge that the units in Grant Park have not been, nor will they be, registered with the National Registry of Securities, maintained by the Mexican National Banking Commission.

Panama	I hereby certify by signature that I am an institutional investor for the purposes of Article 83(3) of Panama Decree Law N°1 of 1999 (the Securities Law).
Taiwan	I hereby acknowledge that this Subscription Agreement will not be deemed executed until it is signed by the Custodian on behalf of Grant Park outside of the territory of Taiwan.

*            The OFAC lists may be found at the OFAC website: http://www.treas.gov/ofac

**          As of the date of the prospectus, OFAC has imposed sanctions upon the following regimes: the Balkans, Belarus, Burma, Burundi, Central African Republic, Cote d’Ivoire (Ivory Coast), Cuba, Democratic Republic of

the Congo, Iran, Iraq, Lebanon, Former Liberian Regime of Charles Taylor, Libya, North Korea, Somalia, Sudan, South Sudan, Syria, Ukraine/Russia, Venezuela, Yemen and Zimbabwe.

Uruguay

I hereby certify by signature that I am an institutional investor for the purposes of the private placement provisions under section 2 of Uruguayan law 18,627. I further acknowledge that the units in the Fund have not been, nor will they be, registered with the Financial Services Superintendency of the Central Bank of Uruguay and correspond to an investment fund that is not an investment fund regulated by Uruguayan law 16,774 dated September 27, 1996, as amended.

APPENDIX D

Grant Park Fund

Request for Redemption

1)	Investor ID	2)	Selling Firm Brokerage Account Number:
(Located on Monthly Investor Statement)
3)	Social Security Number or Tax ID Number:
4)	Redemption Month:

The Grant Park Fund redemptions schedule is listed in the table below.  Completed Forms must be authorized by the Selling Firm or Custodian of Record.  The Fund must receive Redemption Forms not later than 10 days prior to the redemption date or at an earlier date established by the Selling Firm or Custodian.  If no date is specified or if your form is not received prior to the cutoff date, it will be processed on the next available redemption date.,

5)

Indicate the Class of Units you wish to Redeem (Choose One):
A separate Redemption Form must be completed for each Class of Units of Grant Park Futures Fund Limited Partnership (“Grant Park”) being redeemed.

	☐ Grant Park Class A	☐ Legacy 1	☐ Global 1			☐ Global 3
	☐ Grant Park Class B	☐ Legacy 2	☐ Global 2
6)	Redemption Type (Choose One):
	☐ Full Redemption OR ☐ Partial Redemption:	Specify “$” or “Units”)

7)	Account Title:			8)	Contact Phone:

9)	FA Name:			10)	FA Phone:
ALL REDEMPTION PROCEEDS WILL BE WIRED, IN THE NAME OF THE INVESTOR, TO THE FIRM ACCOUNT ON RECORD.

Non-custody account holders may request to receive a check, made out in the investor’s name and sent to the legal address on record. To request a check, please mark the box below and confirm the investor’s legal address.

☐ Please send check to (address must be the investor’s legal address):

Street (No PO Boxes)		City			State	Zip Code

I understand that a limited partner may cause any of its units to be redeemed by Grant Park for an amount equal to the net asset value per applicable unit as of the valuation date of any calendar month (the “Redemption Date”) if at least 10 days prior to the Redemption Date, or at an earlier date if required by its selling agent, Dearborn Capital Management, L.L.C. (the “General Partner”) receives a written request for redemption indicating the number or dollar amount of units the limited partner wishes to redeem. I understand that by redeeming Units of the Fund I may be subject to redemption fees or penalties as detailed below. Furthermore, I have read the prospectus, understand and agree to the terms outlined therein.

Redemption Fee Table for Grant Park Fund
Unit Class	Redemption Cycle	On or Before 3rd Month-End	On or Before 6th Month-End		On or Before 9th Month-End	On or Before 12th Month-End
A	Monthly ‑ Last Day of the Month
B	Monthly ‑ Last Day of the Month
Global 1	Monthly ‑ Last Day of the Month	NO REDEMPTIONS ALLOWED
Global 2	Monthly ‑ Last Day of the Month	NO REDEMPTIONS ALLOWED
Global 3	Monthly ‑ Last Day of the Month	NO REDEMPTIONS ALLOWED	1.50%		1.00%	0.50%
Legacy 1	Monthly ‑ Last Day of the Month	NO REDEMPTIONS ALLOWED
Legacy 2	Monthly ‑ Last Day of the Month	NO REDEMPTIONS ALLOWED

I understand that the units will be redeemed on a “first-in, first-out” basis, such that the redeemed units will be deemed to have been acquired on the redeeming limited partner’s earliest subscription date for which units have not yet been redeemed. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the units to which this Request for Redemption relates, with full power and authority to request redemption of such units. Such units are not subject to any pledge or otherwise encumbered in any fashion.

United States Taxable Limited Partners Only

Under penalties of perjury, by signature below, I hereby certify that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is my true, correct and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of Section 3406(a)(1)(c) of the Internal Revenue Code.

Non-United States Limited Partners Only

Under penalties of perjury, by signature below, I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor that is not an individual), the investor is not a United States corporation, partnership, estate or trust.

11)	INVESTOR(S) MUST SIGN SIGNATURE(S) MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED.
X			X
	Signature of Investor	Date		Additional Signature (if applicable)		Date
X			X
	Additional Signatures (if applicable)	Date		Signature of Custodian (if applicable)		Date

Completed forms should be returned to the Selling Firm or Custodian of Record for processing.

Redemption Forms must be authorized by the Selling Agent or Custodian of Record.

The Fund must receive Redemption Forms not later than 10 days prior to the redemption date or at an earlier date established by the Selling Firm or Custodian.

D-1

APPENDIX E

GLOSSARY

The following glossary may assist prospective investors in understanding certain terms used in this prospectus:

Administrator.  An official or agency administering the securities laws of a state.

Affiliate.  An affiliate of a person is (a) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such person, (b) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such person, (c) any person, directly or indirectly, controlling, controlled by or under common control of such person, (d) any officer, director or partner of such person, or (e) if such person is an officer, director or partner, any person for which such person acts in such capacity.

Allocated Net Assets.  The portion of Grant Park’s net assets allocated to a trading advisor and subject to that trading advisor’s investment discretion (including any notional funds), together with any appreciation or depreciation in such assets adjusted proportionally for new capital contributions, redemptions or capital distributions, if any.

BarclayHedge.  BarclayHedge serves institutional clients worldwide in the field of hedge fund and managed futures performance measurement and portfolio management.

Barclay BTOP50 Index.  The Barclay BTOP50 Index is a non‑investable index that seeks to replicate the overall composition of the managed futures industry with regard to trading style and overall market exposure. The BTOP50 employs a top‑down approach in selecting its constituents. The largest investable trading advisor programs, as measured by assets under management, are selected for inclusion in the BTOP50. In each calendar year the selected trading advisor programs represent, in aggregate, no less than 50% of the investable assets of the Barclay CTA Universe.

Barclay CTA Index.  A non‑investable index which attempts to measure the performance of commodity trading advisors. The index is equally weighted and rebalanced at the beginning of each year.  The index measures the combined performance of all CTAs who have more than 4 years of prior performance history. The Barclay CTA Index is not the same as an investment in Grant Park as it is more broadly diversified across a much greater number of trading programs. Furthermore, Grant Park may perform quite differently from the Barclay CTA Index, just as, for example, an individual stock may perform quite differently from the S&P 500 Index.

Barclays Capital U.S. Aggregate Bond Index.  A non‑investable index that covers the USD‑denominated, investment‑grade, fixed‑rate, taxable bond market of SEC‑registered securities. The index includes bonds from the Treasury, government‑related, corporate, MBS (agency fixed‑rate and hybrid ARM passthroughs), ABS and CMBS sectors. The U.S. Aggregate Index is a component of the U.S. Universal Index in its entirety. The index was created in 1986, with index history backfilled to January 1, 1976.

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index (long Subset)).  A non‑investable benchmark comprised of The Barclays Capital U.S. Treasury and U.S. Agency indices. The U.S. Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi‑federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Barclays Capital Diversified Traders Index.  A non‑investable index designed to represent the performance of the Diversified Trader Sector of the managed futures industry. The index is equally‑weighted and is comprised of managed futures programs (CTAs) that trade a diversified portfolio. The index is rebalanced annually at the start of each calendar year. In 2009, there were 339 diversified programs included in the index.

Bloomberg Commodity Index Total Return.  The BCOMTR is a total return non‑investable index composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying physical commodity. In order to avoid the delivery process and maintain a long futures position, nearby contracts must be sold and contracts that have not yet reached the delivery period must be purchased. This process is known as “rolling” a futures position. The BCOMTR is a “rolling index.” The index is rebalanced annually.

Bloomberg U.S. Generic Government 3-month Yield Index.  This non‑investable index, compiled by Bloomberg, is intended to serve as a benchmark for the changes in yields on a generic 3-month Treasury Bill. Each index value is shown as the annual yield for a treasury bill at that current time. For purposes of the demonstration of monthly performance below, the closing value for each month is divided by 12. (i.e. a 5.00% annual yield shown at the end of a month will show a monthly performance of 0.60%, 5.00% / 12=0.60%)

CEA.  Commodity Exchange Act, as amended.

CFMA.  Commodity Futures Modernization Act of 2000.

CFTC.  Commodity Futures Trading Commission. An independent regulatory commission of the U.S. government empowered to regulate futures transactions and other commodity interest transactions under the CEA.

Clearing Broker.  Any person who engages in the business of effecting commodity interest transactions for the accounts of others or for its own account and who has been appointed by the general partner to act as a clearing broker on behalf of Grant Park.

Commodity.  Refers to goods, wares, merchandise, produce and in general everything that is bought and sold in commerce, including financial instruments that have been selected as appropriate vehicles for trading on various national and international exchanges or markets located in principal marketing and commercial areas.

Commodity Interest.  A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or other contract or transaction described in this prospectus the value of which is tied to an underlying commodity.

Correlation.  This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from −1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio’s performance.

Daily Price Fluctuation Limit.  The maximum permitted fluctuation (imposed by an exchange and approved by the CFTC) in the price of a futures contract or options on futures contract that can occur on an exchange on a given day in relation to the previous day’s settlement price. Such maximum permitted fluctuation is subject to change from time to time by the exchange. These limits generally are not imposed outside the U.S.

Delivery.  The process of satisfying a futures contract, option on a commodity or a forward contract by transferring ownership of a specified quantity and grade of a cash commodity to the purchaser thereof. Certain financial instrument contracts are not settled by delivery of the financial instrument, but rather are settled in cash.

Draw‑down.  A measure of losses experienced by the composite performance record from peak (high to valley (low). Draw‑downs are measured on the basis of month‑end net asset values only.

EFP.  Exchange for physical. An EFP transaction involves the spot purchase or sale of a commodity in conjunction with the offsetting sale or purchase of a corresponding futures contract involving the same or equivalent commodity, without making an open competitive trade on an exchange as permitted by exchange rules.

ERISA.  Employee Retirement Income Security Act of 1974, as amended.

ERISA Plan.  Employee benefit plan governed by ERISA.

FCM.  Futures commission merchant.

FINRA.  Financial Industry Regulatory Authority.

Forward Contract.  A contract relating to the purchase and sale of a commodity for delivery at a future date. It is distinguished from a futures contract in that it is not traded on an exchange, and in that it is not uniform and contains terms and conditions specifically negotiated by the parties.

Futures Contract.  A contract providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or for cash settlement. Such contracts are uniform for each commodity on each exchange and vary only with respect to price and delivery time. It is important to note that trading in futures contracts involves trading in contracts for future delivery of commodities and not the buying and selling of particular lots of commodities. A contract to buy or sell may be satisfied either by making or taking delivery of the commodity and payment or acceptance of the entire purchase price, or by offsetting the contractual obligation with a countervailing contract on the same or a linked exchange prior to delivery.

Hedge Fund Research, Inc. Equity Hedge Index (HFRI Equity Hedge Index).  The non‑investable index is comprised of Investment Managers who maintain positions both long and short in primarily equity and equity derivative securities. A wide variety of investment processes can be employed to arrive at an investment decision, including both quantitative and fundamental techniques; strategies can be broadly diversified or narrowly focused on specific sectors and can range broadly in terms of levels of net exposure, leverage employed, holding period, concentrations of market capitalizations and valuation ranges of typical portfolios. Hedge Equity managers would typically maintain at least 50%, and may in some cases be substantially or entirely invested in equities, both long and short.

Hedge Fund Research, Inc. Fund Weighted Composite Index (HFRI Fund Weighted Composite Index).  The Hedge Fund Research Institute’s Hedge Fund Weighed Composite Index is a global, equal-weighted non‑investable index comprised of over 2,000 single-manager funds that report to the HFR Database. Constituent funds report performance monthly in U.S. dollars net of all fees and have a minimum of $50 million under management or a 12 month track record of active performance.  The HFRI Fund Weighted Composite Index does not include Funds of Hedge Funds.

IRA.  Individual Retirement Account.

Long Contract.  A contract to accept delivery of (i.e., to buy) a specified amount of a commodity at a future date at a specified price.

Margin.  Good faith deposits with a clearing broker to assure fulfillment of a purchase or sale of a futures contract or, in certain cases, forward or option contract. Commodity interest margins do not usually involve the payment of interest. Original or initial margin is the minimum amount of funds that must be deposited by a commodity interest trader with the trader’s broker to initiate and maintain an open position in futures contracts. Maintenance margin is the amount (generally less than the original margin) to which a trader’s account may decline before the trader must deliver additional margin.

Margin Call.  A demand for additional funds after the initial good faith deposit required to maintain a customer’s account in compliance with the requirements of a particular exchange or a clearing broker.

Morgan Stanley Capital International Europe, Australasia, Far East Index (MSCI EAFE Index).  A capitalization‑weighted non‑investable index that is designed to measure the investment returns of developed economies outside of North America. The index includes publicly traded stocks from 22 countries that are divided into industry groups, with representative stocks selected from each industry group. Cross‑ownership is tracked to ensure that the market weight given each company is accurate.

MSCI U.S. REIT Index.  The MSCI US REIT Index is a free float‑adjusted market capitalization weighted non‑investable index that is comprised of equity REITs that are included in the MSCI US Investable Market 2500 Index, with the exception of specialty equity REITs that do not generate a majority of their revenue and income from real estate rental and leasing operations. The index represents approximately 85% of the US REIT universe.

NASAA.  North American Securities Administrators Association, Inc.

NASAA Guidelines.  The Guidelines for the Registration of Commodity Pool Programs imposed by NASAA.

NASDAQ Composite Index.  A non‑investable index that measures all NASDAQ domestic and non‑U.S. based common stocks listed on the NASDAQ Stock Market (currently over 3,000 companies). The index is market‑value weighted. This means that each company’s stock affects the index in proportion to its market value. The market value, the last sale price multiplied by total shares outstanding, is calculated throughout the trading day, and is related to the total value of the index.

Net Asset Value or NAV.  Net asset value as of a specified time with respect to any class of units or of Grant Park as a whole equals the value of the net assets attributable to such class or of Grant Park, as applicable, as of that time.

NFA.  National Futures Association. A self‑regulatory organization for commodity interest professionals.

Net Assets.  The total assets attributable to any class of units or of Grant Park, as applicable, including all cash, plus Treasury securities at accrued interest and the market value of all open commodity interest positions attributable to such class or of Grant Park, less all liabilities attributable to such class or of Grant Park, determined in accordance with generally accepted accounting principles (GAAP).

Net Asset Value per Unit.  Net asset value of a class of units divided by the aggregate number of units of such class outstanding.

Net Worth.  The excess of total assets over total liabilities as determined in accordance with GAAP. Net worth is determined exclusive of home, home furnishings and automobiles.

New Trading Profits.  The excess, if any, of the value of the trading advisor’s allocated net assets as of the end of a quarter over the value of the trading advisor’s allocated net assets as of the end of the most recent prior quarter in which an incentive fee was paid to the trading advisor.

Notional Funds.  The difference between the nominal size of an account as agreed between a trading advisor and the client and the actual amount of cash funds held in the client’s account at the clearing broker. Notional funds has the same meaning as notional equity.

Open Position.  A contractual commitment arising under a commodity interest contract that has not been extinguished by an offsetting trade or by delivery.

Option.  A contract giving the purchaser the right, as opposed to the obligation, to acquire or to dispose of the commodity, futures contract or forward contract underlying the option.

Organization and Offering Expenses.  All expenses incurred by Grant Park in connection with and in preparing any class of units for registration and subsequently offering and distributing the units to the public, including, but not limited to, total selling agent, underwriting and brokerage discounts and commissions (including fees of the selling agent’s or underwriter’s attorneys), expenses for printing, engraving, mailing, salaries of the general partner’s employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of the units under federal and state law, including taxes and fees, accountants’ and attorneys’ fees, to the extent applicable.

Person.  Any natural person, partnership, corporation, association or other legal entity.

Pit Brokerage Fees.  Includes floor brokerage, clearing fees, NFA fees and exchange fees.

Pyramiding.  A method of using all or a part of an unrealized profit in a commodity interest contract position to provide margin for any additional commodity interest contracts of the same or related commodities.

Round‑turn Transaction.  The process of opening an investment in a commodity interest by taking a position together with the process of closing out that investment by undertaking an offsetting transaction.

Round‑Turns per Million.  Measures the frequency with which a trading advisor initiates and subsequently closes out a market position on an average million‑dollar account.

SEC.  Securities and Exchange Commission.

Selling Agent.  Any broker‑dealer that is engaged by the general partner to offer and sell the units to prospective investors. Currently, Grant Park’s lead selling agent is DCM Brokers, LLC. The general partner may engage additional selling agents.

Settlement Price.  The closing price for futures contracts in a particular commodity established by the clearing organization or exchange after the close of each day’s trading.

Sharpe Ratio.  A return/risk measure developed by William Sharpe. Return (numerator) is defined as the incremental average return of an investment over the risk free rate. Risk (denominator) is defined as the standard deviation of the investment returns.

Short Contract.  A contract to make delivery of (i.e., to sell) a specified amount of a commodity at a future date at a specified price.

Speculative Position Limit.  The maximum number of speculative futures or option contracts in any one commodity (on one contract market), imposed by the CFTC or a U.S. futures exchange, that can be held or controlled at one time by one person or a group of persons acting together. These limits generally are not imposed for trading on markets or exchanges outside the U.S.

Sponsor.  Any person directly or indirectly instrumental in organizing Grant Park or any person who will manage or participate in the management of Grant Park, including any clearing broker who pays any portion of the organization and offering expenses of Grant Park, and the general partner and any other person who regularly performs or selects the persons who performs service for Grant Park. The term “sponsor” does not include wholly independent third parties such as any attorneys, accountants, selling agents and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term “sponsor” shall be deemed to include its affiliates. Grant Park’s sole sponsor is Dearborn Capital Management, L.L.C.

Spot Contract.  A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a specific commodity, usually with a two‑day settlement. Spot contracts are not uniform and are not exchange traded.

Spread or Straddle.  A trading strategy involving the simultaneous buying and selling of contracts on the same commodity interest but involving different delivery dates or markets and in which the trader expects to earn a profit from a widening or narrowing of the difference between the prices of the two contracts.

Standard & Poor’s 500 Total Return Index (S&P 500 Index).  A weighted index consisting of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity and stability. The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy. The Total Return calculation includes the price‑plus‑gross cash dividend return.

Standard Deviation.  Standard deviation measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

Swap Contract.  A transaction that generally involves contracts with a counterparty to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Swap contracts generally are not uniform and not exchange traded.

Time Horizon.  Refers to the average trading length of a market position held in the trading advisor’s system.

Trading Advisor.  Any person who for consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase or sale of commodity interests and who has been appointed to act as a trading advisor for Grant Park.

Unrealized Profit or Loss.  The profit or loss that would be realized on an open position if it were closed out at the current settlement price.

Valuation Date.  The date as of which the net assets of any class of units or of Grant Park are determined.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The general partner will continue to advance Grant Park’s organization and offering expenses, as described in the prospectus, for which it will be reimbursed by Grant Park in monthly installments throughout the offering period at a rate of up to 1.0% per annum of the average month‑end net assets of Grant Park. Offering expenses related to the initial offering and the continuing offering prior to the date of the prospectus included in this Registration Statement have been incurred. Such expenses are not reflected in the figures below. Grant Park has borne, and will continue to bear, all ongoing operating expenses subject to a maximum charge for such expenses of 0.25% of the average net assets of Grant Park per year. The following is an estimate of the offering expenses for the next twelve‑month period:

Amount
Blue Sky expenses	$70,000
Accountants’ fees and expenses	30,000
Legal fees and expenses	200,000
Printing expenses	100,000
Miscellaneous expenses	150,000
Total	$550,000

Item 14.  Indemnification of Directors and Officers

Article X of the registrant’s Third Amended and Restated Limited Partnership Agreement (attached as Appendix A to the prospectus which forms a part of this Registration Statement) provides that the registrant will indemnify and hold harmless the general partner and its members, directors, officers, employees and agents from and against any loss, expense or other liability (including reasonable attorneys’ fees and expenses) incurred by them by reason of any act performed or omission by them on behalf of the registrant, provided that: (1) the general partner has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the registrant, (2) the general partner was acting on behalf of, or performing services for, the registrant, and (3) the loss or liability was not the result of negligence or misconduct by the general partner or its affiliates. Grant Park may only advance funds to the general partner and/or its members, directors, officers, employees and agents under this indemnity if (a) the legal action relates to acts or omissions relating to the performance of duties or services on behalf of Grant Park, (b) the legal action is initiated by someone other than a limited partner, or if initiated by a limited partner, the court approves the advance, and (c) the general partner and/or its members, directors, officers, employees and agents, as the case may be, agree to reimburse Grant Park for the amount of the advance plus interest if the legal action is subsequently deemed not to give rise to indemnification. Any indemnification of the general partner is recoverable only from the assets of the registrant and not from the limited partners. Nevertheless, the registrant shall not indemnify the general partner for any loss, expense or other liability arising from an a306lleged violation of federal or state securities laws unless the indemnification complies with the requirements for indemnification set forth in the NASAA Guidelines.

No indemnity by the registrant will increase the liability of any limited partner beyond the amount of the limited partner’s capital contribution and profits, if any, in the registrant.

Item 15.  Recent Sales of Unregistered Securities

Not applicable.

Item 16.  Exhibits and Financial Statement Schedules

(a)Exhibits

Exhibit Number	Description
1.1	Form of Selling Agreement among the registrant, Dearborn Capital Management, L.L.C. and the lead selling agents.(1)
3.1	Third Amended and Restated Limited Partnership Agreement of the registrant (attached to the prospectus as Appendix A).
3.2	Certificate of Limited Partnership of the registrant.(2)
5.1	Opinion of Vedder Price P.C. relating to the legality of the units being offered.(3)
8.1	Opinion of Vedder Price P.C. with respect to federal income tax consequences.*
10.1	Form of Advisory Contract among the registrant, Dearborn Capital Management, L.L.C., the trading advisor and the trading company.(1)
10.2	Subscription Agreement and Power of Attorney (attached to the prospectus as Appendix B).
10.3	Request for Redemption Form (attached to the prospectus as Appendix D).
10.4	Operating Agreement of GP Cash Management, LLC.(4)
10.5	Form of member LLC operating agreement governing each trading company.(1)
23.1	Consent of RSM US LLP.(5)
23.2	Consent of Vedder Price P.C.*
23.3	Consent of Vedder Price P.C. (included in Exhibit 8.1).
101.1

The following financial statements formatted in XBRL (eXtensible Business Reporting Language); (i) Consolidated Statements of Financial Condition; (ii) Consolidated Condensed Schedule of Investments; (iii) Consolidated Statements of Operations; (iv) Consolidated Statements of Changes in Partners’ Capital (Net Asset Value); and (v) Notes to Consolidated Financial Statements.

*     Previously filed.

(1)	Previously filed as an exhibit to Pre‑Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S‑1 (File No. 333‑153862) and incorporated herein by reference.
(2)	Filed as an exhibit to the Registrant’s Registration Statement on Form S‑1 (File No. 333‑104317) and incorporated herein by reference.
(3)	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-179641) and incorporated herein by reference.
(4)	Previously filed as an exhibit to Pre‑Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S‑1 (File No. 333‑153862) and incorporated herein by reference.
(5)	Filed herewith.

(b)Financial Statement Schedules

Financial statement schedules are either not applicable or the required information is included in the financial statements and footnotes related thereto.

Item 17.  Undertakings

(i)	The registrant hereby undertakes:
(i) To file, during any period in which offers or sales are being made, a post‑effective amendment to this registration statement:
(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post‑ effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post‑effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii) To remove from registration by means of a post‑effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(iv) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(v) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;
(2) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;
(3) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and
(4) Any other communication that is an offer in the offering made by the registrant to the purchaser.

(vi) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(vii) That, for the purpose of determining any liability under the Securities Act of 1933, each post‑effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(ii) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant had been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

In addition, pursuant to Section 20 of Industry Guide 5—Undertakings, the registrant hereby undertakes:

• that all post‑effective amendments to the registration statement will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post‑effective amendments are filed

• to send to each Limited Partner at least on an annual basis a detailed statement of any transactions with the General Partner or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the General Partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on July 12, 2018.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
By:	Dearborn Capital Management, L.L.C. its general partner
By:	/s/ David M. Kavanagh

David M. Kavanagh President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in their capacities as officers of Dearborn Capital Management, L.L.C., the general partner of the registrant, on July 12, 2018.

Signature	Title
/s/ David M. Kavanagh	President (principal executive officer)
David M. Kavanagh

/s/ Maureen O’Rourke	Chief Financial Officer (principal financial and accounting officer)
Maureen O’Rourke

/s/ Patrick J. Meehan	Chief Operating Officer

Patrick J. Meehan